UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

BENEFITFOCUS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

100 Benefitfocus Way

Charleston, South Carolina 29492

December 19, 2022

Dear Benefitfocus Stockholders,

You are cordially invited to attend a special meeting of the stockholders of Benefitfocus, Inc. (the “Company” or “Benefitfocus”) to be held on January 20, 2023 at 10:00 a.m. Eastern time (the “Special Meeting”) at our offices located at 215 Benefitfocus Way, Charleston, South Carolina 29492, subject to any adjournments or postponements thereof.

At the Special Meeting, you will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2022, as amended and restated by the Amended and Restated Agreement and Plan of Merger on December 19, 2022 (as may be further amended or modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Benefitfocus, Voya Financial, Inc. (“Voya”) and Origami Squirrel Acquisition Corp (“Merger Sub”). Subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into Benefitfocus (the “Merger”) and Benefitfocus will survive the Merger as a wholly owned subsidiary of Voya.

Also on November 1, 2022, the Company, Voya and Merger Sub entered into support agreements with each of BuildGroup, LLC, a Company stockholder (“BG,” and such agreement, the “BG Support Agreement”), and Indaba Capital Management, L.P., a Company stockholder (“Indaba,” and such agreement, the “Indaba Support Agreement,” and, together with the BG Support Agreement, the “Support Agreements”), pursuant to which each of BG and Indaba has agreed to, among other things, vote its shares of Company capital stock in favor of the adoption of the Merger Agreement, not vote its shares of Company capital stock for any alternative proposal or any other transaction, proposal, agreement, or action made in opposition to the adoption of the Merger Agreement or in competition or inconsistent with the Merger, not exercise any appraisal rights under Section 262 of the General Corporation Law of the State of Delaware and not transfer its shares of Company capital stock (subject to certain exceptions). As of the close of business on December 14, 2022, there were 3,963,694 shares of Benefitfocus common stock, par value $0.001 per share (“Common Stock”), and 1,777,778 shares of Benefitfocus series A convertible preferred stock, par value $0.001 per share (“Preferred Stock”), convertible into 5,333,334 shares of Common Stock, subject to the Support Agreements. The Preferred Stock, together with the shares of Common Stock subject to the Support Agreements, represent approximately 23.4% of the outstanding voting power of Company capital stock as of December 14, 2022. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on December 16, 2022, the record date for the Special Meeting.

If the Merger is completed, our common stockholders will have the right to receive $10.50 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock, other than Excluded Shares (as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the Merger (the “Effective Time”), which represents a premium of approximately 49% over the $7.05 per share closing trading price of our Common Stock on October 31, 2022, the last trading day prior to the date of the announcement of the Merger Agreement, and a premium of approximately 65% over the 30-day volume weighted average price (“VWAP”) of $6.36 per share for the 30-day period ended October 31, 2022. If the Merger is completed, our preferred stockholders will have the right to receive $47.25 in cash, plus accumulated and unpaid dividends to, but not including, the date the Merger is completed, without interest and subject to any applicable withholding taxes, for each share of Preferred Stock that they own immediately prior to the Effective Time.

Our Common Stock is listed on Nasdaq Global Market (“NASDAQ”) under the symbol “BNFT.” The closing price of our Common Stock on NASDAQ on December 14, 2022, the most recent practicable date prior to the date of the accompanying proxy statement, was $10.42 per share.

The board of directors of Benefitfocus (the “Board”) has reviewed and considered the terms and conditions of the Merger and unanimously (i) approved the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement, (ii) declared advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determined that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Benefitfocus and its stockholders (other than Excluded Shares that are not Dissenting Shares (as defined in the accompanying proxy statement)), (iv) resolved to recommend that the Company’s stockholders entitled to vote adopt the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption. The Board made its determination after considering a number of factors more fully described in the accompanying proxy statement. Approval of the proposal to adopt the Merger Agreement (the “Merger Proposal”) requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon at the Special Meeting. The Board unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement.

At the Special Meeting, stockholders will also be asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to certain of Benefitfocus’s named executive officers by Benefitfocus based on or otherwise relating to the Merger (the “Named Executive Officer Merger-Related Compensation Proposal”), as required by the rules adopted by the U.S. Securities and Exchange Commission (“SEC”). Approval of the Named Executive Officer Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting. The Board unanimously recommends that you vote “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

The Board is soliciting your proxy to ensure that a quorum is present, and that your shares are represented and voted, at the Special Meeting and any postponement or adjournment thereof.

If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

The Merger cannot be completed unless Benefitfocus stockholders adopt the Merger Agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Special Meeting. If you attend the Special Meeting and vote in person during the meeting, your vote by ballot will revoke any proxy previously submitted. If you are a stockholder of record and you do not sign and return your proxy or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists.

If you are the beneficial owner of shares held in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Your broker, bank and other nominee will not be permitted to vote those shares on either of the two proposals described in this proxy statement. This will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists.

The obligations of Benefitfocus, Voya and Merger Sub to complete the Merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Benefitfocus, the Special Meeting, the Merger Agreement, the Merger, the Support Agreements, the proposals

-ii-

that stockholders are being asked to approve and related matters. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. A copy of the BG Support Agreement is attached as Annex B to the accompanying proxy statement and incorporated therein by reference. A copy of the Indaba Support Agreement is attached as Annex C to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the proxy statement carefully and in its entirety, including the Merger Agreement, the Support Agreements and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about Benefitfocus from documents we have filed or furnished with the SEC.

If you have any questions or need assistance voting your shares of our Common Stock or Preferred Stock, please contact Okapi Partners LLC, our proxy solicitor, by calling (212) 297-0720, or toll-free at (855) 305-0855, or via email at info@okapipartners.com.

Sincerely,

Douglas A. Dennerline
Chairman of the Board

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the Merger, passed upon the merits of the Merger Agreement or the Merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated December 19, 2022 and, together with the enclosed form of proxy card, is first being mailed on or about December 19, 2022 to Benefitfocus stockholders of record who owned shares of Common Stock or Preferred Stock as of the close of business on December 16, 2022.

-iii-

100 Benefitfocus Way

Charleston, South Carolina 29492

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	Notice is hereby given that a special meeting of stockholders (the “Special Meeting”) of Benefitfocus, Inc. (the “Company” or “Benefitfocus”) will be held on January 20, 2023 at 10:00 a.m. Eastern Time at our offices located at 215 Benefitfocus Way, Charleston, South Carolina 29492.

ITEMS OF BUSINESS	The Special Meeting will be held for the following purposes:

•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2022, as amended and restated by the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2022 (as may be further amended or modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Benefitfocus, Voya Financial, Inc. (“Voya”) and Origami Squirrel Acquisition Corp (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Benefitfocus (such merger, the “Merger” and such proposal, the “Merger Proposal”) and Benefitfocus will survive the Merger as a wholly owned subsidiary of Voya; a copy of the Merger Agreement is attached to the accompanying proxy statement as Annex A thereto and is incorporated therein by reference;

•

To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Benefitfocus to certain of its named executive officers that is based on or otherwise relates to the Merger (the “Named Executive Officer Merger-Related Compensation Proposal”); and

•	To transact such other business as may properly be brought before the Special Meeting, by or at the direction of the Benefitfocus board of directors (the “Board”).

The Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement are described more fully in the accompanying proxy statement, and we urge you to read each of the accompanying proxy statement and Merger Agreement carefully and in its entirety.

RECORD DATE AND SHARES ENTITLED TO VOTE

Only holders of record of our common stock, par value $0.001 per share (“Common Stock”), and holders of record of our series A convertible preferred stock, par value $0.001 per share (“Preferred Stock”), at the close of business on December 16, 2022 (the “Record Date”), are entitled to notice of, and to vote at, the Special Meeting and at any adjournment and postponement thereof. Each share of Common Stock will be entitled to one vote on each matter properly brought before the Special Meeting. Each share of Preferred Stock

-i-

will be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock are convertible. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon at the Special Meeting. Approval of the Named Executive Officer Merger-Related Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting.

VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. Because stockholders cannot take any action at the Special Meeting unless a majority of the shares of our capital stock issued and outstanding and entitled to vote thereat is represented, it is important that you attend the Special Meeting or are represented by proxy at the Special Meeting. The Board is soliciting your proxy to ensure that a quorum is present, and that your shares are represented and voted, at the Special Meeting. For information on submitting your proxy over the Internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person during the Special Meeting, information on revoking your proxy prior to the Special Meeting is also provided.

RECOMMENDATIONS	The Board unanimously recommends that you vote:

•	“FOR” the Merger Proposal; and

•	“FOR” the Named Executive Officer Merger-Related Compensation Proposal.

APPRAISAL	Stockholders who do not vote in favor of the Merger Proposal and who deliver a demand for appraisal before the vote is taken on the Merger Agreement and comply with all the requirements of Delaware law, including Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), which are summarized in the accompanying proxy statement, will be entitled to rights of appraisal to obtain the “fair value” of their shares of the Company. Section 262 of the DGCL is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AND PREFERRED STOCK OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE

-ii-

SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR ATTEND THE SPECIAL MEETING AND VOTE IN PERSON DURING THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form provided by your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals to be considered at the Special Meeting without your instructions. If your shares are held by a broker, bank or other nominee and you wish to vote in person during the Special Meeting, you must bring to the Special Meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person during the Special Meeting. Please also bring to the Special Meeting your account statement evidencing your beneficial ownership of Common Stock or Preferred Stock as of the Record Date. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES OR IF YOU WISH TO VOTE IN PERSON AND DO NOT OBTAIN A PROXY FROM YOUR BROKER, BANK OR OTHER NOMINEE OR YOU DO NOT ATTEND THE SPECIAL MEETING AND VOTE IN PERSON DURING THE SPECIAL MEETING, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL.

You may revoke your proxy at any time before the vote at the Special Meeting by following the procedures outlined in the accompanying proxy statement.

The proxy statement of which this notice forms a part provides a detailed description of the Merger, the Merger Agreement, the Support Agreements, the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal, and provides specific information concerning the Special Meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the Merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Common Stock or Preferred Stock, please contact Okapi Partners LLC, our proxy solicitor, by calling (212) 297-0720, or toll-free at (855) 305-0855, or via email at info@okapipartners.com.

By Order of the Board of Directors,

Douglas A. Dennerline
Chairman of the Board

December 19, 2022

-iii-

-i-

		Page
Governing Law and Venue		121
Specific Performance		121
Support Agreements		121
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2)		124
MARKET PRICES OF COMMON STOCK		125
Market Information		125
Holders		125
Dividends		125
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		126
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER		128
U.S. Holders		129
Non-U.S. Holders		129
Information Reporting and Backup Withholding		130
FUTURE STOCKHOLDER PROPOSALS		132
MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS		133
WHERE YOU CAN FIND MORE INFORMATION		134
Annex A	Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2022, by and among Benefitfocus, Inc., Voya Financial, Inc. and Origami Squirrel Acquisition Corp	A-1
Annex B	Support Agreement, dated November 1, 2022, by and among Voya Financial, Inc., Origami Squirrel Acquisition Corp, Benefitfocus, Inc. and BuildGroup, LLC	B-1
Annex C	Support Agreement, dated November 1, 2022, by and among Voya Financial, Inc., Origami Squirrel Acquisition Corp, Benefitfocus, Inc. and Indaba Capital Management, L.P.	C-1
Annex D	Opinion of Barclays Capital Inc., dated as of November 2, 2022	D-1

-ii-

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and might not contain all the information that is important to you with respect to the Merger and the other matters being considered at a special meeting of our stockholders to be held on January 20, 2023 at 10:00 a.m. Eastern time (the “Special Meeting”) at our offices located at 215 Benefitfocus Way, Charleston, South Carolina 29492. We urge you to read carefully the entirety of the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Benefitfocus, see the section entitled “Where You Can Find More Information,” beginning on page 134 of this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “Benefitfocus,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to Benefitfocus, Inc., a Delaware corporation, including, in certain cases, our subsidiaries; all references to “Voya” refer to Voya Financial, Inc., a Delaware corporation; all references to “Merger Sub” refer to Origami Squirrel Acquisition Corp, a Delaware corporation and a wholly owned subsidiary of Voya that exists solely for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement; all references to “Common Stock” refer to the common stock, par value $0.001 per share, of Benefitfocus; all references to “Preferred Stock” refer to the series A convertible preferred stock, par value $0.001 per share, of Benefitfocus; all references to the “Board” refer to the board of directors of Benefitfocus; all references to the “Merger” refer to the merger of Merger Sub with and into Benefitfocus, with Benefitfocus surviving as a wholly owned subsidiary of Voya; unless otherwise indicated or as the context otherwise requires, all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of November 1, 2022, as amended and restated on December 19, 2022 by the Amended and Restated Agreement and Plan of Merger, by and among Benefitfocus, Voya and Merger Sub, as may be further amended or modified from time to time in accordance with its terms, a copy of which is attached as Annex A to this proxy statement and which is incorporated by reference herein; all references to “the date of the Merger Agreement” and “execution of the Merger Agreement” refer to November 1, 2022, the date that the original Merger Agreement was signed, unless context otherwise requires; all references to the “BG Support Agreement” refer to the Support Agreement, dated as of November 1, 2022, by and among Benefitfocus, Voya, Merger Sub and BuildGroup, LLC, a Delaware limited liability company and Company stockholder (“BG”), as may be amended or modified from time to time in accordance with its terms, a copy of which is attached as Annex B to this proxy statement and which is incorporated by reference herein; all references to the “Indaba Support Agreement” refer to the Support Agreement, dated as of November 1, 2022, by and among Benefitfocus, Voya, Merger Sub and Indaba Capital Management L.P., a Delaware limited partnership and Company stockholder (“Indaba”), as may be amended or modified from time to time in accordance with its terms, a copy of which is attached as Annex C to this proxy statement and which is incorporated by reference herein; all references to the “Support Agreements” refer to the BG Support Agreement and the Indaba Support Agreement; all references to the “Excluded Shares” refer to (i) shares of Common Stock owned by Voya, Merger Sub or any other wholly owned subsidiary of Voya or owned by the Company or any of its wholly owned subsidiaries and that are not held on behalf of third parties and (ii) Dissenting Shares; all references to the “Dissenting Shares” refer to shares of Common Stock or Preferred Stock issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) the holders of which did not vote in favor of the adoption of the Merger Agreement, have validly demanded appraisal pursuant to Section 262 of the Delaware General Corporation Law (the “DGCL”) and have not effectively withdrawn or otherwise waived or lost such right to appraisal under Section 262 of the DGCL. Benefitfocus, following the completion of the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

Introduction

On November 1, 2022, Benefitfocus agreed to be acquired by Voya pursuant to the Merger Agreement. If the Merger is completed, our common stockholders will have the right to receive $10.50 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock (the “Per Share Common

Stock Merger Consideration”), other than Excluded Shares, that they own immediately prior to the Effective Time, and our preferred stockholders will have the right to receive $47.25 in cash, plus accumulated and unpaid dividends to, but not including, the date the Merger is completed, without interest and subject to any applicable withholding taxes, for each share of Preferred Stock that they own immediately prior to the Effective Time (the “Per Share Preferred Stock Merger Consideration” and, together with the Per Share Common Stock Merger Consideration, the “Per Share Merger Consideration”). Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon at the Special Meeting. This proxy statement is dated December 19, 2022 and is first being mailed on or about December 19, 2022 to our stockholders, as of the close of business on December 16, 2022, in connection with the solicitation of proxies by our Board for use at the Special Meeting to be held at our offices located at 215 Benefitfocus Way, Charleston, South Carolina 29492, subject to any adjournment or postponements thereof, to vote to approve the Merger Agreement and certain other related proposals.

The Parties to the Merger Agreement

Benefitfocus (see page 33)

Benefitfocus is an industry-leading, cloud-based benefits administration technology company committed to helping organizations, and the people we serve, get the most out of their healthcare and benefits programs. Through exceptional service and innovative SaaS solutions, Benefitfocus aims to be the safest set of hands for our customers helping to simplify the complexity of benefits administration while delivering an experience that engages people and unlocks the potential for better health and improved outcomes. Benefitfocus’s mission is simple: to improve lives with benefits.

Our Common Stock is traded on Nasdaq Global Market (“NASDAQ”) under the symbol “BNFT.” Benefitfocus’s headquarters are located at 100 Benefitfocus Way, Charleston, South Carolina 29492, and our phone number is (843) 849-7476. Our website address is www.benefitfocus.com.

The information provided on our website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to Benefitfocus’s website provided in this proxy statement. Additional information about Benefitfocus is contained in our public filings with the U.S. Securities and Exchange Commission (the “SEC”), certain of which filings are incorporated by reference herein. For further information, see the section entitled “Where You Can Find More Information,” beginning on page 134 of this proxy statement.

Voya Financial, Inc. (see page 33)

Voya is a leading retirement, investment and employee benefits company providing complementary solutions to improve the financial outcomes of approximately 14.3 million customers, workplace participants and institutions in the United States as of December 31, 2021. Voya’s approximately 6,000 employees (as of December 31, 2021) are focused on executing its mission to make a secure financial future possible—one person, one family and one institution at a time. Through Voya’s complementary set of businesses, Voya helps its customers save, grow, protect and enjoy their wealth to and through retirement. Voya offers its products and services through a broad group of financial intermediaries, independent producers, affiliated advisors and dedicated sales specialists throughout the United States.

Voya’s common stock is listed on the New York Stock Exchange under the symbol “VOYA.” The principal executive office of Voya is located at 230 Park Avenue, New York, New York 10169, and its telephone number is 212-309-8200. Voya’s website address is www.voya.com. The information provided on Voya’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to Voya’s website provided in this proxy statement.

Merger Sub (see page 33)

Merger Sub is a Delaware corporation that was formed solely for the purposes of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement. Merger Sub is a direct, wholly owned subsidiary of Voya and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist and Benefitfocus will survive the Merger as a wholly owned subsidiary of Voya.

The principal executive office of Merger Sub is located at 230 Park Avenue, New York, New York 10169, and its telephone number is (212) 309-8200.

The Special Meeting

Date, Time and Place (see page 34)

The Special Meeting of Benefitfocus stockholders is scheduled to be held on January 20, 2023 at 10:00 a.m. Eastern time at our offices located at 215 Benefitfocus Way, Charleston, South Carolina 29492, subject to any adjournments or postponements thereof.

Purpose of the Special Meeting (see page 34)

The Special Meeting is being held in order to consider and vote on the following proposals:

•	To adopt the Merger Agreement (the “Merger Proposal”).

•

To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Benefitfocus to certain of its named executive officers that is based on or otherwise relates to the Merger (the “Named Executive Officer Merger-Related Compensation Proposal”).

Stockholders may also be asked to transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors more fully described in this proxy statement, the Board unanimously (i) approved the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement, (ii) declared advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determined that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Benefitfocus and its stockholders (other than Excluded Shares that are not Dissenting Shares), (iv) resolved to recommend that the Company’s stockholders entitled to vote adopt the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption. The Board made its determination after considering a number of factors more fully described in this proxy statement.

The Board unanimously recommends that you vote “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Benefitfocus stockholders must vote to approve the Merger Proposal as a condition for the Merger to occur. If the Benefitfocus stockholders fail to approve the Merger Proposal by the requisite vote, the Merger will not occur.

Record Date; Stockholders Entitled to Vote (see page 35)

Only holders of record of Common Stock and Preferred Stock at the close of business on December 16, 2022, the record date for the Special Meeting (the “Record Date”), will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. Holders of record of Common Stock are entitled to one vote for each share of Common Stock they own of record at the close of business on the Record Date. Holders of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holder would be convertible into (subject to a 19.9% beneficial ownership limitation). The holders of Preferred Stock have the right to vote (on an as-converted basis) together with the holders of our Common Stock as a single class for the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal. At the close of business on December 14, 2022, 34,478,535 shares of Common Stock were issued and outstanding, held by approximately 35 holders of record, and 1,777,778 shares of Preferred Stock were issued and outstanding, convertible into 5,333,334 shares of Common Stock, held by BG, the holder of record. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Quorum (see page 35)

Under our bylaws, the presence at the Special Meeting, in person or by proxy, of the holders of record of a majority of the issued and outstanding shares of capital stock entitled to vote at the Special Meeting will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. Failure of a quorum to be represented at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject Benefitfocus to additional expense.

If you attend the Special Meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the Internet, even if you abstain from voting, your shares of Common Stock and Preferred Stock will be counted for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present at the Special Meeting or additional votes must be solicited to adopt the Merger Agreement, the meeting may be adjourned or postponed in order to solicit additional proxies.

Required Vote (see page 35)

The proposals to be voted on at the Special Meeting require the following votes:

•

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon at the Special Meeting (the “Requisite Company Vote”).

•

Approval of the Named Executive Officer Merger-Related Compensation Proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting.

Voting at the Special Meeting (see page 37)

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record” and you can vote your shares of Common Stock or Preferred Stock in the following four ways:

(i)	by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you;

(ii)	by submitting your proxy by telephone by dialing the toll-free number shown on your proxy card;

(iii)	by submitting your proxy over the Internet by going to the website shown on your proxy card; or

(iv)	by attending the Special Meeting and voting your shares in person during the Special Meeting.

Even if you plan to attend the Special Meeting, we encourage you to submit a proxy in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Special Meeting.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to the information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the Special Meeting unless they have a “legal proxy,” executed in their favor, from the stockholder of record (broker, bank or other nominee) giving them the right to vote the shares at the Special Meeting.

You may revoke your proxy at any time prior to the vote at the Special Meeting by (i) submitting a later dated proxy (including a proxy submitted through the internet at www.proxyvote.com, by telephone or by proxy card); (ii) notifying our Corporate Secretary at Benefitfocus, Inc., Attn: Corporate Secretary, 100 Benefitfocus Way, Charleston, South Carolina 29492 that you are revoking your proxy; or (iii) voting in person at the Special Meeting. If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy in person at the Special Meeting if you obtain a “legal proxy,” executed in your favor, from the stockholder of record (broker, bank or other nominee) giving you the right to vote the shares at the Special Meeting.

We recommend that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the Special Meeting, to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed. Attendance at the Special Meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of Common Stock or Preferred Stock to be voted.

Abstentions and Broker Non-Votes (see page 36)

At the Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists.

Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under applicable stock exchange rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to either of the two proposals described in this proxy statement, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then such shares will not be voted or counted as present in person or by proxy at the Special Meeting. Under applicable stock exchange rules, such shares are not permitted to be voted by the broker, bank or other nominee on either of the two proposals described in this proxy statement. As the vote to approve the Merger Proposal is based on the total number of outstanding shares of our Common Stock and Preferred Stock (voting as a single class with the shares of our Common Stock, on an as-converted basis) entitled to vote thereon at the Special Meeting at the close of business on the Record Date, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, which is non-binding and, assuming that a quorum exists, requires only the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting.

For further information, see the sections entitled “The Special Meeting—Required Vote” and “The Special Meeting—Failure to Vote Record Shares,” beginning on pages 35 and 36, respectively, of this proxy statement.

Solicitation of Proxies (see page 38)

The Board is soliciting your proxy, and Benefitfocus will bear the cost of soliciting proxies. Benefitfocus has engaged Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies. Okapi will be paid approximately $25,000. Benefitfocus will reimburse Okapi for reasonable out-of-pocket expenses and will indemnify Okapi and its affiliates against certain claims, liabilities, losses, damages and expenses. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Common Stock and Preferred Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi or, without additional compensation, by certain of Benefitfocus’s directors, officers and employees.

Adjournment (see page 38)

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Pursuant to the Company’s bylaws, approval of the adjournment of the Special Meeting does not require a vote of the holders of the Company capital stock entitled to vote. Any meeting of stockholders may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under our bylaws by the chairman of the Board or the chairman’s delegate, subject to certain limitations on the Company’s ability to adjourn or postpone the Special Meeting set forth in the Merger Agreement.

The Merger

The rights and obligations of the parties to the Merger Agreement are governed by the specific terms and conditions of the Merger Agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the Merger Agreement and the Merger is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. We encourage you to read the Merger Agreement carefully and in its entirety because it is the principal legal agreement that governs the Merger.

Structure of the Merger (see page 40)

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Benefitfocus, the separate corporate existence of Merger Sub will cease, and Benefitfocus will continue as the Surviving Corporation and a wholly owned subsidiary of Voya, and the separate corporate existence of Benefitfocus will continue unaffected by the Merger. The Merger will have the effects set forth in the Merger Agreement and the relevant provisions of the DGCL.

Merger Consideration (see page 40)

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be automatically cancelled and will cease to exist, and each holder of such shares will cease to have any rights with respect thereto, except the right to receive the Per Share Common Stock Merger Consideration. Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares), will be automatically cancelled and will cease to exist, and each holder of such shares will cease to have any rights with respect thereto, except the right to receive the Per Share Preferred Stock Merger Consideration.

Treatment of Company Equity Awards (see page 40)

At the Effective Time, Company Equity Awards (as defined below) outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

•

each option (each, a “Company Option”) to purchase shares of Common Stock granted under the Benefitfocus Third Amended and Restated 2012 Stock Plan (the “Plan”) that is outstanding and vested as of immediately prior to the Effective Time will be cancelled, and each holder of such Company Options will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Per Share Common Stock Merger Consideration over (B) the exercise price per share of Common Stock of such Company Option, less applicable taxes required to be withheld with respect to such payment, provided that any Company Option which has an exercise price equal to or greater than the Per Share Common Stock Merger Consideration will be cancelled at the Effective Time for no consideration;

•

each Company Equity Award (other than a Company Option) that (i) was granted in 2019 or 2020 to a Company employee who remains employed by the Company as of immediately prior to the Effective Time (each a “Pre-2021 Equity Award”), (ii) is an outstanding Company Retention RSU or Company Retention Restricted Share (as defined below) that will vest upon the consummation of the Merger (each, a “Specified Company Retention Award”) and (iii) is a Company RSU granted pursuant to Benefitfocus’s Own It equity program (each, a “Specified Company RSU” and together with the Specified Company Retention Award and the Pre-2021 Equity Award, a “Specified Award”) that is unvested and outstanding as of immediately prior to the Effective Time, will be cancelled, and each holder of such Specified Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Specified Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment, provided that with respect to a Specified Award that is a Company Time-Vesting PRSU or Company Performance Restricted Share (each, as defined below), the number of shares of Common Stock subject to such Specified Award will be the number of shares of Common Stock earned for the applicable performance period pursuant to the terms of such Company Time-Vesting PRSU or Company Performance Restricted Share;

•

each (A) outstanding restricted stock unit granted under the Plan (each, a “Company RSU”) that is not a Specified Award (including, for the avoidance of doubt, any transaction-related retention restricted stock units (“Company Retention RSUs”)) and (B) performance stock unit which has been earned for the applicable performance period (which performance period has ended prior to the date on which the closing of the Merger occurs (the “Closing Date”)) and which is only subject to time-based vesting as of the Closing Date of the Merger (each, a “Company Time-Vesting PRSU”), in each of (A) and (B), that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a restricted stock unit (a “Voya RSU”) covering a number of shares of common stock of Voya, par value $0.01 per share (the “Voya Common Stock”) (rounded down to the nearest whole number), equal to the product of (i) the number of shares of Common Stock subject to such Company RSUs immediately prior to the Effective Time, multiplied by (ii) the quotient, rounded to four decimal places, of (a) the Per Share Common Stock Merger Consideration, divided by (b) the 10-day VWAP of Voya Common Stock for the 10-day trading period ending on the second to last trading day prior to the Closing Date (the “Equity Award Exchange Ratio”). Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company RSUs immediately prior to the Effective Time;

•

each performance stock unit granted under the Plan other than a Company Time-Vesting PRSU (each, a “Company PRSU”) that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company PRSUs immediately prior to the Effective Time based on target performance, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company PRSUs immediately prior to the Effective Time;

•

each Company RSU and Company PRSU that is outstanding as of immediately prior to the Effective Time and held by a non-employee director or consultant of the Company or by any employee who is not an employee that continues to remain employed with the Company or any of its subsidiaries at the Effective Time (a “Continuing Employee”) will be cancelled, and each holder of such Company Equity Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Equity Award immediately prior to the Effective Time (with respect to each Company PRSU, based on target performance), multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment; and

•

each outstanding restricted stock award granted under the Plan (each, a “Company Restricted Share”), including any Company Restricted Shares granted in replacement of a Company Retention RSU (each, a “Company Retention Restricted Share”) and outstanding restricted stock award granted under the Plan with a performance period that has not ended prior to the Effective Time (each, a “Company Performance Restricted Share” and, together with the Company RSUs, Company Time-Vesting PRSUs, Company Retention RSUs, Company Options, Company Restricted Shares and Specified Awards, the “Company Equity Awards”) that is not a Specified Award and that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a restricted share award (each, a “Voya Restricted Share”) covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company Restricted Shares or Company Performance Restricted Shares outstanding immediately prior to the Effective Time, based on target performance if applicable, multiplied by (ii) the Equity Award Exchange Ratio. Each Company Restricted Share and Company Performance Restricted Share will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Restricted Share or Company Performance Restricted Share immediately prior to the Effective Time.

As promptly as practicable following the date of the Merger Agreement, but in any event prior to the Effective Time, the Company will take all actions necessary or required under the 2016 Employee Stock Purchase Plan (the “ESPP”) and applicable laws to ensure that (i) except for the six-month offering period under the ESPP that commenced on July 1, 2022 (the “Final Offering”), no offering period will be authorized or commenced on or after the date of the Merger Agreement, (ii) the Final Offering will end on the Closing Date, (iii) each ESPP participant’s accumulated contributions under the ESPP will be returned to the participant through the payroll system of the Surviving Corporation, as soon as practicable following the Closing Date, and (iv) the ESPP will terminate in its entirety at the Effective Time and no further rights will be granted or exercised under the ESPP thereafter.

Recommendation of the Board (see page 61)

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors, the Board unanimously (i) approved the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement, (ii) declared advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determined that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Benefitfocus and its stockholders (other than Excluded Shares that are not Dissenting Shares), (iv) resolved to recommend that the Company’s stockholders entitled to vote adopt the Merger Agreement (clause (iv) being the “Board Recommendation”), and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption. Certain factors considered by the Board in reaching its decision to adopt the Merger Agreement can be found in “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger,” beginning on page 61 of this proxy statement.

The Board unanimously recommends that Benefitfocus stockholders vote:

•	“FOR” the Merger Proposal; and

•	“FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Opinion of Benefitfocus’s Financial Advisor (see page 69)

Benefitfocus engaged Barclays Capital Inc. (“Barclays”) to act as its financial advisor with respect to pursuing strategic alternatives for Benefitfocus, including a possible sale of Benefitfocus, pursuant to an engagement letter dated March 3, 2022 (the “Barclays Engagement Letter”). On November 1, 2022, Barclays rendered its oral opinion (which was subsequently confirmed in writing on November 2, 2022) to the Board that, as of such date and based upon and subject to the qualifications, assumptions and limitations stated in its opinion, from a financial point of view, the Per Share Common Stock Merger Consideration to be offered to the holders of the Common Stock (other than the holders of Excluded Shares) in the Merger is fair to such holders.

The full text of Barclays’s written opinion, dated as of November 2, 2022, is attached as Annex D to this proxy statement. Barclays’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety.

For further discussion of Barclays’s opinion, see the section entitled “The Merger Proposal (Proposal 1)—Opinion of Benefitfocus’s Financial Advisor” beginning on page 69 of this proxy statement.

Interests of Benefitfocus’s Executive Officers and Directors in the Merger (see page 77)

In considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that, aside from their interests as Benefitfocus stockholders, Benefitfocus’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Benefitfocus stockholders generally, which may create potential conflicts of interest. The Board was aware of these interests and considered them when it adopted the Merger Agreement and approved the Merger. These interests include the following types of payments and benefits that may be triggered by or otherwise relate to the Merger:

•

each Company Option that is outstanding and vested as of immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash equal, without interest, to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Per Share Common Stock Merger Consideration (as defined below), over (B) the exercise price per share of Common Stock of such Company Option, less applicable taxes required to be withheld with respect to such payment, provided that any Company Option which has an exercise price equal to or greater than the Per Share Common Stock Merger Consideration will be cancelled at the Effective Time for no consideration;

•

each Specified Award that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Specified Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment, provided that with respect to a Specified Award that is a Company Time-Vesting PRSU or Company Performance Restricted Share, the number of shares of Common Stock subject to such Specified Award shall be the number of shares of Common Stock earned for the applicable performance period pursuant to the terms of such Company Time-Vesting PRSU or Company Performance Restricted Share;

•

each (A) Company RSU that is not a Specified Award (including for the avoidance of doubt, any Company Retention RSUs that are not Specified Company Retention Awards) and (B) Company Time-Vesting PRSUs that are not Specified Awards, in each of (A) and (B), that is outstanding as of immediately prior to the Effective Time, will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company RSUs immediately prior to the Effective Time multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company RSUs immediately prior to the Effective Time;

•

each Company PRSU that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company PRSUs immediately prior to the Effective Time based on target performance, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company PRSUs immediately prior to the Effective Time;

•

each Company RSU and Company PRSU that is outstanding as of immediately prior to the Effective Time and is held by a non-employee director or consultant of the Company or by any employee who is not a Continuing Employee will be cancelled, and each holder of such Company Equity Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Equity Award immediately prior to the Effective Time (with respect to each Company PRSU, based on target performance) multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment;

•

each Company Restricted Share and Company Performance Restricted Share that is not a Specified Award and that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya Restricted Share covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company Restricted Shares or Company Performance Restricted

Shares outstanding immediately prior to the Effective Time, based on target performance if applicable, multiplied by (ii) the Equity Award Exchange Ratio. Each Company Restricted Share and Company Performance Restricted Share will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Restricted Share or Company Performance Restricted Share immediately prior to the Effective Time;

•	grants by Benefitfocus of Company Retention RSUs to certain executive officers;

•

cash severance payments and other termination benefits under the executives’ employment agreements, if the executive’s employment is terminated without “cause” or by the executive for “good reason” on or following the Merger;

•	pursuant to the terms of the Merger Agreement, Benefitfocus’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements; and

•

under the terms and conditions of the Certificate of Designations for the Preferred Stock, dated as of May 21, 2020 (the “Certificate of Designations”), BG, as the sole holder of Preferred Stock, is entitled to receive the greater of the Convertible Preferred Liquidation Amount (which is defined and further described in the section entitled “The Merger Agreement—Effect of the Merger on Common Stock and Preferred Stock” beginning on page 94 of this proxy statement) and the Per Share Common Stock Merger Consideration (measured as if the shares of Preferred Stock were converted into shares of Common Stock in accordance with the Certificate of Designations) upon the completion of the Merger. The Convertible Preferred Liquidation Amount represents $5.25, or 50%, more per share of Common Stock than the Per Share Common Stock Merger Consideration to be paid to holders of Common Stock (measured as if the shares of Preferred Stock were converted into shares of Common Stock in accordance with the Certificate of Designations, but received the Convertible Preferred Liquidation Amount rather than the Per Share Common Stock Merger Consideration). In addition to the Convertible Preferred Liquidation Amount that BG is entitled to receive, BG will have the right to receive the pro rata portion of any BG annual fees (“BG Annual Fees”) due and accumulated, but unpaid, to it on the Closing.

These interests are discussed in more detail in the section entitled “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors,” beginning on page 77 of this proxy statement.

Regulatory Approvals (see page 84)

As further discussed in the section entitled “The Merger Proposal (Proposal 1)—Regulatory Approvals” beginning on page 84 of this proxy statement, we cannot complete the Merger until the expiration of the statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and, if applicable, until any contractual waiting periods under certain timing agreements have expired or been earlier terminated. On November 14, 2022, the parties to the Merger Agreement filed a Notification and Report Form under the HSR Act. The waiting period under the HSR Act expired on December 14, 2022 at 11:59 p.m. Eastern time.

Even after the expiration of the waiting period, at any time before or after consummation of the Merger, the U.S. Department of Justice (the “DOJ”) and the U.S. Federal Trade Commission (the “FTC”), or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of Benefitfocus or Voya or their respective subsidiaries

Litigation Relating to the Merger (see page 85)

As of December 16, 2022, one lawsuit has been filed by a purported Benefitfocus stockholder in connection with the Merger. The complaint generally alleges that the preliminary proxy statement filed by Benefitfocus on

December 6, 2022 in connection with the Merger fails to disclose allegedly material information in violation of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. Plaintiff seeks, among other things, to enjoin Benefitfocus from consummating the Merger, or in the alternative, rescission of the Merger and/or compensatory damages, as well as attorney’s fees. For a more detailed description of such litigation relating to the Merger, see the section entitled ‘‘The Merger—Litigation Relating to the Merger’’ beginning on page 85 of this proxy statement. Benefitfocus believes that the allegations in the complaint are without merit. Additional lawsuits arising out of the Merger may also be filed in the future.

Material U.S. Federal Income Tax Consequences of the Merger (see page 86)

The exchange of Common Stock or Preferred Stock for cash pursuant to the Merger generally will be a taxable transaction for U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 128 of this proxy statement) for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. The tax consequences of the Merger to such holders will depend on their particular circumstances. U.S. holders should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 128 of this proxy statement, and U.S. holders should consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the Merger to such holders in light of their particular circumstances.

Appraisal Rights (see page 86)

Stockholders of Benefitfocus are entitled to appraisal rights under the DGCL in connection with the Merger, provided that such stockholders comply with the requirements of Section 262 of the DGCL. If the Merger is completed, any stockholder of Benefitfocus who does not vote in favor of the Merger Proposal and who otherwise complies with the requirements of Section 262 of the DGCL has the right to seek appraisal of his, her or its shares of Common Stock and Preferred Stock and to receive payment in cash for the “fair value” of his, her or its shares of Common Stock and Preferred Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be “fair value,” in lieu of the amount the stockholder would have received under the Merger Agreement. The ultimate amount stockholders of Benefitfocus receive in an appraisal proceeding may be less than, equal to or more than the amount a stockholder would have received under the Merger Agreement if they did not seek appraisal of their shares.

To exercise appraisal rights, a stockholder of Benefitfocus must deliver a written demand for appraisal to Benefitfocus before the vote is taken on the adoption of the Merger Agreement, must not vote, in person during the Special Meeting or by proxy, in favor of the proposal to adopt the Merger Agreement and must continue to hold the shares of Common Stock or Preferred Stock of record from the date of making the demand for appraisal through the Effective Time. As such, merely voting against, abstaining or failing to vote on the proposal to adopt the Merger Agreement will not by itself preserve your right to appraisal under the DGCL. A stockholder’s failure to strictly comply with the procedures specified under the DGCL will result in the loss of such stockholder’s appraisal rights. The requirements for exercising appraisal rights are further described in the section entitled “The Merger Proposal (Proposal 1)—Appraisal Rights,” beginning on page 86 of this proxy statement. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. We encourage you to read these provisions carefully and in their entirety. If you hold your shares through a bank, broker or other nominee and you wish to exercise your appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly. The discussion of appraisal rights in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262 of the DGCL, accessible without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

12

Pursuant to the Support Agreements entered into by Indaba and BG, each of BG and Indaba has agreed to, among other things, vote its shares of Company capital stock in favor of the adoption of the Merger Agreement and not exercise any appraisal rights under Section 262 of the DGCL.

Expected Timing of the Merger

Assuming timely satisfaction of the necessary closing conditions, including the approval by our stockholders of the Merger Proposal, the parties to the Merger Agreement expect to complete the Merger in the first quarter of 2023. However, the Merger is subject to various conditions, and it is possible that factors outside of the control of Benefitfocus or Voya could result in the Merger being completed at a later time, or not at all. There may be a substantial amount of time between the Special Meeting and the completion of the Merger. We expect to complete the Merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the Merger.

Financing of the Merger (see page 84)

The Merger is not conditioned upon receipt of financing by Voya. Voya plans to finance the transaction through cash on hand.

Non-Solicitation of Acquisition Proposals (see page 105)

During the period commencing with the execution and delivery of the Merger Agreement and continuing until the earlier of the Effective Time and the termination of the Merger Agreement and abandonment of the transactions contemplated by the Merger Agreement (the “Interim Period”), except as permitted by the Merger Agreement, Benefitfocus must not, and must cause its subsidiaries and its and their respective directors, executive officers or controlled affiliates not to, and must instruct any other representatives and employees of Benefitfocus or any of its subsidiaries not to, directly or indirectly:

•

initiate, solicit, cause, propose or knowingly encourage, assist or facilitate any inquiry, proposal or offer, with respect to, the making, submission or announcement of, any Acquisition Proposal (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement) or any inquiry, proposal or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

•

engage in, conduct, continue, knowingly facilitate, respond to or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or any inquiry, proposal, offer or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

•

provide or make available any non-public information or data concerning Benefitfocus or its subsidiaries or access to Benefitfocus’s or its subsidiaries’ business, properties, assets, books, records or other non-public information to any third party, or to any personnel, of Benefitfocus, in connection with any Acquisition Proposal or any inquiry, proposal, offer or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

•

recommend, authorize, approve, adopt, endorse, declare advisable (or make any public statement recommending, authorizing, approving, adopting, endorsing, declaring advisable) or enter into any agreement with respect to an Acquisition Proposal;

•	approve any transaction or any person becoming an “interested stockholder” under Section 203 of the DGCL or approve any related transaction;

•

grant any waiver, amendment or release under any standstill agreement or Takeover Statute (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement); or

•	resolve, agree, authorize or commit to do any of the foregoing.

Notwithstanding the foregoing, prior to the time the Requisite Company Vote is obtained, in response to an unsolicited, bona fide written Acquisition Proposal that is made after the date of the Merger Agreement that did not result from a breach of the non-solicitation covenants contained in the Merger Agreement, Benefitfocus may:

•

provide non-public and other information and data concerning Benefitfocus and its subsidiaries and access to Benefitfocus’s and its subsidiaries’ properties, books and records in response to a request by the third party making such Acquisition Proposal. However, as promptly as practicable (but in any event within 24 hours), Benefitfocus must also provide to Voya such information, data or access that was not previously provided to Voya and prior to providing such information, data or access to such third party making the Acquisition Proposal must have entered into a legally binding confidentiality agreement with terms that are not materially less restrictive than the confidentiality agreement between Voya and Benefitfocus (a “Permitted Confidentiality Agreement”); and

•	engage or otherwise participate in any discussions or negotiations with such third party.

Prior to taking any action described in the preceding bullet points, the Board must have determined in good faith, after consultation with outside legal counsel, that based on the information then available (A) and after consultation with its financial advisor, such Acquisition Proposal either constitutes a Superior Proposal (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement) or is reasonably likely to result in a Superior Proposal and (B) the failure to take such action as described in the preceding bullet points would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. Prior to engaging or otherwise participating in any such discussions or negotiations or furnishing any information to such third party, Benefitfocus must promptly provide Voya with written notice of such Acquisition Proposal in accordance with the notice of acquisition proposals covenant contained in the Merger Agreement.

Except as permitted by the Merger Agreement, the Board must not effect a Change of Recommendation (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement). In addition, except as permitted by the Merger Agreement, the Board must not cause or permit Benefitfocus or any of its subsidiaries to enter into an Alternative Acquisition Agreement (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement) or agree, authorize or commit to do so.

Notwithstanding anything to the contrary set forth in the Merger Agreement, prior to the time the Requisite Company Vote is obtained, if Benefitfocus has otherwise complied with the non-solicitation covenants contained in the Merger Agreement (except for failures which are both immaterial and unintentional) the Board may:

•	effect a Change of Recommendation, if:

•

(1) (i)(a) an unsolicited, bona fide written Acquisition Proposal is received by Benefitfocus after the date of the Merger Agreement and such Acquisition Proposal was made in compliance with the terms of the non-solicitation covenants contained in the Merger Agreement (except for failures to comply which are both immaterial and unintentional), (b) the Board determines in good faith (after consultation with outside legal counsel) that such Acquisition Proposal is bona fide, and (c) such Acquisition Proposal is not withdrawn prior to the Change of Recommendation; or (ii) an Intervening Event (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement) has occurred; and

•

(2) the Board determines in good faith, after consultation with outside legal counsel, that based on the information then available and after consultation with its financial advisor, (x) a failure to effect a Change of Recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law and (y) in the case of an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal; and/or

•	take action to terminate the Merger Agreement to cause or permit Benefitfocus or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal that the Board determines in good faith that such Acquisition Proposal is bona fide and that such Acquisition Proposal constitutes a Superior Proposal.

No such actions described in the foregoing four bullet points may be taken unless and until:

•

Benefitfocus has given Voya written notice at least four business days in advance (the “Notice Period”), which notice must set forth in writing that the Board intends to consider whether to take such action and such basis therefor, and must also include, in the case of an Acquisition Proposal, all information with respect to such Acquisition Proposal that is required to be provided to Voya pursuant to the Merger Agreement and, in the case of an Intervening Event, a reasonable description of such Intervening Event;

•

during the Notice Period, Benefitfocus must, and must instruct its legal and financial advisors to, negotiate in good faith with Voya (to the extent Voya wishes to negotiate) to revise the Merger Agreement so that failure of the Board to effect a Change of Recommendation or take such actions to terminate the Merger Agreement to enter into an Alternative Acquisition Agreement, would no longer be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; and

•

at the end of the Notice Period, prior to taking action to effect a Change of Recommendation or to terminate the Merger Agreement, the Board has taken into account any revisions to the Merger Agreement committed to by Voya in writing and any other information offered by Voya in writing during the Notice Period, and the Board has thereafter determined in good faith, after consultation with outside legal counsel, that, based on the information then available, and after consultation with its financial advisor, a failure to effect a Change of Recommendation continues to be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, or that, in the case of an Acquisition Proposal, such Acquisition Proposal continues to constitute a Superior Proposal and as such the Merger Agreement should be terminated. Any material revisions to any such Acquisition Proposal will be deemed to be a new Acquisition Proposal, except that, subsequent to the initial Notice Period, the Notice Period will be reduced to two business days.

Conditions to the Closing of the Merger (see page 116)

The obligations of each of Benefitfocus, Voya and Merger Sub to effect the Merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following conditions:

•	the Requisite Company Vote must have been obtained;

•

the statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements in connection therewith will have expired or been earlier terminated; and

•

no governmental entity will have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and prevents the consummation of the transactions contemplated by the Merger Agreement.

The obligations of Voya and Merger Sub to effect the Merger are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Voya at or prior to the Effective Time of the following additional conditions:

•

each of the representations and warranties of Benefitfocus regarding certain aspects of its organization, good standing and qualification, corporate authority and approval, applicability of anti-takeover statutes, absence of any stockholder rights plan and absence of any broker’s fees that (i) are not qualified by the words “Material Adverse Effect” or “material” will be true and correct in all material respects as of the closing of the Merger (the “Closing”) as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date) and (ii) are qualified by the words “Material Adverse Effect” or “material” will be true and correct in all respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

•

the representation and warranty of Benefitfocus regarding certain aspects of its capital structure will be true and correct in all respects as of 5:00 p.m. (New York time) on October 31, 2022, except for any de minimis inaccuracies (and any inaccuracies resulting in fewer than 200,000 additional shares of Common Stock (calculated on an as-converted basis and as exercised basis) will be deemed de minimis);

•

the representation and warranty of Benefitfocus regarding the absence of a Material Adverse Effect (as further described below in the section entitled “The Merger Agreement—Representations and Warranties,” beginning on page 99 of this proxy statement) since December 31, 2021 will be true and correct in all respects as of the Closing;

•

the other representations and warranties made by Benefitfocus in the Merger Agreement, without giving effect to any “materiality” or “Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, will be true and correct as of the Closing as though made as of Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty will be so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

•	Benefitfocus will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

•	since the date of the Merger Agreement, no Material Adverse Effect has occurred and, in certain circumstances, is continuing; and

•

Voya will have received a certificate duly executed on behalf of Benefitfocus by a duly authorized officer of Benefitfocus certifying that the conditions described in the six immediately preceding bullet points have been satisfied.

The Company’s obligation to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Benefitfocus at or prior to the Effective Time of the following additional conditions:

•

the representations and warranties of Voya and Merger Sub set forth in the Merger Agreement, without giving effect to any “materiality” qualifiers of similar import set forth therein, will be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty will be so true and correct as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Voya or Merger Sub to consummate the transactions contemplated by the Merger Agreement;

•	each of Voya and Merger Sub will have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing; and

•

Benefitfocus will have received a certificate duly executed on behalf of Voya and Merger Sub by a duly authorized officer of Voya and Merger Sub certifying that the conditions described in the two immediately preceding bullet points have been satisfied.

Termination of the Merger Agreement; Termination Fee (see page 118)

The Merger Agreement contains certain customary termination rights for Benefitfocus, Voya and Merger Sub, including:

•	by mutual consent of the parties;

•	by either Benefitfocus or Voya if:

•	the Merger is not consummated on or before 5:00 p.m. (New York time) on April 30, 2023 (subject to one two-month extension to a date not beyond June 30, 2023, under certain circumstances);

•	the Requisite Company Vote is not obtained at the Special Meeting or any postponement, recess or adjournment thereof; or

•	any law or order enacted, issued, promulgated, enforced or entered into after the date of the Merger Agreement prohibiting the Merger has become final and non-appealable;

•	by Benefitfocus:

•

if there has been a breach by Voya or Merger Sub of any of their representations, warranties, covenants or agreements in the Merger Agreement, or if any representation or warranty of Voya or Merger Sub shall have become untrue or incorrect following the date of the Merger Agreement, and, in each case, such breach or failure to be true and correct is not curable or cured in accordance with the terms of the Merger Agreement, or

•

prior to the time the Requisite Company Vote is obtained, in order for the Board to cause or permit Benefitfocus to enter into, or for Benefitfocus to enter into, an Alternative Acquisition Agreement with respect to a Superior Proposal (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement), so long as Benefitfocus pays or causes to be paid to Voya a termination fee of $14.0 million in accordance with the terms of the Merger Agreement; and

•	by Voya

•

in the event of a breach by Benefitfocus of any of its representations, warranties, covenants or agreements in the Merger Agreement or if any representation or warranty of Benefitfocus shall have become untrue or incorrect following the date of the Merger Agreement, and in each case, such breach or failure to be true and correct is not curable or cured in accordance with the terms of the Merger Agreement; or

•

prior to the time the Requisite Company Vote is obtained, (i) if the Board has effected a Change of Recommendation or (ii) if Benefitfocus or any of its representatives have knowingly and intentionally breached the non-solicitation covenants contained in the Merger Agreement.

Upon termination of the Merger Agreement under certain specified circumstances, Benefitfocus will be required to pay to Voya a termination fee of $14.0 million.

The Support Agreements (see page 121)

On November 1, 2022, concurrently with the execution of the Merger Agreement, each of BG and Indaba, in their respective capacities as stockholders of Benefitfocus, entered into a Support Agreement with Benefitfocus, Voya and Merger Sub, pursuant to which each of BG and Indaba has agreed to, among other things, vote its shares of Common Stock or Preferred Stock, as applicable, in favor of the adoption of the Merger Agreement, not vote its shares of Common Stock or Preferred Stock, as applicable, for any alternative proposal or any other transaction, proposal, agreement, or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger, not exercise any appraisal rights under Section 262 of the DGCL and not transfer its Common Stock or Preferred Stock, as applicable (subject to certain exceptions) to third parties.

By entering into the Support Agreements, each of BG and Indaba has agreed to revoke any proxies that BG or Indaba, as applicable, has granted with respect to its shares of Common Stock or Preferred Stock, as applicable. Additionally, BG and Indaba have irrevocably granted to, and appointed, Voya and any of its designees as BG’s and Indaba’s respective proxy and attorney-in-fact (with full power of substitution) to vote all of their respective shares of Common Stock or Preferred Stock, as applicable, on the matters described in the preceding paragraph (but not on any other matters).

Pursuant to the Support Agreements, each of BG and Indaba has also agreed not to, and to instruct their representatives not to, among other things, directly or indirectly take certain actions that could reasonably be expected to lead to an Acquisition Proposal, as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement, or participate or engage in any discussions or negotiations with any third parties with respect to an Acquisition Proposal. These restrictions will not prohibit BG or Indaba from responding to an inquiry, proposal or offer solely to (i) notify the applicable person or entity of the existence of the restrictions as agreed to in the Support Agreements and (ii) refer the applicable person or entity to Benefitfocus with respect to such inquiry or proposal.

The Support Agreements are discussed in more detail in the section entitled “The Merger Agreement—Support Agreements,” beginning on page 121 of this proxy statement.

Delisting and Deregistration of Common Stock (see page 115)

Prior to the Closing Date, Benefitfocus will cooperate with Voya and use reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable on its part under applicable law, including the rules and policies of NASDAQ, to enable the delisting by the Surviving Corporation of the shares of Common Stock from NASDAQ and the deregistration of the shares of Common Stock under the Exchange Act as promptly as practicable after the Effective Time. In connection therewith, Voya will (a) assist in enabling Benefitfocus or NASDAQ to be in a position to promptly file and cause the Surviving Corporation or NASDAQ to file with the SEC a Form 25 on the Closing Date and (b) cause the Surviving Corporation to file a Form 15 on the first business day that is at least ten days after the date the Form 25 is filed.

Market Prices of Common Stock (see page 125)

The closing price of Common Stock on NASDAQ on December 14, 2022, the most recent practicable date prior to the filing of this proxy statement, was $10.42 per share. If the Merger is completed, our holders of Common Stock will have the right to receive $10.50 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock, other than Excluded Shares, that they own immediately prior to the Effective Time, which represents a premium of approximately 49% over the $7.05 per share closing trading price of our Common Stock on October 31, 2022, the last trading day prior to the date of the announcement of the Merger Agreement, and a premium of approximately 65% over the 30-day VWAP of $6.36 per share for the 30-day period ended October 31, 2022. If the Merger is completed, our preferred stockholders will have the right to receive $47.25 in cash, plus accumulated and unpaid dividends to, but not including, the date the Merger is completed, without interest and subject to any applicable withholding taxes, for each share of Preferred Stock that they own immediately prior to the Effective Time of the Merger. You are encouraged to obtain current market prices of Common Stock in connection with voting your shares of Common Stock.

Effects on Benefitfocus If the Merger Is Not Completed (see page 41)

If the Merger Agreement is not adopted by our stockholders, or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our Common Stock or Preferred Stock in connection with the Merger. Instead: (i) Benefitfocus will remain an independent public company; (ii) our Common Stock will continue to be listed and traded on the NASDAQ and registered under the Exchange Act; and (iii) we will continue to file periodic reports with the SEC. Benefitfocus may be required to pay Voya a termination fee of $14.0 million if the Merger Agreement is terminated under certain specified circumstances pursuant to the terms of the Merger Agreement. For a discussion of the circumstances under which Benefitfocus will be required to pay a termination fee, see the section entitled “The Merger Agreement—Termination Fee” beginning on page 120 of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the Merger, the Special Meeting and the proposals being considered at the Special Meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the Merger and the Special Meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information,” beginning on page 134 of this proxy statement.

Q.	Why am I receiving these proxy materials?

A.

On November 1, 2022, Benefitfocus entered into the Merger Agreement providing for the merger of Merger Sub with and into Benefitfocus, pursuant to which Benefitfocus will survive the Merger as a wholly owned subsidiary of Voya. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the Merger, Benefitfocus’s stockholders must vote to adopt the Merger Agreement. The approval of the Merger Proposal by our stockholders is a condition to the consummation of the Merger. For further information, see the section entitled “The Merger Agreement—Closing Conditions,” beginning on page 116 of this proxy statement. You are receiving this proxy statement in connection with the solicitation by the Board of proxies of Benefitfocus’s stockholders in favor of the Merger Proposal.

You are also being asked to vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Benefitfocus to certain of our named executive officers that is based on or otherwise relates to the Merger.

This proxy statement, which you should read carefully and in its entirety, contains important information about the Merger, the Merger Agreement, the Support Agreements, the Special Meeting of our stockholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares of Common Stock or Preferred Stock without attending the Special Meeting and to ensure that your shares are represented and voted at the Special Meeting.

Your vote is very important. Even if you plan to attend the Special Meeting, we encourage you to submit a proxy as soon as possible.

Q.	What is the proposed transaction?

A.

If the Merger Proposal is approved by Benefitfocus’s stockholders and the other conditions to the consummation of the Merger contained in the Merger Agreement are satisfied or, to the extent permitted, waived, Merger Sub will merge with and into Benefitfocus, with Benefitfocus continuing as the Surviving Corporation in the Merger. As a result of the Merger, Benefitfocus will become a privately held wholly owned subsidiary of Voya, and our Common Stock will no longer be publicly traded and will be delisted from NASDAQ. In addition, our Common Stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock.

Q.	As a holder of Common Stock, what will I receive in the Merger if it is completed?

A.

Under the terms of the Merger Agreement, if the Merger is completed, you will be entitled to receive the Per Share Common Stock Merger Consideration of $10.50 in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock you own (other than Excluded Shares), which represents a premium of approximately 49% over the $7.05 per share closing trading price of our Common Stock on October 31, 2022, the last trading day prior to the date of the announcement of the Merger Agreement, and a premium of approximately 65% over the 30-day VWAP of $6.36 per share for the 30-day period ended October 31, 2022. For example, if you own 100 shares of Common Stock, you will be entitled to receive $1,050 in cash in exchange for your shares, without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the Surviving Corporation or in Voya nor will you have any interest in the future earnings or growth of the Surviving Corporation or Voya.

Q.	What will holders of Preferred Stock receive in the Merger if it is completed?

A.

Under the terms of the Merger Agreement and the Certificate of Designations, if the Merger is completed, you will be entitled to receive the Per Share Preferred Stock Merger Consideration of $47.25 per share of Preferred Stock in cash, plus accumulated and unpaid dividends to, but not including, the date the Merger is completed, without interest and subject to any applicable withholding taxes, for each share of Preferred Stock that you own immediately prior to the Effective Time. Section 6 of the Certificate of Designations entitles each holder of shares of Preferred Stock to receive the greater of the Per Share Preferred Stock Merger Consideration and the Per Share Common Stock Merger Consideration (measured as if the shares of Preferred Stock were converted into shares of Common Stock in accordance with the Certificate of Designations) upon the completion of the Merger; pursuant to the Merger, the Per Share Preferred Stock Merger Consideration will be a greater amount than the Per Share Common Stock Merger Consideration (assuming each share of Preferred Stock is converted into Common Stock).

You will not be entitled to receive shares in the Surviving Corporation or in Voya nor will you have any interest in the future earnings or growth of the Surviving Corporation or Voya.

Q.	When and where will the Special Meeting be held?

A.

The Special Meeting will be held on January 20, 2023 at 10:00 a.m. Eastern time at our offices located at 215 Benefitfocus Way, Charleston, South Carolina 29492, subject to any adjournments or postponements thereof.

If you wish to attend the Special Meeting, you must bring photo identification. If your shares are held by a broker, bank or other nominee and you wish to vote in person during the Special Meeting, you must bring to the Special Meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person during the Special Meeting. Please also bring to the Special Meeting your account statement evidencing your beneficial ownership of Common Stock or Preferred Stock as of the Record Date.

Q.	What is a proxy?

A.

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of Common Stock or Preferred Stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Common Stock or Preferred Stock is called a “proxy card.”

Q.	What different methods can I use to vote?

A.	You can vote by any of the following methods:

•

In Person—You may vote your shares of Common Stock or Preferred Stock in person at the Special Meeting. If you desire to vote your shares of Common Stock or Preferred Stock in person at the Special Meeting, please request, complete, and submit a ballot prior to or during the time that ballots are collected at the Special Meeting.

•

By Internet—You may submit your proxy by going to the website shown on your proxy card and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card or the instructions that accompanied your proxy materials in order to vote by Internet.

•

By Telephone—You may submit your proxy by dialing the toll-free number shown on your proxy card and by following the recorded instructions. You will need the 16-digit number included on your proxy card or the instructions that accompanied your proxy materials in order to vote by telephone.

•

By Mail—You may vote by mail by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

If your shares are held in the name of a bank, broker or other holder of record (also known as “street name”), you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the internet or by telephone. In the alternative, you may vote at the meeting if you obtain a legal proxy from your bank, broker or other nominee and present it at the meeting. In order for your shares to be voted on all matters presented at the meeting, we urge all stockholders whose shares are held in street name by a bank, brokerage firm or other nominee to provide voting instructions to such record holder.

Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares by proxy.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern time, on January 19, 2023, for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares of record must be received no later than January 19, 2023.

Q.	If a stockholder submits a proxy, how are the shares of Common Stock or Preferred Stock voted?

A.

Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your shares of Common Stock or Preferred Stock as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock or Preferred Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting, including the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

If you properly sign your proxy card but do not mark the boxes indicating how your shares of Common Stock or Preferred Stock should be voted on any particular matter, the shares of Common Stock or Preferred Stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Common Stock or Preferred Stock will be voted “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Q.	What can I do if I change my mind after I vote my shares?

A.	You can change your vote by revoking your proxy at any time before your proxy is voted, in one of three ways:

•	submitting a later dated proxy (including a proxy submitted through the internet at www.proxyvote.com, by telephone or by proxy card);

•	notifying Benefitfocus’s Corporate Secretary at Benefitfocus, Inc., Attn: Corporate Secretary, 100 Benefitfocus Way, Charleston, South Carolina 29492 that you are revoking your proxy; or

•	voting in person at the Special Meeting.

If you are a beneficial owner of Common Stock or Preferred Stock held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.

If your shares are registered directly in your name with our registrar and transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered a “stockholder of record” with respect to those shares. If your shares are held in a bank or brokerage account, you are considered the “beneficial owner” of those shares.

Q.	What if I am a beneficial owner and do not give voting instructions to my broker? What is a broker non-vote?

A.

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. As described further in the section entitled “Special Meeting—Abstentions and Broker Non-Votes,” beginning on page 36 of this proxy statement, broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under applicable stock exchange rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to either of the two proposals described in this proxy statement, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then such shares will not be voted or counted as present in person or by proxy at the Special Meeting. Under applicable stock exchange rules, such shares are not permitted to be voted by the broker, bank or other nominee on either of the two proposals described in this proxy statement. As the vote to approve the Merger Proposal is based on the total number of outstanding shares of our Common Stock and Preferred Stock (voting as a single class with the shares of our Common Stock, on an as-converted basis) entitled to vote thereon at the Special Meeting at the close of business on the Record Date, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, which is non-binding and, assuming that a quorum exists, requires only the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting. For further information, see the section entitled “The Special Meeting—Required Vote,” beginning on page 35 of this proxy statement.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.

No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card (or submit a proxy by telephone or through the Internet) for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Who is soliciting my proxy? Who will pay for the cost of this proxy solicitation?

A.

The Board is soliciting your proxy, and Benefitfocus will bear the cost of soliciting proxies. Benefitfocus has engaged Okapi to assist with the solicitation of proxies. Okapi will be paid approximately $25,000.

Benefitfocus will reimburse Okapi for reasonable out-of-pocket expenses and will indemnify Okapi and its affiliates against certain claims, liabilities, losses, damages and expenses. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Common Stock and Preferred Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi or, without additional compensation, by certain of Benefitfocus’s directors, officers and employees.

Q.	What matters will be voted on at the Special Meeting?

A.	At the Special Meeting, you will be asked to consider and vote on the following:

•	a proposal to adopt the Merger Agreement that provides for, among other things, the acquisition of Benefitfocus by Voya; and

•	a proposal to approve, by non-binding, advisory vote, certain compensation arrangements for certain named executive officers of the Company in connection with the Merger.

Stockholders may also be asked to transact such other business as may properly be brought before the Special Meeting or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

Q.	What is the position of the Board regarding the Merger?

A.

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors, the Board unanimously (i) approved the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement, (ii) declared advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determined that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Benefitfocus and its stockholders (other than Excluded Shares that are not Dissenting Shares), (iv) resolved to recommend that the Company’s stockholders entitled to vote adopt the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the common stockholders for their adoption. Certain factors considered by the Board in reaching its decision to adopt the Merger Agreement can be found in “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger,” beginning on page 61 of this proxy statement.

Q.	How does the Board recommend that I vote on the proposals?

A.	The Board unanimously recommends that you vote:

•	“FOR” the Merger Proposal; and

•	“FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Q.	What vote is required to approve the Merger Proposal?

A.

The Merger Proposal will be approved if the holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon at the Special Meeting affirmatively vote “FOR” the proposal.

If you are a stockholder of record and you do not sign and return your proxy or attend the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal.

If you are the beneficial owner of shares held in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. Your broker, bank and other nominee will not be permitted to vote those shares with respect to the Merger Proposal. This will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	What vote is required to approve the Named Executive Officer Merger-Related Compensation Proposal (on a non-binding, advisory basis)?

A.

The Named Executive Officer Merger-Related Compensation Proposal will be approved if the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting affirmatively vote “FOR” the proposal.

If you are a stockholder of record and you do not sign and return your proxy or attend the Special Meeting or if you are the beneficial owner of shares held in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting, but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists.

Q.	What will happen if Benefitfocus’s stockholders do not approve the Named Executive Officer Merger-Related Compensation Proposal?

A.

Approval of the compensation that will or may become payable by Benefitfocus to certain of our named executive officers in connection with the Merger is not a condition to consummation of the Merger and, therefore, such approval is not required to consummate the Merger. This is an advisory vote and will not be binding on Benefitfocus or Voya. The underlying plans and arrangements providing for such compensation are contractual in nature and are not, by their terms, subject to stockholder approval.

Q.	Do you expect the Merger to be taxable to Benefitfocus stockholders?

A.

The exchange of Common Stock or Preferred Stock for cash in the Merger generally will be taxable for U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 128 of this proxy statement) for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. The tax consequences of the Merger to such holders will depend on their particular circumstances. U.S. holders should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 128 of this proxy statement, and U.S. holders should consult their tax advisors regarding the U.S. federal, state, local, and non-U.S. tax consequences of the Merger to such holders in light of their particular circumstances. U.S. holders will generally recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to their shares and their adjusted tax basis in such shares.

Q.	What other effects will the Merger have on Benefitfocus?

A.

If the Merger is completed, Benefitfocus will become a privately held wholly owned subsidiary of Voya at the Effective Time. The Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act, and Benefitfocus will no longer be required to file periodic reports with the SEC with respect to the Common Stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the Merger, our Common Stock will no longer be publicly traded and you will no longer have any interest in Benefitfocus’s or Voya’s future earnings or growth. Instead, each share of Common Stock will represent only the right to receive $10.50 per share in cash, without interest and subject to any applicable withholding taxes, for each share of Common Stock, other than Excluded Shares, and each share of Preferred Stock, other than Excluded Shares, will represent only the right to receive $47.25 per share in cash, plus accumulated and unpaid dividends to, but not including, the date the Merger is completed, respectively, without interest and subject to any applicable withholding taxes.

Q.	When is the Merger expected to be completed?

A.

Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the Merger Proposal, the parties to the Merger Agreement expect to complete the Merger in the first quarter of 2023. However, Benefitfocus cannot assure you that the Merger will be completed by any particular date, if at all. Because the Merger is subject to a number of conditions, including the receipt of stockholder approval of the Merger Proposal, the exact timing of consummation of the Merger cannot be determined at this time and we cannot guarantee that the Merger will be completed in the expected time frame or at all.

Q.	What happens if the Merger is not completed?

A.

If the Merger Proposal is not approved by Benefitfocus stockholders, or if the Merger is not completed for any other reason, Benefitfocus stockholders will not receive any payment for their shares of Common Stock or Preferred Stock in connection with the Merger. Instead, Benefitfocus will remain an independent public company, our shares of Common Stock will continue to be listed and traded on NASDAQ and we will continue to file periodic reports, current reports and proxy and information statements with the SEC. Benefitfocus may be required to pay Voya a termination fee of $14.0 million if the Merger Agreement is terminated under certain specified circumstances pursuant to the terms of the Merger Agreement. For a discussion of the circumstances under which Benefitfocus will be required to pay a termination fee, see the section entitled “The Merger Agreement—Termination Fee,” beginning on page 120 of this proxy statement.

Q.	What are the Support Agreements?

A.

Concurrently with the execution of the Merger Agreement, the Company, Voya and Merger Sub entered into support agreements with each of BG and Indaba, pursuant to which each of BG and Indaba has agreed to, among other things, vote its shares of Company capital stock in favor of the adoption of the Merger Agreement, not vote its shares of Company capital stock for any alternative proposal or any other transaction, proposal, agreement, or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger, not exercise any appraisal rights under Section 262 of the DGCL and not transfer its shares of Company capital stock (subject to certain exceptions). As of December 14, 2022, there were 3,963,694 shares of Common Stock and 1,777,778 shares of Preferred Stock convertible into 5,333,334 shares of Common Stock subject to the Support Agreements. The Preferred Stock, together with the shares of Common Stock subject to the Support Agreements, represent approximately 23.4% of the outstanding voting power of Company capital stock as of December 14, 2022. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Q.	How will our directors and executive officers vote on the Merger Proposal?

A.

Our current understanding is that the directors and executive officers of Benefitfocus intend, as of the date of this proxy statement, to vote their shares of Common Stock and Preferred Stock in favor of the Merger Proposal.

As of December 14, 2022, the directors and executive officers of Benefitfocus beneficially owned, in the aggregate, 5,848,517 outstanding shares of Common Stock and Preferred Stock representing 14.7% of the voting power of the shares of Common Stock and Preferred Stock issued and outstanding on that date. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Q.	Do any of Benefitfocus’s directors or executive officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.

Yes. In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that may be different from, or in addition to, the interests of our stockholders generally. The Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the Merger, and in unanimously recommending that the Merger Agreement be adopted by the Benefitfocus stockholders. For further information, see the section entitled “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors in the Merger,” beginning on page 77 of this proxy statement.

Q.	Why am I being asked to consider and vote on the Named Executive Officer Merger-Related Compensation Proposal?

A.

The SEC rules require Benefitfocus to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to certain Benefitfocus’s named executive officers in connection with the Merger. Approval of the Named Executive Officer Merger-Related Compensation Proposal is not required to complete the Merger. For further information, see the section entitled “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2),” beginning on page 124 of this proxy statement.

Q.	How many shares of our Common Stock and Preferred Stock must be present to constitute a quorum for the Special Meeting? What if there is no quorum?

A.

Under our bylaws, the presence at the Special Meeting, in person or by proxy, of the holders of a majority of our outstanding shares of capital stock entitled to vote at the close of business on the Record Date will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting. If a quorum is not present, the person presiding at the Special Meeting may adjourn the Special Meeting from time to time until a quorum is present. Failure of a quorum to be present at the Special Meeting will necessitate an adjournment or postponement of the Special Meeting and may subject Benefitfocus to additional expense. If the adjournment is for more than 30 days, or if, after the adjournment, a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. As of the close of business on December 14, 2022, there were 34,478,535 shares of Common Stock outstanding representing 34,478,535 votes and 1,777,778 shares of Preferred Stock outstanding representing 5,333,334 votes. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Q.	What if I abstain from voting on any proposal?

A.

If you attend the Special Meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card, by telephone or through the Internet, even if you abstain from voting, your shares of Common Stock or Preferred Stock will still be counted for purposes of determining whether a quorum is present at the Special Meeting, but will not be voted on the proposals. If you mark “ABSTAIN” on your proxy card or otherwise indicate that you are abstaining from voting when you submit your proxy by telephone or through the Internet, your abstention from voting will have the same effect as a vote “AGAINST” the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or electronically during the Special Meeting?

A.

No. If you are a stockholder of record of Benefitfocus and you do not electronically vote at the Special Meeting, sign and return your proxy card by mail, or submit your proxy by telephone or over the Internet, your shares will not be voted at the Special Meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to submit a proxy or otherwise vote your shares at the Special Meeting will have no effect on the outcome of the Named Executive Officer Merger-Related

Compensation Proposal, assuming that a quorum exists. However, the vote to approve the Merger Proposal is based on the total number of outstanding shares of Common Stock and Preferred Stock (with each share of Preferred Stock voting on an as-converted basis) entitled to vote as of the close of business on the Record Date, not just the shares that are counted as present in person or by proxy and entitled to vote at the Special Meeting. As a result, if you fail to submit a proxy or otherwise vote your shares electronically at the Special Meeting, it will have the same effect as a vote “AGAINST” the Merger Proposal.

You will have the right to receive the Merger consideration if the Merger Proposal is approved and the Merger is completed even if your shares are not voted at the Special Meeting. However, if your shares are not voted at the Special Meeting, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger consideration for my shares of Common Stock or Preferred Stock?

A.

Yes. If you are a record holder of Common Stock or Preferred Stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the Merger if you comply with the requirements of Section 262 of the DGCL. For further information, see the section entitled “The Merger Proposal (Proposal 1)—Appraisal Rights,” beginning on page 86 of this proxy statement. In addition, a copy of Section 262 of the DGCL, which details the applicable Delaware appraisal statute, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.

Failure to strictly comply with all procedures required by Section 262 of the DGCL will result in a loss of your right to appraisal. We encourage you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the Merger.

Q.	What happens if I sell my shares of Common Stock or Preferred Stock before the completion of the Merger?

A.

If you transfer your shares of Common Stock or Preferred Stock before the Merger is completed, you will lose your right to receive the Merger consideration or to exercise appraisal rights. In order to receive the Merger consideration, you must hold your shares of Common Stock or Preferred Stock through the completion of the Merger.

Q.	Should I send in my evidence of ownership now?

A.

No. After the Merger is completed, if you are a stockholder of record and hold your shares of Common Stock in certificated form or in book-entry form not through The Depository Trust Company (“DTC”), you will receive transmittal materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock for the consideration to be paid to Benefitfocus stockholders in connection with the Merger. If you are a stockholder of record and hold your shares of Common Stock in book-entry form through DTC, and only if required by the paying agent, you will receive transmittal materials from the paying agent for the Merger with detailed written instructions for exchanging your shares of Common Stock for the consideration to be paid to Benefitfocus stockholders in connection with the Merger. If you are the beneficial owner of shares of Common Stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.

If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. As such, Benefitfocus is sending only one copy of this proxy statement to stockholders who share the same last name and address, unless they have notified Benefitfocus that they want to continue receiving multiple copies.

If you received a household mailing and you would like to have additional copies of this proxy statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to Benefitfocus’s Corporate Secretary in writing at Benefitfocus, Inc., Attn: Corporate Secretary, 100 Benefitfocus Way, Charleston, South Carolina 29492, or call us at (843) 849-7476. You may also contact us in the same manner if you received multiple copies of this proxy statement and would prefer to receive a single copy of future mailings.

Q.	What will the holders of outstanding Company equity awards receive in the Merger?

A.	At the Effective Time, Company Equity Awards outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

•

each Company Option to purchase shares of Common Stock granted under the Plan that is outstanding and vested as of immediately prior to the Effective Time will be cancelled, and each holder of such Company Options will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Per Share Common Stock Merger Consideration over (B) the exercise price per share of Common Stock of such Company Option, less applicable taxes required to be withheld with respect to such payment, provided that any Company Option which has an exercise price equal to or greater than the Per Share Common Stock Merger Consideration will be cancelled at the Effective Time for no consideration;

•

each Specified Award that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled, and each holder of such Specified Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Specified Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment, provided that with respect to a Specified Award that is a Company Time-Vesting PRSU or Company Performance Restricted Share, the number of shares of Common Stock subject to such Specified Award will be the number of shares of Common Stock earned for the applicable performance period pursuant to the terms of such Company Time-Vesting PRSU or Company Performance Restricted Share;

•

each (A) Company RSU that is not a Specified Award (including for the avoidance of doubt, any Company Retention RSUs that are not Specified Company Retention Awards) and (B) Company Time-Vesting PRSUs that are not Specified Awards, in each of (A) and (B), that is outstanding as of immediately prior to the Effective Time, will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company RSUs immediately prior to the Effective Time multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company RSUs immediately prior to the Effective Time;

•

each Company PRSU that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company PRSUs immediately prior to the Effective Time based on target performance, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company PRSUs immediately prior to the Effective Time;

•

each Company RSU and Company PRSU that is outstanding as of immediately prior to the Effective Time and held by a non-employee director or consultant of the Company or by any employee who is not a Continuing Employee will be cancelled, and each holder of such Company Equity Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Equity Award immediately prior to the Effective Time (with respect to each Company PRSU based on target performance) multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment; and

•

each Company Restricted Share and Company Performance Restricted Share that is not a Specified Award and that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya Restricted Share covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company Restricted Shares or Company Performance Restricted Shares outstanding immediately prior to the Effective Time, based on target performance if applicable, multiplied by (ii) the Equity Award Exchange Ratio. Each Company Restricted Share and Company Performance Restricted Share will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Restricted Share or Company Performance Restricted Share immediately prior to the Effective Time.

As promptly as practicable following the date of the Merger Agreement, but in any event prior to the Effective Time, the Company will take all actions necessary or required under the ESPP and applicable laws to ensure that (i) except for the Final Offering, no offering period will be authorized or commenced on or after the date of the Merger Agreement, (ii) the Final Offering will end on the Closing Date, (iii) each ESPP participant’s accumulated contributions under the ESPP will be returned to the participant through the payroll system of the Surviving Corporation, as soon as practicable following the Closing, and (iv) the ESPP will terminate in its entirety at the Effective Time and no further rights will be granted or exercised under the ESPP thereafter.

Q.	When will Benefitfocus announce the voting results of the Special Meeting, and where can I find the voting results?

A.

Benefitfocus intends to announce the preliminary voting results at the Special Meeting, and will report the final voting results of the Special Meeting in a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting. All reports that Benefitfocus files with the SEC are publicly available when filed.

Q.	Where can I find more information about Benefitfocus?

A.	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information,” beginning on page 134 of this proxy statement.

Q.	Who can help answer my other questions?

A.

If you have questions about the Merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact Okapi, which is acting as the proxy solicitor for Benefitfocus in connection with the Merger, or the Benefitfocus Group Investor Relations Department.

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

(212) 297-0720 (Main)

(855) 305-0855 (Toll Free)

info@okapipartners.com

or

Benefitfocus Investor Relations

100 Benefitfocus Way

Charleston, South Carolina 29492

Telephone: (843) 284-1052 (ext. 6441)

Email: ir@benefitfocus.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “will,” “plan,” “project,” “seek,” “should,” “target,” “would,” and similar expressions or variations intended to identify forward-looking statements. These statements are based on the beliefs and assumptions of our management based on information currently available to management.

Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include the following: (i) conditions to the completion of the proposed transaction, including stockholder approval of the proposed transaction, might not be satisfied or the regulatory approval required for the proposed transaction might not be obtained on the terms expected or on the anticipated schedule; (ii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement between the parties to the proposed transaction; (iii) the effect of the announcement or pendency of the proposed transaction on the Company’s customers, suppliers, business relationships, operating results and business generally; (iv) the risk that the proposed transaction disrupts the Company’s current plans and operations and the potential difficulties in the Company’s employee retention as a result of the proposed transaction; (v) the risk related to diverting management’s attention from our ongoing business operations; (vi) potential litigation that may be instituted against the Company or its directors or officers related to the proposed transaction or the Merger Agreement between the parties to the proposed transaction; (vii) the amount of the costs, fees, expenses and other charges related to the proposed transaction; (viii) the risk that the proposed transaction will not be consummated in a timely manner; and (ix) such other factors as are set forth in the Company’s periodic public filings with the SEC, including but not limited to those described under the headings “Risk Factors” and “Forward Looking Statements” in its Form 10-K, as amended for the fiscal year ended December 31, 2021 and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov.

The Company’s forward-looking statements speak only as of the date of this communication or as of the date they are made. The Company disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

THE PARTIES TO THE MERGER AGREEMENT

Benefitfocus, Inc.

Benefitfocus is an industry-leading, cloud-based benefits administration technology company committed to helping organizations, and the people we serve, get the most out of their healthcare and benefits programs. Through exceptional service and innovative SaaS solutions, Benefitfocus aims to be the safest set of hands for our customers helping to simplify the complexity of benefits administration while delivering an experience that engages people and unlocks the potential for better health and improved outcomes. Benefitfocus’s mission is simple: to improve lives with benefits.

Benefitfocus Common Stock is traded on NASDAQ under the symbol “BNFT.” Benefitfocus’s headquarters are located at 100 Benefitfocus Way, Charleston, South Carolina 29492, and our phone number is (843) 849-7476. Our website address is www.benefitfocus.com.

The information provided on the Benefitfocus website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to Benefitfocus’s website provided in this proxy statement.

Additional information about Benefitfocus is contained in our public filings with the SEC, certain of which filings are incorporated by reference herein. For additional information on these filings, see the section entitled “Where You Can Find More Information,” beginning on page 134 of this proxy statement.

Voya Financial, Inc.

Voya is a leading retirement, investment and employee benefits company providing complementary solutions to improve the financial outcomes of approximately 14.3 million customers, workplace participants and institutions in the United States as of December 31, 2021. Voya’s approximately 6,000 employees (as of December 31, 2021) are focused on executing its mission to make a secure financial future possible—one person, one family and one institution at a time. Through Voya’s complementary set of businesses, Voya helps its customers save, grow, protect and enjoy their wealth to and through retirement. Voya offers its products and services through a broad group of financial intermediaries, independent producers, affiliated advisors and dedicated sales specialists throughout the United States.

Voya’s common stock is listed on the New York Stock Exchange under the symbol “VOYA.” The principal executive office of Voya is located at 230 Park Avenue, New York, New York 10169, and its telephone number is 212-309-8200. Voya’s website address is www.voya.com. The information provided on Voya’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference or by any other reference to Voya’s website provided in this proxy statement.

Merger Sub

Merger Sub is a Delaware corporation that was formed solely for the purposes of entering into the Merger Agreement and engaging in the transactions contemplated by the Merger Agreement. Merger Sub is a direct, wholly owned subsidiary of Voya and has not engaged in any business except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will cease to exist and Benefitfocus will survive the Merger as a wholly owned subsidiary of Voya.

The principal executive office of Merger Sub is located at 230 Park Avenue, New York, New York 10169, and its telephone number is (212) 309-8200.

THE SPECIAL MEETING

This proxy statement is being provided to Benefitfocus stockholders as part of a solicitation by the Board of proxies for use at the Special Meeting, to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the Special Meeting.

Date, Time and Place

The Special Meeting is scheduled to be held on January 20, 2023 at 10:00 a.m. Eastern time at our offices located at 215 Benefitfocus Way, Charleston, South Carolina 29492, subject to any adjournments or postponements thereof.

Purpose of the Special Meeting

At the Special Meeting, Benefitfocus stockholders will be asked to consider and vote on the following proposals:

•

the Merger Proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 40 and 93, respectively, of this proxy statement and a copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated herein by reference; and

•

the Named Executive Officer Merger-Related Compensation Proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2),” beginning on pages 77 and 124, respectively, of this proxy statement.

Stockholders may also be asked to transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements of the Special Meeting, by or at the direction of the Board.

The holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon at the Special Meeting must vote to adopt the Merger Agreement as a condition to the completion of the Merger. If Benefitfocus stockholders fail to approve the Merger Proposal, the Merger will not occur. The vote on the Named Executive Officer Merger-Related Compensation Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a stockholder may vote to approve the Merger Proposal and vote not to approve the Named Executive Officer Merger-Related Compensation Proposal, and vice versa. Because the vote on the Named Executive Officer Merger-Related Compensation Proposal is only advisory in nature, it will not be binding on Benefitfocus, Voya or the Surviving Corporation. Accordingly, because Benefitfocus is contractually obligated to pay such Merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger Proposal is approved, regardless of the outcome of the advisory vote.

Other than the matters described above, Benefitfocus does not expect a vote to be taken on any other matters at the Special Meeting or any adjournment or postponement thereof.

Recommendation of the Board

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors, the Board unanimously (i) approved the Merger Agreement, the Support Agreements, the Merger Agreement and the transactions contemplated by the Merger Agreement, (ii) declared advisable the Merger

Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determined that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Benefitfocus and its stockholders (other than Excluded Shares that are not Dissenting Shares), (iv) resolved to recommend that the Company’s stockholders entitled to vote adopt the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the common stockholders for their adoption. The Board made its determination after considering a number of factors more fully described in the section entitled “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger,” beginning on page 61 of this proxy statement.

The Board unanimously recommends that Benefitfocus stockholders vote “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of Common Stock and Preferred Stock at the close of business on December 16, 2022, the Record Date, will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements of the Special Meeting. Holders of record of Common Stock are entitled to one vote for each share of Common Stock they own of record at the close of business on the Record Date. Holders of Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Preferred Stock held by such holders would be convertible into (subject to a 19.9% beneficial ownership limitation). The holders of Preferred Stock have the right to vote (on an as-converted basis) together with the holders of Common Stock as a single class for the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal. At the close of business on December 14, 2022, 34,478,535 shares of Common Stock were issued and outstanding, held by approximately 35 holders of record, and 1,777,778 shares of Preferred Stock were issued and outstanding, convertible into 5,333,334 shares of Common Stock, held by BG. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

Quorum

Under our bylaws, the presence at the Special Meeting, in person or by proxy, of the holders of record of a majority of the outstanding shares of capital stock entitled to vote at the Special Meeting will constitute a quorum. There must be a quorum for business to be conducted at the Special Meeting.

If you attend the Special Meeting or if you submit (and do not thereafter revoke) a proxy by duly executing and returning a proxy card or by telephone or through the Internet, even if you abstain from voting, your shares of Common Stock and Preferred Stock will be counted for purposes of determining whether a quorum is present at the Special Meeting. In the event that a quorum is not present at the Special Meeting or additional votes must be solicited to adopt the Merger Agreement, the meeting may be adjourned or postponed in order to solicit additional proxies, which may subject Benefitfocus to additional expense.

Required Vote

The proposals to be voted on at the Special Meeting require the following votes:

•

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon at the Special Meeting.

•

Approval of the Named Executive Officer Merger-Related Compensation Proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, in the case of the Special Meeting either in person or by proxy, but abstains from voting. At the Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the Special Meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under applicable stock exchange rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to either of the two proposals described in this proxy statement, if a beneficial owner of shares of Common Stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then such shares will not be voted or counted as present in person or by proxy at the Special Meeting. Under applicable stock exchange rules, such shares are not permitted to be voted by the broker, bank or other nominee on either of the two proposals described in this proxy statement. As the vote to approve the Merger Proposal is based on the total number of outstanding shares of our Common Stock and Preferred Stock (voting as a single class with the shares of our Common Stock, on an as-converted basis) entitled to vote thereon at the Special Meeting at the close of business on the Record Date, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger Proposal but will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, which is non-binding and, assuming that a quorum exists, requires only the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting.

Failure to Vote Record Shares

If you are a stockholder of record and you do not sign and return your proxy card by mail or vote over the Internet, by telephone or in person during the Special Meeting, your shares will not be voted at the Special Meeting, will not be counted as present in person or by proxy at the Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

A failure to vote by a stockholder of record will have no effect on the outcome of the Named Executive Officer Merger-Related Compensation Proposal, assuming that a quorum exists, which requires only the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting. However, the vote to approve the Merger Proposal is based on the total number of outstanding shares of our Common Stock and Preferred Stock, voting as a single class (with each share of Preferred Stock voting on an as-converted basis) entitled to vote thereon at the Special Meeting at the close of business on the Record Date, not just the shares that are counted as present in person or by proxy at the Special Meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the Merger Proposal.

Voting by Benefitfocus’s Directors and Executive Officers

At the close of business on December 14, 2022, directors and executive officers of Benefitfocus were entitled to vote or otherwise beneficially owned 5,848,517 shares of Common Stock representing 14.7% of the voting power of the shares of Common Stock and Preferred Stock issued and outstanding on that date. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date. The directors and executive officers of Benefitfocus intend, as of the date of this proxy statement, to vote their shares of Common Stock and Preferred Stock in favor of the Merger Proposal, although none of Benefitfocus’s directors and executive officers is obligated to do so, except pursuant to the Support Agreements.

Voting at the Special Meeting

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of Common Stock or Preferred Stock in the following four ways:

•

At the Special Meeting—You may vote your shares of Common Stock or Preferred Stock in person at the Special Meeting. If you desire to vote your shares of Common Stock or Preferred Stock in person at the Special Meeting, please request, complete, and submit a ballot prior to or during the time that ballots are collected at the Special Meeting.

•

By Internet—You may submit your proxy by going to the website shown on your proxy card and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit number included on your proxy card or the instructions that accompanied your proxy materials in order to vote by Internet. Internet facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern time on January 19, 2023.

•

By Telephone—You may submit your proxy by dialing the toll-free number shown on your proxy card and by following the recorded instructions. You will need the 16-digit number included on your proxy card or the instructions that accompanied your proxy materials in order to vote by telephone. Telephone facilities for the submission of a proxy to vote shares will be available 24 hours a day and will close at 11:59 p.m. Eastern time on January 19, 2023.

•

By Mail—You may vote by mail by indicating your vote by completing, signing and dating the proxy card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. Proxy cards mailed with respect to shares held by stockholders of record or held in “street name” must be received no later than January 19, 2023 in order to be counted in the vote.

If your shares are held in the name of a bank, broker or other holder of record (also known as “street name”), you have the right to direct your bank, broker or other nominee on how to vote your shares by using the voting instruction form provided to you by them, or by following their instructions for voting through the internet or by telephone. In the alternative, you may vote at the Special Meeting if you obtain a legal proxy from your bank, broker or other nominee and present it at the Special Meeting. In order for your shares to be voted on all matters presented at the Special Meeting, we urge all stockholders whose shares are held in street name by a bank, brokerage firm or other nominee to provide voting instructions to such record holder.

Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your shares of Common Stock or Preferred Stock as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock or Preferred Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting, including the Merger Proposal and the Named Executive Officer Merger-Related Compensation Proposal.

If you properly sign your proxy card but do not mark the boxes indicating how your shares of Common Stock or Preferred Stock should be voted on any particular matter, the shares of Common Stock or Preferred

Stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Common Stock or Preferred Stock will be voted “FOR” the Merger Proposal and “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

Stockholders who are entitled to vote at the Special Meeting may attend the Special Meeting. If you wish to attend the Special Meeting, you must bring photo identification. Please also bring to the Special Meeting your account statement evidencing your beneficial ownership of Common Stock or Preferred Stock as of the Record Date. Even if you plan to attend the Special Meeting, you are strongly encouraged to vote your shares by proxy.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the Special Meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•	submitting a later dated proxy (including a proxy submitted through the internet at www.proxyvote.com, by telephone or by proxy card);

•	notifying Benefitfocus’s Corporate Secretary at Benefitfocus, Inc., Attn: Corporate Secretary, 100 Benefitfocus Way, Charleston, South Carolina 29492 that you are revoking your proxy; or

•	voting in person at the Special Meeting.

If you are a beneficial owner of Common Stock or Preferred Stock held by a bank, broker or other nominee, you will need to contact the bank, broker or other nominee to revoke your proxy.

Solicitation of Proxies

The Board is soliciting your proxy, and Benefitfocus will bear the cost of soliciting proxies. Benefitfocus has engaged Okapi to assist with the solicitation of proxies. Okapi will be paid approximately $25,000. Benefitfocus will reimburse Okapi for reasonable out-of-pocket expenses and will indemnify Okapi and its affiliates against certain claims, liabilities, losses, damages and expenses. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Common Stock or Preferred Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by Okapi or, without additional compensation, by certain of Benefitfocus’s directors, officers and employees.

Adjournment

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Pursuant to the Company’s bylaws, approval of the adjournment of the Special Meeting does not require a vote of the holders of the Company capital stock entitled to vote. Any meeting of stockholders may be adjourned from time-to-time to any other time and to any other place at which a meeting of stockholders may be held under our bylaws by the chairman of the Board or the chairman’s delegate, subject to certain limitations on the Company’s ability to adjourn or postpone the Special Meeting set forth in the Merger Agreement.

Other Information

You should not send documents representing Common Stock or Preferred Stock with the proxy card. If the Merger is completed, the paying agent for the Merger will send you transmittal materials and instructions for exchanging your shares of Common Stock for the consideration to be paid to Benefitfocus stockholders in connection with the Merger.

Questions

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Okapi Partners LLC, our proxy solicitor, by calling (212) 297-0720, or toll-free at (855) 305-0855, or via email at info@okapipartners.com.

THE MERGER PROPOSAL

(PROPOSAL 1)

The discussion of the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and hereby is incorporated by reference into this proxy statement.

Structure of the Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Benefitfocus, the separate corporate existence of Merger Sub will cease, and Benefitfocus will continue as the Surviving Corporation and a wholly owned subsidiary of Voya, and the separate corporate existence of Benefitfocus will continue unaffected by the Merger. The Merger will have the effects set forth in the Merger Agreement and the relevant provisions of the DGCL.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each Eligible Common Share will be automatically cancelled and will cease to exist, and each holder of such Eligible Common Shares will cease to have any rights with respect thereto, except the right to receive an amount in cash, without interest and subject to any applicable withholding taxes, equal to the Per Share Common Stock Merger Consideration. Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, each Eligible Preferred Share, as defined below in the section entitled “The Merger Agreement—Effect of the Merger on Common Stock and Preferred Stock,” beginning on page 94 of this proxy statement, issued and outstanding immediately prior to the Effective Time, will be automatically cancelled and will cease to exist, and each holder of Eligible Preferred Shares will cease to have any rights with respect thereto, except the right to receive an amount in cash, without interest, equal to the Per Share Preferred Stock Merger Consideration.

Treatment of Company Equity Awards

At the Effective Time, Company Equity Awards outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

•

each Company Option to purchase shares of Common Stock granted under the Plan that is outstanding and vested as of immediately prior to the Effective Time will be cancelled, and each holder of such Company Options will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Per Share Common Stock Merger Consideration over (B) the exercise price per share of Common Stock of such Company Option, less applicable taxes required to be withheld with respect to such payment, provided that any Company Option which has an exercise price equal to or greater than the Per Share Common Stock Merger Consideration will be cancelled at the Effective Time for no consideration;

•

each Specified Award that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled, and each holder of such Specified Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Specified Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment, provided that with respect to a Specified Award that is a Company Time-Vesting PRSU or Company Performance Restricted Share, the number of shares of Common Stock subject to such Specified Award will be the number of shares of Common Stock earned for the applicable performance period pursuant to the terms of such Company Time-Vesting PRSU or Company Performance Restricted Share;

•

each (A) Company RSU that is not a Specified Award (including for the avoidance of doubt, any Company Retention RSUs that are not Specified Company Retention Awards) and (B) Company Time-Vesting PRSUs that are not Specified Awards, in each of (A) and (B) that is outstanding as of immediately prior to the Effective Time, will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company RSUs immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company RSUs immediately prior to the Effective Time;

•

each Company PRSU that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company PRSUs immediately prior to the Effective Time based on target performance, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company PRSUs immediately prior to the Effective Time;

•

each Company RSU and Company PRSU that is outstanding as of immediately prior to the Effective Time and held by a non-employee director or consultant of the Company or by any employee who is not a Continuing Employee will be cancelled, and each holder of such Company Equity Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Equity Award immediately prior to the Effective Time, (with respect to each Company PRSU, based on target performance) multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment; and

•

each Company Restricted Share and Company Performance Restricted Share that is not a Specified Award and that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya Restricted Share covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company Restricted Shares or Company Performance Restricted Shares outstanding immediately prior to the Effective Time, based on target performance if applicable, multiplied by (ii) the Equity Award Exchange Ratio. Each Company Restricted Share and Company Performance Restricted Share will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Restricted Share or Company Performance Restricted Share immediately prior to the Effective Time.

As promptly as practicable following the date of the Merger Agreement, but in any event prior to the Effective Time, the Company will take all actions necessary or required under the ESPP and applicable laws to ensure that (i) except for the Final Offering, no offering period will be authorized or commenced on or after the date of the Merger Agreement, (ii) the Final Offering will end on the Closing Date, (iii) each ESPP participant’s accumulated contributions under the ESPP will be returned to the participant through the payroll system of the Surviving Corporation, as soon as practicable following the Closing, and (iv) the ESPP will terminate in its entirety at the Effective Time and no further rights will be granted or exercised under the ESPP thereafter.

Effects on Benefitfocus If the Merger Is Not Completed

If the Merger Proposal is not approved by Benefitfocus stockholders or if the Merger is not completed for any other reason, Benefitfocus stockholders will not receive any payment for their shares in connection with the Merger. Instead, Benefitfocus will remain an independent public company, our shares of Common Stock will continue to be listed and traded on NASDAQ and we will continue to file periodic reports, current reports and proxy and information statements with the SEC. In addition, if the Merger is not completed, Benefitfocus expects that management will operate Benefitfocus’s business in a manner similar to that in which it is being operated today and that Benefitfocus stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the competitive industry in which Benefitfocus operates and adverse economic conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that would have caused the Merger not to be completed, it is likely that the price of Common Stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Common Stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock or Preferred Stock. If the Merger is not completed, the Board will continue to evaluate and review Benefitfocus’s business operations, properties and capitalization, among other things, make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Proposal is not approved by Benefitfocus stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Benefitfocus will be offered or that Benefitfocus’s business, prospects or results of operation will not be adversely impacted.

Further, upon termination of the Merger Agreement, under certain specified circumstances, Benefitfocus may be required to pay a termination fee of $14.0 million to Voya pursuant to the terms and conditions of the Merger Agreement. For a discussion of the circumstances under which Benefitfocus will be required to pay a termination fee, see the section entitled “The Merger Agreement—Termination Fee,” beginning on page 120 of this proxy statement.

Background of the Merger

The following is a summary of events, meetings and discussions that are relevant to the decision of the Board to approve the Merger Agreement and recommend that Benefitfocus’s stockholders adopt the Merger Agreement.

The Board, together with management, regularly reviews and assesses Benefitfocus’s business, strategies and objectives and evaluates strategic opportunities and alternatives available to Benefitfocus to enhance and maximize stockholder value, including acquisitions, dispositions, other business combinations, partnerships and other strategic transactions. These reviews have included discussions as to whether the continued execution of Benefitfocus’s strategy as a standalone company, potential strategic acquisitions or other transactions, or a possible sale of Benefitfocus to a third party offered the best avenue to maximize stockholder value, and the potential benefits and risks of any such course of action. These regular reviews and assessments have been an important aspect of Benefitfocus’s history.

Beginning in the late fall of 2020 and continuing through the spring of 2021, Benefitfocus’s management received input from, and held lengthy discussions with, certain stockholders regarding corporate strategy and potential growth opportunities for Benefitfocus. On December 14, 2020, Benefitfocus received a letter (the “December Letter”) from Indaba suggesting, among other things, that Benefitfocus explore strategic alternatives and add representatives from Indaba to the Board. The Board met on December 15, 2020, with representatives of Wyrick Robbins Yates & Ponton LLP (“Wyrick”), outside counsel to Benefitfocus, in attendance to discuss potential responses to the December Letter, as well as the engagement of outside advisors to advise on a potential proxy contest. Also on December 15, 2020, Indaba filed a Schedule 13D disclosing that Indaba then held 7.5% of Benefitfocus’s outstanding Common Stock.

The Board met on December 16, 2020 and December 23, 2020 and established a working group composed of certain directors to oversee the development of a response to the December Letter with the assistance of

Benefitfocus’s outside advisors. The Board also discussed the Company’s standalone plans and alternatives and whether initiating a formal process to consider strategic alternatives was in the best interests of Benefitfocus and its stockholders. Following a detailed discussion, the Board directed management and its outside advisors to conduct an assessment of these topics and to engage in discussions with Indaba. The Board met several times during the first quarter of 2021 to consider these matters.

On February 11, 2021, Indaba issued a public letter (the “February Letter”) responding to certain Board and governance changes that the Board undertook in the period following the December Letter. The February Letter contended that mismanagement of Benefitfocus had resulted in poor performance for Benefitfocus’s stockholders and that additional Board and governance changes were warranted in light of this performance. Among other things, the February Letter demanded that the Board (i) be refreshed with additional independent directors and (ii) establish a special committee to conduct a review of strategic alternatives, including a potential sale of Benefitfocus.

Throughout March and April of 2021, the Board met multiple times with representatives of management and its advisors to discuss the situation with Indaba, including the potential to consider a settlement with Indaba, as well as a potential strategic alternatives process with respect to Benefitfocus.

In March of 2021, Indaba formally nominated two director candidates for election at the 2021 annual meeting of stockholders (the “2021 Annual Meeting”). Over the ensuing months, Benefitfocus discussed with Indaba a potential resolution of the concerns raised by Indaba, but these discussions concluded without agreement. Following the Company’s announcement that an additional independent director, unrelated to Indaba, would be nominated for election by holders of Common Stock at the 2021 Annual Meeting, Indaba issued another public letter on May 13, 2021, indicating that Indaba would not proceed with nominating candidates to run for election to the Board in 2021 but would continue to engage with Benefitfocus.

Also during this time, the Board appointed Matthew Levin as the President and Chief Executive Officer of Benefitfocus, which was announced on May 4, 2021. Mr. Levin was selected based upon his extensive experience in the benefits administration, health insurance and healthcare technology industries, as well as his distinguished track record of executing innovative growth strategies for leading companies.

During the latter half of 2021, Benefitfocus’s management team worked to formulate and execute new corporate strategies to drive growth and create value for Benefitfocus’s stockholders, which included, among other things, working to strengthen core technology solutions, improve service levels, expand Benefitfocus’s customer base through improved distribution, develop its network of strategic partners and extend its suite of applications and technology capabilities (these new corporate strategies, the “Turn-Around Plan”). Also during this time, Benefitfocus continued to be in dialogue with Indaba regarding the ongoing strategy and operations of Benefitfocus.

On February 4, 2022, a representative of a financial buyer referred to as “Sponsor A” contacted Mr. Levin by telephone to deliver an unsolicited, non-binding indication of interest, which was confirmed in writing promptly following that call (the “February 4 Sponsor A IOI”). The February 4 Sponsor A IOI indicated that Sponsor A at that time owned approximately 4.4% of the outstanding Common Stock and expressed a potential interest in acquiring all other outstanding shares of Common Stock for a purchase price between $14.00 and $14.50 per share in cash, which, at the midpoint of that range, represented a 39% premium over the February 3, 2022 closing price of Benefitfocus’s Common Stock. The February 4 Sponsor A IOI detailed areas of diligence Sponsor A desired before discussing definitive agreements in connection with a transaction, including Benefitfocus’s bookings and revenue, cost structure and technology platforms. The February 4 Sponsor A IOI was promptly distributed to the Board for consideration.

The Board met on February 9, 2022, with representatives of management, Sullivan & Cromwell LLP (“S&C”), outside mergers and acquisitions counsel to Benefitfocus, Wyrick and certain other advisors of

Benefitfocus in attendance to discuss the February 4 Sponsor A IOI and other potential strategic alternatives, including (1) a potential transaction in which Benefitfocus would acquire or be combined with a complementary business (referred to as “Business A”) that Benefitfocus believed might be put up for sale later in the year by a strategic seller in a transaction involving third-party financing (referred to as “Strategic Seller A”) (outreach and negotiation regarding such potential transaction, including such transaction involving Sponsor A, the “Strategic Seller A Process”) and (2) a potential sale of Benefitfocus (outreach and negotiation regarding such potential transaction, the “Strategic Alternatives Process”). The Board also discussed with its advisors a recent oral outreach to Mr. Levin by a financial buyer referred to as “Sponsor B” related to Sponsor B’s desire to explore a potential transaction with the Company. Following a detailed discussion, the Board expanded the responsibility of a subcommittee of the Board established in late 2021 to oversee strategic transactions involving Benefitfocus (the “Special Transaction Committee”) to encompass overseeing management’s evaluation of a potential transaction with Sponsor A as well as the Strategic Seller A Process and the Strategic Alternatives Process.

The Board then discussed with its advisors the form, operation and potential desirability of a stockholder rights plan, which the Board could elect to deploy at some future date if determined appropriate at the time. The Board also directed management to focus on preparing an updated long-range plan for the Board to use as a reference point to evaluate the merits of the February 4 Sponsor A IOI, as well as to prepare for Benefitfocus’s next earnings call, which was scheduled for early March 2022. The Board determined to postpone responding to Sponsor A regarding the February 4 Sponsor A IOI until the Board had an opportunity to consider the updated long-range plan and the Company’s first quarter 2022 results.

During February 2022, management worked on updating Benefitfocus’s long-range plan, which the Board approved that month (the “February LRP”) and on preparing for Benefitfocus’s first quarter 2022 earnings call. During this time period, management communicated intermittently with representatives of Sponsor A to advise them that Benefitfocus was considering their proposal and expected to respond to them after the first quarter 2022 earnings call.

The Board met on March 4, 2022, with representatives of management, S&C, Wyrick, Barclays and other advisors also in attendance. Representatives of management updated the Board on recent communications with Sponsor A. Representatives of Barclays then provided a preliminary perspective on Benefitfocus’s valuation based on the February LRP and how the valuation implied by the execution of Benefitfocus’s February LRP compared to the $14.00 to $14.50 indicative price range set forth in the February 4 Sponsor A IOI. Representatives of Barclays noted that assuming successful achievement of the results projected in the February LRP, and taking into account Benefitfocus’s cost of capital based on assumptions about then-current market conditions, among other things, a discounted cash flow analysis of Benefitfocus implied values in excess of Sponsor A’s proposal. The Board then discussed the risks and uncertainties in the February LRP and the Turn-Around Plan. Detailed discussion followed with a focus on Benefitfocus’s potential valuation, the possibility of stockholder activist campaigns in 2022, Sponsor A’s transaction experience, the fact that Sponsor A’s proposal was not informed by any diligence and did not indicate that Sponsor A had secured any financing, the Board’s desire to allow the Strategic Seller A Process and the Strategic Alternatives Process to unfold and the potential for management distraction and leaks during an important sales cycle then underway. The Board concluded, based upon the matters discussed at the meeting, that Sponsor A’s proposal was not reasonably certain of being completed and undervalued Benefitfocus relative to its potential standalone value based upon the February LRP. The Board also discussed the Strategic Seller A Process, noting that any such transaction would be challenging to structure and finance but could generate meaningful synergies. The Board then directed Barclays to inform Sponsor A that the price proposed by Sponsor A in the February 4 Sponsor A IOI was inadequate.

Later during the meeting, the Board approved Benefitfocus entering into an engagement letter with Barclays in which Barclays agreed to provide financial advisory services to Benefitfocus. Barclays was selected based on its qualifications, expertise, reputation and knowledge of Benefitfocus’s business and the industry in which Benefitfocus operates. For additional information on the engagement of Barclays as financial advisor, see the section entitled “The Merger Proposal (Proposal 1)—Opinion of Benefitfocus’s Financial Advisor—General,” beginning on page 76 of this proxy statement.

Following the March 4, 2022 Board meeting, representatives of Barclays met with Sponsor A and conveyed the Board’s conclusion that their proposal was inadequate. Sponsor A indicated that it would need to conduct due diligence to further refine its valuation of Benefitfocus.

On March 11, 2022, Mr. Levin updated the Board via email regarding the latest discussions with Sponsor A. Later that same day, Barclays spoke with Sponsor A’s financial advisor regarding what due diligence information Sponsor A required in order to improve its proposed price from the February 4 Sponsor A IOI.

On March 15, 2022, Benefitfocus received a letter from Indaba requesting a copy of Benefitfocus’s director questionnaire and other materials contemplated by its advance notice by-law provisions, suggesting that Indaba was planning to nominate a candidate for election as a director at the Company’s 2022 annual stockholder meeting. On March 22, 2022, Indaba filed a Schedule 13D disclosing that Indaba then held 11.3% of Benefitfocus’s outstanding Common Stock.

On March 21, 2022, representatives of management met with Indaba and Indaba asked Benefitfocus to announce a process to sell Benefitfocus and to appoint one of Indaba’s principals, Alex Lerner, to the Board. Indaba indicated that it would consider conducting a proxy contest if Benefitfocus did not begin a sales process.

On March 23, 2022, one of Benefitfocus’s other significant stockholders met with management and expressed an interest in the Board conducting an evaluation of strategic alternatives for Benefitfocus following the selling season, which commenced on January 1, 2022 and was expected to be substantially complete by early September 2022.

The Board met on March 24, 2022 to discuss Indaba’s outreach. The Board reached consensus that the Board should discuss with Indaba a potential settlement by which Mr. Lerner would join the Board in order to avoid a proxy contest that could be highly disruptive during Benefitfocus’s selling season. At this meeting, Lanham Napier, a director designated by BG (which, at that time, held approximately 13.7% of the as-converted voting power of Benefitfocus’s outstanding capital stock) and elected by the holder of a majority of the outstanding Preferred Stock, informed the Board that the addition of Mr. Lerner would likely prompt the Board to focus its attentions on pursuing the Strategic Alternatives Process and that, from his perspective, further exploring the Strategic Alternatives Process would be sensible. The Board concluded that any Strategic Alternatives Process should be continued on a limited basis prior to the completion of the Company’s selling season to reduce the risk of leaks and disruption during the selling season.

Also on March 24, 2022, Mr. Levin met with Derek Schrier, Managing Partner and Chief Investment Officer of Indaba, and Mr. Lerner to discuss a potential settlement with Indaba. Following that meeting, on March 25, 2022, Mr. Lerner sent Mr. Levin an email setting forth a framework for a potential settlement with Indaba that included, among other things, that Mr. Lerner would chair a strategic planning committee that would be formed to assess value creation opportunities for Benefitfocus, including to explore strategic alternatives.

On March 25, 2022, Benefitfocus and Sponsor A executed a confidentiality agreement (the “Sponsor A Confidentiality Agreement”) allowing Sponsor A to access certain non-public diligence materials regarding Benefitfocus in order to facilitate an improvement in its proposed terms of a possible transaction. The Sponsor A Confidentiality Agreement, and the other confidentiality agreements executed by Benefitfocus with other parties, provided for automatic termination of the standstills contained therein upon Benefitfocus’s entry into a definitive written agreement for the sale of Benefitfocus. Following the signing of the Sponsor A Confidentiality Agreement on March 25, 2022, representatives of Sponsor A engaged in multiple diligence sessions with representatives of management.

On March 27, 2022, the Board met to discuss the potential settlement with Indaba. At this meeting, the Board also discussed a term sheet that representatives of BG delivered to Benefitfocus in advance of the meeting, which provided in part that BG would agree to waive its “right to designate a third director in the event the [Board] is expanded to ten (10) directors” granted under the Certificate of Designations for a specified period of time and “to take all necessary action to cause the size of the Board to be increased to ten (10) directors and to vote in favor of appointing Mr. Lerner (or such other person designated by Indaba) to the Board,” in exchange for certain amendments to the terms of the Preferred Stock, including improvements in the economics thereof. At the meeting, Mr. Napier and Zeynep Young, the other director designated by BG and elected by the holders of a majority of the outstanding Preferred Stock, recused themselves from the discussion of BG’s term sheet. Following their recusal, the Board determined that the Board would not be amenable to amending the terms of the Preferred Stock and given that another member of the Board, Francis Pelzer V, was planning to retire following Benefitfocus’s 2022 annual meeting of stockholders, it would be preferable for Mr. Pelzer to retire now instead, creating a vacancy on the Board such that Mr. Lerner could be appointed without expanding the Board and without requiring BG to waive any of its rights. The Board also discussed the possibility of Mr. Pelzer remaining available to Benefitfocus as a compensated consultant (which would extend the exercisability of his previously granted stock options) in the event that he retired from the Board earlier than planned. Later that day, a representative of S&C contacted a representative of Shearman & Sterling LLP (“Shearman”), BG’s outside counsel, to convey the Board’s decision in connection with the potential settlement with Indaba, at the conclusion of which conversation the representative of Shearman confirmed that, because BG was not being asked to waive any of its rights in relation to or otherwise consent to the potential settlement with Indaba, BG would not seek changes to the terms of the Preferred Stock.

On March 30, 2022, representatives of Barclays contacted representatives of the financial advisor to Sponsor A to discuss the ongoing due diligence requests of Sponsor A following the March 28, 2022 meeting between representatives of management and Sponsor A.

The Board met on March 30, 2022 and March 31, 2022, with representatives of management, Barclays, S&C, Wyrick and certain other advisors in attendance to discuss the latest discussions and negotiations with Indaba regarding a potential settlement agreement, the risks and likelihood of a proxy contest, recent discussions with Sponsor A and the latest discussions regarding the Strategic Seller A Process. Detailed discussions ensued, at the conclusion of which the Board gave management and Benefitfocus’s advisors directions as to next steps, timing and process. The Board also discussed and approved a proposal for Mr. Pelzer to provide consulting services to Benefitfocus through December 31, 2022, consistent with the Board’s discussion on March 27, 2022.

On April 3, 2022, the Board met and discussed the proposed terms of a cooperation agreement with Indaba (the “Cooperation Agreement”). Following a discussion, the Board authorized Benefitfocus to enter into the Cooperation Agreement and authorized the reconstitution of the Special Transaction Committee into the Strategy and Finance Committee (“SFC”), to which Mr. Lerner would be appointed as co-chair alongside John Park, a current member of the Board, and J. Bradley Wilson, another current member of the Board and the third member of the SFC, effective upon the execution of the Cooperation Agreement. The Board also discussed that the SFC would have responsibility for overseeing Benefitfocus’s evaluation of potential inorganic strategic alternatives, including the Strategic Seller A Process and Strategic Alternatives Process, including with respect to Sponsor A, and would provide the Board with periodic updates on these processes. Douglas Dennerline, the Chairman of the Board, voluntarily stepped down from the SFC at the same time that Mr. Lerner was appointed as co-chair of the SFC. Following the addition of Mr. Lerner and the departure of Mr. Dennerline, the size of the SFC remained at three directors.

On April 4, 2022, Benefitfocus entered into the Cooperation Agreement with Indaba, which at the time owned approximately 11.8% of the Common Stock, pursuant to which Benefitfocus agreed to, among other things, appoint Mr. Lerner to the Board and to include Mr. Lerner on the recommended slate of nominees for election at Benefitfocus’s 2022 annual meeting of stockholders. The Cooperation Agreement also included certain provisions regarding voting and standstill restrictions, which automatically terminated upon Benefitfocus consummating a change of control transaction, which includes the consummation of the Merger. The standstill provisions also allowed for Indaba to communicate privately with the Board and with management regarding any relevant corporate matters. For additional information on the Cooperation Agreement in the public filings that Benefitfocus makes with the SEC, see the section entitled “Where You Can Find More Information” beginning on page 134 of this proxy statement. Also on April 4, 2022, Mr. Pelzer notified the Board of his retirement, effective immediately. Mr. Pelzer’s decision to retire was not related to any disagreement with Benefitfocus or any matter relating to Benefitfocus’s operations, policies or practices. Following the addition of Mr. Lerner and the departure of Mr. Pelzer, the size of the Board remained at nine directors.

Starting in mid-April 2022 until the execution of the Merger Agreement, the SFC met on a regular (and sometimes weekly) basis to discuss the Strategic Seller A Process and Strategic Alternatives Process. Among other matters, with respect to the Strategic Alternatives Process, the SFC considered whether to conduct a broad or narrow sale process; whether to invite both financial and strategic buyers into the process; how to identify and prioritize various potential bidders; how to structure the process; whether to conduct any pre-marketing, and the timing of the process relative to key dates like Benefitfocus’s Investor Day planned for May 2022, selling season and discussions with Sponsor A. At the invitation of the SFC, representatives of Barclays and S&C participated in the SFC’s meetings from time to time.

At the SFC’s direction, beginning in April 2022, Barclays reached out to parties potentially interested in a strategic transaction with Benefitfocus. Between April and October 2022, representatives of Barclays contacted 10 strategic buyers (including Voya and the strategic party referred to as “Strategic Party A”) and 17 financial buyers (including Sponsor A, Sponsor B and the financial buyers referred to as “Sponsor C,” “Sponsor D” and “Sponsor E”) regarding the Strategic Seller A Process and the Strategic Alternatives Process. Of the parties contacted, six of the strategic buyers and one financial buyer declined to participate in the process. During this period, Benefitfocus negotiated confidentiality agreements with potential counterparties and ultimately entered into confidentiality agreements with four strategic buyers and 16 financial buyers, including Voya, Strategic Party A, Sponsor A, Sponsor B, Sponsor C, Sponsor D and Sponsor E, although one of the financial buyers declined to participate further in the process after signing a confidentiality agreement and another financial buyer was not able to hold calls with management due to timing constraints. During this period, 18 potential buyers that entered into confidentiality agreements held calls with management and received access to additional due diligence materials.

On April 13, 2022, representatives of management met with representatives of Sponsor A to discuss questions regarding the February LRP and other diligence matters.

On April 25, 2022, Benefitfocus entered into a confidentiality agreement with Sponsor B.

On May 13, 2022, Sponsor A sent an updated written, non-binding indication of interest (the “May 13 Sponsor A IOI”) to Mr. Dennerline, proposing to acquire all outstanding shares of Common Stock for a purchase price of $14.25 per share in cash, which represented a 75% premium over the May 12, 2022 closing price of Benefitfocus’s Common Stock. The May 13 Sponsor A IOI did not include any committed equity or debt financing but Sponsor A indicated confidence in its ability to obtain financing from its current fund and select lenders. The May 13 Sponsor A IOI also requested exclusivity and approximately four weeks to complete due diligence and negotiate transaction documents. The May 13 Sponsor A IOI was promptly distributed to the Board for consideration.

On May 17, 2022, the Board met with representatives of management, Barclays, S&C and Wyrick to review the May 13 Sponsor A IOI and discuss any updates on the Strategic Seller A Process. Representatives of management also updated the Board on the terms of the May 13 Sponsor A IOI and the latest discussions between management and Sponsor A, as well as conversations with other potential counterparties and financing sources with respect to the Strategic Alternatives Process and the Strategic Seller A Process. The Board then discussed with management and its outside advisors the state of the financial markets, Benefitfocus’s business, preliminary views on valuation and potential strategic alternatives. The Board considered that Sponsor A’s proposal remained subject to financing uncertainty, and that, given the uncertainty in the markets, Benefitfocus should continue to focus on getting through its selling season, allow time to make more progress with its Turn-Around Plan, give market conditions time to improve, allow the Strategic Seller A Process time to play out and take time to reach out to other potentially interested counterparties to create some competitive tension with Sponsor A’s proposal in the May 13 Sponsor A IOI. After further discussion, the Board determined to decline the May 13 Sponsor A IOI at the proposed price at that time and directed management and Barclays to continue discussions with all potential transaction counterparties and financing sources.

On June 8, 2022 and June 9, 2022, the Board met with representatives of management, Barclays, S&C, Wyrick and certain other advisors in attendance. Representatives of management and Barclays provided an update to the Board on the Strategic Seller A Process and continuing discussions with Sponsor A, which was followed by a discussion regarding preliminary views on Benefitfocus’s valuation, feedback from potential transaction counterparties, timing of a potential strategic transaction and the availability of debt financing given the current state of the financing markets, all in the context of advice from S&C and Wyrick regarding the Board’s fiduciary duties. The Board directed management to work with Barclays to continue discussions with financial sponsors that could act as potential financing sources in connection with the Strategic Seller A Process but not to move forward with a broad Strategic Alternatives Process to solicit interest in Benefitfocus on a standalone basis until closer to the completion of selling season. The Board discussed that the likely structure of a transaction from the Strategic Seller A Process would result in a take-private of Benefitfocus and, therefore, should be evaluated in comparison to other potential transactions involving a change of control of Benefitfocus, such as a transaction resulting from the Strategic Alternatives Process, to assess which potential transaction would yield the highest value for Benefitfocus’s stockholders. While the Board was not actively pursuing a standalone sale of Benefitfocus at this time, the Board considered information relating to the valuation of Benefitfocus on a standalone basis and on a combined basis with Business A gathered from the Strategic Seller A Process to be informative as the Board continued to consider potential strategic alternatives for Benefitfocus, including the Strategic Alternatives Process.

On June 13, 2022, representatives of management met with one of Benefitfocus’s stockholders (not the same stockholder from March 23, 2022), who conveyed that Benefitfocus should run a sale process and that a reasonable clearing price for a sale of the Company would be a price in excess of $12.00 per share of Common Stock.

On June 22, 2022, a research analyst covering Benefitfocus published a report downgrading Benefitfocus from “Overweight” to “Neutral” and reducing the price target from $16.00 per share of Common Stock to $9.00 per share of Common Stock. One of Benefitfocus’s stockholders (not the same stockholder from March 23, 2022 or June 13, 2022) forwarded the report to representatives of management and stated that the report reinforced “the importance of [Benefitfocus] expeditiously pursuing strategies to maximize stockholder value into the seasonally strong period of your business.”

On July 18, 2022, representatives of Sponsor C indicated to Barclays that Sponsor C was interested in a potential transaction in which Sponsor C would simultaneously acquire and combine both Benefitfocus and Business A.

On July 19, 2022, representatives of Barclays met with representatives of Voya for the purpose of discussing the benefits administration industry, in general. At this meeting, representatives of Voya expressed an interest in the benefits administration industry, including a potential transaction with Benefitfocus, and requested an introductory call with Mr. Levin.

On July 20, 2022, Benefitfocus entered into a confidentiality agreement with Strategic Seller A in order to continue discussions with Strategic Seller A in connection with the Strategic Seller A Process.

On July 25, 2022, representatives of Barclays updated the members of the SFC regarding the interaction with representatives of Voya on July 19, 2022. The SFC authorized representatives of management and Barclays to engage with Voya regarding a potential transaction. Representatives of Barclays then organized an introductory call between representatives of Voya and Mr. Levin, which occurred on July 27, 2022.

Consistent with the Board’s discussion on June 9, 2022, and at the Board’s direction, in June and July of 2022, representatives of Barclays continued to reach out to potential financing sources and transaction partners regarding the Strategic Seller A Process and to discuss with them their preliminary interest in other potential strategic transactions involving Benefitfocus.

On August 1, 2022, the SFC met to discuss an update on the Strategic Seller A Process and the Strategic Alternatives Process. Representatives of Barclays informed the SFC of the interactions with parties to date, including that up to six financial sponsors had expressed preliminary interest in financing a combination of Benefitfocus with Business A in the Strategic Seller A Process, but that none of them had expressed interest to date in owning Benefitfocus on a standalone basis because the Turn-Around Plan was still in process, Benefitfocus had still been working to win a significant number of new customers, Benefitfocus was still seeing elevated churn levels and the financing markets continued to be very tight. The SFC discussed the pros and cons of more proactively reaching out to potential buyers concerning a possible sale of Benefitfocus without tying the process to the Strategic Seller A Process. The SFC also discussed the pros and cons of inviting Sponsor A to finance the Strategic Seller A Process. At this meeting, management also informed the SFC that they had a preliminary introductory discussion with Voya, who had expressed interest in exploring a transaction with Benefitfocus. The SFC directed management to continue in the Strategic Seller A Process while preserving all other options, including the Strategic Alternatives Process, and to continue to provide updates regarding discussions with potential transaction counterparties.

In connection with the ongoing discussions regarding the Strategic Seller A Process, Benefitfocus sent a written, non-binding indication of interest on August 2, 2022 (the “August 2 Strategic Seller A Process IOI”) to Strategic Seller A describing Benefitfocus’s proposal to acquire Business A in an all-cash transaction, which was subject to various assumptions, including that Business A’s revenue projections would be met and that certain cost synergies would result from the potential transaction. The August 2 Strategic Seller A Process IOI also detailed additional diligence requirements and that the transaction would be financed through a combination of debt, cash-on-hand and incremental capital from a third party source.

On August 8, 2022, representatives of management spoke with one of Benefitfocus’s stockholders (the same stockholder from June 13, 2022) in connection with ordinary course investor relations activities. The stockholder informed management that Benefitfocus should immediately commence a process to sell Benefitfocus, and that the stockholder intended to go public with its investment thesis.

In addition, on August 8, 2022, representatives of Sponsor A spoke to representatives of Barclays and requested permission under the Sponsor A Confidentiality Agreement to speak with a few financing sources to firm up Sponsor A’s views on financing and to explore whether there was a value at which the Board would be willing to further engage with Sponsor A concerning a sale of Benefitfocus.

On August 9, 2022, Mr. Levin updated the Board concerning Sponsor A’s request to speak with financing sources and management’s August 8, 2022 discussions with one of Benefitfocus’s stockholders regarding the stockholder’s view that Benefitfocus should immediately commence a sale process. In the following week, Benefitfocus authorized Sponsor A to contact selected potential lenders to evaluate the potential for financing an acquisition of Benefitfocus.

Also on August 9, 2022, representatives of Sponsor C indicated to Barclays that Sponsor C viewed the simultaneous acquisition of Benefitfocus and Business A to be too complicated and preferred instead to first focus on acquiring Business A and to further evaluate a transaction with Benefitfocus at a later time.

Later on August 9, 2022, following multiple diligence sessions conducted throughout July 2022, Sponsor E provided a verbal indication to representatives of Barclays that it would be interested in a transaction in which it would acquire both Business A and Benefitfocus.

On August 11, 2022, Sponsor B provided management with its view that Sponsor B valued Benefitfocus at $13.00 per share of Common Stock in a transaction in which Sponsor B would acquire both Business A and Benefitfocus.

On August 12, 2022, Benefitfocus and Voya executed a confidentiality agreement (the “Voya Confidentiality Agreement”) allowing Voya to access non-public diligence materials regarding Benefitfocus in order to facilitate its evaluation, negotiation and implementation of a possible transaction. The Voya Confidentiality Agreement, similar to the other confidentiality agreements entered into between Benefitfocus and the other potential bidders, provided for automatic termination of the standstill contained therein upon Benefitfocus’s entry into a definitive written agreement for the sale of Benefitfocus.

Also on August 12, 2022, representatives of Barclays contacted the members of the SFC to update them regarding interactions with various potential counterparties in connection with the Strategic Seller A Process. In the update, representatives of Barclays noted that Sponsor E had indicated that they would value Benefitfocus at $11.61 per share in connection with the Strategic Seller A Process, inclusive of the value of synergies, and that Sponsor B had indicated that they would value Benefitfocus at $13.00 per share of Common Stock in connection with the Strategic Seller A Process, inclusive of the value of synergies, in each case subject to due diligence. Also on August 12, 2022, the SFC met to discuss the state of play with all of the potential counterparties with whom Benefitfocus had been in discussions and to discuss the interplay between the Strategic Seller A Process and the Strategic Alternatives Process. The SFC discussed that no decision had been made to sell Benefitfocus at that time, but directed management to start to plan to conduct a broader sale process, including to identify which potential bidders to contact and how to structure the process. The SFC discussed various potential counterparties and their potential level of interest in participating in a process to acquire Benefitfocus. The SFC also discussed that management and Barclays were making efforts to accelerate Voya’s due diligence of Benefitfocus, that care needed to be taken not to disrupt the selling season, and that management and Barclays should work with Sponsor A to get Sponsor A to put forward an updated proposal and price backed by financing commitments if possible.

Also on August 12, 2022, representatives of Barclays were informed by representatives of the financial advisor to Strategic Seller A that Benefitfocus had advanced to the next round of the bid process. Representatives of Barclays requested that Benefitfocus be able to partner with either Sponsor B or Sponsor E.

On August 13, 2022, representatives of Barclays spoke with representatives of the financial advisor representing Strategic Seller A and discussed Benefitfocus’s participation in management presentations relating to the Strategic Seller A Process.

On August 15, 2022, representatives of Barclays were informed by representatives of the financial advisor to Strategic Seller A that Benefitfocus could only partner with one party moving forward in the bid process. Promptly following this discussion, Benefitfocus and Sponsor B agreed to partner for the purposes of pursuing the transaction contemplated by the Strategic Seller A Process.

On August 19, 2022, the Board met with representatives of management, Barclays, S&C and Wyrick in attendance to discuss updates on the Strategic Seller A Process and the Strategic Alternatives Process. Representatives of S&C reviewed with the Board its fiduciary duties in the context of a potential strategic transaction, such as the transactions contemplated by the Strategic Seller A Process and the Strategic Alternatives Process. Representatives of Barclays presented on the latest developments regarding the Strategic Seller A Process and the Strategic Alternatives Process, with discussion topics including the current status of discussions with counterparties, timing considerations and potential next steps. The Board then engaged in further discussion regarding optimizing the strategic transactions processes, including the timing of further engagement with Sponsor A and other potential counterparties, as well as identifying other potential parties interested in acquiring Benefitfocus. Representatives of management then led a discussion on trends and forecasts, changes in new subscription bookings and churn rates and notified the Board that they planned to provide an updated long-range plan (i.e., the Projections) at the next Board meeting. The Board then directed management and Barclays to continue working on the Strategic Seller A Process and the Strategic Alternatives Process.

On August 24, 2022, one of Benefitfocus’s stockholders (not the same stockholder from March 23, 2022 or from June 13, 2022 and August 8, 2022) contacted Mr. Levin to indicate that he had heard rumors that Benefitfocus was contemplating a sale transaction and stated that he should be consulted regarding the process. Mr. Levin informed Mr. Dennerline of this conversation and Mr. Dennerline contacted the stockholder to inform him that Benefitfocus was not going to share any confidential information with him at that time.

On August 31, 2022, the Board held a meeting at which representatives of management presented the Projections, as more fully described in the section below entitled “The Merger Proposal (Proposal 1)—Financial Forecasts and Financial Projections,” beginning on page 66 of this proxy statement, to the Board and discussed the assumptions and considerations underlying the Projections, which, relative to the February LRP, reflected updates in light of Benefitfocus’s performance to date and that it was taking longer than expected to see the positive impact of product enhancements, operation and service improvements on bookings and churn in the near term. Representatives of management then updated the Board on the status of the Strategic Seller A Process and the Strategic Alternatives Process, which was followed by a presentation by representatives of Barclays regarding, among other things, transaction counterparty outreach as it related to the Strategic Alternatives Process and potential negotiating strategy and timing as it related to the Strategic Seller A Process. Discussion then ensued regarding the development and growth of Benefitfocus’s business and associated impacts on the Projections, stock market conditions and implications for Benefitfocus’s potential valuation in the short- and long-term. Representatives of S&C provided advice to the Board on its fiduciary duties in this context. The Board determined that representatives of Barclays should continue outreach to the parties identified in Barclays’ presentation materials in regards to the Strategic Alternatives Process, but should not contact any new bidders because market conditions made it unlikely that any new bidder would be willing to pay a higher price at that time than those parties currently engaging with the Company. The Board also decided it would not make a decision on whether to enter into an agreement for the sale of Benefitfocus until the Strategic Seller A Process had run its course and outreach to the currently identified potential parties in regards to the Strategic Alternatives Process was completed and proposals were received. The Board subsequently met in executive session without representatives of management present and discussed that some of the nearer-term Projections may not be achieved because the Company needed more time to achieve the goals of the Turn-Around Plan, especially with respect to certain operational matters, including client referenceability. The Board also discussed the contributions that management was making to the Strategic Seller A Process and the Strategic Alternatives Process and directed the Compensation Committee of the Board (the “Compensation Committee”) to consider whether management’s compensation was structured in a manner that would align management’s interests with securing an outcome that was in the best interests of Benefitfocus’s stockholders, and, if not, to recommend appropriate changes to management’s compensation. The Board also discussed that certain potential counterparties, especially financial sponsors, may wish to have discussions with representatives of management in the future concerning their continued employment after completion of a transaction, and determined that the chairs of the SFC, Mr. Lerner and Mr. Park, should be consulted regarding any discussions with bidders of management having a continued role with the Company or a bidder after completion of a transaction.

As of September 2022, 11 parties remained interested in a potential transaction with Benefitfocus, including Voya, Strategic Party A, Sponsor A, Sponsor B, Sponsor C, Sponsor D and Sponsor E. Representatives of management continued to work with representatives of Barclays regarding outreach with respect to a potential transaction; however, in its regular meetings the SFC discussed that general economic uncertainty and difficulties in the financing markets due to rising interest rates presented a challenging environment to pursue a transaction.

On September 2, 2022, Voya received the Projections (other than with respect to Unlevered Free Cash Flow, which was not provided to any of the potential bidders) in order to facilitate its evaluation, negotiation and implementation of a possible transaction.

On September 6, 2022, Benefitfocus was granted access to Strategic Seller A’s virtual dataroom in connection with the Strategic Seller A Process, following which Benefitfocus and Sponsor B conducted business and financial due diligence.

On September 7, 2022, representatives of Benefitfocus and Voya met to discuss Voya’s business strategy, including the manner in which a potential transaction with Benefitfocus might accelerate achievement of Voya’s strategic objectives.

On September 8, 2022, representatives of Voya submitted proposed due diligence session agendas to Benefitfocus to guide upcoming due diligence sessions.

On September 12, 2022, representatives of Barclays spoke with representatives of Sponsor A to discuss a potential transaction between Sponsor A and Benefitfocus. After speaking with potential lenders, representatives of Sponsor A informed representatives of Barclays that they valued Benefitfocus at $10.00 per share of Common Stock but that their proposal was subject to completion of additional due diligence, including review of the Projections.

On September 12, 2022, representatives of Barclays met with representatives of management and S&C. At this meeting, with respect to the Strategic Alternatives Process, representatives of Barclays provided updates to the group on its discussions with respect to a potential sale of Benefitfocus to Sponsor A, Voya and other strategic bidders and financial buyers. With respect to Sponsor A, representatives of Barclays indicated that Sponsor A did not currently have committed financing and Sponsor A’s ability to complete a transaction depended upon the financing markets, which could be challenging given the state of those markets. With respect to Voya, representatives of Barclays indicated that discussions were productive and that initial diligence items were being shared with Voya and its advisors. With respect to the other strategic and financial buyers, representatives of Barclays indicated that the initial due diligence materials were being reviewed by the other potential strategic and financial bidders. An additional strategic buyer informed representatives of Barclays that it was not interested in pursuing a transaction.

Also on September 12, 2022, representatives of Voya met with Mr. Levin to discuss an overview of Benefitfocus’s business and strategy, and Voya’s potential interest in a transaction with Benefitfocus. During this meeting, the representatives of Voya informed Mr. Levin that Voya had hired outside legal counsel and a financial advisor to assist with the potential transaction and that Voya intended to share its initial proposal regarding the valuation of Benefitfocus later in September.

From September 13, 2022 through September 22, 2022, Benefitfocus and Sponsor B conducted business and financial due diligence on Business A, and met multiple times with representatives of Strategic Seller A to discuss various diligence-related issues.

On September 15, 2022, the SFC met with representatives of Barclays and S&C. At this meeting, representatives of Barclays provided an update on a potential transaction between Benefitfocus and Voya, Sponsor A and other strategic and financial buyers. Representatives of Barclays and management reported that ongoing discussions between management and representatives of Voya continued to be productive. Representatives of Barclays indicated that they would continue current efforts on the Strategic Seller A Process but that they were more optimistic about a transaction with Voya at this stage and were waiting for responses from the other strategic and financial buyers following initial outreach and internal discussions regarding a potential transaction with Benefitfocus.

Also on September 15, 2022, representatives of Barclays spoke with representatives of Sponsor A to discuss the status of Sponsor A’s ongoing due diligence efforts. As a result of this discussion, Barclays confirmed that Benefitfocus would share the Projections with Sponsor A and would schedule a meeting for Sponsor A to review the Projections with management and requested that Sponsor A deliver a revised offer, inclusive of price, financing assumptions and due diligence requirements. Promptly following this call, Sponsor A received the Projections.

Additionally on September 15, 2022, representatives of Sponsor B indicated to representatives of Barclays that their valuation view of Benefitfocus was between $10.00 and $11.00 per share on a combination basis with Business A, based on the Projections and conditional on the ability of Sponsor B to obtain debt financing.

On September 19, 2022, representatives of Voya held a call with representatives of management in connection with Voya’s ongoing due diligence review of Benefitfocus.

On September 26, 2022, Sponsor B informed representatives of Barclays that Sponsor B was no longer interested in pursuing a combination transaction involving Strategic Seller A or an acquisition of Benefitfocus on a standalone basis.

On September 27, 2022, Voya sent a written, non-binding indication of interest (the “September 27 Voya IOI”) to Benefitfocus, expressing a potential interest in acquiring all outstanding shares of Common Stock for a purchase price between $9.50 and $10.50 per share in cash, which, at the midpoint of that range, represented a premium of 64% over the September 26, 2022 closing price of Benefitfocus’s Common Stock. The purchase price range reflected Voya’s limited assessment to date of the Company’s revenue projections and prospects for cost-savings resulting from the acquisition of Benefitfocus by Voya. The September 27 Voya IOI also detailed additional diligence requirements and requested that key stockholders of Benefitfocus enter into customary voting and support agreements in connection with the potential transaction. The September 27 Voya IOI was promptly distributed to the Board for consideration.

Also on September 27, 2022, Mr. Levin met with representatives of Sponsor A to further discuss business and financial due diligence, Benefitfocus’s business strategy, the Turn-Around Plan and the Projections.

Around September 27, 2022, representatives of management spoke with one of Benefitfocus’s stockholders (not the same stockholder from March 23, 2022, June 13, 2022 and August 8, 2022 or August 24, 2022), which informed management that it planned to sell its stake in Benefitfocus by the end of 2022 if Benefitfocus did not publicly announce a strategic alternatives process.

On September 28, 2022, representatives of management, Barclays, S&C and Wyrick met with the Board to provide an update on the Strategic Alternatives Process. The Board discussed the pricing indications received from Voya and Sponsor A and the status of discussions with other potential counterparties. Representatives of Barclays informed the Board that Sponsor A had recently informed them that their indicative price range was now $9.00 to $10.00 per share based on the Projections, and that a price in that range was predicated on Sponsor A getting comfortable with the achievability of the Projections for the fourth quarter of 2022 and calendar year 2023 revenues, booking and churn. Sponsor A had informed Barclays that the deterioration in the macroeconomic environment and the financing markets was putting downward pressure on its proposal. Management stated that, although their long-term outlook had not changed materially, it was taking longer to achieve the Turn-Around Plan and the Projections than initially anticipated as informed by the results of the selling season, which had just concluded in September. The Board considered the implications of not achieving the performance reflected in the Projections on Benefitfocus’s valuation. The Board also discussed the characteristics and strategic rationales for a transaction with Voya and Sponsor A, along with next steps with approximately 10 additional potential counterparties. Additionally, in light of Sponsor B’s decision not to proceed, representatives of management advised, and the Board agreed, that Benefitfocus would not be capable of completing a transaction resulting from the Strategic Seller A Process without a partner.

Also on September 28, 2022, a follow-up meeting was held between representatives of Barclays and representatives of Sponsor A to continue discussions about a potential transaction between Sponsor A and Benefitfocus. Promptly following this call, representatives of Sponsor A sent an updated list of due diligence questions and data requests related to the Projections. Representatives of management provided responses to these questions and requests in due course.

On September 29, 2022, representatives of S&C met with representatives of Cleary Gottlieb Steen & Hamilton (“Cleary”), outside legal counsel to Voya, to discuss process and document preparation. Representatives of S&C stated that they would provide a draft bid contract in the Company’s virtual dataroom in due course as part of Benefitfocus’s process and that if Voya wanted Benefitfocus’s stockholders to sign voting and support agreements, then Cleary should identify the relevant stockholders and provide drafts of the voting and support agreements.

In early October 2022, Sponsor C announced that it had entered into a definitive agreement with Strategic Seller A to acquire Business A from Strategic Seller A.

On October 3, 2022, representatives of Barclays met with representatives of Sponsor C to further discuss a potential transaction between Sponsor C and Benefitfocus. Representatives of Sponsor C indicated that they were interested in a transaction with Benefitfocus but needed to engage in discussions with potential lenders. Representatives of Barclays provided additional diligence materials to facilitate Sponsor C’s consideration of a potential transaction.

Later on October 3, 2022, Voya was granted access to the virtual dataroom for further diligence matters. Between October 7 and October 28, representatives of Voya met multiple times with representatives of Benefitfocus and Barclays to discuss various diligence-related issues.

On October 5, 2022, the SFC met with representatives of Barclays and representatives of S&C in attendance. At this meeting, representatives of Barclays provided an update on the status of interested counterparties, particularly Voya, Strategic Party A and Sponsor C. The SFC discussed the September 27 Voya IOI, including that Voya was targeting announcement of a transaction within one month of the September 27 Voya IOI. Sponsor C also indicated interest in a potential transaction with Benefitfocus on the basis that Benefitfocus would be combined with Business A upon completion of Sponsor C’s acquisition of Business A from Strategic Seller A in order to realize expected operational synergies.

On October 7, 2022, representatives of management held a follow-up meeting with representatives of Sponsor C to discuss additional business and financial diligence questions, as well as the Projections. Sponsor C was also granted access to the virtual dataroom for further diligence matters, which included the Projections.

Between October 8, 2022 and October 24, 2022, representatives of Sponsor C held multiple meetings with representatives of Benefitfocus and Barclays to discuss various diligence-related issues.

On October 12, representatives of Voya met with Mr. Levin to discuss the potential acquisition of Benefitfocus.

On October 13, 2022, representatives of Barclays held a call with representatives of Sponsor D to address initial due diligence questions regarding the Projections and other due diligence matters.

On October 14, 2022, a draft Merger Agreement prepared by S&C was shared with the potential bidders in the virtual dataroom.

On October 16, 2022, Strategic Party A sent a written, non-binding indication of interest (the “October 16 Strategic Party A IOI”) to Benefitfocus, proposing to acquire all outstanding shares of Common Stock for a purchase price of $10.00 per share of Common Stock in cash, which represented a premium of 69% over the October 14, 2022 closing price of Benefitfocus’s Common Stock. The October 16 Strategic Party A IOI was promptly distributed to the Board for consideration.

On October 18, 2022, representatives of management held a follow-up meeting with representatives of Sponsor A to discuss additional business and financial diligence questions, as well as the Projections.

On October 19, 2022, the SFC met with representatives of Barclays and S&C in attendance. At this meeting, representatives of Barclays provided an update on the status of the currently interested parties, particularly Voya, Strategic Party A and Sponsor C, noting that discussions with Voya, Strategic Party A and Sponsor C had been focused on due diligence as well as estimated cost synergies to be realized in a potential transaction with Benefitfocus. Barclays also indicated that they were continuing to engage with other financial buyers, including Sponsor D.

Later on October 19, 2022, representatives of Sponsor A informed representatives of Barclays that they valued Benefitfocus at $9.00 per share of Common Stock, assuming successful execution of Benefitfocus’s Turn-Around Plan and the Projections. Representatives of Barclays indicated that the Board would likely be meeting sometime during the week of October 24 and suggested that Sponsor A make a written proposal before that meeting.

Later on October 19, 2022, representatives of Cleary sent a draft Support Agreement to S&C.

On October 22, 2022, representatives of Cleary sent a revised draft Merger Agreement to S&C in which Voya made the following proposals and modifications (among others): (1) the termination fee payable by Benefitfocus under certain circumstances, as more fully described below in the section entitled “The Merger Agreement—Termination Fee,” would be calculated by multiplying 4% by Benefitfocus’s equity value at the offer price (calculated on a fully diluted basis), (2) Benefitfocus would be required to reimburse Voya’s transaction expenses in the event Benefitfocus failed to obtain the required approval from its stockholders, (3) Voya would not be required to take any remedial actions (including divesting assets or agreeing to behavioral remedies) in order to obtain the requisite regulatory approvals, (4) Benefitfocus employee equity awards would generally roll into Voya equity awards rather than be cashed out at the offer price, (5) certain stockholders (not specifically identified) would be required to sign Support Agreements and (6) Voya would be permitted to terminate the Merger Agreement if Benefitfocus suffered a Material Adverse Effect, as more fully described below in the section entitled “The Merger Agreement—Representations and Warranties,” beginning on page 99 of this proxy statement, or if Benefitfocus materially breached the “no shop” covenant, as more fully described below in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement (and in the latter case, Benefitfocus would be required to pay Voya the termination fee).

On October 24, 2022, a representative of Sponsor A sent a written, non-binding indication of interest (the “October 24 Sponsor A IOI”) to Benefitfocus, proposing to acquire all outstanding shares of Common Stock for a purchase price of $9.00 per share of Common Stock in cash, which represented a premium of 47% over the October 21, 2022 closing price of Benefitfocus’s Common Stock, and was subject to various assumptions. The October 24 Sponsor A IOI also included a proposed timeline of four weeks to complete various diligence processes and to arrange debt financing before signing. The October 24 Sponsor A IOI was promptly distributed to the Board for consideration.

Also on October 24, 2022, Voya sent a written, non-binding indication of interest (the “October 24 Voya IOI”) to Benefitfocus, proposing to acquire all outstanding shares of Common Stock for a purchase price of $9.50 per share of Common Stock in cash, which represented a premium of 55% over the October 24, 2022 closing price of Benefitfocus’s Common Stock. The October 24 Voya IOI also identified that Voya was substantively complete with its due diligence process. The October 24 Voya IOI was promptly distributed to the Board for consideration.

Also on October 24, 2022, representatives of Sponsor D conducted a due diligence session with management covering financial, business and other mutually agreed diligence items.

During the period of October 24–26, 2022, representatives of Strategic Party A engaged in multiple diligence sessions with management and provided additional diligence requests.

On October 25, 2022, a representative of Sponsor C sent a written, non-binding indication of interest (the “October 25 Sponsor C IOI”) to Mr. Dennerline, expressing an interest in acquiring all outstanding shares of Common Stock for a purchase price of $8.75 per share of Common Stock in cash, which represented a premium of 43% over the October 24, 2022 closing price of Benefitfocus’s Common Stock. The October 25 Sponsor C IOI also detailed additional diligence requests that would be required to be completed in advance of executing a definitive agreement with respect to a transaction. The October 25 Sponsor C IOI was promptly distributed to the Board for consideration.

Later on October 25, 2022, the Board met with representatives of Barclays, S&C and Wyrick to discuss the various bids submitted by potential bidders. The Board then discussed Voya’s revised bid of $9.50 per share of Common Stock, and representatives of S&C described its view as to the posture of Voya’s mark-up of the draft Merger Agreement and that S&C would provide further detail on the key open issues at subsequent meetings of the Board. The Board discussed Sponsor A’s bid of $9.00 per share of Common Stock, subject to due diligence and arranging financing. The Board then discussed Strategic Party A’s bid of $10.00 per share of Common Stock, and Benefitfocus’s advisors described to the Board the risks associated with Strategic Party A’s bid, including that (1) it entailed the most significant potential risk of regulatory scrutiny, (2) Strategic Party A would need to conduct a significant amount of incremental due diligence prior to executing a definitive agreement, which would likely take weeks and further distract management, and created risk that the proposed $10.00 per share of Common Stock bid price would be reduced and (3) there was uncertainty as to whether Strategic Party A would be able to arrange financing. The Board then discussed Sponsor C’s bid of $8.75 per share of Common Stock with the need for an additional week to complete due diligence. Representatives of S&C reviewed with the Board its fiduciary duties in this context.

At this same Board meeting, representatives of management reviewed the Projections with the Board and explained, among other things, the execution risks of the Projections and the Turn-Around Plan, including fourth quarter bookings revenue and macroeconomic trends. Representatives of management observed greater risk in achieving the forecasts in the Projections due to bookings being delayed by customers. The Board (1) engaged in a robust discussion with management regarding the reasonableness of the forecasts in the Management Case, Alternative Case 1 and Alternative Case 2 (each as defined in the section below entitled “The Merger Proposal (Proposal 1)—Financial Forecasts and Financial Projections,” beginning on page 66 of this proxy statement), revisiting each forecast in light of deteriorating macroeconomic conditions, unexpected challenges resulting in a delay of the execution of Benefitfocus’s Turn-Around Plan and the recent performance of Benefitfocus’s business to date, (2) determined that the Management Case was the most probable predictor of Benefitfocus’s future performance based on current market conditions and the recent performance of Benefitfocus’s business to date and (3) directed that Barclays use the Management Case for the purposes of preparing its financial analyses in connection with a potential transaction. The Board also requested that Barclays show the Board a discounted cash flow analysis based on Alternative Case 1 for reference purposes only so that the Board could observe the associated impact on valuation. The Board directed management and Barclays to pursue a transaction at a price with Voya higher than $9.50 per share of Common Stock and to keep the other potential counterparties engaged.

On October 26, 2022, Barclays distributed a relationship disclosure memorandum (the “Relationship Disclosure”) to the Board, which described certain relationships between Barclays and its deal team members and Benefitfocus, Indaba, Sponsor A, Sponsor C, Strategic Party A and Voya.

Also on October 26, 2022, representatives of S&C sent Voya’s draft of the Support Agreement to Shearman and to Olshan Frome Wolosky LLP (“Olshan”), counsel to Indaba, for their consideration and comment.

On October 27, 2022, a representative of Voya orally communicated to representatives of Barclays Voya’s revised proposal (the “October 27 Revised Offer”) for an acquisition of all outstanding shares of Common Stock for a purchase price of $10.50 per share of Common Stock in cash, which represented a premium of 67% over the October 26, 2022 closing price of Benefitfocus’s Common Stock. The October 27 Revised Offer was conditioned on Benefitfocus granting Voya exclusivity until November 7, 2022. The October 27 Revised Offer was promptly communicated to the Board for consideration.

Later on October 27, 2022, the Board met with representatives of management, Barclays, S&C and Wyrick to discuss ongoing negotiations. Representatives of Barclays provided an overview of the current status of bids, including (1) Voya increasing its bid to $10.50 per share of Common Stock, conditioned on exclusivity until November 7, 2022, (2) Sponsor C’s bid of $8.75 per share of Common Stock, with an indication of potentially increasing its offer, subject to further due diligence and (3) Strategic Party A’s bid of $10.00 per share of Common Stock, which would require several weeks of additional diligence. The Board decided not to further engage with Strategic Party A in light of the execution risks associated with Strategic Party A’s bid as discussed at the October 25, 2022 Board meeting. The Board discussed the merits of the various bids and the pros and cons of granting exclusivity to Voya until November 7, 2022. The Board directed Barclays to immediately engage with Sponsor C to determine whether Sponsor C would increase its offer price above $10.50 per share of Common Stock on substantially similar contractual terms and on a similar timetable as proposed by Voya and, if Sponsor C declined, directed management to grant Voya exclusivity through November 7, 2022 and work towards negotiating a transaction with Voya to be announced by November 1, 2022.

After the Board meeting on October 27, 2022, representatives of Barclays met with representatives of Sponsor C to discuss the bid submitted by Sponsor C. At this meeting, representatives of Barclays indicated that a competitive bid from Sponsor C would need to be greater than $10.50 per share of Common Stock in cash and be subject to fewer due diligence requests. Representatives of Sponsor C responded that they could not waive their due diligence requirements even if they were able to potentially reach an offer price of up to $10.50 per share of Common Stock. Because Sponsor C was unable to submit a bid in excess of $10.50 per share on the same contractual terms as Voya and could not waive their due diligence requirements, representatives of S&C, consistent with the Board’s discussion on October 27, 2022 and at the Board’s direction, proceeded to negotiate an exclusivity agreement with Voya to grant Voya exclusivity through November 7, 2022.

Later on October 27, 2022, representatives of S&C delivered an updated draft Merger Agreement to Cleary in which Benefitfocus made the following proposals and modifications (among others): (1) the termination fee payable by Benefitfocus under certain circumstances would be calculated by multiplying 2% by Benefitfocus’s outstanding common equity value at the offer price, (2) Benefitfocus would not be required to reimburse Voya’s transaction expenses in the event Benefitfocus failed to obtain the required approval from its stockholders, (3) Voya would be required to take certain remedial actions (including divesting assets or agreeing to behavioral remedies) in order to obtain the requisite regulatory approvals unless such remedial actions would reasonably be likely to result in a material adverse effect on Voya and its subsidiaries and Benefitfocus and its subsidiaries (as measured on a combined basis), (4) Benefitfocus employee equity awards would be cashed out at the offer price and (5) Voya would not be permitted to terminate the Merger Agreement if Benefitfocus suffered a Material Adverse Effect or if Benefitfocus materially breached the “no shop” covenant.

From October 28, 2022 through the announcement of the execution of the Merger Agreement on November 1, 2022, representatives of S&C and Cleary met multiple times to finalize the Merger Agreement and related documents, including to negotiate, among other things, (1) how the termination fee payable by Benefitfocus under certain circumstances would be calculated, (2) the circumstances (if any) under which Benefitfocus would have to reimburse Voya’s transaction expenses, (3) the efforts standard relating to Voya’s obligation to secure regulatory approvals, (4) the treatment of Benefitfocus employee equity awards, and (5) the terms pursuant to which the parties would be permitted to terminate the Merger Agreement.

On October 28, 2022, a representative of Sponsor D sent a written, non-binding indication of interest (the “October 28 Sponsor D IOI”) to the Board, expressing an interest in acquiring all outstanding shares of Common Stock for a purchase price between $8.25 and $9.00 per share of Common Stock in cash, which, at the midpoint of that range, represented a premium of 31% over the October 27, 2022 closing price of Benefitfocus’s Common Stock and was subject to various assumptions. The October 28 Sponsor D IOI also detailed additional diligence requirements. The October 28 Sponsor D IOI was promptly distributed to the Board for consideration.

Also on October 28, 2022, representatives of Cleary met with representatives of S&C to discuss ongoing negotiations of the Merger Agreement, Support Agreements and other transaction documents. Representatives from Cleary requested that Indaba and BG execute the Support Agreements as a condition to Voya executing the Merger Agreement.

Later on October 28, 2022, the Board met with representatives of management, Barclays, S&C and Wyrick to receive an update on the negotiations. Representatives of Barclays reported that Sponsor C stated that it was unwilling to raise its offer in light of the fact that it could not move on an expedited basis due to due diligence requirements. Representatives of Barclays then reviewed its preliminary financial analyses of Benefitfocus and how they compared with Voya’s offer price of $10.50 per share of Common Stock. Throughout the discussion, the Board considered the potential impact of macroeconomic conditions on and the risks to achievement of the Projections. Representatives of S&C then updated the Board on the status of negotiations of the Merger Agreement and the Support Agreements with Voya, including ongoing discussions of the “no shop” covenant and related “fiduciary out” provision, termination events and associated fees, regulatory efforts covenant and treatment of equity awards held by Benefitfocus employees. Representatives of S&C informed the Board that Voya had not proposed any employment agreements for representatives of management, and the Board discussed Mr. Levin’s and Alpana Wegner’s (Benefitfocus’s Chief Financial Officer) rights and obligations under their respective employment agreements. The Board instructed S&C that it was comfortable agreeing to a meaningful termination fee, as Benefitfocus’s advisors had conducted significant outreach to potential buyers in the preceding months.

Later on October 28, 2022, consistent with Board discussions and at the direction of the Board, Benefitfocus and Voya signed an exclusivity agreement, which granted Voya exclusivity until the earlier of (i) the date that Benefitfocus and Voya entered into definitive transaction documentation, (ii) any time at which Voya proposed to reduce its offer price of $10.50 per share of Benefitfocus’s Common Stock, and (iii) 9:00 a.m. New York City time on November 7, 2022.

On October 29, 2022, representatives of Shearman and Olshan sent revised drafts of the Support Agreements to representatives of S&C, which were shared with representatives of Cleary. The revised drafts modified the draft Support Agreements with respect to, among other terms, the circumstances under which BG or Indaba agreed not to solicit alternative transaction proposals from third parties or engage in discussions or negotiations with third parties regarding alternative transaction proposals and the circumstances under which the Support Agreements would terminate. For further information on the Support Agreements, see the section entitled “The Merger Agreement—Support Agreements,” beginning on page 121 of this proxy statement.

Later on October 29, 2022, representatives of Cleary sent a revised draft Merger Agreement to representatives of S&C in which Voya made the following proposals and modifications (among others): (1) Voya accepted Benefitfocus’s proposal that Benefitfocus would not be required to reimburse Voya’s transaction expenses in the event Benefitfocus failed to obtain the required approval from its stockholders, (2) Benefitfocus employee equity awards would generally roll into Voya equity awards, (3) the termination fee payable by Benefitfocus under certain circumstances would be $15.0 million and (4) Voya would be permitted to terminate the Merger Agreement if Benefitfocus knowingly and intentionally breached the “no shop” covenant (and in the latter case, Benefitfocus would be required to pay Voya the termination fee).

The Board met on October 30, 2022, with representatives of S&C and Wyrick in attendance, and representatives of management and Barclays in attendance for portions of the meeting. The Board began in executive session without representatives of management present, with representatives of S&C providing an overview of various executive compensation and retention matters in connection with a transaction with Voya, including, among other matters, the fact that Voya requested that the Merger Agreement include an interim operating covenant by which Benefitfocus would not terminate any employees between the signing and the closing of the transaction other than terminations for “cause,” without Voya’s consent (which consent would not be unreasonably withheld, delayed or conditioned). The Board also discussed the rationale for providing certain Benefitfocus employees with inducement and retention awards (the “Retention Awards”) in connection with the transaction, with further input from the Compensation Committee, S&C and other advisors. Representatives of S&C also reported on the latest negotiations of the Merger Agreement, including deal protection and termination provisions, treatment of equity awards and regulatory efforts standard, following which the Board gave S&C guidance on negotiating certain key points. Representatives of S&C then gave the Board a presentation regarding their fiduciary duties to Benefitfocus stockholders generally and within the context of a sale to Voya. The Board then discussed next steps in the negotiations and process, and reaffirmed that the Compensation Committee would continue providing oversight regarding executive compensation matters involved in the transaction, including any Retention Awards, subject to final approval by the Board.

On October 31, 2022, representatives of S&C sent a revised draft Merger Agreement to representatives of Cleary in which Benefitfocus made the following proposals and modifications (among others): (1) Benefitfocus employee equity awards granted in 2019 and 2020 would be cashed out at the offer price and the other employee equity awards granted by Benefitfocus would be assumed by Voya and converted into Voya equity awards (with certain exceptions), (2) Voya would be required to take certain remedial actions (including divesting assets or agreeing to behavioral remedies) in order to obtain the requisite regulatory approvals unless such remedial actions would reasonably be likely to result in a material adverse effect on Voya and its subsidiaries (as if Voya were the size of Benefitfocus) or Benefitfocus and its subsidiaries, (3) the termination fee payable by Benefitfocus under certain circumstances would be $12.5 million, and (4) Voya would not be permitted to terminate the Merger Agreement if Benefitfocus materially breached the “no shop” covenant.

In the afternoon on October 31, 2022, representatives of Benefitfocus, Voya, S&C, Cleary, Barclays and Perella Weinberg Partners LP (“Perella Weinberg”), financial advisor to Voya, met to negotiate open terms in the Merger Agreement, including, among other terms, (1) the treatment of employee equity awards, (2) the scope of Benefitfocus’s representations and warranties, (3) the scope of covenants restricting Benefitfocus from taking certain actions during the period between signing and closing, (4) the terms under which Benefitfocus could solicit Acquisition Proposals from third parties and provide non-public information to and engage in discussions or negotiations with third parties regarding alternative transaction proposals, (5) covenants relating to the parties’ efforts to secure antitrust and other regulatory approvals, (6) the terms under which Benefitfocus or Voya could terminate the Merger Agreement and (7) the size of and triggers for the termination fee.

Also on October 31, 2022, representatives of Cleary, Olshan and S&C met to negotiate open items in the Support Agreements, including, among other terms, (1) terms related to restrictions on soliciting alternative transaction proposals from third parties and (2) Indaba’s request for indemnification by Voya in connection with Indaba’s entry into the Support Agreement. Representatives of Olshan then sent a revised draft of the Support Agreement to representatives of S&C, who shared the draft with Cleary, and Olshan confirmed that Indaba would accept Voya’s position to remove the requirement for indemnification by Voya in connection with Indaba’s entry into the Support Agreement. Representatives of Shearman also sent a revised draft of the Support Agreement to representatives of Cleary on this date.

Later in the afternoon on October 31, 2022, the Board met with members of management, Barclays, S&C and Wyrick in attendance. At the meeting, representatives of management gave an update on the discussions with Voya and potential timing of signing definitive agreements with respect to a transaction. Representatives of S&C then provided a report of the latest terms of the proposed transaction and negotiations of the definitive agreements and then outlined the next steps in the negotiations and process for the Board to approve the Merger Agreement, the other transaction documents and the transactions contemplated thereby, communications matters, the delivery of a fairness opinion by Barclays, the proxy statement filing process and potential timeline from signing to closing the transaction. After discussion, the Board gave the representatives of S&C guidance on negotiating certain key points of the transaction documents.

Also on October 31, 2022, Barclays distributed an updated version of the Relationship Disclosure, which described certain relationships between Barclays and its deal team members and Benefitfocus, Indaba, BG, Strategic Party A, Sponsor A, Sponsor C and Voya.

On November 1, 2022, representatives of S&C and Cleary met to negotiate open items in the Merger Agreement including, among other things, (1) the termination fee and (2) whether Voya would be permitted to terminate the Merger Agreement if Benefitfocus knowingly and intentionally breached the “no shop” covenant (and in such case, whether Benefitfocus would be required to pay Voya the termination fee). Cleary then sent a revised draft Merger Agreement to S&C in which Voya made the following proposals and modifications (among others): (1) agreeing to a termination fee of $14.0 million and (2) agreeing to Benefitfocus’s proposal that Voya would be permitted to terminate the Merger Agreement if Benefitfocus knowingly and intentionally breached the “no shop” covenant (but, in such case, that Benefitfocus would not be required to pay Voya the termination fee).

Representatives of S&C, Cleary, Olshan and Shearman continued to negotiate open items and exchange drafts of the Merger Agreement, Support Agreements and related transaction documents, as applicable, until all transaction documents were in execution form.

The Board met on the afternoon of November 1, 2022 with members of Benefitfocus’s management and representatives of S&C in attendance, and with representatives of Barclays also in attendance for portions of the meeting. Representatives of S&C presented to the Board key changes in the draft Merger Agreement since the meeting on October 31. Representatives of S&C then provided a report of the terms of the proposed transaction and latest negotiations of the definitive agreements, which included, among other things, deal protections, regulatory risk allocation and treatment of equity awards and interim operating restrictions related to benefits for continuing employees and long-term incentive awards. Mr. Lerner and Mr. Napier confirmed that each of Indaba and BG, respectively, was prepared to execute its Support Agreement. Representatives of Barclays reviewed with the Board Barclays’ financial analyses of the Merger consideration of $10.50 per share of Common Stock in cash and rendered to the Board its oral opinion, subsequently confirmed in writing, to the effect that, as of November 1, 2022 and based upon and subject to the qualifications, assumptions and limitations stated in its opinion, from a financial point of view, the Per Share Common Stock Merger Consideration (as defined in the Merger Agreement) to be offered to the holders of the Common Shares (as defined in the Merger Agreement) (other than the holders of Excluded Shares (as defined in the Merger Agreement)) in the transactions contemplated by the Merger Agreement was fair to such holders, as more fully described below in the section entitled “The Merger Proposal (Proposal 1)—Opinion of Benefitfocus’s Financial Advisor,” beginning on page 69 of this proxy statement. After further discussing the advantages and risks of the proposed transaction and the risks faced by Benefitfocus in remaining as a standalone company, in each case that are described below in the section entitled “The Merger Proposal (Proposal 1)—Recommendation of the Board and Reasons for the Merger,” beginning on page 61 of this proxy statement, the Board unanimously approved and declared the advisability of the Merger Agreement, and further declared that the Merger Agreement was in the best interests of Benefitfocus and its stockholders, and recommended that Benefitfocus’s stockholders adopt the Merger Agreement. The Board also unanimously approved and authorized Benefitfocus to grant the Retention Awards, which are described below in the section entitled “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directions in the Merger,” beginning on page 77 of this proxy statement.

Shortly after the Board meeting concluded on November 1, 2022, the parties executed the Merger Agreement and the Support Agreements. Thereafter, Benefitfocus and Voya issued a joint press release announcing the execution of the Merger Agreement.

On December 13, 2022, the Board met with members of Benefitfocus’s management and representatives of S&C in attendance. Representatives of S&C presented to the Board on certain executive compensation matters, in particular with regard to (i) amending the treatment of certain equity awards in the original Merger Agreement based on discussions between representatives of S&C and Cleary and (ii) certain mitigation actions for certain Benefitfocus employees, including with respect to the named executive officers, who may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Section 280G of the Code.

On December 16, 2022, representatives of S&C provided to the Board a proposed draft of an amended and restated Merger Agreement to address the executive compensation matters discussed at the December 13, 2022 Board meeting and related draft documents.

On December 19, 2022, the Board approved the amended and restated Merger Agreement and approved and declared the advisability of the amended and restated Merger Agreement, and further declared that the amended and restated Merger Agreement was in the best interests of Benefitfocus and its stockholders, and recommended that Benefitfocus’s stockholders adopt the amended and restated Merger Agreement. Later on December 19, 2022, Benefitfocus, Voya and Merger Sub entered into the amended and restated Merger Agreement.

Recommendation of the Board and Reasons for the Merger

The Board unanimously recommends that you vote “FOR” the Merger Proposal.

The Board has reviewed and considered the terms and conditions of the proposed Merger. After considering various factors, the Board unanimously (i) approved the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement, (ii) declared advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determined that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Benefitfocus and its stockholders (other than Excluded Shares that are not Dissenting Shares), (iv) resolved to recommend that the Company’s stockholders entitled to vote adopt the Merger Agreement, and (v) directed that the Merger Agreement be submitted to the Company’s stockholders for adoption.

When you consider the Board’s recommendation, you should be aware that Benefitfocus’s directors and executive officers may have interests in the Merger that may be different from, or in addition to, the interests of Benefitfocus stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors in the Merger,” beginning on page 77 of this proxy statement.

Factors the Board Considered Supporting Approval of the Merger

In evaluating the Merger, the Board consulted with Benefitfocus’s senior management and legal and financial advisors and reviewed a significant amount of information. In its decision to recommend that you vote “FOR” the proposal to adopt the Merger Agreement, the Board considered various factors that it believed supported its decision, including, among others, the following (not necessarily in order of relative importance):

•

Per Share Common Stock Merger Consideration. The Board considered the $10.50 Per Share Common Stock Merger Consideration in relation to (i) the Board’s estimate of the current and future value of Benefitfocus as an independent public company and (ii) the market prices of the Common Stock as described in the bullet immediately below.

•

Implied Premiums. The Board considered that the $10.50 Per Share Common Stock Merger Consideration represented a premium of approximately 49% over the $7.05 per share closing trading price of our Common Stock on October 31, 2022 (the last trading day prior to the date of the announcement of the Merger Agreement) and a premium of approximately 65% over the 30-day VWAP of $6.36 per share of our Common Stock for the 30-day period ended on October 31, 2022.

•	Implied EBITDA multiples. The Board considered the fact that the enterprise value of Benefitfocus implied by the Per Share Merger Consideration represented a multiple of approximately:

•	15.5x Benefitfocus’s estimated Adjusted EBITDA for the last twelve month period as of September 30, 2022 of $41 million based on Benefitfocus’s financial performance as of September 30, 2022;

•

13.0x Benefitfocus’s estimated Adjusted EBITDA for 2022 of $49 million based on the Management Case (as defined below in the section entitled “The Merger Proposal — Financial Forecasts and Financial Projections,” beginning on page 66 of this proxy statement); and

•	12.6x Benefitfocus’s estimated Adjusted EBITDA for 2023 of $50 million based on the Management Case.

•

Cash consideration. The Board considered the fact that the Per Share Merger Consideration that will be paid to Benefitfocus stockholders will be paid solely in cash, which enables Benefitfocus’s stockholders to realize value that has been created at Benefitfocus while eliminating long-term business and execution risk upon the consummation of the Merger. The receipt of cash consideration eliminates uncertainty and risk for our stockholders related to the continued execution of Benefitfocus’s business.

•

Value relative to other strategic alternatives. The Board considered the potential values, benefits, risks and uncertainties facing Benefitfocus’s stockholders associated with possible other strategic alternatives to the proposed Merger, and the timing and likelihood of accomplishing such alternatives. In particular, the Board considered the potential stockholder value based on the Projections (as defined below in the section entitled “The Merger Proposal — Financial Forecasts and Financial Projections,” beginning on page 66 of this proxy statement) that could be expected to be generated from remaining an independent public company, the possibility of being acquired by a buyer other than Voya, and other strategic transactions involving Benefitfocus, as well as the potential benefits, risks and uncertainties associated with such alternatives. Based on the foregoing, the Board considered that none of these options, on a risk-adjusted basis, was reasonably likely to create value for Benefitfocus’s stockholders greater than the Per Share Merger Consideration. For additional information on the results of Benefitfocus’s strategic alternatives review, see the section entitled “The Merger Proposal (Proposal 1)—Background of the Merger,” beginning on page 42 of this proxy statement.

•

Risks associated with continued independence. While the Board remained supportive of the Projections and optimistic about Benefitfocus’s prospects on a standalone basis, the Board believes that the Per Share Common Stock Merger Consideration is more favorable than the potential long-term value of a share of Common Stock if the Company remained an independent public company, taking into account the risks associated with Benefitfocus continuing to operate as a standalone company, including the (i) potential execution risks associated with the Projections and the time horizon required for the Projections to yield improved financial and market performance, and the achievability of meeting financial projections, (ii) communications to Benefitfocus by certain significant stockholders requesting Benefitfocus to publicly announce a strategic alternatives sales process, (iii) potential impact associated with certain stockholders selling their shares of Common Stock or commencing a proxy contest in connection with Benefitfocus’s 2023 annual meeting if Benefitfocus failed to publicly announce a strategic alternatives sales process, (iv) business and macroeconomic environment in which Benefitfocus operates including the risk of the expected weakening of the broader macroeconomic environment and the potential risks and volatility associated with these developments, (v) potential risk associated with the possibility that, even if the Projections were successfully executed, the market may not reflect such successful execution in Benefitfocus’s stock price and (vi) potential risks posed by rising interests rates and tightening financing markets affecting the availability of other strategic alternatives. For an additional discussion of risks facing Benefitfocus, see “Where You Can Find More Information” beginning on page 134 of this proxy statement.

•

Negotiations with Voya. The Board considered Benefitfocus’s extensive, arms-length negotiations with Voya, with the assistance of Benefitfocus’s advisors, which resulted in Voya increasing its proposed purchase price per share from $9.50 per share of Common Stock on October 24, 2022 to $10.50 per share of Common Stock on October 27, 2022, and the Board’s belief, based on those negotiations, that the $10.50 per share of Common Stock purchase price represented the highest price per share that Voya was willing to pay. The Board also considered the substantial risk of losing Voya’s final offer of $10.50 per share of Common Stock if Benefitfocus failed to execute a transaction quickly with Voya.

•

Considerations regarding other potential buyers. The Board considered, among other things, (i) the robust pre-signing sale process conducted by Barclays at the direction and under the supervision of the Board, which involved outreach to approximately 27 potential interested parties, (ii) the Board’s and Benefitfocus’s management’s belief that none of the non-binding indications of interest in respect of the acquisition of Benefitfocus submitted by third-party bidders were (or would result in) a transaction that is superior to the Merger, including, among other reasons, as a result of varying levels of risks associated with financing markets, third-party financing needs of certain third-party bidders, additional due diligence requests and regulatory risks associated with other bids, and (iii) the Board’s belief that, based upon the Board’s and Benefitfocus’s management’s knowledge of the industry and industry participants, as well as the actual bids received and subsequent discussions with bidders about purchase price, it was unlikely that other potential acquirors would be willing and able to acquire Benefitfocus at a purchase price in excess of $10.50 per share of Common Stock in cash.

•

Opinions of Benefitfocus’s financial advisor. On November 1, 2022, the Board considered the oral opinion, of Barclays (which was subsequently confirmed in writing on November 2, 2022) that, as of the date of such opinion and based upon and subject to the qualifications, assumptions and limitations stated in its opinion, from a financial point of view, the Per Share Common Stock Merger Consideration to be offered to the holders of shares of Common Stock (other than holders of Excluded Shares) in the Merger was fair to such holders. The full text of the written opinion of Barclays, dated as of November 2, 2022, is attached as Annex D to this proxy statement and a discussion of the opinion, including the assumptions made and limitations on the review undertaken by Barclays, may be found under the heading “The Merger Proposal (Proposal 1)—Opinion of Benefitfocus’s Financial Advisor,” beginning on page 69 of this proxy statement.

•

No financing condition. The Board considered that the Merger is not subject to a financing condition of the type commonly used in private equity transactions, and that Voya represented to Benefitfocus in the Merger Agreement that it will have sufficient financial resources at the Closing to pay the aggregate Per Share Merger Consideration and to consummate the Merger. Related to the foregoing, Benefitfocus has a right to specifically enforce Voya’s obligations under the Merger Agreement.

•

Voya’s capabilities. The Board considered that (i) Voya is a creditworthy entity with substantial assets, (ii) Voya has the financial capacity to complete an acquisition of this size, and (iii) a transaction with Voya does not present material regulatory and financing risks, which the Board believed supported the conclusion that a transaction with Voya could be successfully and timely completed.

•

Board’s independence and comprehensive review process. The Board considered the fact that the Board consists of a majority of independent directors who carefully reviewed the transaction with the assistance of Benefitfocus’s management and legal and financial advisors, and also took into consideration the financial expertise and prior industry experience of a number of directors.

•	Merger Agreement. The Board considered, in consultation with Benefitfocus’s legal counsel, the terms of the Merger Agreement, including:

•	the customary nature of the Merger Agreement’s (i) representations, warranties, covenants and agreements, (ii) closing conditions, (iii) termination rights, and (iv) other provisions;

•	the definition of “Material Adverse Effect” having a number of customary exceptions;

•	Benefitfocus having a customary amount of flexibility to conduct its business in the ordinary course during the Interim Period;

•	Benefitfocus’s right, subject to certain limitations contained in the Merger Agreement, to respond to unsolicited bona fide written Acquisition Proposals (as defined below) and to terminate the

Merger Agreement in order to enter into an Alternative Acquisition Agreement (as defined below) with respect to an Acquisition Proposal that the Board determines in good faith is bona fide and constitutes a Superior Proposal (as defined below), provided that Benefitfocus concurrently pays Voya the required Termination Fee (as defined below);

•

the Board’s right, subject to certain limitations contained in the Merger Agreement, to change the Board Recommendation in response to a Superior Proposal or an Intervening Event (as defined below), subject to the requirement that Benefitfocus pays Voya the required Termination Fee if Voya terminates the Merger Agreement as a result of such change of the Board Recommendation; and

•

the Board’s belief that Benefitfocus’s obligation to pay Voya a termination fee of $14.0 million in the circumstances described above, and in certain other circumstances described below under “The Merger Agreement—Termination Fee,” beginning on page 120 of this proxy statement, is reasonable in the context of comparable transactions, and its further belief that a fee of such size would not be a meaningful deterrent to other potential acquirors making alternative acquisition proposals.

•

Antitrust efforts framework. The Board considered, in consultation with Benefitfocus’s legal counsel, the framework that the parties negotiated regarding Voya’s obligation, subject to certain limitations contained in the Merger Agreement, to take all necessary or advisable steps to obtain antitrust clearance of the Merger, including by proposing divestitures and behavioral remedies to governmental antitrust entities. In this regard, the Board noted that the parties and their respective legal counsel engaged early in the transaction process to assess any potential antitrust issues that an acquisition of Benefitfocus by Voya could present. For additional information on the regulatory approvals, see the section entitled “The Merger Agreement—Efforts to Complete the Merger,” beginning on page 111 of this proxy statement.

•

Stockholders’ ability to reject the Merger. The Board considered the fact that the Merger is subject to approval by the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, with each share of Preferred Stock voting on an as-converted basis, and that stockholders would be able to reject the Merger. The Board considered the fact that the Merger Agreement does not include a requirement that Benefitfocus reimburse Voya’s transaction expenses if Benefitfocus fails to obtain the required approval from its stockholders, the concept of which was requested and ultimately withdrawn by Voya. The Board also considered the fact that each Support Agreement automatically terminates upon a Change of Recommendation or the termination of the Merger Agreement, including in order for Benefitfocus to enter into an Alternative Acquisition Agreement (defined below) with a third party constituting a superior proposal, provided that Benefitfocus concurrently pays Voya the required Termination Fee.

•

Appraisal rights. The Board considered the fact that stockholders who do not vote for the adoption of the Merger Agreement and who timely and properly follow certain prescribed procedures will have the right to dissent from the Merger and demand appraisal of the fair value of their shares under Section 262 of the DGCL.

•

Likelihood of consummation. The Board considered the likelihood that the Merger would be completed, in light of, among other things, (i) the customary closing conditions to the Merger and the absence of a financing condition, (ii) the absence of any required approval by Voya’s stockholders, (iii) the relative likelihood of obtaining required antitrust approvals (in light of Voya’s obligations to seek to obtain such approvals, described above under the bullet entitled “Antitrust efforts framework”), and (iv) the remedies available to Benefitfocus under the Merger Agreement.

Other Factors Considered by the Board

In the course of reaching its decision, the Board also considered a number of potentially negative factors with respect to the Merger and the other transactions contemplated by the Merger Agreement, including, among others, the following (not necessarily in order of relative importance):

•

No participation in future gains. The Board considered the fact that Benefitfocus will no longer exist as an independent public company and stockholders will forgo any future increase in Benefitfocus’s value that might result from our earnings or potential growth as an independent public company. The Board was optimistic about Benefitfocus’s prospects on a standalone basis, but concluded that the premium reflected in the Per Share Common Stock Merger Consideration constituted fair compensation for the loss of the potential stockholder benefits that could reasonably be expected to be realized by the Projections, particularly on a risk-adjusted basis.

•

Antitrust and other regulatory risk. The Board considered the risk that antitrust and other regulatory approvals may be delayed, conditioned or denied, and the risk that the applicable governmental entities may seek to impose unfavorable terms or conditions, or otherwise fail to grant, such approvals. In this regard, the Board particularly considered the risk that governmental antitrust entities could require certain remedies or divestitures which Voya is not required to agree to pursuant to the terms of the Merger Agreement. (see “The Merger Agreement—Efforts to Complete the Merger,” beginning on page 111 of this proxy statement).

•

Risks associated with announcement and pendency of the Merger. The Board considered the risk that the announcement and pendency of the Merger may cause substantial harm to relationships with our employees, customers, vendors or strategic partners or may divert management and employee attention away from the day-to-day operation of our business. The Board also considered our ability to attract and retain key personnel while the proposed transaction is pending and the potential adverse effects on our financial results as a result of that disruption, as well as the possibility of any suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated thereby.

•

Risks associated with a failure to consummate the Merger. The Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the Merger will be satisfied, and as a result there can be no assurance that the Merger will be completed, even if the adoption of the Merger Agreement is approved by Benefitfocus’s stockholders. The Board considered that, if the Merger is not completed, (i) Benefitfocus will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the Merger not to be completed, the price of Common Stock could decline, potentially significantly, and (iii) the market’s perception of Benefitfocus’s prospects could be adversely affected.

•

Restrictions on the operation of Benefitfocus’s business. The Board considered the restrictions on the conduct of Benefitfocus’s business prior to the consummation of the Merger, including restrictions on realizing certain business opportunities or taking certain actions with respect to Benefitfocus’s operations we may have otherwise taken absent the pending Merger.

•

Potential differing interests of directors and executive officers. The Board considered that, aside from their interests as Benefitfocus stockholders, Benefitfocus’s directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of other Benefitfocus stockholders generally. See “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors in the Merger,” beginning on page 77 of this proxy statement.

•

Non-solicitation covenants. The Board considered the fact that the Merger Agreement restricts Benefitfocus from soliciting alternative acquisition proposals and provides Voya with customary “matching” rights prior to Benefitfocus terminating the Merger Agreement to accept a Superior Proposal.

•

Termination fee. The Board considered the possibility that the $14.0 million termination fee payable to Voya in certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such third-party proposals.

•

Tax treatment. The Board considered the fact that any gains arising from the receipt of the Per Share Merger Consideration would generally be taxable to Benefitfocus stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder litigation. The Board considered the impact on Benefitfocus of potential stockholder litigation in connection with the Merger.

While the Board considered potentially positive and potentially negative factors, including those described above, the Board ultimately concluded that, overall, the potentially positive factors outweighed the potentially negative factors.

The foregoing discussion is intended to be illustrative and is not intended to be an exhaustive list of the information and factors considered by the Board in its consideration of the Merger, but includes the material factors considered by the Board in that regard. In view of the number and variety of factors and the amount of information considered, the Board did not find it practicable to, nor did it attempt to, quantify, or otherwise assign specific or relative weights to, the specific factors considered in reaching its determinations and recommendations. In addition, each individual member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors.

Based on the totality of the information presented, the Board collectively reached the unanimous decision to (i) approve the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement, (ii) declare advisable the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, (iii) determine that the Merger Agreement, the Support Agreements, the Merger and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, Benefitfocus and its stockholders (other than Excluded Shares that are not Dissenting Shares), (iv) recommend that the Company’s stockholders entitled to vote adopt the Merger Agreement, and (v) direct that the Merger Agreement be submitted to the Company’s stockholders for their adoption, in light of the factors described above and other factors that the members of the Board felt were appropriate.

Portions of this explanation of Benefitfocus’s reasons for the Merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 32 of this proxy statement.

Financial Forecasts and Financial Projections

In order to develop a framework for evaluating the potential value of Benefitfocus, Benefitfocus management prepared certain non-public, unaudited financial projections regarding Benefitfocus’s future operations for the fourth quarter of 2022 and fiscal years 2023 through 2026 (the “Management Case”), together with two alternative cases, Alternative Case 1 and Alternative Case 2 ((each, as defined below), and together with the Management Case, the “Projections”).

“Alternative Case 1” included the same assumptions as the Management Case but differed from the Management Case primarily by applying the following assumptions: (i) higher bookings growth, (ii) higher revenue retention, and (iii) faster uptake and greater attachment of new growth initiatives.

“Alternative Case 2” included the same assumptions as Alternative Case 1, but with more optimistic outcomes.

Benefitfocus’s management provided the Management Case, Alternative Case 1 and Alternative Case 2 to the Board, Barclays, Voya and certain other bidders (other than with respect to Unlevered Free Cash Flow (as defined below), which was not provided to Voya or any of the potential bidders). After reviewing and discussing the Projections and Benefitfocus management’s assessments regarding the probability of achieving the financial results in the Projections, the Board approved and instructed its financial advisor, Barclays, to use and rely upon the Management Case in connection with Barclays’s financial analyses and opinion summarized below in the section entitled “The Merger Proposal (Proposal 1)—Opinion of Benefitfocus’s Financial Advisor,” beginning on page 69 of this proxy statement.

In Benefitfocus’s press releases announcing quarterly or annual earnings, Benefitfocus has from time to time publicly provided certain projections as to its future financial performance. Benefitfocus does not otherwise, as a matter of course, publicly disclose projections as to its future financial performance. The Projections were developed by Benefitfocus’s management for internal use and for use in connection with the Merger Proposal and were not prepared with a view toward public disclosure. The Projections do not necessarily comply with U.S. Generally Accepted Accounting Principles (“GAAP”), published guidelines of the SEC regarding projections, forward-looking statements or the use of non-GAAP measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The Projections were prepared by, and are the responsibility of, Benefitfocus’s management. Our independent registered public accounting firm has not audited, reviewed, examined, compiled or applied any agreed-upon procedures with respect to the Projections, and does not express an opinion or any form of assurance related thereto. The Projections and summaries of the Projections are not included in this proxy statement to influence any Benefitfocus stockholder’s decision whether to vote in favor of the Merger Proposal or any of the other proposals to be voted on at the Special Meeting or whether to exercise dissenter’s rights, but are included because they were made available to the Board, Barclays, Voya and certain other bidders in connection with the proposed Merger. The Projections are not intended to be considered as public guidance of our financial performance.

The Projections, while presented with numerical specificity, necessarily were based on numerous estimates, variables and assumptions that are inherently subjective and uncertain and many of which are beyond our control. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions, the ability to take new product offerings to market and financial market conditions, all of which are difficult or impossible to predict and many of which are beyond our control. The Projections also reflect assumptions as to certain business decisions that are subject to change. Furthermore, the Projections do not take into account any circumstances or events occurring after the date they were prepared, including the public announcement of the proposed Merger or Benefitfocus’s compliance with its covenants under the Merger Agreement. The Projections do not take into account the possible financial and other effects on Benefitfocus of the Merger and do not attempt to predict or suggest future results of the Surviving Corporation. The Projections do not give effect to any of the Merger, the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, any synergies that may be achieved following the Merger, the effect on Benefitfocus of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that may have been taken if the Merger Agreement had not been executed. Further, the Projections do not take into account the effect of any possible failure of the Merger to occur. Important factors that may affect actual results and may result in the Projections not being achieved include, but are not limited to, the risk factors described in our annual report on Form 10-K for the fiscal year ended December 31, 2021, as amended by the Form 10-K/A filed on May 2, 2022, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, the Projections may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period. The Projections are forward-looking statements. For information on factors that may cause our future financial results to vary materially, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 32 of this proxy statement.

The Projections were prepared in good faith and on a reasonable basis based on the best information available to Benefitfocus’s management when prepared. However, there can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Projections in this proxy statement should not be regarded as an indication that we or any of our officers, directors, affiliates, advisors or other representatives considered or consider the Projections to be material or predictive of actual future events, and they should not be relied upon as such. Neither we nor any of our officers, directors, affiliates, advisors or other representatives can give any assurance that actual results will not differ from the Projections and Benefitfocus undertakes no obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the respective dates on which they were prepared or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be inappropriate. We do not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law. Neither we nor any of our officers, directors, affiliates, advisors or other representatives has made or makes any representation to any Benefitfocus stockholder or any other person regarding our ultimate performance compared to the information contained in the Projections or that the Projections will be achieved. We have made no representation to Voya in the Merger Agreement or otherwise concerning the Projections.

Certain of the measures included in the Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Benefitfocus might not be comparable to similarly titled amounts used by other companies. Financial measures provided to a board of directors or a financial advisor in connection with a business combination transaction are excluded from the definition of non-GAAP financial measures and therefore are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not relied upon by the Board or Benefitfocus’s financial advisor in connection with the proposed Merger. Accordingly, we have not provided a reconciliation of the financial measures.

Projections. The following table presents a summary of the Management Case, the Alternative Case 1 and the Alternative Case 2. Dollar totals are in millions.

		Fiscal Year ending December 31,
	Q4 2022E	2023E	2024E	2025E	2026E
Line Item

Management Case
Revenue	$79	$246	$260	$281	$309
Adjusted EBITDA(1)	$26	$50	$55	$62	$74
Unlevered Free Cash Flow(2)	$10	$18	$19	$23	$30

Alternative Case 1
Revenue	$79	$255	$276	$309	$351
Adjusted EBITDA(1)	$26	$55	$62	$74	$93
Unlevered Free Cash Flow(2)	$10	$22	$25	$33	$47

Alternative Case 2
Revenue	$79	$258	$285	$328	$386
Adjusted EBITDA(1)	$26	$53	$62	$78	$103

(1)

“Adjusted EBITDA” means earnings before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation, transaction and acquisition-related costs expensed, restructuring costs, impairment of goodwill, intangible assets, and long-lived assets, gain or loss on extinguishment of debt, costs not core to Benefitfocus’s business, loss on settlement of lawsuits and changes in fair value of contingently returnable consideration.

(2)

“Unlevered Free Cash Flow” means Adjusted EBITDA less stock-based compensation, less capital expenditures, changes in net working capital and taxes. Unlevered Free Cash Flow was not presented in Alternative Case 2.

Opinion of Benefitfocus’s Financial Advisor

Benefitfocus engaged Barclays to act as its financial advisor with respect to pursuing strategic alternatives for Benefitfocus, including a possible sale of Benefitfocus, pursuant to the Barclays Engagement Letter. On November 1, 2022, Barclays rendered its oral opinion (which was subsequently confirmed in writing on November 2, 2022) to the Board that, as of such date and based upon and subject to the qualifications, assumptions and limitations stated in its opinion, from a financial point of view, the Per Share Common Stock Merger Consideration to be offered to the holders of the Common Stock (other than the holders of Excluded Shares) in the Merger is fair to such holders.

The full text of Barclays’s written opinion, dated as of November 2, 2022, is attached as Annex D to this Proxy Statement. Barclays’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays in rendering its opinion. You are encouraged to read the opinion carefully in its entirety. The following is a summary of Barclays’s opinion and the methodology that Barclays used to render its opinion. This summary is qualified in its entirety by reference to the full text of the opinion.

Barclays’s opinion, the issuance of which was approved by Barclays’s Valuation and Fairness Opinion Committee, is addressed to the Board, addresses only the fairness, from a financial point of view, of the consideration to be offered to the holders of Common Stock (other than holders of Excluded Shares) and does not constitute a recommendation to any stockholder of Benefitfocus as to how such stockholder should vote with respect to the Merger or any other matter. The terms of the Merger were determined through arm’s-length negotiations between Benefitfocus and Voya and were unanimously approved by the Board. Barclays did not recommend any specific form of consideration to Benefitfocus or that any specific form of consideration constituted the only appropriate consideration for the Merger. Barclays was not requested to address, and its opinion does not in any manner address, Benefitfocus’s underlying business decision to proceed with or effect the Merger, the likelihood of the consummation of the Merger, or the relative merits of the Merger as compared to any other transaction in which Benefitfocus may engage. In addition, Barclays expressed no opinion on, and its opinion does not in any manner address, the fairness of the amount or the nature of any consideration received in the Merger by the holders of any other class of securities of Benefitfocus (including the Preferred Stock) or any compensation to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the consideration to be offered to the holders of Common Stock (other than holders of Excluded Shares) in the Merger. No limitations were imposed by the Board upon Barclays with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays, among other things:

•	reviewed and analyzed the Merger Agreement and the terms of the Merger;

•

reviewed and analyzed publicly available information concerning Benefitfocus that Barclays believed to be relevant to its analysis, including Benefitfocus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as amended by the Form 10-K/A filed on May 2, 2022) and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022;

•

reviewed and analyzed financial and operating information with respect to the business, operations and prospects of Benefitfocus furnished to Barclays by Benefitfocus, including the Management Case, and the Company net operating loss projections (the “Company NOL Projections”), also prepared by Benefitfocus’s management;

•	reviewed and analyzed the trading history of the Common Stock from January 1, 2022 through October 31, 2022;

•	reviewed and analyzed a comparison of the historical financial results and present financial condition of Benefitfocus with those of other companies that Barclays deemed relevant;

•	reviewed and analyzed a comparison of the financial terms of the Merger with the financial terms of certain other transactions that Barclays deemed relevant;

•	reviewed and analyzed the results of Barclays’s efforts to solicit indications of interest from third parties with respect to a sale of Benefitfocus;

•	had discussions with the management of Benefitfocus concerning its business, operations, assets, liabilities, financial condition and prospects; and

•	undertook such other studies, analyses and investigations as Barclays deemed appropriate.

In arriving at its opinion, Barclays assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information). Barclays also relied upon the assurances of management of Benefitfocus that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Case, upon the advice of Benefitfocus, Barclays assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Benefitfocus as to the future financial performance of Benefitfocus and that Benefitfocus would perform substantially in accordance with such projections. With respect to the Company NOL Projections, at the instruction of Benefitfocus, Barclays assumed that the amounts of the Company NOL Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Benefitfocus as to the future utilization of net operating losses by Benefitfocus. In arriving at its opinion, Barclays assumed no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays did not conduct a physical inspection of the properties and facilities of Benefitfocus and did not make or obtain any evaluations or appraisals of the assets or liabilities of Benefitfocus. Barclays’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, November 2, 2022. Barclays assumed no responsibility for updating or revising its opinion based on events or circumstances that may have occurred after the date of its opinion.

Barclays assumed the accuracy of the representations and warranties contained in the Merger Agreement and all the agreements related thereto. Barclays also assumed, upon the advice of Benefitfocus, that all material governmental, regulatory and third-party approvals, consents and releases for the Merger would be obtained within the constraints contemplated by the Merger Agreement and that the Merger would be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays did not express any opinion as to any tax or other consequences that might result from the Merger, nor did Barclays’s opinion address any legal, tax, regulatory or accounting matters, as to which Barclays understood that Benefitfocus had obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays did not ascribe a specific range of values to the Common Stock but rather made its determination as to fairness, from a financial point of view, to the holders of Common Stock (other than the holders of Excluded Shares) of the consideration to be offered to such stockholders in the Merger on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the particular transaction. Accordingly, Barclays believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses used by Barclays in preparing its opinion to the Board. The summary of Barclays’s analyses and reviews provided below is not a complete description of the analyses and reviews underlying Barclays’s opinion, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Barclays. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to summary description.

For the purposes of its analyses and reviews, Barclays made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Benefitfocus or any other parties to the Merger. No company, business or transaction considered in Barclays’s analyses and reviews is identical to Benefitfocus or the Merger, and an evaluation of the results of those analyses and reviews is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions considered in Barclays’s analyses and reviews. None of Benefitfocus, Voya, Merger Sub, Barclays or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or reflect the prices at which the companies, businesses or securities may actually be sold. Accordingly, the estimates used in, and the results derived from, Barclays’s analyses and reviews are inherently subject to substantial uncertainty.

The summary of the financial analyses and reviews provided below include information presented in tabular format. In order to fully understand the financial analyses and reviews used by Barclays, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Barclays’s analyses and reviews.

Selected Comparable Company Analysis

In order to assess how the public market values shares of similar publicly traded companies and to provide a range of relative implied equity values per share of Benefitfocus by reference to those companies, Barclays reviewed and compared specific financial and operating data relating to Benefitfocus with a selected company that Barclays, based on its experience in the technology services industry, deemed comparable to Benefitfocus.

The selected human resource business process outsourcing comparable company with respect to Benefitfocus was:

•	Alight Solutions LLC (the “Comparable Company”)

Barclays calculated and compared various financial multiples and ratios of Benefitfocus and the Comparable Company. As part of its selected comparable company analysis, Barclays calculated and analyzed the ratio of (i) the Comparable Company’s enterprise value (“EV”) to its estimated calendar year 2022 (“CY 2022E”) and estimated calendar year 2023 (“CY 2023E”) revenue and (ii) the Comparable Company’s EV to its estimated calendar year 2022 and estimated calendar year 2023 earnings before interest, taxes, depreciation and amortization and before share-based compensation and adjusted for non-recurring items (“Adj. EBITDA”). The Comparable Company’s EV was obtained by adding its straight debt, lease liabilities, the book value of any minority interest and out-of-the-money convertible instruments to the sum of the market value of its common equity and subtracting its cash. All of these calculations were performed, and based on publicly available financial data (from sources including Comparable Company’s filings and FactSet) and closing prices, as of October 31, 2022, the last trading date prior to the delivery of Barclays’s oral opinion. The results of the Comparable Company analysis are summarized below:

	EV/CY 2022E Revenue	EV/CY 2023E Revenue	EV/CY 2022E Adj. EBITDA	EV/CY 2023E Adj. EBITDA
Alight Solutions LLC	2.5x	2.3x	11.7x	10.3x

Barclays selected the Comparable Company listed above because of similarities in one or more business or operating characteristics with Benefitfocus. However, because no selected comparable company is exactly the same as Benefitfocus, Barclays believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the Comparable Company analysis. Accordingly, Barclays also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Benefitfocus and the Comparable Company that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects, profitability levels and degree of operational risk between Benefitfocus and the Comparable Company included in the selected comparable company analysis. Based upon these judgments, Barclays selected a range of 9.0x to 11.0x multiples of EV to its estimated calendar year 2023 Adj. EBITDA (as defined below) and applied such range to the Management Case. For Benefitfocus, Adj. EBITDA was defined as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation, transaction and acquisition-related costs expensed, restructuring costs, impairment of goodwill, intangible assets, and long-lived assets, gain or loss on extinguishment of debt, costs not core to Benefitfocus’s business, loss on settlement of lawsuits and changes in fair value of contingently returnable consideration. The following summarizes the result of these calculations:

	Implied Multiple Range	Implied Equity Value per Share
EV/CY 2023E Adj. EBITDA	9.0x-11.0x	$5.97-$8.58

Barclays noted that on the basis of the selected comparable company analysis, the Per Share Common Stock Merger Consideration of $10.50 per share was above the range of implied values per share calculated using the Management Case.

Selected Precedent Transaction Analysis

Barclays reviewed and compared the purchase prices and financial multiples paid in selected other transactions that Barclays, based on its experience with merger and acquisition transactions, deemed relevant. Barclays chose such transactions based on, among other things, the similarity of the applicable target companies in the transactions to Benefitfocus with respect to the industry, size, mix, margins and other characteristics of their businesses.

As part of its selected precedent transaction analysis, for each of the selected transactions, based on information Barclays obtained from company filings and broker research, Barclays analyzed the ratio of each target company’s EV to both the last 12-month period (“LTM”) and the forward 12-month period (“NTM”) revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiples at the time of announcement of the respective transactions. The results of this precedent transaction analysis are summarized below:

Date Announced	Acquiror	Target	EV/Revenue LTM	EV/Revenue NTM	EV/EBITDA LTM	EV/EBITDA NTM
10/3/2022	Francisco Partners, LP	bswift LLC	N/A	N/A	N/A	N/A
6/21/2022	TPG, Inc.	Convey Health Solutions Holdings, Inc.	3.1x	2.6x	15.7x	13.0x
6/16/2022	Telus Corp	LifeWorks Holdings, Inc.	2.9x	2.8x	15.7x	14.5x
1/5/2022	Vera Whole Health, Inc.	Castlight Health, Inc.	2.2x	2.2x	20.9x	N/A
12/1/2021	Stone Point Capital LLC	Businessolver.com, Inc.	N/A	N/A	N/A	N/A
4/4/2021	Wex, Inc.	Benefit Express Services, LLC	N/A	N/A	N/A	N/A
1/25/2021	Foley Trasimene Acquisition Corp.	Alight Solutions LLC	2.7x	2.6x	13.3x	12.2x
10/27/2020	Teleperformance S.A.	Health Advocate, Inc.	4.9x	4.5x	13.9x	12.1x
7/28/2020	TA Associates Management, L.P./Francisco Partners, LP	Edifecs, Inc. (51% stake)	N/A	N/A	N/A	N/A
11/25/2019	Securian Financial Services, Inc.	Empyrean Capital Partners, LP	N/A	N/A	N/A	N/A
6/27/2019	HealthEquity, Inc.	WageWorks, Inc.	3.2x	3.1x	10.8x	11.0x
1/17/2019	WEX, Inc.	Discovery Benefits, Inc.	4.3x	N/A	21.3x	N/A
		Mean	3.3x	3.0x	15.9x	12.5x
		Medium	3.1x	2.7x	15.7x	12.2x

The reasons for and the circumstances surrounding each of the selected precedent transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Benefitfocus and the target companies included in the selected precedent transaction analysis. Accordingly, Barclays believed that a purely quantitative selected precedent transaction analysis would not be particularly meaningful in the context of considering the Merger. Barclays therefore made qualitative judgments concerning differences between the characteristics of the selected precedent transactions and the Merger which would affect the acquisition values of the selected target companies and Benefitfocus. Based upon these judgments, Barclays selected a range of multiples of 12.0x to 15.0x and applied such range to Benefitfocus’s Adj. EBITDA for the LTM period as of September 30, 2022 from the Management Case to calculate a range of implied prices per share of Benefitfocus. The following table sets forth the results of such analysis:

	Implied Multiple Range	Implied Equity Value per Share
EV/LTM Sep-22A Adj. EBITDA	12.0x-15.0x	$6.87-$10.03

Barclays noted that on the basis of the selected precedent transaction analysis, the Per Share Common Stock Merger Consideration of $10.50 per share was above the range of implied values per share calculated using the Management Case.

Discounted Cash Flow Analysis

In order to estimate the present value of our Common Stock, Barclays performed a discounted cash flow analysis of Benefitfocus. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Benefitfocus using the discounted cash flow method, Barclays added (i) Benefitfocus’s projected after-tax Unlevered Free Cash Flows for the last quarter of fiscal year 2022 and for fiscal years 2023 through 2026 based on the Management Case and (ii) the “terminal value” of Benefitfocus as of the end of fiscal year 2026, and discounted such amount to its present value using a mid-year convention and a range of selected discount rates. The after-tax Unlevered Free Cash Flows is Benefitfocus’s Adj. EBITDA less stock-based compensation, less capital expenditures and adjusting for changes in net working capital and taxes. The residual value of Benefitfocus at the end of the forecast period, or “terminal value,” was estimated by selecting a range of estimated LTM Adj. EBITDA exit multiples. Barclays assumed a range of terminal value LTM Adj. EBITDA exit multiples of 9.5x to 11.5x, which was derived by Barclays utilizing its professional judgment and experience, taking into account the results from the selected comparable companies analysis and applying such range to the Management Case. The range of after-tax discount rates of 11.0% to 13.0% was selected based on an analysis of the weighted average cost of capital of Benefitfocus. Barclays then calculated a range of implied prices per share of Benefitfocus by subtracting estimated net debt of $(143.0 million) as of September 30, 2022 and the value of Benefitfocus’s outstanding Preferred Stock (at liquidation value) of $80.0 million, in each case as provided by Benefitfocus’s management, and adding the present value of tax savings post-2026 from Benefitfocus’s net operating losses derived from the Management Case using the discounted cash flow method to the estimated enterprise value and dividing such amount by the fully diluted number of shares of Common Stock as of October 31, 2022 (comprised of 34.4 million shares of Common Stock outstanding, 4.2 million Company RSUs and Company PRSUs outstanding and 0.1 million outstanding Company Options with a weighted average exercise price of $13.53, in each case as provided by Benefitfocus’s management). The following summarizes the result of these calculations:

	Selected Terminal Value LTM Adj. EBITDA Multiple Range	Implied Equity Value per Share
Discount Rate of 11.0%—13.0%	9.5x-11.5x	$7.63-$11.09

Barclays noted that on the basis of the discounted cash flow analysis, the Per Share Common Stock Merger Consideration of $10.50 per share was within the range of implied values per share calculated using Management Case.

Other Factors

Barclays also reviewed and considered other factors, which were not considered part of its financial analyses in connection with rendering its advice, but were references for informational purposes, including, among other things, an Illustrative Future Share Price Analysis, a Discounted Cash Flow Analysis of Alternative Case 1, an Equity Research Target Prices Review, a Precedent Transactions Premium Paid Analysis and a Historical Share Price Analysis, each described below.

Illustrative Future Share Price Analysis

Barclays performed an illustrative analysis of the implied present value of an illustrative future value per share of Common Stock, which is designed to provide an indication of the present value of the theoretical future value of a company’s equity as a function of such company’s financial projections and valuation multiples. Barclays first calculated the implied future EV of Benefitfocus for fiscal year ending 2022 and each of the next three fiscal year ends by applying ratios of (i) multiples of Benefitfocus’s EV to NTM Adj. EBITDA ranging from 9.0x to 11.0x to (ii) NTM Adj. EBITDA estimates for Benefitfocus as reflected in the Management Case for each of the 2022, 2023, 2024 and 2025 fiscal years. The illustrative EV to NTM Adj. EBITDA multiple estimates were derived by Barclays utilizing its professional judgment and experience, taking into account the results from the selected comparable companies analysis and the EV to NTM Adj. EBITDA multiples for Benefitfocus as of October 31, 2022. Barclays then calculated a range of implied prices per share of Benefitfocus based on the fully diluted number of shares of Common Stock as of October 31, 2022 (comprised of 34.4 million shares of Common Stock outstanding, 4.2 million Company RSUs and Company PRSUs outstanding and 0.1 million outstanding Company Options with a weighted average exercise price of $13.53, in each case as provided by Benefitfocus’s management).

Utilizing a discount rate of 15.0%, based on an analysis of the cost of equity of Benefitfocus, Barclays then derived a range of implied present values per share for Benefitfocus by discounting to present value the implied future values per share of Benefitfocus as a standalone entity. The following table presents the results of the analysis of the implied present value of the illustrative future value per share of Common Stock.

Present Value of Illustrative Future Share Price

	Selected Multiple Range	Implied Equity Value Per Share
NTM EBITDA @ 12/31/2024	9.0x-11.0x	$7.13-$9.46
NTM EBITDA @ 12/31/2025	9.0x-11.0x	$8.58-$10.83

Discounted Cash Flow Analysis of Alternative Case 1

Barclays performed an additional discounted cash flow analysis based on Alternative Case 1 (as described above in the section entitled “The Merger Proposal (Proposal 1)—Financial Forecasts and Financial Projections,” beginning on page 66 of this proxy statement) using the same methodology as described above under the caption “Discounted Cash Flow Analysis” (including LTM Adj. EBITDA exit multiples of 9.5x to 11.5x and after-tax discount rates of 11.0% to 13.0%) but utilizing the unlevered after-tax cash flows for Benefitfocus derived from the Alternative Case 1. The following summarizes the result of this analysis:

	Selected Terminal Value LTM Adj. EBITDA Multiple Range	Implied Equity Value per Share
Discount Rate of 11.0%—13.0%	9.5x-11.5x	$11.06-$15.35

Barclays noted that, on the basis of the discounted cash flow analysis based on the Alternative Case 1, the Per Share Common Stock Merger Consideration of $10.50 per share was below the range of implied values per share calculated using Alternative Case 1.

Equity Research Target Prices Review

Barclays reviewed publicly available one-year forward price targets for the Common Stock prepared and published by three equity research firms that covered Benefitfocus as of October 31, 2022. The price targets published by the equity research firms did not necessarily reflect current market trading prices for the Common Stock. Barclays noted that the range of low to high one-year forward share price targets as of October 31, 2022 was $6.00 to $10.00 per share.

Precedent Transactions Premium Paid Analysis

In order to assess the premium offered to the stockholders of Benefitfocus in the Merger relative to the premiums offered to stockholders in other transactions, Barclays reviewed the premiums paid in 50 diversified industries mergers and acquisitions transactions known to Barclays involving publicly listed target companies in which the target equity was valued between $100.0 million and $1.5 billion from March 12, 2019 to July 21, 2022. For each transaction, Barclays calculated the premium per share paid by the acquiror by comparing the announced transaction value per share to the target company’s historical VWAP during the following periods: (i) one trading day prior to announcement and (ii) 30 trading days prior to announcement.

The reasons for and the circumstances surrounding each of the transactions analyzed in the precedent transactions premium paid analysis were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Benefitfocus and the target companies included in the precedent transactions premium paid analysis. Accordingly, Barclays believed that a purely quantitative transaction premium analysis would not be particularly meaningful in the context of considering the Merger. Barclays therefore made qualitative judgments concerning the differences between the characteristics of the selected transactions and the Merger which would affect the acquisition values of the target companies and Benefitfocus. Based upon these judgments, Barclays selected a range of premiums to (i) the closing price of Benefitfocus on October 31, 2022 and (ii) the 30-trading day VWAP of the Common Stock ending on October 31, 2022 (the last trading day prior to the date of the announcement of the Merger Agreement), to calculate a range of implied equity values per share of Common Stock. The following summarizes the result of these calculations:

	Selected Premium Range	Implied Equity Value per Share of Common Stock
1-Day Price	25.0%-55.0%	$8.81-$10.93
30-Day Average Price	25.0%-55.0%	$7.95-$9.86

Barclays noted that on the basis of the precedent transactions premium paid analysis, the Per Share Common Stock Merger Consideration of $10.50 per share was (i) within the range of implied values per share calculated using the closing price of the Common Stock on October 31, 2022 and (ii) above the range of implied values per share calculated using the 30-trading day VWAP of the Common Stock ending on October 31, 2022 (the last trading day prior to the date of the announcement of the Merger Agreement).

Historical Share Price Analysis

To illustrate the trend in the historical trading prices of the Common Stock, Barclays considered historical data with regard to the trading prices of the Common Stock for the 52-week period from November 1, 2021 to October 31, 2022. Barclays noted that during this period, the closing price of the Common Stock ranged from $5.69 to $13.06 per share.

General

Barclays is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Board selected Barclays because of its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the Merger.

Barclays is acting as financial advisor to Benefitfocus in connection with the Merger. As compensation for its services in connection with the Merger, Barclays is entitled to a fee from Benefitfocus of $1.0 million, payable upon the delivery of Barclays’s opinion, which is referred to as the “Opinion Fee.” The Opinion Fee was not contingent upon the conclusion of Barclays’s opinion or the consummation of the Merger. Additional compensation of approximately $11.11 million will be payable by Benefitfocus upon completion of the Merger (against which the amount of the Opinion Fee as well as $250,000 of advisory fees previously earned by Barclays will be credited). In addition, Benefitfocus has agreed to reimburse Barclays for its reasonable out-of-pocket expenses incurred in connection with the Merger and to indemnify Barclays for certain liabilities that may arise out of its engagement by Benefitfocus and the rendering of Barclays’s opinion. Barclays has performed various investment banking and financial services for Benefitfocus and Voya in the past, and is likely to perform such services in the future, and has received, and is likely to receive, customary fees for such services. Specifically, in the past two years, the aggregate fees invoiced (but not yet received) by Barclays to Benefitfocus for advisory services were approximately $3.25 million (excluding the Opinion Fee and the fees payable to Barclays upon consummation of the Merger). In the past two years, Barclays has not performed any investment banking services for Voya for which it has received any fees.

In addition, Barclays and its affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Indaba and BG, each an affiliate of Benefitfocus and a Company stockholder, and certain of their respective affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Indaba and BG and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Indaba and BG and certain of their respective portfolio companies and affiliates in connection with corporate finance transactions, including providing financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and/or placement agent for various equity and debt offerings undertaken by Indaba and BG and certain of their respective portfolio companies and affiliates. In the past two years, Barclays has not performed any investment banking services for Indaba or BG for which it has received any fees.

Barclays, its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays and affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Benefitfocus, Voya, Indaba and BG and their respective affiliates for their own accounts and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Interests of Benefitfocus’s Executive Officers and Directors in the Merger

In considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that, aside from their interests as Benefitfocus stockholders, Benefitfocus’s directors and executive officers have interests in the Merger that may be different from, or in addition to, the interests of Benefitfocus stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below, and with respect to the named executive officers of Benefitfocus, are quantified in the “Golden Parachute Compensation” table below. The Board was aware of these interests and considered them when it adopted the Merger Agreement and approved the Merger, and in unanimously recommending that the Merger Agreement be adopted by the Benefitfocus stockholders.

Acceleration of Equity Awards Held by Directors and Executive Officers

Accelerated Equity Awards of Directors

At the Effective Time, each outstanding Company RSU held by a non-employee director of Benefitfocus will be cancelled, and each non-employee director holding Company RSUs will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company RSU immediately prior to the effective time multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment.

The estimated aggregate amount that would be realized by the non-employee directors of the Benefitfocus Board in respect of their unvested Company RSUs if the merger was to be completed on November 30, 2022 is $1,494,706.50. This estimated amount was determined using the number of Company RSUs held by the non-employee directors of the Benefitfocus Board that were outstanding as of November 30, 2022, the latest practicable date prior to the filing of this proxy statement, and a price per share of $10.50. This amount does not attempt to forecast any additional equity award grants, issuances or forfeitures that may occur prior to the effective time following the date of this proxy statement. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by the members of the Benefitfocus Board may materially differ from the amount set forth above. None of the Company’s non-employee directors hold Company Options, Company PRSUs or Company Time-Vesting PRSUs.

Accelerated Equity Awards of Executive Officers

At the Effective Time, each outstanding Company Equity Award, including any held by an executive officer, prior to the Effective Time will generally be subject to the treatment described below:

For the avoidance of doubt, none of the outstanding Company Equity Awards held by Mr. Levin would accelerate and “single trigger” (as described below) vest in connection with the Closing. As discussed in the section entitled “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors in the Merger—Retention Awards,” beginning on page 79 of this proxy statement, Mr. Levin was granted Company Retention RSUs, a portion of which, by their terms, will vest upon the Closing. For an estimate of the amounts that would be realized by each of Benefitfocus’s named executive officers who hold outstanding and unvested Company Equity Awards if the Merger is consummated on November 30, 2022 and he or she experiences a qualifying termination on November 30, 2022, see the section entitled “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors in the Merger—Golden Parachute Compensation,” beginning on page 82 of this proxy statement.

Company Options

Each Company Option to purchase shares of Common Stock granted under the Plan that is outstanding and vested as of immediately prior to the Effective Time will be cancelled, and each holder of such Company Options will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Per Share Common Stock Merger Consideration, over (B) the exercise price per share of Common Stock of such Company Option, less applicable taxes required to be withheld with respect to such payment, provided that any Company Option which has an exercise price equal to or greater than the Per Share Common Stock Merger Consideration will be cancelled at the Effective Time for no consideration.

Specified Awards

Each Specified Award that is unvested and outstanding as of immediately prior to the Effective Time, will be cancelled, and each holder of such Specified Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Specified Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment, provided that, with respect to a Specified Award that is a Company Time-Vesting PRSU or a Company Performance Restricted Share, the number of shares of Common Stock subject to such Specified Award will be the number of shares of Common Stock earned for the applicable performance period pursuant to the terms of such Company Time-Vesting PRSU or Company Performance Restricted Share.

Company RSUs, Company Retention RSUs and Company Time-Vesting PRSUs

Each (A) Company RSU that is not a Specified Award (including for the avoidance of doubt, any Company Retention RSUs that are not Specified Company Retention Awards) and (B) Company Time-Vesting PRSUs that are not Specified Awards, in each of (A) and (B), that is outstanding as of immediately prior to the Effective Time, will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number), equal to the product of (i) the number of shares of Common Stock subject to such Company RSUs immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company RSUs immediately prior to the Effective Time.

Company PRSUs

Each Company PRSU that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company PRSUs immediately prior to the Effective Time based on target performance, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company PRSUs immediately prior to the Effective Time.

In the event the Closing occurs in 2023, with respect to each Company PRSU with a performance period ending in 2022, the Company may determine achievement of the performance goals based on the greater of (x) 50% of the target performance goal and (y) actual achievement of the applicable performance goals in accordance with the terms of the Company PRSUs.

Company Equity Awards Held by Former Employees

Each Company RSU and Company PRSU that is outstanding as of immediately prior to the Effective Time and held by a non-employee director or consultant of the Company or by any employee who is not a Continuing Employee will be cancelled, and each holder of such Company Equity Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Equity Award immediately prior to the Effective Time, (with respect to each Company PRSU, based on target performance), multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment.

Retention Awards

In connection with the execution of the Merger Agreement, Benefitfocus granted Company Retention RSUs to the Company’s executive officers to promote the retention of the individuals whose skills, capabilities and knowledge are critical to Benefitfocus and the Merger and to incentivize efforts to consummate the Merger. In accordance with the Company Retention RSU award agreements, half of the Company Retention RSUs will vest upon the Closing Date and the other half will vest on the date that is six months after the Closing (the “Final Vesting Date”), subject to continued service. The Company Retention RSUs will become fully vested upon termination of employment without “cause” by Benefitfocus or for “good reason” by the applicable executive officer on or after the Closing Date and prior to the Final Vesting Date.

Executive Officers	Grant Value of Company Retention RSUs on Grant Date ($)*	Number of Company Retention RSUs (#)
Matthew Levin	2,800,000	445,611
Alpana Wegner	1,500,000	238,720

*

The number of Company Retention RSUs was determined by dividing the grant value of the Company Retention RSUs on the grant date by approximately $6.28, which was the 20-day historic average stock price of Benefitfocus as of the grant date.

Company Restricted Shares and Performance Restricted Shares

Each Company Restricted Share and Company Performance Restricted Share that is not a Specified Award and that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya Restricted Share covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company Restricted Shares or Company Performance Restricted Shares outstanding immediately prior to the Effective Time, based on target performance if applicable, multiplied by (ii) the Equity Award Exchange Ratio. Each Company Restricted Share and Company Performance Restricted Share will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Restricted Share or Company Performance Restricted Share immediately prior to the Effective Time.

Cash Severance Payments and Other Termination Benefits Under Existing Employment Agreements

Benefitfocus previously entered into employment agreements with each of Mr. Levin (the “Levin Agreement”) and Ms. Wegner (the “Wegner Agreement” and, together with the Levin Agreement, the “Existing Employment Agreements”).

The Levin Agreement provides that if Mr. Levin is terminated without cause or resigns for good reason (a “qualifying termination”), within 12 months of a change in control, Mr. Levin will be entitled to (i) two times the sum of his then-current base salary plus two times his then-current target bonus, payable over 12 months, (ii) full vesting of all of his equity awards (with any performance conditions deemed met at target) and (iii) payment of the same percentage of the premium Benefitfocus was paying prior to termination during the first 12 months of Mr. Levin’s continued coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), if he is eligible for and elects COBRA continuation coverage. The Levin Agreement provides that if Mr. Levin experiences a qualifying termination at any other time, Mr. Levin will receive (i) an amount equal to his then-current base salary plus his then-current target bonus, payable over 12 months, (ii) COBRA premium support for 12 months, and (iii) continued vesting of all of his equity awards that would have otherwise vested in the 12 months period following his termination if he had remained employed, other than the previously disclosed one-time inducement grant of 248,826 RSUs and 106,640 PRSUs, which will vest in full.

The Wegner Agreement provides that if Ms. Wegner experiences a qualifying termination, within 12 months of a change in control, Ms. Wegner will be entitled to (i) salary continuation at a rate equal to her base salary then in effect for a period of 12 months, (ii) a pro rata portion of her target annual bonus, (iii) an insurance premium in an amount equal to that which was paid on her behalf prior to the termination of employment, paid during the same period in which she receives salary continuation (subsections (i) through (iii), collectively, the “Wegner Severance Benefits”), and (iv) accelerating vesting of all her unvested and outstanding equity awards (with any performance conditions for awards with an ongoing performance period as of her qualifying termination deemed met at target). The Wegner Agreement provides that if Ms. Wegner experiences a qualifying termination at any other time, Ms. Wegner will be entitled to the Wegner Severance Benefits and immediate vesting of those outstanding equity awards that would have otherwise vested in the 12 months following her termination.

Each of the Existing Employment Agreements provides that during and after their employment, Mr. Levin and Ms. Wegner are subject to a covenant related to the non-disclosure of trade secrets and confidential information. For one year following the date of termination for any reason, Mr. Levin and Ms. Wegner are subject to covenants related to the non-solicitation of customers, employees or consultants and a covenant not to compete with Benefitfocus within the United States. The payments due under the Existing Employment Agreements are subject to the execution and non-revocation of a general release of claims.

Section 280G Mitigation Actions

Pursuant to the terms of the Merger Agreement, Benefitfocus is permitted to implement strategies (each, a “Section 280G Mitigation Action”) to mitigate the possible impact of Section 280G of the Code, subject to agreement by Voya. On December 19, 2022, the Board approved, by unanimous written consent with respect to certain individuals, including Mr. Levin and Ms. Wegner (the “Covered Individuals”), (i) the payment, on or prior to December 31, 2022, of earned cash short-term incentive compensation under Benefitfocus’s 2022 short-term incentive plan (the “Bonus”) and (ii) the replacement of certain Company RSUs and Company PRSUs with Company Restricted Shares with the same vesting terms as applied to the replaced Company RSUs and Company PRSUs. The Covered Individuals will make elections under Section 83(b) of the Code with respect to such Company Restricted Shares. The actions described above do not accelerate the vesting of any equity awards held by the Covered Individuals.

The Board approved, by unanimous written consent, the following:

•

For Mr. Levin, an earned 2022 Bonus payment based on performance calculable as of the date of this proxy statement, in the amount of $192,500 on or prior to December 31, 2022, and the replacement of 445,611 Company Retention RSUs with an equal number of Company Restricted Shares.

•

For Ms. Wegner, an earned 2022 Bonus payment based on performance calculable as of the date of this proxy statement, in the amount of $98,438 on or prior to December 31, 2022, and the replacement of 238,720 Company Retention RSUs, 49,033 Company RSUs and 18,270 Company PRSUs with an equal number of Company Restricted Shares.

Other Arrangements

Pursuant to the terms of the Merger Agreement, Benefitfocus’s directors and executive officers will be entitled to certain ongoing indemnification, expense advancement and insurance arrangements. For a description of such ongoing arrangements, see the section entitled “The Merger Agreement—Indemnification; Directors’ and Officers’ Insurance” beginning on page 114 of this proxy statement.

Also, prior to the effective time, Voya may, in its discretion, initiate negotiations of agreements, arrangements and understandings with any of Benefitfocus’s officers or directors regarding compensation or benefits and may enter into definitive agreements with such officers or directors regarding the foregoing. To Benefitfocus’s knowledge, as of the date of this proxy statement, Voya has not entered into any such new agreements, arrangements or understandings regarding compensation or benefits with any of Benefitfocus’s officers or directors.

BuildGroup Preferred Stock

As of the date of this proxy statement, BG owns 1,777,778 shares of Preferred Stock convertible into 5,333,334 shares of Common Stock, which represents 100% of the issued and outstanding shares of Preferred Stock. The Preferred Stock held by BG and subject to the BG Support Agreement represents approximately 13.4% of the outstanding voting power of Company capital stock as of December 14, 2022. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date. BG purchased these shares from Benefitfocus on June 4, 2020, for a price of $45.00 per share of Preferred Stock pursuant to a Preferred Stock Purchase Agreement dated May 22, 2020 by and between Benefitfocus and BG (the “Preferred Stock Purchase Agreement”). Additionally, the Preferred Stock Purchase Agreement provides that Benefitfocus will pay BG Annual Fees in an amount equal to (i) 50 basis points per annum on the amount invested (which equals an amount of approximately $400,000) for the first year and (ii) 25 basis points per annum on the amount invested (which equals an amount of approximately $200,000) annually thereafter, all for so long as BG and its affiliates collectively hold at least 60% of the Preferred Stock (or the Common Stock issuable upon conversion of the Preferred Stock). Pursuant to the Certificate of Designations, for

so long as not less than 60% of the shares of Preferred Stock originally issued remain outstanding, the holders of a majority of the then outstanding shares of Preferred Stock, voting as a single class, are entitled to elect two directors of the Board for so long as the size of the Board includes nine or fewer directors (the “Preferred Stock Directors”). The Board has nine directors as of the date of this proxy statement. Mr. Napier and Ms. Young are the Preferred Stock Directors elected by BG, as the holder of a majority of the outstanding shares of Preferred Stock. Pursuant to the BG Support Agreement, BG has agreed to, among other things, vote its shares of Company capital stock in favor of the adoption of the Merger Agreement, not vote its shares of Company capital stock for any alternative proposal or any other transaction, proposal, agreement, or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger, not exercise any appraisal rights under Section 262 of the DGCL and not transfer its shares (subject to certain exceptions). The terms of the BG Support Agreement do not prevent, limit or otherwise restrict any director of the Company (including any director affiliated with BG) from taking (or failing to take) any action in his or her capacity as a director of the Company, or in exercising his or her fiduciary duties as a director of the Company. The BG Support Agreement will terminate automatically upon, among other events, a Change of Recommendation (as defined in the section entitled “The Merger Agreement—Non-Solicitation Covenants,” beginning on page 105 of this proxy statement).

If the Merger is completed, BG, as the sole holder of Preferred Stock, will have the right to receive, pursuant to the Certificate of Designations, $47.25 in cash per share of Preferred Stock, or approximately $84 million in cash in the aggregate, at the Effective Time, plus accumulated and unpaid dividends to, but not including, the date the Merger is completed, as more fully described in the section below entitled “The Merger Agreement—Effect of the Merger on Common Stock and Preferred Stock” beginning on page 94 of this proxy statement. The Certificate of Designations provides that each share of Preferred Stock will be automatically redeemed upon the closing of certain change of control transactions (such as the Merger) for an amount of cash equal to the greater of (i) the Convertible Preferred Liquidation Amount, which is defined and further described in the section entitled “The Merger Agreement—Effect of the Merger on Common Stock and Preferred Stock” beginning on page 94 of this proxy statement, and (ii) the amount the holder of such share of Preferred Stock would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Preferred Stock. BG will receive the Convertible Preferred Liquidation Amount in connection with the consummation of the Merger as it is a greater amount than the amount described in the foregoing clause (ii). The Convertible Preferred Liquidation Amount represents $5.25, or 50%, more per share of Common Stock than the Per Share Common Stock Merger Consideration to be paid to holders of Common Stock (measured as if the shares of Preferred Stock were converted into shares of Common Stock in accordance with the Certificate of Designations, but received the Convertible Preferred Liquidation Amount rather than the Per Share Common Stock Merger Consideration) and approximately $28 million more in cash in the aggregate than if BG voluntarily converted its shares of Preferred Stock into shares of Common Stock, in accordance with the Certificate of Designations prior to the Effective Time, and received the Per Share Common Stock Merger Consideration. Pursuant to the terms and conditions set forth in the Certificate of Designations, BG is not required to convert its shares of Preferred Stock into shares of Common Stock in connection with the Merger and will be entitled to receive the Convertible Preferred Liquidation Amount at the Effective Time without BG taking any additional action. Additionally, the BG Annual Fees will no longer be payable by Benefitfocus to BG following the consummation of the Merger, but BG will have the right to receive the pro rata portion of any BG Annual Fees due and accumulated, but unpaid, to it on the Closing.

Golden Parachute Compensation

In accordance with Item 402(t) of Regulation S-K promulgated by the SEC, the tables below present the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise relate to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the Merger-related compensation which will or may become payable to Benefitfocus’s named executive officers. This Merger-related compensation is subject to a non-binding advisory vote of common stockholders, as set forth in Proposal 2 in this proxy statement. For further information, see the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Proposal (Proposal 2),” beginning on page 124 of this proxy statement.

The amounts set forth below have been estimated based on the following assumption: (i) the Merger is consummated on November 30, 2022 (the last practicable date determined in accordance with Item 402(t) of Regulation S-K), (ii) the Company Equity Awards outstanding as of November 30, 2022 (without any new grants, if any), and (iii) each named executive officer experiences a qualifying termination of employment as of the same date, immediately following completion of the Merger and properly executes any required releases and complies with all requirements (including any applicable restrictive covenants) necessary in order to receive the payments and benefits. The amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. All dollar amounts set forth below have been rounded to the nearest whole number and are reflected on a pre-tax basis.

For purposes of this disclosure, “single trigger” refers to payments and benefits that arise solely as a result of the completion of the Merger and “double trigger” refers to payments and benefits that require two conditions, which are the completion of the Merger and a qualifying termination of employment.

Golden Parachute Compensation

Name(1)	Cash ($)		Equity ($)(4)	Other ($)(5)	Total ($)
Matthew Levin	2,200,000	(2)	12,243,189	10,860	14,454,049
President, Chief Executive Officer and Director
Alpana Wegner	631,592	(3)	5,044,788	14,898	5,691,278
Chief Financial Officer

(1)

Mason R. Holland, Jr., Benefitfocus’s former executive chairman, and Stephen M. Swad, Benefitfocus’s former chief executive officer and director, terminated employment with Benefitfocus effective June 30, 2021 and May 10, 2021, respectively, and are not entitled to receive any compensation in connection with, or as a result of, the Merger.

(2)

Amounts reflect cash severance benefits that would be payable upon an involuntary termination by Voya or Benefitfocus without “cause” or a resignation by Mr. Levin for “good reason” immediately following the consummation of the Merger, pursuant to the Levin Agreement as described above in the section entitled “—Cash Severance Payments and Other Termination Benefits Under Existing Employment Agreements,” beginning on page 80 of this proxy statement. Payment of cash-severance is “double trigger” and, as described above, is payable only upon a qualifying termination in connection with the Merger. The cash severance benefits consist of a cash payment equal to the sum of two times Mr. Levin’s base salary in effect as of the date of termination plus two times the target bonus for the year in which the date of termination occurs. These amounts are subject to the execution of a release of claims in favor of Benefitfocus or Voya, as applicable. In addition, Mr. Levin is required to comply with non-competition and non-solicitation restrictive covenants.

(3)

Amounts reflect cash severance benefits that would be payable upon an involuntary termination by Voya or Benefitfocus without “cause” or a resignation by Ms. Wegner for “good reason” immediately following the consummation of the Merger, pursuant to the Wegner Agreement as described above in the section entitled “—Cash Severance Payments and Other Termination Benefits Under Existing Employment Agreements,” beginning on page 80 of this proxy statement. Payment of cash severance is “double trigger” and, as described, above, is payable only upon a qualifying termination in connection with the Merger. The cash severance benefits consist of salary continuation at a rate equal to Ms. Wegner’s base salary in effect as of the date of termination for a period of 12 months and a pro rata bonus that would have been earned for the year of termination (assuming a target bonus would have been earned for purposes of this disclosure). These amounts are subject to the execution of a release of claims in favor of Benefitfocus or Voya, as applicable. In addition, Ms. Wegner is required to comply with non-competition and non-solicitation restrictive covenants.

(4)

For the avoidance of doubt, none of the outstanding Company Equity Awards held by Mr. Levin would single-trigger vest in connection with the Closing. Pursuant to their terms, half of the Company Retention RSUs will vest upon the Closing Date and the other half will vest on the date that is six months after the Closing, subject to continued service, as set forth in the section entitled “—Retention Awards,” beginning on page 79 of this proxy statement. As such, amounts reported above for any awards held by Mr. Levin reflect the value of each unvested Company Equity Award or Voya RSU that would become vested if Mr. Levin experiences a qualifying termination by Benefitfocus within the 60 days prior to the Effective Time or by Voya within 180 days following the Closing Date, with any applicable performance metrics deemed achieved at target. Amounts reported above for any awards held by Ms. Wegner reflect both the vesting of Specified Awards, which are “single trigger,” and the vesting of other awards that are not Specified Awards, which are “double trigger” and would only vest if Ms. Wegner experiences a qualifying termination by Benefitfocus within the 60 days prior to the effective time or by Voya within 180 days following the Closing Date, with any applicable performance metrics for awards with an ongoing performance period as of her qualifying termination deemed achieved at target. Set forth below are the separate values of each type of unvested equity-based award held by each of the Benefitfocus’s named executive officers in accordance with the above assumptions.

Executive Officers	Unvested Options ($)	Unvested PRSUs ($)	Unvested RSUs ($)	Specified Awards ($)	Total ($)
Matthew Levin	—	2,995,272	9,247,917	—	12,243,189
Alpana Wegner	—	801,224	4,089,330	154,235	5,044,788

(5)

Pursuant to the Existing Employment Agreements, amounts reflect the value of (i) for Mr. Levin, the payment of the same percentage of the premium Benefitfocus was paying prior to the date of termination during the first 12 months of continued coverage under COBRA, if Mr. Levin is eligible for and elected COBRA coverage and (ii) for Ms. Wegner, the payment of an insurance premium in an amount equal to that which was paid on her behalf prior to her termination of employment, paid during the same period in which she receives salary continuation.

Financing of the Merger

The Merger Agreement is not conditioned upon receipt of financing by Voya. We anticipate that the total amount of funds necessary to consummate the Merger and the related transactions to be paid at Closing, not including fees and expenses, will be approximately $570 million, including the estimated funds needed to, among other things, (i) pay our stockholders the Merger consideration due to them under the Merger Agreement, (ii) make payments in respect of outstanding equity awards of Benefitfocus that are due to the recipients thereof pursuant to the Merger Agreement, and (iii) repay indebtedness and other amounts payable in connection with the consummation of the Merger pursuant to the credit agreement, dated as of August 17, 2022, among the Company, certain affiliates of the Company party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent thereunder (the “Credit Agreement”).

We understand that Voya expects to fund amounts needed for the acquisition of Benefitfocus under the Merger Agreement through the use of cash on hand.

Regulatory Approvals

HSR Approval

Under the HSR Act, the parties to the Merger Agreement cannot complete the Merger until they have given notification of and furnished information to the DOJ and the FTC regarding the Merger, and until the applicable waiting period (and any extension thereof) has expired or has been terminated. On November 14, 2022, the parties to the Merger Agreement filed a Notification and Report Form under the HSR Act. The waiting period under the HSR Act expired on December 14, 2022 at 11:59 p.m. Eastern time. At any time before or after consummation of the Merger, the DOJ or FTC, or any state, could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of Benefitfocus or Voya or their respective subsidiaries. Private parties may also seek to take legal action under antitrust laws against to prevent the Merger under certain circumstances.

Texas Department of Insurance

Pursuant to Texas Insurance Code Section 4001.253, the parties have filed certain required information with the Texas Department of Insurance on November 14, 2022 and November 18, 2022. The Texas Department of Insurance has completed its review of those submissions and has issued no objection determinations, thereby satisfying Section 4001.253’s requirements.

General

Each of Benefitfocus and Voya must use its reasonable best efforts to take all actions necessary or advisable on its part under the Merger Agreement and applicable law to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement and prior to 5:00 p.m. (New York time) on April 30, 2023 (the “Outside Date”), including making all required filings with governmental entities and seeking all required consents from third parties. In addition to such general efforts, each of Benefitfocus and Voya must cooperate with each other and use its reasonable best efforts to take all actions necessary or advisable on its part under the Merger Agreement and applicable law to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement and prior to the Outside Date, including preparing and submitting documentation to (i) effect the expirations of all waiting periods under applicable antitrust law, including under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement, as promptly as practicable after the date of the Merger Agreement or the entry into any such timing agreements, respectively, and (ii) make and obtain as promptly as practicable after the date of the Merger Agreement from any governmental entity, as applicable, all filings and consents necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement, including the other approvals of Benefitfocus and Voya.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner, there is no certainty that these approvals will be obtained within the period of time contemplated by the Merger Agreement, if at all.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the Merger from the standpoint of the adequacy of the consideration to be received by Benefitfocus stockholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the Merger.

Litigation Relating to the Merger

As of December 16, 2022, one lawsuit has been filed by a purported Benefitfocus stockholder in connection with the Merger. On December 7, 2022, a purported Benefitfocus shareholder filed a lawsuit against Benefitfocus and the current members of the Benefitfocus board of directors alleging that the preliminary proxy statement filed by Benefitfocus in connection with the Merger contained alleged material misstatements and/or omissions in violation of federal law. The lawsuit is captioned Stein v. Benefitfocus, Inc., et al., Case 1:22-cv-10358 and is pending in the United States District Court for the Southern District of New York.

The complaint generally alleges that the preliminary proxy statement filed by Benefitfocus in connection with the Merger fails to disclose allegedly material information in violation of Sections 14(a) and 20(a) of the

Exchange Act and Rule 14a-9 promulgated thereunder. Plaintiff seeks, among other things, to enjoin Benefitfocus from consummating the Merger, or in the alternative, rescission of the Merger and/or compensatory damages, as well as attorney’s fees. Benefitfocus believes that the allegations in the complaint are without merit. Additional lawsuits may be filed in the future, arising out of the Merger.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Common Stock or Preferred Stock for cash pursuant to the Merger generally will be a taxable transaction to U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 128 of this proxy statement) for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. The tax consequences of the Merger to such holders will depend on their particular circumstances. U.S. holders should consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the Merger to such holders in light of their particular circumstances.

In general, a U.S. holder whose shares are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares at the time of the exchange. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). The determination of the actual tax consequences of the Merger to a holder will depend on the holder’s specific situation.

Delisting and Deregistration of Common Stock

Prior to the Closing Date, Benefitfocus will cooperate with Voya and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable law, including, the rules and policies of NASDAQ, to enable the delisting by the Surviving Corporation of the shares of Common Stock from NASDAQ and the deregistration of the shares of Common Stock under the Exchange Act as promptly as practicable after the Effective Time. In connection therewith, Voya will (a) assist in enabling Benefitfocus or NASDAQ to be in a position to promptly file and cause the Surviving Corporation or NASDAQ to file with the SEC a Form 25 on the Closing Date and (b) cause the Surviving Corporation to file a Form 15 on the first business day that is at least ten days after the date the Form 25 is filed.

Appraisal Rights

If the Merger is consummated, holders of Common Stock or Preferred Stock issued and outstanding immediately prior to the Effective Time who do not vote in favor of the adoption of the Merger Agreement, who validly demanded appraisal pursuant to Section 262 of DGCL (“Section 262”) and have not effectively withdrawn their demand or otherwise waived or lost their rights to appraisal are entitled to seek appraisal of their shares in connection with the Merger under Section 262.

This section summarizes Delaware law pertaining to appraisal rights in connection with the Merger. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and incorporated by reference herein. The following summary does not constitute any legal or other advice and does not constitute a recommendation that you exercise your appraisal rights under Section 262.

Any person contemplating the exercise of such appraisal rights should carefully review the provisions of Section 262, which is accessible at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262, particularly the procedural steps required to properly demand and perfect such rights. Failure to follow the steps required by Section 262 for demanding and perfecting appraisal rights may result in the loss of such rights. All references in Section 262 and in this summary to a (i) “stockholder” are to the record holder of shares of Common Stock or Preferred Stock, (ii) “beneficial owner” are to a person who is the beneficial owner of shares of Common Stock or Preferred Stock held either in voting trust or by a nominee on behalf of such person, and (iii) “person” are to an individual, corporation, partnership, unincorporated association or other entity.

Under Section 262, stockholders desiring to exercise their right to appraisal must:

1.	properly submit a written demand for an appraisal of their shares of Common Stock or Preferred Stock to Benefitfocus prior to the stockholder vote on the approval and adoption of the Merger Agreement;

2.	not submit a proxy or otherwise vote in favor of the approval and adoption of the Merger Agreement;

3.	hold shares of the Common Stock or Preferred Stock upon the making of a demand under clause one and continue to hold their shares of Common Stock or Preferred Stock through the Effective Time;

4.	not thereafter withdraw their demand for appraisal of their shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL; and

5.	otherwise meet the criteria and follow the procedures set forth in Section 262.

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (i) such beneficial owner continuously owns such shares through the Effective Time of the Merger and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Benefitfocus under Section 262 and to be set forth on the Verified List (defined below). The shares of Common Stock are currently listed on a national securities exchange, and, assuming such shares remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of Common Stock who are otherwise entitled to appraisal rights unless (x) the total number of shares of Common Stock entitled to appraisal exceeds 1% of the outstanding shares of the Common Stock eligible for appraisal or (y) the value of the aggregate consideration offered pursuant to the Merger Agreement in respect of such total number of shares exceeds $1.0 million. We refer to these conditions as the “Minimum Conditions.”

Pursuant to the Support Agreements entered into by Indaba and BG, each of BG and Indaba has agreed to, among other things, vote its shares of Company capital stock in favor of the adoption of the Merger Agreement and not exercise any appraisal rights under Section 262. As such, no appraisal rights will be available to such shares of Common Stock or Preferred Stock subject to the Support Agreements.

Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest from the Effective Time of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment; provided, however, that at any time before the Delaware Court of Chancery enters judgment in the appraisal proceeding, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case any such interest will accrue after the time of such payment only on the amount that equals the sum of (i) the difference, if any, between the amount so paid and the “fair value” of the shares as determined by the Delaware Court of Chancery and (ii) any interest accrued prior to the time of such voluntary payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the merger consideration offered pursuant to the Merger Agreement if they did not seek appraisal of their shares.

Under Section 262, where a merger agreement is to be submitted for approval and adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of our stockholders who held shares of Common Stock or Preferred Stock on the Record Date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes such notice that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any person who wishes to exercise appraisal rights or who wishes to preserve such person’s right to do so should review Section 262. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the consideration offered pursuant to the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal, we believe that if a person considers exercising such rights, that person should seek the advice of legal counsel.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their shares of Common Stock or Preferred Stock must strictly comply with Section 262. In addition, a stockholder of record, a beneficial owner or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless timely revoked, be voted in favor of the approval and adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the approval and adoption of the Merger Agreement, abstain or not vote his, her or its shares. Beneficial owners should consult with their bank, broker or other nominee regarding methods of voting.

Filing Written Demand

Any stockholder or beneficial owner wishing to exercise appraisal rights must deliver to us, before the vote on the approval and adoption of the Merger Agreement at the Special Meeting, a written demand for the appraisal of such person’s shares. Neither voting against the approval and adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the approval and adoption of the Merger Agreement. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the approval and adoption of the Merger Agreement at the Special Meeting may constitute a waiver of appraisal rights.

Record Holders

A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the Merger. If a holder of record is submitting a demand with respect to shares owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of Common Stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of Common Stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the holder of record.

Beneficial Owners

A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (i) such beneficial owner continuously owns such shares through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by Benefitfocus under Section 262 and to be set forth on the Verified List (defined below). Although not expressly required by Section 262, Benefitfocus reserves the right to take the position that it may require the submission of all information required of a beneficial owner under subsection (d)(3) of Section 262 with respect to any person sharing beneficial ownership of the shares for which such demand is submitted.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to: Benefitfocus, Inc., Attn: Corporate Secretary, 100 Benefitfocus Way, Charleston, South Carolina 29492. Demands for appraisal may not be submitted by electronic transmission.

Actions After Completion of the Merger

If the Merger is completed, within 10 days after the Effective Time of the Merger, the Surviving Corporation will notify each holder of Common Stock and Preferred Stock who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the approval and adoption of the Merger Agreement, and any beneficial owner who has properly demanded appraisal pursuant to Section 262.

At any time within 60 days after the Effective Time, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to us a written withdrawal of the demand for appraisal. Within 120 days after the effective date of the Merger, the Surviving Corporation or any person who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder of record or beneficial owner, demanding a determination of the fair value of the shares held by all our stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and no person should assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of the Common Stock or Preferred Stock. Accordingly, any stockholders or beneficial owners who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Common Stock or Preferred Stock within the time and in the manner prescribed in Section 262. The failure of a record holder or beneficial owner of shares of Common Stock or Preferred Stock to file such a petition within the period specified in Section 262 could result in the loss of appraisal rights.

Within 120 days after the Effective Time of the Merger, any person who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving

Corporation a statement setting forth the aggregate number of shares not voted in favor of the approval and adoption of the Merger Agreement and with respect to which we have received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand on his, her or its own behalf, the record holder of such shares will not be considered a separate stockholder holding such shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting stockholder or beneficial owner within 10 days after receipt of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by a record holder of shares of Common Stock or Preferred Stock or a beneficial owner and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list (which we refer to as the “Verified List”) containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the Verified List at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery, and the costs of these notices will be borne by the Surviving Corporation.

After providing notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal of their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

In addition, assuming the Common Stock remained listed on a national securities exchange immediately prior to the Effective Time of the Merger, the Delaware Court of Chancery will dismiss the appraisal proceedings as to all our stockholders who assert appraisal rights unless one of the Minimum Conditions is met.

Determination of Fair Value

After determining the persons entitled to appraisal, the Delaware Court of Chancery will determine the “fair value” of the shares of the Common Stock and Preferred Stock subject to appraisal, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value (subject, in the case of interest payments, to any voluntary cash payments made by the Surviving Corporation pursuant to subsection (h) of Section 262 that have the effect of limiting the sum on which interest accrues as described above).

In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In

Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Persons considering seeking appraisal should be aware that the fair value of their shares of Common Stock or Preferred Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the merger consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Common Stock or Preferred Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration offered pursuant to the Merger Agreement is not an opinion as to, and might not in any manner address, “fair value” under Section 262. Although we believe that the consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and persons considering exercising appraisal rights should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration offered pursuant to the Merger Agreement. Neither Benefitfocus nor Voya anticipates offering more than the consideration offered pursuant to the Merger Agreement to any holder of shares of Common Stock or Preferred Stock exercising appraisal rights, and Benefitfocus and Voya each reserve the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Common Stock or Preferred Stock is less than the merger consideration offered pursuant to the Merger Agreement. If a demand for appraisal is duly withdrawn, a petition for appraisal is not timely filed, neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time of the Merger) or other requirements imposed by Section 262 to perfect and seek appraisal are not satisfied, then the right to an appraisal will cease.

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the Verified List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.

The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the Surviving Corporation to the persons entitled thereto. Payment will be made to each such person upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in such court may be enforced.

The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the Verified List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a reservation of jurisdiction under Subsection (k) of Section 262. In the absence of such an order, each party bears its own expenses.

If any person who demands appraisal of his, her or its shares of Common Stock or Preferred Stock under Section 262 fails to perfect, or loses or successfully withdraws, such person’s right to appraisal, such person’s shares of Common Stock or Preferred Stock will be deemed to have been converted at the Effective Time of the Merger into the right to receive the consideration offered pursuant to the Merger Agreement, without interest. A person will fail to perfect, or effectively lose or withdraw, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time, neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time) or if the person delivers to the Surviving Corporation a written withdrawal of the person’s demand for appraisal in accordance with Section 262.

From and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s shares of Common Stock or Preferred Stock will be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares, except dividends or other distributions payable to stockholders of record as of a time prior to the Effective Time. If no petition for an appraisal is filed, if neither of the Minimum Conditions is met (assuming our Common Stock remained listed on a national securities exchange immediately prior to the Effective Time), or if the person who has made a demand for appraisal delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal in respect of some or all of such person’s shares within 60 days after the Effective Time in accordance with Section 262, then the right of such person to an appraisal of such shares will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, no appraisal proceeding will be dismissed as to any person without the approval of the Delaware Court of Chancery and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under subsection (j) of Section 262, provided that this sentence does not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Merger within 60 days after the Effective Time.

Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s or beneficial owner’s statutory appraisal rights. Consequently, any stockholder or beneficial owner wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

THE MERGER AGREEMENT

The following discussion sets forth the material provisions of the Merger Agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties to the Merger Agreement are governed by the express terms and conditions of the Merger Agreement and not by this discussion, which is summary by nature. This discussion is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. Additional information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information,” beginning on page 134 of this proxy statement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made or agreed upon only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement; (ii) were made solely for the benefit of the parties to the Merger Agreement; (iii) are not intended to be treated as categorical statements of fact, but rather as a way of allocating contractual risk among the parties to the Merger Agreement; (iv) are subject to important qualifications, limitations and supplemental information agreed to by Benefitfocus, Voya and Merger Sub in connection with negotiating the terms of the Merger Agreement, including (A) information in confidential disclosure schedules delivered to (x) Voya by Benefitfocus concurrently with the execution and delivery of the Merger Agreement (the “Benefitfocus Disclosure Schedule”) and (y) Benefitfocus by Voya concurrently with the execution and delivery of the Merger Agreement (the “Voya Disclosure Schedule”), which each contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement, and (B) information contained in Benefitfocus’s publicly filed SEC reports filed or furnished on or after December 31, 2019 and prior to the date of the Merger Agreement and Voya’s publicly filed SEC reports filed or furnished on or after December 31, 2019 and prior to the date of the Merger Agreement (but excluding, in each case, disclosures set forth or referenced under the captions “Risk Factors,” “Forward-Looking Statements” or any similar section); and (v) may be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between Benefitfocus, on the one hand, and Voya and Merger Sub, on the other hand, rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to stockholders. Further, the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to consummate the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise (subject to materiality thresholds). Our stockholders are not generally third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Benefitfocus, Voya or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. None of the representations and warranties will survive the Closing, and, therefore, they will have no legal effect under the Merger Agreement after the Effective Time. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Benefitfocus, Voya and Merger Sub because the parties may take certain actions that are either expressly permitted in the Benefitfocus Disclosure Schedule or Voya Disclosure Schedule or as otherwise consented to by the appropriate party, which consent may be given without notice to the public. The Merger Agreement is described below, and attached as Annex A to this proxy statement, only to provide you with information regarding its terms and conditions, and not to provide you with any other factual information regarding Benefitfocus, Voya, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement and any documents incorporated by reference herein. Additional information can be found in our public filings with the SEC, as described in the section entitled “Where You Can Find More Information,” beginning on page 134 of this proxy statement.

The Merger

Subject to the terms and conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Benefitfocus, the separate corporate existence of Merger Sub will cease, Benefitfocus will continue as the Surviving Corporation and a wholly owned subsidiary of Voya, and the separate corporate existence of Benefitfocus will continue unaffected by the Merger. The Merger will have all other applicable effects as set forth in the Merger Agreement and the relevant provisions of the DGCL.

Following the completion of the Merger, our Common Stock will be delisted from the NASDAQ, deregistered under the Exchange Act and cease to be publicly traded, as further discussed below in the section entitled “—Delisting and Deregistration,” beginning on page 115 of this proxy statement.

Closing and Effectiveness of the Merger

The Closing will take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 8:00 a.m. (New York time), or by electronic exchange of deliverables and release of signatures, on the second business day following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to Closing described below under “—Closing Conditions” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by law, waiver of those conditions) or at such other date, time and place (or by means of remote communication) as Benefitfocus, Voya and Merger Sub may agree in writing.

As promptly as practicable following the Closing, but on the Closing Date, Benefitfocus, Voya and Merger Sub will (i) cause a certificate of merger relating to the Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and (ii) make all other filings or recordings required under the DGCL in connection with the filing of the certificate of merger and the Merger. The Merger will become effective at the time the certificate of merger with respect to the Merger is executed and filed with the Secretary of State of the State of Delaware or at such later date and time as Benefitfocus, Voya and Merger Sub agree in writing and specify in the certificate of merger relating to the Merger so executed and filed.

Effect of the Merger on Common Stock and Preferred Stock

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, such shares the “Eligible Common Shares”) will be automatically converted into the right to receive the Per Share Common Stock Merger Consideration and will cease to be outstanding, will automatically be cancelled and will cease to exist, and each holder of such Eligible Common Shares will cease to have any rights with respect to such Eligible Common Shares, except the right to receive the Per Share Common Stock Merger Consideration.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, such shares the “Eligible Preferred Shares”), will be automatically converted into the right to receive the Per Share Preferred Stock Merger Consideration and will cease to be outstanding, will automatically be cancelled and will cease to exist, and each holder of Eligible Preferred Shares will cease to have any rights with respect to such Eligible Preferred Shares, except the right to receive the Per Share Preferred Stock Merger Consideration.

The Per Share Preferred Stock Merger Consideration is calculated as the amount of cash without interest, equal to the Convertible Preferred Liquidation Amount. The “Convertible Preferred Liquidation Amount” means, as calculated pursuant to Section 6(h) (Redemption of Convertible Preferred Stock upon a Change of Control) of the Certificate of Designations, an amount equal to the greater of (x) the sum of (1) 105% of $45.00 (the “Initial Stated Value”) of each Eligible Preferred Share at 5:00 p.m., Charleston, South Carolina time on the date fixed, pursuant to the Certificate of Designations, for the redemption of any Eligible Preferred Share by Benefitfocus pursuant to Section 6(h) (Redemption of Convertible Preferred Stock upon a Change of Control) of the Certificate of Designations (the “Change of Control Redemption Date”), in respect of the Merger plus (2) the difference between the Stated Value (as defined below) then in effect with respect to such Eligible Preferred Share and the Initial Stated Value, if any, plus (3) accumulated and unpaid Regular Dividends (as defined below) on such Eligible Preferred Share from the immediately preceding quarterly dividend payment date to, but excluding, such Change of Control Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in the Stated Value set forth in subclause (2) above) and (y) the amount the holder of such Eligible Preferred Share would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such Eligible Preferred Shares (determined in accordance with Section 8 (Conversion) of the Certificate of Designations but without regard to Section 8(d)(ii) (Payment of Cash in Lieu of any Fractional Share of Common Stock) and Section 8(f) (Restriction on Conversions) therein), assuming such conversion occurs on the date of such payment.

“Stated Value” means an amount initially equal to $45.00 per share of Preferred Stock, as adjusted for any stock splits, stock dividends, recapitalizations or similar transactions with respect to the Preferred Stock as set forth in the Certificate of Designations and, if applicable, as adjusted pursuant thereto.

“Regular Dividends” means dividends accrued quarterly in arrears at a rate of eight percent (8.0%) per annum on the Stated Value with respect to such share deemed to be in effect commencing on the day immediately following the most recent Regular Dividend payment date, regardless of whether or not declared or funds are legally available for their payment.

Exchange Procedures

As promptly as practicable after the Effective Time, but on the Closing Date, Voya will deposit, or cause to be deposited, with a paying agent an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the paying agent to make payments in respect of the Eligible Common Shares and the outstanding Company Equity Awards (the “Company Equity Payments”) (such cash, the “Exchange Fund”). Pursuant to a paying agent agreement to be entered into prior to the Closing, the paying agent will, among other things, act as the paying agent for the payment and delivery of the Per Share Common Stock Merger Consideration and the Company Equity Payments and invest the Exchange Fund, if and as directed by Voya.

At the Closing, Voya will pay to the holders of Eligible Preferred Shares to the account or accounts designated by or on behalf of such holders no later than three business days prior to the Closing Date by wire transfer of immediately available funds an amount equal to the Per Share Preferred Stock Merger Consideration.

As promptly as practicable after the Effective Time (but in no event later than three business days thereafter), Voya will cause the paying agent to mail or otherwise provide each holder of record of Eligible Common Shares that are (i) represented by a certificate or (ii) book-entry shares not held, directly or indirectly, through DTC, notice advising such holders of the effectiveness of the Merger, which notice will include (A) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery will be effected, and risk of loss and title to the certificates or such book-entry shares will pass only upon delivery of the certificates (or affidavits of loss in lieu of the certificates) or the surrender of such book-entry shares to the paying agent (which will be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such book-entry shares or such other reasonable evidence, if any, of such surrender as the paying agent may reasonably request pursuant to the terms and conditions of the paying agent agreement), as applicable (such materials to be in such form and have such other provisions as Voya and Benefitfocus may reasonably agree), and (B) instructions for effecting the surrender of the certificates (or affidavits of loss in lieu of the certificates) or such book-entry shares to the paying agent in exchange for the Per Share Common Stock Merger Consideration that such holder is entitled to receive as a result of the Merger.

With respect to book-entry shares held, directly or indirectly, through DTC, Benefitfocus and Voya will cooperate to establish procedures with the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the paying agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Common Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Benefitfocus and Voya, the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Common Stock Merger Consideration which the beneficial owners thereof are entitled to receive as a result of the Merger.

Upon surrender to the paying agent of Eligible Common Shares that (i) are represented by a certificate, by physical surrender of such certificate (or affidavits of loss in lieu of the certificate) together with the letter of transmittal, duly completed and executed, and such other documents as may be reasonably required by the paying agent, (ii) are book-entry shares not held through DTC, by book-receipt of an “agent’s message” by the paying agent in connection with the surrender of book-entry shares (or such other reasonable evidence, if any, of surrender with respect to such book-entry shares, as the paying agent may reasonably request pursuant to the terms and conditions of the paying agent agreement), in each case of the foregoing clauses (i) and (ii), pursuant to such materials and instructions as contemplated by the third paragraph of this section entitled “Exchange Procedures,” and (iii) are book-entry shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Benefitfocus, Voya, the paying agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the holder of the Eligible Common Shares represented by such certificate or book-entry shares will be entitled to receive in exchange therefor, and Voya will cause the paying agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required tax withholdings) equal to the product obtained by multiplying (A) the number of Eligible Common Shares represented by such certificates (or affidavits of loss in lieu of the certificates) or such book-entry shares by (B) the Per Share Common Stock Merger Consideration, and each certificate so surrendered will forthwith be cancelled.

In the event of a transfer of ownership of any Eligible Common Shares represented by a certificate that is not registered in the stock transfer books or ledger of Benefitfocus or if the consideration payable is to be paid in a name other than that in which the certificate or certificates surrendered or transferred in exchange therefor are registered in Benefitfocus’s stock transfer books or ledger, a check for any cash to be exchanged upon due surrender of any such certificate or certificates may be issued by the paying agent to such a transferee if the certificate or certificates is or are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the paying agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Voya and the paying agent. Payment of the Per Share Common Stock Merger Consideration with respect to book-entry shares will only be made to the person or entity in whose name such book-entry shares are registered in the stock transfer books or ledger of Benefitfocus.

No interest will be paid or accrued for the benefit of any holder of Eligible Common Shares on any amount payable upon the surrender of any Eligible Common Shares.

From and after the Effective Time, Benefitfocus’s stock transfer books or ledger will be closed, and thereafter there will be no transfers of shares on the stock transfer books or ledger of Benefitfocus. The Per Share Merger Consideration paid in accordance with the terms of the Merger Agreement will be deemed to have been paid in full satisfaction of all rights pertaining to any Eligible Common Shares and Eligible Preferred Shares. If, after the Effective Time, any certificate or acceptable evidence of a book-entry share formerly representing an Eligible Common Share or Eligible Preferred Share is presented to the Surviving Corporation, Voya or the paying agent for transfer, it will be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive as a result of the Merger.

Any portion of the Exchange Fund (including any interest and other income resulting from any investments of the Exchange Fund (if any)) that remains unclaimed by the holders of Eligible Common Shares 360 days after the Closing Date will be delivered to Voya or the Surviving Corporation, as determined by Voya. After such time, any holder of Eligible Common Shares who has not complied with the procedures, materials and instructions contemplated by the Merger Agreement and any holder of Company Equity Awards who has not received the applicable Company Equity Payment to be paid by the paying agent pursuant to the terms of the Merger Agreement may look only to the Surviving Corporation as a general creditor for such payments (after giving effect to any required tax withholdings) in respect of their Eligible Common Shares and/or Company Equity Payments. None of the Surviving Corporation, Voya, the paying agent or any other person or entity will be liable to any former holder of shares of Common Stock or Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

In the event any certificate has been lost, stolen or destroyed, upon the making of an affidavit, in a form and substance reasonably acceptable to the paying agent, of that fact by the person or entity claiming such certificate to be lost, stolen or destroyed and, if required by Voya and/or the paying agent pursuant to the paying agent agreement or otherwise, the posting by such person or entity of a bond in customary amount and upon such terms as may be required by Voya and/or the paying agent pursuant to the paying agent agreement or otherwise as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such certificate, the paying agent will, in exchange for such certificate, issue a check in the amount (after giving effect to any required tax withholdings) equal to the product obtained by multiplying (i) the number of Eligible Common Shares represented by such lost, stolen or destroyed certificate by (ii) the Per Share Common Stock Merger Consideration.

Subject to the last sentence of this paragraph, no holders of Dissenting Shares will be entitled to receive the applicable Per Share Merger Consideration with respect to the Dissenting Shares owned by such stockholder, but instead, each holder of Dissenting Shares will be entitled to receive only the payment provided by Section 262 with respect to the Dissenting Shares owned by such stockholder and at the Effective Time, such Dissenting Shares will no longer be outstanding, will automatically be cancelled and will cease to exist, and such holder of Dissenting Shares will cease to have any other rights with respect to such Dissenting Shares. Benefitfocus must give Voya (i) reasonably prompt written notice of, and copies of, any written demands for appraisal received by Benefitfocus (or written threats regarding the same), any withdrawals of such demands for appraisal and any other documents and instruments served pursuant to the DGCL and received by Benefitfocus in respect of any demand for appraisal under the DGCL and (ii) a reasonable opportunity to participate in and direct all negotiations and proceedings with respect to any demand for appraisal under the DGCL. Benefitfocus must not, except with the prior written consent of Voya, voluntarily make any payment or deposit with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands for appraisal, or agree, authorize or commit to do any of the foregoing. If any holder of Dissenting Shares waives or loses his, her or its right under Section 262 with respect to any Dissenting Shares, such Dissenting Shares will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive, without interest or duplication, the applicable Per Share Merger Consideration with respect to such shares of Common Stock or Preferred Stock, as applicable.

Each of Voya, the Surviving Corporation and the paying agent (and any of their respective affiliates) will be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any person or entity such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) or any other applicable tax law. To the extent that amounts are so withheld, such withheld amounts (i) will be timely remitted to the applicable governmental entity, and (ii) will be treated for all purposes of the Merger Agreement as having been paid to the person or entity in respect of which such deduction and withholding was made. Voya or the paying agent, as the case may be, will use commercially reasonable efforts to provide written notice to Benefitfocus of any anticipated deduction or withholding (excluding any withholding in respect of any amounts treated as compensation for tax purposes) prior to making such deduction or withholding. Benefitfocus, Voya and Merger

Sub have agreed to take commercially reasonable efforts to cooperate to eliminate or reduce any such deduction or withholding.

Treatment of Company Equity Awards

At the Effective Time, Company Equity Awards outstanding immediately prior to the Effective Time will generally be subject to the following treatment:

•

each Company Option to purchase shares of Common Stock granted under the Plan that is outstanding and vested as of immediately prior to the Effective Time will be cancelled, and each holder of such Company Options will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Per Share Common Stock Merger Consideration, over (B) the exercise price per share of Common Stock of such Company Option, less applicable taxes required to be withheld with respect to such payment, provided that any Company Option which has an exercise price equal to or greater than the Per Share Common Stock Merger Consideration will be cancelled at the Effective Time for no consideration;

•

each Specified Award that is unvested and outstanding as of immediately prior to the Effective Time will be cancelled, and each holder of such Specified Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Specified Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment, provided that with respect to a Specified Award that is a Company Time-Vesting PRSU or Company Performance Restricted Share, the number of shares of Common Stock subject to such Specified Award will be the number of shares of Common Stock earned for the applicable performance period pursuant to the terms of such Company Time-Vesting PRSU or Company Performance Restricted Share;

•

each (A) Company RSU that is not a Specified Award (including for the avoidance of doubt, any Company Retention RSUs that are not Specified Company Retention Awards) and (B) Company Time-Vesting PRSUs that are not Specified Awards, in each of (A) and (B), that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company RSUs immediately prior to the Effective Time, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company RSUs immediately prior to the Effective Time;

•

each Company PRSU that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya RSU covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company PRSUs immediately prior to the Effective Time based on target performance, multiplied by (ii) the Equity Award Exchange Ratio. Each Voya RSU will continue to be governed by the same terms and conditions as were applicable to the Company PRSUs immediately prior to the Effective Time;

•

each Company RSU and Company PRSU that is outstanding as of immediately prior to the Effective Time and held by a non-employee director or consultant of the Company or by any employee who is not a Continuing Employee will be cancelled, and each holder of such Company Equity Award will be entitled to receive, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (i) the number of shares of Common Stock subject to such Company Equity Award immediately prior to the Effective Time, (with respect to each Company PRSU based on target performance) multiplied by (ii) the Per Share Common Stock Merger Consideration, less applicable taxes required to be withheld with respect to such payment; and

•

each Company Restricted Share and Company Performance Restricted Share that is not a Specified Award and that is outstanding as of immediately prior to the Effective Time will be assumed by Voya and converted into a Voya Restricted Share covering a number of shares of Voya Common Stock (rounded down to the nearest whole number) equal to the product of (i) the number of shares of Common Stock subject to such Company Restricted Shares or Company Performance Restricted Shares outstanding immediately prior to the Effective Time, based on target performance if applicable, multiplied by (ii) the Equity Award Exchange Ratio. Each Company Restricted Share and Company Performance Restricted Share will continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Restricted Share or Company Performance Restricted Share immediately prior to the Effective Time.

As promptly as practicable following the date of the Merger Agreement, but in any event prior to the Effective Time, the Company will take all actions necessary or required under the ESPP and applicable laws to ensure that (i) except for the Final Offering, no offering period will be authorized or commenced on or after the date of the Merger Agreement, (ii) the Final Offering will end on the Closing Date, (iii) each ESPP participant’s accumulated contributions under the ESPP will be returned to the participant through the payroll system of the Surviving Corporation, as soon as practicable following the Closing, and (iv) the ESPP will terminate in its entirety at the Effective Time and no further rights will be granted or exercised under the ESPP thereafter.

Representations and Warranties

Representations and Warranties of Benefitfocus

Benefitfocus’s representations and warranties relate to, among other things:

•

Due organization, valid existence and good standing; corporate or similar power and authority to own, lease or operate its properties and assets and conduct business; qualification to conduct business; organizational documents;

•

Capitalization; absence of voting debt securities; equity awards; ownership of subsidiaries; validity of capital stock issued; absence of preemptive, antidilutive and similar rights; absence of voting agreements and other agreements providing for registration rights;

•	Corporate power and authority to enter into the Merger Agreement and consummate the Merger; due execution of the Merger Agreement; enforceability of the Merger Agreement;

•	Approval of the Merger Agreement and the Support Agreements by the Board; making of the Board Recommendation by the Board;

•	Receipt by the Board of the opinion of Benefitfocus’s financial advisor;

•	Absence of required governmental filings, notices, reports, consents, registrations, approvals, permits and authorizations;

•	Absence of conflicts with organizational documents, applicable laws and material contracts with third parties, and the creation of encumbrances (other than certain permitted encumbrances);

•	Compliance with applicable laws and absence of governmental investigations; validity of licenses; absence of violations of anti-corruption, anti-bribery, sanctions, export and similar laws;

•	Compliance with insurance laws; validity of licenses with respect to insurance laws; insurance regulatory matters;

•	Timeliness and accuracy of SEC reports, including financial statements included therein, and compliance with Securities Act, Exchange Act and Sarbanes-Oxley Act;

•	Disclosure controls and procedures and internal control over financial reporting;

•	Financial statements, absence of undisclosed liabilities and absence of off-balance sheet arrangements;

•	Absence of litigation and governmental orders;

•	Absence of certain changes, including absence of a Material Adverse Effect (as defined below), since December 31, 2021, and conduct of the business in the ordinary course;

•	Material contracts;

•	Employee benefits;

•	Labor matters;

•	Environmental matters;

•	Tax matters;

•	Real property;

•	Intellectual property, information technology and data security;

•	Insurance policies;

•	Related-party transactions;

•	Inapplicability of any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (“Takeover Statute”), agreement or plan;

•	Absence of brokers or finders; and

•	Absence of other representations and warranties.

Certain of Benefitfocus’s representations and warranties are qualified as to “materiality” or “Material Adverse Effect.” “Material Adverse Effect” means any event, change, development, circumstance, fact or effect (each, a “Change”) that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Benefitfocus and its subsidiaries (taken as a whole) or (ii) would, or would reasonably be expected to, prevent the ability of Benefitfocus to consummate the Merger by the Outside Date; provided, however, that none of the following, either individually or in the aggregate, will be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(a)

Changes that are the result of factors generally affecting the economy, credit, capital, securities or financial markets or political, regulatory or business conditions in the geographic markets in which Benefitfocus or any of its subsidiaries operate or their products or services are sold;

(b)

Changes that are the result of factors generally affecting the industries in which Benefitfocus or any of its subsidiaries operate or in the geographic markets in which they operate or where their products and services are sold;

(c)

Changes arising out of or resulting from the execution, announcement or performance of the Merger Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of Benefitfocus or any of its subsidiaries with employees, customers and suppliers) or arising out of or result from the identity of Voya or any of its subsidiaries (provided that the exception in this clause (c) will not apply to the representations or warranties relating to (x) absence of governmental filings, notices, reports, consents, registrations, approvals, permits and authorizations and (y) absence of conflicts with organizational documents, applicable laws and material contracts with third parties, and the creation of encumbrances (other than certain permitted encumbrances));

(d)	Changes in GAAP or in any applicable law or changes to the interpretation thereof;

(e)

any failure by Benefitfocus to meet any internal or public projections or forecasts or estimates of revenues or earnings; provided that any Change (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

(f)

any Change resulting from acts of war (whether or not declared), civil disobedience, sabotage, terrorism, military or para-military actions, or the escalation of any of the foregoing (including cyberattacks), any weather event or natural disaster, or any epidemic, pandemic, outbreak of illness (including COVID-19) or other public health event, any law providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to or arise out of an epidemic, pandemic, outbreak of illness (including COVID-19) or any material worsening of such conditions;

(g)

any actions taken or omitted to be taken (i) by Benefitfocus or any of its subsidiaries as required by the Merger Agreement (excluding any such actions required to be taken in the ordinary course of business, to maintain all existing relationships and goodwill with key customers, suppliers and other persons having material business relationships with Benefitfocus and its subsidiaries or to keep available the services of the officers and key employees of Benefitfocus and its subsidiaries) or (ii) by Benefitfocus or any of its subsidiaries or its or their respective representatives at Voya’s written request or with Voya’s written consent; provided that such consent is given after the date of the Merger Agreement;

(h)

any stockholder litigation related to the Merger Agreement or the transactions contemplated by the Merger Agreement that is brought, or, to the knowledge of Benefitfocus, threatened, against Benefitfocus or any Indemnified Party (as defined below) (other than any proceeding relating to a demand for litigation in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 ) (“Transaction Litigation”); and

(i)

a decline in and of itself in the market price or trading volume of the Common Stock on the NASDAQ; provided that any Change (not otherwise excluded under this definition) underlying such decline in market price or trading volume may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur.

Notwithstanding the foregoing, with respect to clauses (a), (b), (d) and (f) above, any such Changes will be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to but only if and to the extent, that such Changes disproportionately affect Benefitfocus and its subsidiaries (taken as a whole) relative to other companies of similar size operating in the geographic markets in which Benefitfocus or any of its subsidiaries operate or their products and services are sold (in which case only the incremental disproportionate impact may be taken into account and then only to the extent otherwise permitted by this definition).

Representations and Warranties of Voya and Merger Sub

Voya’s and Merger Sub’s representations and warranties relate to, among other things:

•

Due organization, valid existence and good standing; corporate power and authority to own, lease and operate its properties and assets and conduct business; qualification to conduct business; organizational documents;

•	Capitalization and business of Merger Sub;

•	Corporate power and authority to enter into the Merger Agreement and consummate the Merger; due execution of the Merger Agreement; enforceability of the Merger Agreement;

•	Absence of governmental filings, notices reports, consents, registrations, approvals, permits and authorizations;

•

Absence of conflicts with organizational documents, applicable laws and contracts with third parties and the creation of encumbrances (other than Permitted Encumbrances, as defined in the Merger Agreement);

•	Absence of litigation and governmental orders;

•	Ownership of our Common Stock or Preferred Stock;

•	Sufficiency of funds;

•	Solvency;

•	Absence of brokers or finders; and

•	Absence of other representations and warranties.

Certain of Voya’s and Merger Sub’s representations and warranties are qualified as to “materiality” or by exceptions which would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Voya or Merger Sub to consummate the transactions contemplated by the Merger Agreement.

The representations and warranties of the parties in the Merger Agreement will not survive the Closing or any termination of the Merger Agreement, as applicable; provided that, the foregoing will not relieve any party to the Merger Agreement of any liability or damages resulting from its actual fraud or knowing and intentional breach of the Merger Agreement. As used in the Merger Agreement, the phrase “knowing and intentional” means, with respect to any act or omission, the taking of a deliberate act, or omission, which act constitutes in and of itself a material breach, with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a breach of the Merger Agreement.

Conduct of Business Pending the Merger

The Merger Agreement provides for certain restrictions on the conduct of Benefitfocus’s and its subsidiaries’ respective businesses during the Interim Period.

During the Interim Period (except (x) if Voya otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), (y) if otherwise required, contemplated or permitted by the Merger Agreement, or if required by a governmental entity or applicable law, or (z) if set forth in the Benefitfocus Disclosure Schedule), Benefitfocus and its subsidiaries must use commercially reasonable efforts to conduct their respective businesses in the ordinary course of business in all material respects and use commercially reasonable efforts to maintain all existing relationships and goodwill with key customers, suppliers and other persons having material business relationships with Benefitfocus and its subsidiaries and keep available the services of the officers and key employees of Benefitfocus and its subsidiaries.

Without limiting the foregoing, during the Interim Period (except (x) if Voya otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), (y) if otherwise required, contemplated or permitted by the Merger Agreement, or if required by a governmental entity or applicable law, or (z) if set forth in the Benefitfocus Disclosure Schedule), Benefitfocus may not, and must cause its subsidiaries not to:

•	adopt or propose any change in its organizational documents;

•	merge or consolidate Benefitfocus or any of its subsidiaries with any other entity, except for any such transactions solely among wholly owned subsidiaries of Benefitfocus;

•	adopt or enter into a plan of restructuring, reorganizing, dissolving, recapitalizing, complete or partial liquidation or similar transaction;

•	enter into any agreements or arrangements imposing material changes or restrictions on its properties, assets, operations or businesses;

•

acquire or agree to acquire by merger, consolidation, acquisition of stock, equity or assets or otherwise, any business, third party, division, properties or assets from any other third party, other than purchase or acquisitions of assets in the ordinary course of business with a fair market value or purchase price not in excess of $1.0 million in any individual transaction or $2.0 million in the aggregate;

•

transfer, sell, lease, sublease, license, pledge, mortgage, assign, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any encumbrance (other than any permitted encumbrance)

upon any properties or assets (excluding intellectual property rights) material to Benefitfocus, except in connection with (A) sales of obsolete assets or (B) sales, leases, licenses or other dispositions of assets, in each case with a fair market value (as reasonably determined by Benefitfocus) not in excess of $500,000 in any individual transaction or $1.0 million in the aggregate;

•

issue, deliver, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber or otherwise enter into any contract or understanding with respect to the voting of or transfer any shares of capital stock of Benefitfocus or capital stock or other equity or equity-based interests of any of its subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities (other than (A) the delivery of any shares of Common Stock upon (1) the conversion of either shares of Preferred Stock (including in respect of dividends accumulated on the shares of Preferred Stock) in accordance with the terms of the Preferred Stock or (2) the conversion of the 1.25% Convertible Senior Notes due 2023 of Benefitfocus (the “Company Notes”) in accordance with the indenture, dated as of December 27, 2018, between the Company and U.S. Bank National Association, as trustee (the “Indenture”) and the exercise of the capped call transactions in accordance with the capped call confirmations (as further discussed below in the section entitled “—Treatment of Company Notes and Capped Call Transactions,” beginning on page 115 of this proxy statement), (B) the issuance of shares of Preferred Stock in connection with the payment of dividends on the Preferred Stock in accordance with the terms of the Preferred Stock or (C) the issuance of shares of such capital stock, other equity securities or convertible or exchangeable securities (1) by a wholly owned subsidiary of Benefitfocus to Benefitfocus or another wholly owned subsidiary of Benefitfocus, (2) in respect of company equity awards outstanding as of the date of the Merger Agreement in accordance with their terms and, as applicable, the stock plans in effect as of 5:00 p.m. (New York time) on October 31, 2022 (the “Capitalization Time”), or (3) pursuant to the ESPP in accordance with its terms and subject to the terms of the Merger Agreement);

•

make any loans, advances, guarantees or capital contributions to or investments in any third party in excess of $200,000 in the aggregate (other than between Benefitfocus and any of its wholly owned subsidiaries in the ordinary course of business);

•

declare, set aside, establish a Record Date for accrue, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock or other equity interests (excluding the Company Notes) of Benefitfocus or its subsidiaries, except for (A) dividends paid by any wholly owned subsidiary to Benefitfocus or to any other wholly owned subsidiary of Benefitfocus or (B) dividends payable to the holders of shares of Preferred Stock, payable in cash or shares of Preferred Stock, in accordance with the terms of the shares of Preferred Stock;

•

reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire (or offer to do any of the foregoing), directly or indirectly, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests, other than (A) the withholding of shares of Common Stock to satisfy the payment of the exercise price on the exercise of a Company Option or withholding tax obligations upon the exercise, vesting or settlement of Company Equity Awards outstanding as of the date of the Merger Agreement, in each case, in accordance with their terms and, as applicable, the stock plans as in effect as of the Capitalization Time and (B) pursuant to an exercise of the capped call transactions in accordance with their terms;

•

incur or assume any indebtedness for borrowed money, guarantee any indebtedness for borrowed money or enter into a “keep well” or similar arrangement in respect of indebtedness for borrowed money except for any such indebtedness not to exceed $2.5 million individually or $5.0 million in the aggregate;

•

incur, make or authorize any payment of, or accrual or commitment for, capital expenditures, or any obligations or liabilities in connection therewith except as contemplated by or reasonably related to, and which will not exceed 107.5% of the aggregate amounts set forth in, Benefitfocus’s capital budget as set forth in the Benefitfocus Disclosure Schedule;

•

enter into, terminate or materially amend any contract pursuant to which Benefitfocus or any of its subsidiaries purchase from a third party service provider software (“Third Party IT Contracts”) (other than in the ordinary course of business with respect to any such contract that involve aggregate annual payments of less than $300,000);

•

enter into, terminate or materially amend, modify, supplement or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims under any material contract or any contract that would have been a material contract had it been entered into prior to the Merger Agreement, other than (A) in the ordinary course of business (except for any Third Party IT Contracts) or (B) in respect of indebtedness or capital contributions;

•

amend any license contemplated by the terms of the Merger Agreement in any material respect, or allow any such license to lapse, expire or terminate (except where the lapse, expiration or termination of any such license is with respect to a license that has become obsolete, redundant or no longer required by applicable law);

•

other than with respect to Transaction Litigation, any proceeding in connection with appraisal rights or any tax claim, audit, assessment or dispute, or any proceeding in connection with, arising out of or otherwise related to a dispute among the parties in connection with the Merger Agreement, settle or compromise any proceeding (or agree to settle or compromise) for an amount in excess of $1.0 million individually or $2.0 million in the aggregate after the date of the Merger Agreement during any calendar year, net of any amount covered by insurance, indemnification or existing reserves established in accordance with GAAP, or on a basis that would result in the imposition of any order that would materially restrict the future activity or conduct of Benefitfocus or any of its subsidiaries or a finding or admission of a material violation of law or material violation of the rights of any person;

•	make any changes with respect to accounting policies or procedures in any material respect, except as required by changes in GAAP;

•

other than in the ordinary course of business, (A) change or revoke any tax election that is material to Benefitfocus and its subsidiaries, taken as a whole, on any tax return filed on or after the date of the Merger Agreement, except (i) as a result of, or in response to, any change in U.S. federal tax laws or regulations or administrative guidance promulgated or issued thereunder or (ii) with consent by Voya (not to be unreasonably withheld, conditioned or delayed), (B) change an annual tax accounting period, which change is material to Benefitfocus and its subsidiaries, taken as a whole, (C) file any amended tax return with respect to an amount of taxes that is material to Benefitfocus and its subsidiaries, taken as a whole, (D) consent to any extension or waiver of the statute of limitations period applicable to any taxes, tax returns or claims for taxes that are, in each case, material to Benefitfocus and its subsidiaries, taken as a whole, or (E) enter into any closing agreements with respect to an amount of taxes that is material to Benefitfocus and its subsidiaries, taken as a whole;

•

sell, grant any encumbrance on (other than any permitted encumbrance), license, transfer or otherwise dispose of, cancel, abandon or otherwise allow to lapse or expire any material intellectual property, except for non-exclusive licenses or other rights or immunities granted in the ordinary course of business;

•

except as required pursuant to the terms of any company benefit plan in effect as of the date of the Merger Agreement or as otherwise required by applicable law, (A) increase the compensation or benefits payable to any company employee, (B) become a party to, establish, adopt, materially amend or otherwise modify or commence participation in any company benefit plan or any arrangement that would have been a company benefit plan had it been entered into prior to the Merger Agreement, (C) grant or commit to grant or increase the amount of, any new long-term incentive or equity-based awards, any severance or termination pay or retention or change in control bonuses, or amend or otherwise modify the terms of any such outstanding awards, entitlements or bonuses to any company employee, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any company benefit plan,

(E) hire any natural person who if employed as of the date hereof would be a company employee or (F) terminate the employment of any company employee other than terminations for “cause”; provided that notwithstanding the foregoing if the Closing has not occurred by April 1, 2023, Benefitfocus may make merit-based base salary and wage increases in the ordinary course of business and may establish incentive plans and grant equity-based awards for the 2023 fiscal year in the ordinary course of business with respect to timing and, for equity awards, grant date fair value;

•

become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

•	adopt or implement any stockholder rights plan, “poison pill,” anti-takeover plan or other similar agreement or plan;

•	form any subsidiary of Benefitfocus or any of its subsidiaries;

•	enter into a new line of business or abandon or discontinue any existing line of business; or

•	agree, authorize or commit to do any of the foregoing.

During the Interim Period, Voya may not, and must cause its subsidiaries not to, acquire or agree to acquire by merger, consolidation, tender offer, joint venture, share exchange, license, acquisition of stock, equity or assets or any other similar transaction (or series of related transactions) with seven specified competitors of Benefitfocus, or any business, division, properties or assets of any of those seven entities.

Non-Solicitation Covenants

The Merger Agreement provides that, during the Interim Period, subject to certain exceptions, Benefitfocus may not, and must cause its subsidiaries and its and their respective directors, executive officers or controlled affiliates not to, and must instruct any other representatives and other employees of Benefitfocus or any of its subsidiaries not to, directly or indirectly:

•

initiate, solicit, cause, propose or knowingly encourage, assist or facilitate any inquiry, proposal or offer with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined below) or any inquiry, proposal or request for information that would reasonably be expected to lead to or result in, an Acquisition Proposal;

•

engage in, conduct, continue, knowingly facilitate, respond to or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or any inquiry, proposal, offer or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal (subject to certain exceptions, other than to request certain clarification of the terms of the Acquisition Proposal to the extent reasonably necessary or to give notice of the existence of the non-solicitation covenants contained in the Merger Agreement);

•

provide or make available any non-public information or data concerning Benefitfocus or its subsidiaries to any third party or afford to any third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Benefitfocus or any of its subsidiaries (other than Voya, Merger Sub or any of their respective designees), in any such case in connection with any Acquisition Proposal or any inquiry, proposal, offer or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

•

recommend, authorize, approve, adopt, endorse, declare advisable (or make any public statement recommending, authorizing, approving, adopting, endorsing, declaring advisable) or enter into any Alternative Acquisition Agreement (as defined below);

•

approve any transaction, or any third party becoming an “interested stockholder,” under Section 203 of the DGCL or approve any related transaction (other than with respect to the Merger Agreement, the transactions contemplated under the Merger Agreement or Voya or its affiliates);

•

grant any waiver, amendment or release under any standstill agreement or Takeover Statute (other than with respect to the Merger Agreement, the transactions contemplated under the Merger Agreement or Voya or its affiliates); or

•	resolve, agree authorize or commit to do any of the actions listed in the preceding six bullet points.

“Acquisition Proposal” means any proposal, offer, inquiry or indication of interest relating to or providing for (a) a merger, joint venture, partnership, license, consolidation, dissolution, liquidation, tender offer, share exchange, recapitalization, reorganization, spin-off, plan of arrangement, asset purchase, business combination, acquisition or any other similar transaction (or series of related transactions) involving Benefitfocus or any of its subsidiaries by any third party, (b) any sale, exchange, transfer or other disposition of any assets or businesses of the Benefitfocus or any of its subsidiaries by any third party, (c) any other transaction involving Benefitfocus having a similar effect to those described in clauses (a) or (b), or (d) any proposal, offer, inquiry or indication of interest with respect to any such direct or indirect acquisition contemplated by the foregoing clauses (a), (b) or (c) of this definition that in the case of each of the foregoing clauses (a), (b), (c) and (d), if consummated, would result in any third party, directly or indirectly, becoming the beneficial owner of 15% or more of the: (1) total voting power or any class of equity securities of Benefitfocus or any of its subsidiaries; or (2) consolidated net revenues, net income or total assets of Benefitfocus, in each case of the foregoing clauses (1) and (2) of this definition, as of the date of such proposal, offer, inquiry or indication of interest, or acquisition, in each case other than any proposal, offer, inquiry or indication of interest made by or on behalf of Voya or any of its subsidiaries. Any material revisions to any Acquisition Proposal or Alternative Acquisition Agreement will be deemed to be a new Acquisition Proposal or Alternative Acquisition Agreement, respectively.

However, prior to the time the Requisite Company Vote is obtained, in response to an unsolicited, bona fide written Acquisition Proposal that is made after the date of the Merger Agreement did not result from a breach of the non-solicitation covenants contained in the Merger Agreement (other than a breach that is both immaterial and unintentional), Benefitfocus may:

(i) Provide non-public and other information and data concerning Benefitfocus and its subsidiaries and access to Benefitfocus and its subsidiaries’ properties, books and records in response to a request to the third party who made such an Acquisition Proposal. As promptly as practicable (but in any event within 24 hours) Benefitfocus must make available to Voya such non-public information or data concerning Benefitfocus or its subsidiaries or access that Benefitfocus provides to any such third party that was not previously made available to Voya. Prior to providing any such information or data, Benefitfocus and the third party making such Acquisition Proposal must have entered into a Permitted Confidentiality Agreement. If the third party making such Acquisition Proposal is a competitor of Benefitfocus or any of its subsidiaries, Benefitfocus must not provide any competitively sensitive non-public information to such third party in connection with any actions permitted by the non-solicitation covenants contained in the Merger Agreement. However, Benefitfocus may provide such competitively sensitive non-public information in accordance with “clean team” or other similar procedures reasonably designed to limit any material adverse effect on Benefitfocus or any of its subsidiaries of the sharing of such information; and

(ii) Engage or otherwise participate in any discussions or negotiations with any third party regarding an Acquisition Proposal.

Prior to taking any action described in clause (i) or clause (ii) above, the Board must have determined in good faith, after consultation with outside legal counsel, that, based on the information then available, (A) and after consultation with its financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal and (B) the failure to take such action as described in clause (i) or clause (ii) above would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law. Prior to engaging or otherwise participating in any such discussions or negotiations or furnishing any information to such third party, Benefitfocus must promptly provide Voya with written notice in accordance with the terms of the Merger Agreement.

Notice of Acquisition Proposals

Benefitfocus must promptly (but, in any event, within 24 hours) give written notice to Voya if:

•	any inquiries, proposals or offers with respect to an Acquisition Proposal or which would reasonably be expected to lead to an Acquisition Proposal are received by Benefitfocus;

•	any non-public information or data concerning Benefitfocus or its subsidiaries is requested in connection with any Acquisition Proposal; or

•

any discussions or negotiations relating to an Acquisition Proposal are sought to be engaged in or continued, by, from or with Benefitfocus, its subsidiaries or any of Benefitfocus’s or its subsidiaries’ officers, directors and financial advisors.

Such notice must include certain specified information, including the identity of the third party making the Acquisition Proposal, a summary of the proposals or requests, and copies of the Acquisition Proposal, if in writing. Benefitfocus must keep Voya informed on a prompt basis of the status and material terms and conditions of any such proposal and any amendments, modifications, or supplements of the proposal.

No Change of Recommendation or Alternative Acquisition Agreement

Except as permitted by the Merger Agreement, the Board may not:

•	fail to include the Board Recommendation in this proxy statement;

•

withhold or withdraw the Board Recommendation, or change, qualify, amend or modify the Board Recommendation in a manner adverse to Voya or Merger Sub, or publicly propose or resolve to do any of the foregoing;

•

approve, recommend, declare advisable or propose to approve, recommend or declare advisable any Acquisition Proposal, proposal reasonably expected to lead to an Acquisition Proposal or any Alternative Acquisition Agreement or publicly propose to do any of the foregoing;

•

fail to publicly reaffirm the Board Recommendation within ten business days following a written request (or if such written request is made at least five business days prior to the Special Meeting, then by the date that is at least three business days prior to the Special Meeting) by Voya following the date of any Acquisition Proposal or any material modification of such Acquisition Proposal is first published or sent, given or communicated to the shareholders of Benefitfocus;

•

fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 within ten business days after the commencement of such Acquisition Proposal; or

•	agree, authorize or commit to do any of the foregoing (together with any of the actions set forth in the foregoing five bullet points, a “Change of Recommendation”).

In addition, except as permitted by the non-solicitation covenants contained in the Merger Agreement, and after compliance with the non-solicitation covenants (except for failures to comply which are both immaterial and unintentional) and the termination provisions contained in the Merger Agreement, the Board must not cause or permit Benefitfocus or any of its subsidiaries to enter into an Alternative Acquisition Agreement or agree, authorize or commit to do so.

Notwithstanding anything to the contrary in the Merger Agreement, prior to the time the Requisite Company Vote is obtained, if Benefitfocus has complied with the non-solicitation covenants contained in the Merger Agreement (except for failures to comply which are both immaterial and unintentional), the Board may

•	effect a Change of Recommendation if:

•	(1) (i)(a) an unsolicited, bona fide written Acquisition Proposal is received by Benefitfocus after the date of the Merger Agreement that was made in compliance with the terms of the non-solicitation covenants contained in the Merger Agreement (except for failures to comply which are both immaterial and unintentional), (b) the Board determines in good faith (after consultation with outside legal counsel) that such Acquisition Proposal is bona fide and (c) such Acquisition Proposal is not withdrawn prior to the Change of Recommendation or (ii) an Intervening Event (as defined below) has occurred; and

•

(2) the Board determines in good faith, after consultation with outside legal counsel, that based on the information then available and after consultation with its financial advisor, (x) a failure to effect a Change of Recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law and (y) in the case of an Acquisition Proposal, such Acquisition Proposal constitutes a Superior Proposal; and/or

•

take action to terminate the Merger Agreement pursuant to, and in accordance with, the termination provisions contained in the Merger Agreement, to cause or permit Benefitfocus or any of the Benefitfocus’s subsidiaries to enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal that the Board determines in good faith is bona fide and constitutes a Superior Proposal.

However, no Change of Recommendation or action to terminate the Merger Agreement pursuant to the termination provisions contained in the Merger Agreement in order to enter into an Alternative Acquisition Agreement may be taken unless and until:

•	Benefitfocus has given Voya written notice at least four business days in advance (the “Notice Period”). The notice must set forth in writing the following:

•	that the Board intends to effect a Change of Recommendation or terminate the Merger Agreement and provide the basis therefor.

•

in the case of an Acquisition Proposal, the information required by the non-solicitation covenants contained in the Merger Agreement, specifying the identity of the third party making such Superior Proposal, the material terms and conditions of such Superior Proposal and attaching the most current version of such agreement, and

•	in the case of an Intervening Event, a reasonable description of such Intervening Event (as defined below).

•

During the Notice Period, Benefitfocus must, and must instruct its legal and financial advisors to, negotiate in good faith with Voya and its representatives throughout the Notice Period (to the extent Voya wishes to negotiate) to revise the Merger Agreement such that the failure of the Board to effect a Change of Recommendation or to take such action to terminate the Merger Agreement pursuant to the termination provisions contained in the Merger Agreement to enter into an Alternative Acquisition Agreement, as applicable, would no longer be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law; and

•

At the end of the Notice Period, prior to taking any action to effect a Change of Recommendation or to terminate the Merger Agreement pursuant to the termination provisions contained in the Merger Agreement to enter into an Alternative Acquisition Agreement, the Board must:

•	take into account any revisions to the Merger Agreement committed to by Voya in writing and any other information offered by Voya in writing during the Notice Period and

•

have determined in good faith, after consultation with outside legal counsel, that, based on the information then available, and after consultation with its financial advisor, a failure to effect a Change of Recommendation continues to be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, or that such Alternative Acquisition Agreement continues to be an Alternative Acquisition Agreement with respect to a Superior Proposal.

•

If any material revisions to any Acquisition Proposal are made, then such revisions will be deemed to be a new Acquisition Proposal for purposes of the non-solicitation covenants contained in the Merger Agreement, including for purposes of the Notice Period, except that, after the initial Notice Period of four business days, the Notice Period will be reduced to two business days.

In addition, nothing in the non-solicitation covenants contained in the Merger Agreement will prohibit Benefitfocus from (i) complying with its disclosure obligations under applicable law with regard to an Acquisition Proposal, including making any disclosure the Board has reasonably determined in good faith after consultation with outside legal counsel, that the failure to do so could be inconsistent with its fiduciary duties under applicable law, or (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; however, in no event may Benefitfocus effect a Change of Recommendation except in compliance with the terms of the Merger Agreement.

In addition, Benefitfocus must have, and must have caused its subsidiaries and Benefitfocus’s directors, executive officers, or controlled affiliates, and must have instructed its other representatives to:

•

immediately cease any activities, solicitations, discussions and negotiations with any third party conducted prior to the execution and delivery of the Merger Agreement with respect to an Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal,

•

promptly terminate access to any physical or electronic data room relating to Benefitfocus with respect to any Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, and

•

promptly request the prompt return or destruction of any confidential information provided to any third party in connection with an Acquisition Proposal made in the six months prior to the date of the Merger Agreement (other than in respect of Voya and Merger Sub and the Merger Agreement).

Benefitfocus has also agreed that any violation of the non-solicitation covenants contained in the Merger Agreement by any subsidiary of Benefitfocus or any of Benefitfocus’s or its subsidiaries’ respective representatives will be deemed a breach of such covenants by Benefitfocus.

Under the Merger Agreement:

•

“Alternative Acquisition Agreement” means, other than a Permitted Confidentiality Agreement, any agreement, letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, share purchase agreement or any other similar agreement, contract or document relating to or providing for, in a single transaction or series of transactions, any Acquisition Proposal.

•

“Intervening Event” means any Change with respect to Benefitfocus and its subsidiaries that is material to Benefitfocus and its subsidiaries, taken as a whole, that (a) was not known or reasonably foreseeable (or if reasonably foreseeable, the effects of which were not reasonably foreseeable) by the Board as of the execution and delivery of the Merger Agreement and (b) first becomes known to the Board after the execution and delivery of the Merger Agreement and any time prior to the time the Requisite Company Vote is obtained; provided that none of the following changes will constitute an Intervening Event: (i) an Acquisition Proposal, (ii) any changes, in and of itself, in the Common Stock price, trading volume of Benefitfocus, the market price or trading volume of Voya or the major stock indexes in the U.S. market, (iii) any changes, in and of itself, in Benefitfocus’s credit ratings, (iv) Benefitfocus meeting, failing to meet or exceeding any internal or public projections or forecasts, or (v) any breach by Benefitfocus of the Merger Agreement; provided that the underlying causes of any of the foregoing in clauses (ii), (iii) or (iv) may be considered and taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to occur.

•

“Superior Proposal” means an unsolicited and bona fide written proposal, offer, inquiry or indication of interest contemplated by the definition of “Acquisition Proposal” that if the transactions or series of related transactions contemplated thereby were consummated would result in a third party, other than Voya or any of its subsidiaries, becoming the beneficial owner of, directly or indirectly, more than 75% of the: (a) total voting power of the equity securities of Benefitfocus and its subsidiaries (or of the surviving entity in a merger involving Benefitfocus or the resulting, direct or indirect, parent of Benefitfocus or such surviving entity); or (b) consolidated net revenues, net income or total assets of Benefitfocus, in each case of the foregoing clauses (a) and (b) of this definition, as of the date of such Acquisition Proposal that, in either case, the Board has determined in good faith, after consultation with outside legal counsel and its financial advisor, that if consummated, (1) would result in a transaction more favorable to Benefitfocus’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the Merger Agreement, after taking into account any revisions to the terms and conditions of the Merger Agreement made or proposed by Voya pursuant to its “matching rights” in the non-solicitation covenants contained in the Merger Agreement and (2) would reasonably be likely to be consummated in accordance with the terms of such Acquisition Proposal, in each case taking into account the identity of the person making the proposal, the legal, financial (including the financing terms and logistics), conditionality (including any due diligence or consent-related condition), regulatory, timing (time expected to be required to consummate such Acquisition Proposal) and other aspects of such Acquisition Proposal.

Special Meeting

Under the Merger Agreement, Benefitfocus is obligated to take actions necessary to:

•

duly call, give notice of, convene and hold the Special Meeting as promptly as practicable (and not later than 35 days after the date the SEC staff confirms that the SEC does not intend to review the preliminary proxy statement or advises that it has no further comments thereon or that the Company may commence mailing the definitive proxy statement), and

•	cause a vote upon the adoption of the Merger Agreement to be taken at the Special Meeting.

Benefitfocus may not postpone, recess or adjourn the Special Meeting without Voya’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). However, Benefitfocus may postpone, recess or adjourn the Special Meeting without such consent, subject to certain timing limitations, if:

•

at the time the Special Meeting is originally scheduled there are insufficient shares of Common Stock and Preferred Stock represented to constitute a quorum necessary to conduct the business of the Special Meeting or to obtain the Requisite Company Vote at the Special Meeting, or

•	it is necessary (after consultation with outside legal counsel) under applicable law to comply with the requirements made by the SEC or other applicable law with respect to this proxy statement.

Benefitfocus will also, at the instruction of Voya, postpone or adjourn the Special Meeting if there are not sufficient votes in person or by proxy to secure the Requisite Company Vote to allow reasonable time (but not more than 20 days) for the solicitation of proxies for the purpose of obtaining the Requisite Company Vote.

Benefitfocus will also establish a Record Date for the Special Meeting as promptly as reasonably practicable following the date the SEC staff confirms that the SEC does not intend to review the preliminary proxy statement or advises that it has no further comments thereon or that the Company may commence mailing the definitive proxy statement, subject to compliance with applicable rules and law. The Record Date cannot be changed without Voya’s written consent (not to be unreasonably withheld, conditioned or delayed) unless required by applicable law.

The Company has agreed that the Board will recommend and continue to recommend adoption of the Merger Agreement to the Company’s stockholders, subject to the Board’s rights to effect a Change of Recommendation as discussed above under the section entitled “—Non-Solicitation Covenants—No Change of

Recommendation or Alternative Acquisition Agreement,” and will use reasonable best efforts to solicit from its stockholders proxies and votes in favor of approval of the Merger Agreement, and use commercially reasonable efforts to take all other actions necessary or advisable to secure the Requisite Company Vote.

Efforts to Complete the Merger

Cooperation of the Parties

Under the Merger Agreement, Voya and Benefitfocus have agreed to cooperate with each other and use (and cause their respective subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under the Merger Agreement and applicable law to consummate the transactions contemplated by the Merger Agreement as promptly as practicable after the date of the Merger Agreement and prior to the Outside Date, including preparing and delivering or submitting documentation, in consultation with the other, to:

•

effect the expirations of all statutory waiting periods under applicable antitrust law, including under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a governmental entity applicable to the consummation of the transactions contemplated by the Merger Agreement, as promptly as practicable after the date of the Merger Agreement or the entry into any such timing agreements, respectively, and

•

make with and obtain as promptly as practicable after the date of the Merger Agreement from, any governmental entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement, including the other Benefitfocus approvals and the other Voya approvals required under the Merger Agreement.

In furtherance of the foregoing, the Merger Agreement requires the parties to take specific actions in order to obtain antitrust approval. On November 14, 2022, each of Benefitfocus and Voya filed a Notification and Report Form under the HSR Act. The waiting period under the HSR Act expired on December 14, 2022 at 11:59 p.m. Eastern time.

Information Sharing and Discussions with Governmental Entities

The Merger Agreement further requires each of the parties to, as promptly as practicable following any such request and subject to certain limitations, provide to governmental entities information and documents reasonably requested by such governmental entities or that are necessary or advisable to permit consummation of the transactions contemplated by the Merger Agreement, and each party must provide each other with copies of any such information and documents.

The Merger Agreement provides that Benefitfocus and Voya and their representatives will not participate in any discussions or meetings with any governmental entity in connection with certain matters relating to obtaining regulatory approval unless it consults with the other in advance and, to the extent permitted by the governmental entity, give the other the opportunity to attend and participate in those discussions or meetings.

Undertakings of the Parties

The Merger Agreement also requires that Voya will and will cause its subsidiaries to take all necessary or advisable steps to avoid the entry of, and resist, vacate, limit, reverse, suspend or prevent any actual, anticipated or threatened permanent, preliminary or temporary order, in each case, as applicable, that becomes reasonably foreseeable to be entered, issued, made or rendered or is entered, issued, made or rendered, in each case, that could reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by the Merger Agreement, including to:

•

defend through litigation on the merits of any proceeding seeking to prevent, delay or impair the consummation of the transactions contemplated by the Merger Agreement (and, if applicable, the appeal thereof and the posting of a bond in connection therewith);

•

proffer or agree to sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending such disposition, and promptly to effect the sale, lease, license, transfer, disposal, divestiture or other encumbrance, and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests of Benefitfocus or its subsidiaries (a “Company Divestiture Remedy”) or Voya or its subsidiaries (a “Voya Divestiture Remedy”); and

•

limit or restrain the freedom of action with respect to the ability to retain or make changes in the assets, operations, rights, product lines, licenses, businesses or interests of Benefitfocus and its subsidiaries (a “Company Behavioral Remedy”) or Voya and its subsidiaries (a “Voya Behavioral Remedy”) and, in each case, enter into agreements with, and submission to orders of, the relevant governmental entity giving effect to such Company Behavioral Remedy or Voya Behavioral Remedy prior to the Outside Date (however, these actions will not be required unless the effectiveness of such action is contingent upon the occurrence of the Effective Time).

However, Voya and its subsidiaries will not be required to agree to:

•

any Voya Divestiture Remedy if such Voya Divestiture Remedy, individually or taken together with all other Voya Divestiture Remedies and Company Divestiture Remedies undertaken or proposed to be undertaken by Voya and its subsidiaries or Benefitfocus and its subsidiaries, respectively, would reasonably be likely to be material to the businesses of Voya and its subsidiaries, taken as a whole;

•

any Company Divestiture Remedy if such Company Divestiture Remedy, individually or taken together with all other Company Divestiture Remedies undertaken or proposed to be undertaken by Benefitfocus and its subsidiaries, would reasonably be likely to be material to the business of the Benefitfocus and its subsidiaries, taken as a whole;

•

any Company Behavioral Remedy, if such Company Behavioral Remedy, individually or taken together with all other Company Behavioral Remedies and Voya Behavioral Remedies undertaken or proposed to be undertaken by the Benefitfocus and its subsidiaries or Voya and its subsidiaries, respectively, would reasonably be likely to result in a material adverse effect on the Benefitfocus and its subsidiaries, taken as a whole; or

•

any Voya Behavioral Remedy, if such Voya Behavioral Remedy, individually or taken together with all other Voya Behavioral Remedies and Company Behavioral Remedies undertaken or proposed to be undertaken by Voya and its subsidiaries, or Benefitfocus and its subsidiaries, respectively would reasonably be likely to result in a material adverse effect on Voya and its subsidiaries (but, with respect to this clause, measured on a scale relative to the size of the Benefitfocus and its subsidiaries, taken as a whole).

Benefitfocus must not, and must cause its subsidiaries not to, take any action contemplated in the preceding seven bullet points without the prior written consent of Voya.

Voya and Benefitfocus will jointly direct all matters with any governmental entity, but in the event of any disagreement between Voya and Benefitfocus regarding any matter with a governmental entity, Voya will have the right to decide and direct the matter that is the cause of disagreement after consulting with Benefitfocus and considering its views in good faith.

Voya and Benefitfocus will have the right to review in advance and will consult with the other on and consider in good faith the views of the other in connection with, all the information relating to Voya and Benefitfocus, as the case may be, any of their respective subsidiaries and any of its or their respective representatives, that appears in any filing made with, or written materials delivered or submitted to, any governmental entity in connection with the transactions contemplated by the Merger Agreement.

Employee Benefits

Voya has agreed that the employees of Benefitfocus and its subsidiaries at the Effective Time who continue to remain employed with the Company or any of its subsidiaries (“Continuing Employees”) will, during the period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time, be provided with (i) base salary or base wage that is no less favorable than the base salary or base wage than that provided to the Continuing Employees immediately prior to the Effective Time, (ii) target annual cash bonus opportunities and target annual long-term incentive opportunities that are no less favorable, in the aggregate, than those opportunities provided, in the aggregate, to the Continuing Employees immediately prior to the Effective Time, (iii) pension and welfare benefits, that are no less favorable in the aggregate than those provided to the Continuing Employees immediately prior to the Effective Time, and (iv) solely to the extent provided under the terms of each Continuing Employee’s existing employment agreement, offer letter or other written agreement with Benefitfocus as of immediately prior to the Effective Time, severance benefits that are no less favorable than those provided to each such Continuing Employee immediately prior to the Effective Time.

Voya will use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Voya or its affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made, and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with Benefitfocus for purposes of vesting, benefit accrual and eligibility to participate under each applicable Voya benefit plan, as if such service had been performed with Voya, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

Prior to the Effective Time, if requested by Voya in writing, to the extent permitted by applicable law and the terms of the applicable plan or arrangement, Benefitfocus will cause the Benefitfocus 401(k) Profit Sharing Plan (the “Benefitfocus 401(k) Plan”) to be terminated effective immediately prior to the Effective Time. In the event that Voya requests that the Benefitfocus 401(k) Plan be terminated, Benefitfocus will provide Voya with evidence that such plan has been terminated (the form and substance of which will be subject to approval by Voya) not later than the day immediately preceding the Effective Time.

Prior to the Effective Time and thereafter (as applicable), Voya and Benefitfocus will take all actions as may be required, including amendments to the Benefitfocus 401(k) Plan and/or the tax-qualified defined contribution retirement plan designated by Voya (the “Voya 401(k) Plan”) to (i) permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code including of loans) in the form of cash, Voya Common Stock, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Benefitfocus 401(k) Plan to the Voya 401(k) Plan and (ii) have each Continuing Employee become a participant in the Voya 401(k) Plan on the Closing Date. Voya and Benefitfocus agree that there will be no gap in participation in a tax-qualified defined contribution plan.

Voya will not communicate with any director or employee of Benefitfocus relating to the Merger Agreement and the transactions contemplated thereby, excluding communications (or portions thereof) that relate solely to compensation or benefits matters, including integration matters, that relate to compensation or benefit arrangements to be implemented by Voya or its affiliates for the period following the Effective Time, without providing Benefitfocus a copy of the intended communication and obtaining prior written consent of Benefitfocus.

Nothing set forth in the Merger Agreement is intended to (i) be treated as an amendment of any particular Benefitfocus benefit plan, (ii) prevent Voya, the Surviving Corporation or any of their affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Benefitfocus benefit plan in accordance with their terms, (iii) prevent Voya, the Surviving Corporation or any of their affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) create any third-party beneficiary rights in any employee of Benefitfocus or any of its subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment or benefits that may be provided to any Continuing Employee by Voya, the Surviving Corporation or any of their affiliates or under any benefit plan which Voya, the Surviving Corporation or any of their affiliates may maintain.

Indemnification; Directors’ and Officers’ Insurance

From and after the Effective Time, to the fullest extent permitted under applicable law and Benefitfocus’s organizational documents in effect as of the date of the Merger Agreement, Voya must cause (including by providing all necessary funding) the Surviving Corporation to (i) indemnify, defend and hold harmless the Indemnified Parties (as defined below) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged legal proceeding in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, based in whole or in part, or arising in whole or in part out of the fact that he or she is or was a director or officer of Benefitfocus or any of its subsidiaries, including in connection with (a) the transactions contemplated by the Merger Agreement and (b) actions to enforce the indemnification provisions contained in the Merger Agreement or any other indemnification or advancement right of any Indemnified Party, and (ii) advance reasonable documented out-of-pocket expenses as incurred in connection therewith (upon receipt from such Indemnified Party of a request therefor, accompanied by invoices or other relevant documentation), subject to certain repayment obligations if it is ultimately determined in accordance with the Merger Agreement that such person or entity is not entitled to such advanced expenses. Any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable law and the Company’s organizational documents in effect as of the date of the Merger Agreement will be made by independent legal counsel selected by the Surviving Corporation and acceptable to the Indemnified Party (not to be unreasonably conditioned, withheld or delayed).

“Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time for purposes of the indemnification covenants contained in the Merger Agreement) director or officer of Benefitfocus or any of its subsidiaries (or other individuals performing similar functions), when serving in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a company benefit plan, at the request or benefit of Benefitfocus or any of its subsidiaries, together with such individual’s respective heirs, executors, trustees, fiduciaries or administrators, in each case when acting in such capacity.

Prior to the Effective Time, Benefitfocus will, and if Benefitfocus is unable to, Voya will cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” coverage for the extension of Benefitfocus’s existing directors’ and officers’ liability insurance policies and fiduciary liability insurance policies in each case for a claims reporting or discovery period of six years from the Effective Time (the “Tail Period”), subject to certain requirements set forth in the Merger Agreement relating to the applicable carrier, the terms of coverage and the costs of such tail coverage. The Company will give Voya a reasonable opportunity to participate in the selection of “tail” insurance policies and Benefitfocus will give reasonable and good faith consideration to any comments made by Voya.

If Benefitfocus for any reason fails to obtain or Voya for any reason fails to cause to be obtained such “tail” insurance policies as of the Effective Time, the Surviving Corporation must, and Voya must cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the directors’ and officers’ liability insurance policies and fiduciary liability insurance policies, or Voya must cause the Surviving Corporation to purchase comparable policies for the same period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in Benefitfocus’s existing policies as of the date of the Merger Agreement, subject to certain requirements set forth in the Merger Agreement relating to the applicable carrier, the terms of coverage and the costs of such coverage.

During the Tail Period, without the prior written consent of the Indemnified Party, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Benefitfocus’s and its subsidiaries’ organizational documents or any indemnification agreement between such Indemnified Party and Benefitfocus or any of its subsidiaries, in each case, as in effect on the date of the Merger Agreement, must not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

If Voya or the Surviving Corporation or any of their respective successors or assigns consolidate with or merge into any other third party and is not the continuing or surviving entity of such consolidation or merger or transfer all or substantially all of its properties and assets to any third party, then, and in each such case, proper provisions will be made so that the successors and assigns of Voya or the Surviving Corporation assume all the obligations set forth in the indemnification covenants contained in the Merger Agreement.

The foregoing provisions are intended to be for the benefit of, and from and after the Effective Time will be enforceable by, each of the Indemnified Parties, who will be third-party beneficiaries of such provisions.

Delisting and Deregistration

Prior to the Closing Date, Benefitfocus will cooperate with Voya and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable law, including the rules and policies of NASDAQ, to enable the delisting by the Surviving Corporation of the shares of Common Stock from NASDAQ and the deregistration of the shares of Common Stock under the Exchange Act as promptly as practicable after the Effective Time. In connection therewith, Voya will (a) assist in enabling Benefitfocus or NASDAQ to be in a position to promptly file and cause the Surviving Corporation or NASDAQ to file with the SEC a Form 25 on the Closing Date and (b) cause the Surviving Corporation to file a Form 15 on the first business day that is at least ten days after the date the Form 25 is filed. If the Merger is completed, our Common Stock will no longer be traded on the NASDAQ and will be deregistered under the Exchange Act. We will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC on account of our Common Stock.

Treatment of Company Notes and Capped Call Transactions

Benefitfocus will use its reasonable best efforts to take actions reasonably requested by Voya in connection with the conversion of the Company Notes in accordance with the Indenture. Benefitfocus will not be required to execute or deliver any document, certificate or instrument in connection with the conversion of the Company Notes that is not conditioned upon the occurrence of the Effective Time.

Prior to the Effective Time, Benefitfocus will use commercially reasonable efforts to cooperate with Voya with respect to its efforts to settle or terminate certain capped call transactions entered into in connection with the Company Notes, issued pursuant the Indenture.

Other Covenants

The Merger Agreement contains other customary covenants, including those:

•	Relating to the preparation, clearance and dissemination of this proxy statement;

•	Requiring Merger Sub’s sole stockholder to adopt the Merger Agreement (which was obtained on November 1, 2022);

•	Requiring Benefitfocus and Voya to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement;

•

Requiring Benefitfocus, following the written request of Voya, to use commercially reasonable efforts to give or obtain notices, acknowledgements, waivers or consents from third parties to material contracts to which Benefitfocus or its subsidiaries is bound or required to obtain as a result of the transactions contemplated by the Merger Agreement;

•

Requiring Benefitfocus to provide Voya and its representatives with information and reasonable access to Benefitfocus’s employees, properties, offices and other facilities solely for the purpose of effecting the Closing;

•	Relating to public announcements and other communications with respect to the Merger Agreement and the Merger;

•	Relating to the payoff of any outstanding indebtedness under Benefitfocus’s Credit Agreement;

•

Requiring Benefitfocus and Voya to take actions to eliminate or minimize the effects of any Takeover Statutes that become applicable to the Merger and the transactions contemplated by the Merger Agreement;

•	Relating to coordination between Benefitfocus and Voya regarding Transaction Litigation; and

•	Relating to Section 16 matters.

Closing Conditions

Mutual Conditions

The obligations of each of Benefitfocus, Voya and Merger Sub to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following conditions:

•	The Requisite Company Vote will have been obtained;

•

The statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by the Merger Agreement under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements in connection therewith, will have expired or been earlier terminated (the “HSR Condition”); and

•

No governmental entity will have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and prevents the consummation of the transactions contemplated by the Merger Agreement.

Conditions to Voya’s and Merger Sub’s Obligations to Effect the Closing

The obligations of Voya and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Voya at or prior to the Effective Time of the following additional conditions:

•

Each of Benefitfocus’s representations and warranties relating to (i) organization, good standing and qualification, (ii) corporate authority and approval of the Merger Agreement, (iii) the inapplicability of

Takeover Statutes, and (iv) the absence of brokers and finders that (a) is not qualified by the words “Material Adverse Effect” or “materiality” will be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be so true and correct in all material respects as of such earlier date) and (b) is qualified by the words “Material Adverse Effect” or “material” will be true and correct in all respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty must be so true and correct in all respects as of such earlier date);

•

Each of Benefitfocus’s representations and warranties related to capital structure must have been true and correct in all respects as of the Capitalization Time, except for any de minimis inaccuracies (it being understood that any inaccuracies resulting in fewer than 200,000 additional shares of Common Stock (calculated on an as-converted and as exercised basis) will be deemed de minimis);

•	Benefitfocus’s representation and warranty related to the absence of a Material Adverse Effect must be true and correct in all respects as of the Closing;

•

Each of Benefitfocus’s other representations and warranties, without giving effect to any “materiality” or “Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, must be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be so true and correct as of such particular date or period of time), except for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

•	Benefitfocus must have performed in all material respects all of the obligations required to be performed by it under the Merger Agreement at or prior to the Closing;

•

Since the date of the Merger Agreement, there must not have occurred any Material Adverse Effect (or if such Material Adverse Effect would, or would reasonably be expected to, prevent the ability of the Company to consummate the Merger by the Outside Date, it will not be continuing); and

•

Voya must have received a certificate duly executed on behalf of Benefitfocus by a duly authorized officer of Benefitfocus certifying that the conditions described in the six immediately preceding bullet points have been satisfied.

Conditions to Benefitfocus’s Obligation to Effect the Closing

The obligation of Benefitfocus to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable law, waiver by Benefitfocus at or prior to the Effective Time of the following conditions:

•

Each of Voya’s and Merger Sub’s representations and warranties, without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, must be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty must be true and correct as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Voya or Merger Sub to consummate the transactions contemplated by the Merger Agreement;

•	Each of Voya and Merger Sub must have performed in the material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing; and

•

Benefitfocus must have received a certificate duly executed on behalf of Voya and Merger Sub by a duly authorized officer of Voya and Merger Sub certifying that the conditions described in the two immediately preceding bullet points have been satisfied.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby abandoned at any time before the Effective Time, whether before or after the Requisite Company Vote has been obtained (except as otherwise noted below), as follows:

•	By mutual written consent of Benefitfocus, Voya and Merger Sub;

•	By either Benefitfocus or Voya if:

•

the transactions contemplated by the Merger Agreement have not been consummated by the Outside Date; provided, however, that if the HSR Condition has not been satisfied or waived on or prior to the Outside Date but all other conditions to Closing have been satisfied or, to the extent permitted by applicable law, waived (except for those conditions that by their nature are to be satisfied at the Closing), the Outside Date may be extended by Benefitfocus or Voya to a time and date not beyond 5:00 p.m. (New York time) on June 30, 2023 by providing a written notice of a request to extend the Outside Date to Voya, in the case of an extension by Benefitfocus, or to Benefitfocus, in the case of an extension by Voya, in each case prior to the original Outside Date and such time and date, as so extended, will be the “Outside Date,” provided that this termination right will not be available to Benefitfocus or Voya if it has breached in any material respect any covenant or agreement set forth in the Merger Agreement and such breach has proximately caused, or primarily resulted in, the failure of Closing to occur on or prior to the Outside Date (including by resulting in a failure of any conditions to the Closing to not be satisfied) (such termination event, the “Outside Date Termination Event”); provided, further, that the Outside Date will automatically be extended to the 20th business day following the resolution of a proceeding for specific performance, or such other time period established by the court presiding over such proceeding for specific performance, as more fully described below in the section entitled “The Merger Agreement—Specific Performance”;

•

the Requisite Company Vote has not been obtained at the Special Meeting or at any postponement, recess or adjournment thereof taken in accordance with the Merger Agreement (such termination event, the “Stockholder No Vote Termination Event”); or

•

if any governmental entity has enacted, issued, promulgated, enforced or entered any law or order after the date of the Merger Agreement that is in effect and prevents the consummation of the transactions contemplated by the Merger Agreement and such law or order has become final and non-appealable, whether before or after the Requisite Company Vote has been obtained; provided that this termination right will not be available to Benefitfocus or Voya if it has materially breached any covenant or agreement set forth in the Merger Agreement and such breach has proximately caused the enactment, issuance, promulgation, enforcement or entry of any such law or order or the failure to have such law or order lifted, terminated or no longer in effect.

•	By Benefitfocus:

•

if there has been a breach of any representation, warranty, covenant or agreement made by Voya or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of Voya or Merger Sub has become untrue or incorrect following the date of the Merger Agreement, in either case such that the conditions described in the first or second bullet points under “—Closing Conditions—Conditions to Benefitfocus’s Obligation to Effect the Closing” above would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or, if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice of such breach or failure by Benefitfocus to Voya and Merger Sub describing such breach or failure in reasonable detail and (ii) three business days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that this termination right will not be available to Benefitfocus if it has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach has proximately caused the failure of the conditions described in the first five bullet points under “—Closing Conditions—Conditions to Voya’s and Merger Sub’s Obligation to Effect the Closing” above to occur; or

•

at any time prior to the time the Requisite Company Vote is obtained, subject to Benefitfocus’s compliance in all material respects with the non-solicitation covenants contained in the Merger Agreement, in order for the (i) Board to cause or permit Benefitfocus or any of its subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and/or (ii) Benefitfocus to enter into, or cause one of its subsidiaries to enter into, an Alternative Acquisition Agreement with respect to a Superior Proposal, in each case so long as prior to entry into such agreement or substantially concurrently with the entry into such agreement Benefitfocus pays or causes to be paid to Voya by wire transfer of immediately available funds the Termination Fee (as defined below) required to be paid pursuant to and in accordance with the terms of the Merger Agreement (it being understood that any purported termination of the Merger Agreement pursuant to this termination right will be null and void if Benefitfocus has not paid the Termination Fee (as defined below) in accordance with the terms of the Merger Agreement prior to or substantially concurrently with such termination) (such termination event, the “Superior Proposal Termination Event”);

•	By Voya:

•

if there has been a breach of any representation, warranty, covenant or agreement made by Benefitfocus set forth in the Merger Agreement, or if any representation or warranty of Benefitfocus will have become untrue or incorrect following the date of the Merger Agreement, in either case such that the conditions in the first five bullet points under “—Closing Conditions—Conditions to Voya’s and Merger Sub’s Obligations to Effect the Closing” above would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice of such breach or failure by Voya to Benefitfocus describing such breach or failure in reasonable detail and (ii) three business days prior to the Outside Date); provided that this termination right will not be available to Voya if either Voya or Merger Sub has breached in any material respect any representation, warranty, covenant or agreement set forth in the Merger Agreement and such breach has proximately caused the failure of the conditions in the first or second bullet points under “—Closing Conditions—Conditions to Benefitfocus’s Obligation to Effect the Closing” above (such termination event, the “Benefitfocus Breach Termination Event”); or

•

at any time prior to the time the Requisite Company Vote is obtained, if (i) the Board has effected a Change of Recommendation (such termination event, the “Change of Recommendation Breach Termination Event”) or (ii) Benefitfocus or any of its representatives have knowingly and intentionally breached the non-solicitation covenants contained in the Merger Agreement.

Except to the extent described under “—Termination Fee” below, in the event the Merger Agreement is terminated in the manner described above, the Merger Agreement will become void and of no effect with no liability to any person on the part of any party (or any of its affiliates or its or their respective representatives); provided, however, that no such termination will relieve any party of any liability or damages to any other party resulting from any actual fraud or knowing and intentional breach of the Merger Agreement, or as contemplated by the notice of termination and effect of termination and abandonment provisions contained in the Merger Agreement.

Termination Fee

In the event the Merger Agreement is terminated:

•

by (1) either Benefitfocus or Voya pursuant to the Outside Date Termination Event (but only if at such time of termination each of the conditions set forth in “—Closing Conditions—Mutual Conditions” is satisfied other than the condition that the Requisite Company Vote has been obtained) or pursuant to the Stockholder No Vote Termination Event or (2) by Voya pursuant to the Benefitfocus Breach Termination Event and, in each case:

•

a third party has made an Acquisition Proposal to Benefitfocus or its stockholders generally after the date of the Merger Agreement, which becomes publicly known or announced (and not publicly withdrawn);

•

within 12 months after such termination, Benefitfocus enters into any Alternative Acquisition Agreement with respect to any Acquisition Proposal or consummates any Acquisition Proposal (provided, that for purposes of this bullet point, the term “Acquisition Proposal” will have the meaning set forth above under “—Non-Solicitation Covenants,” except that the reference to 15% in such definition will be replaced with a reference to 50% in each instance in such definition);

•

then Benefitfocus must pay or cause to be paid to Voya an amount equal to $14.0 million (the “Termination Fee”) by wire transfer of immediately available funds concurrently with the consummation of any Acquisition Proposal;

•

by Voya pursuant to the Change of Recommendation Breach Termination Event then Benefitfocus must pay or cause to be paid to Voya, within two business days following the date of such termination by Voya, the Termination Fee by wire transfer of immediately available funds; or

•

by Benefitfocus pursuant to a Superior Proposal Termination Event, then Benefitfocus must pay or cause to be paid to Voya immediately prior to or concurrently with such termination by Benefitfocus, the Termination Fee by wire transfer of immediately available funds.

The Merger Agreement provides that (i) in no event will Benefitfocus be required to pay the Termination Fee on more than one occasion, (ii) the agreements described above are an integral part of the transactions contemplated by the Merger Agreement and that, without those agreements, Voya and Merger Sub would not enter into the Merger Agreement, and (iii) other than in the case of actual fraud or knowing and intentional breach of the Merger Agreement by Benefitfocus and subject to the specific performance provisions contained in the Merger Agreement, in the event that the Termination Fee becomes payable by and is paid or caused to be paid by, Benefitfocus, such Termination Fee will be Voya’s sole and exclusive remedy for monetary damages or other relief pursuant to the Merger Agreement. If Benefitfocus fails to promptly pay an amount due pursuant to this paragraph, and, in order to obtain such payment, Voya commences a suit that results in a judgment against Benefitfocus for the Termination Fee, or any portion of such fees, Benefitfocus must pay to Voya its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented non-contingent attorneys’ fees) in connection with such suit, together with interest on the amount due pursuant to this paragraph from the date such payment was required to be made until the date of payment at the annual rate of two percent plus the prime lending rate published in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment (or such lesser rate as is the maximum permitted by applicable law).

Expenses

Whether or not the transactions contemplated by the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement, including all costs, fees and expenses of its representatives, will be paid by the party incurring such cost, fee or expense, except (i) as otherwise expressly provided in the Merger Agreement and (ii) that Voya will pay all filing fees and similar fees incurred with respect to the HSR Act and the Texas Department of Insurance under Texas Insurance Code Section 4001.253 and the other Voya approvals will be borne exclusively by Voya.

Amendments and Waivers

Subject to the provisions of applicable law and the terms of the Merger Agreement, at any time prior to the Effective Time, the Merger Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by Benefitfocus, Voya and Merger Sub. The conditions to each of the respective parties’ obligations to consummate the transactions contemplated by the Merger Agreement are for the sole benefit of such party and may be waived by such party. Subject to the provisions of applicable law and the terms of the Merger Agreement, any party may waive in writing any provision of the Merger Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the parties).

Governing Law and Venue

The Merger Agreement and all legal proceedings against any other party in connection with, arising out of or otherwise relating to the Merger Agreement will be interpreted, construed and governed by, and enforced in accordance with the laws of the State of Delaware. Each of the parties to the Merger Agreement has also agreed that any legal proceeding in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement will be brought in the Court of Chancery of the State of Delaware or, if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division), or if subject matter jurisdiction over the proceeding is vested exclusively in the U.S. federal courts, such proceeding will be heard in the U.S. District Court for the District of Delaware in accordance with the terms of the Merger Agreement (the “Chosen Courts”).

Specific Performance

Each of the parties has acknowledged and agreed that the rights of each party to consummate the transactions contemplated by the Merger Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each party has agreed that, except to the extent provided otherwise in the Merger Agreement, in addition to any other available remedies a party may have in equity or at law, each party will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of the Merger Agreement in the Chosen Courts without necessity of posting a bond or other form of security.

To the extent any party brings a proceeding to enforce specifically the performance of the terms and provisions of the Merger Agreement (other than a proceeding to specifically enforce any provision that expressly survives termination of the Merger Agreement) when expressly available to such party pursuant to the terms and conditions of the Merger Agreement, the Outside Date will automatically be extended to the 20th business day following the resolution of such proceeding, or such other time period established by the court presiding over such proceeding.

Support Agreements

This section describes the material terms of the Support Agreements, copies of which are attached as Annex B and Annex C to this proxy statement and are incorporated by reference herein. The rights and obligations of the parties to the Support Agreements are governed by the express terms and conditions of the Support Agreements and not by this discussion, which is summary by nature. This discussion is qualified in its entirety by reference to the complete text of the Support Agreements. You are encouraged to read the Support Agreements carefully and in their entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the Merger. Additional information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information,” beginning on page 134 of this proxy statement.

Summary

On November 1, 2022, concurrently with the execution of the Merger Agreement, each of BG and Indaba, in their respective capacities as stockholders of Benefitfocus, entered into a Support Agreement with Benefitfocus, Voya and Merger Sub, pursuant to which each of BG and Indaba has agreed to, among other things, vote its shares of Common Stock or Preferred Stock, as applicable, in favor of the adoption of the Merger Agreement, not vote its shares of Common Stock or Preferred Stock, as applicable, for any alternative proposal or any other transaction, proposal, agreement, or action made in opposition to the adoption of the Merger Agreement or in competition or inconsistent with the Merger, not exercise any appraisal rights under Section 262 and not transfer its Common Stock or Preferred Stock, as applicable (subject to certain exceptions) to third parties. As of December 14, 2022, there were 3,963,694 shares of Common Stock and 1,777,778 shares of Preferred Stock convertible into 5,333,334 shares of Common Stock, subject to the Support Agreements. The Preferred Stock together with the shares of Common Stock subject to the Support Agreements represent approximately 23.4% of the outstanding voting power of Company capital stock as of December 14, 2022. We expect that a similar figure will be outstanding and entitled to vote at the Special Meeting as of the close of business on the Record Date.

By entering into the Support Agreements, each of BG and Indaba has agreed to revoke any proxies that BG or Indaba, as applicable, have granted with respect to their shares of Common Stock or Preferred Stock, as applicable. Additionally, BG and Indaba have irrevocably granted to, and appointed, Voya and any of its designees as BG’s and Indaba’s respective proxy and attorney-in-fact (with full power of substitution) to vote all of their respective Common Stock or Preferred Stock, as applicable, on the matters described in the preceding paragraph (but not on any other matters).

Under the Support Agreements, each of BG and Indaba has agreed not to, and has agreed to instruct their representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (ii) furnish to any person or entity (other than Voya, Merger Sub or any of their respective representatives) any non-public information relating to Benefitfocus or any of its subsidiaries or afford to any person or entity (other than Voya, Merger Sub or any of their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Benefitfocus or any of its subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (iii) participate or engage in discussions or negotiations with any third person or entity with respect to an Acquisition Proposal or with respect to any inquiries from any third person or entity relating to the making of an Acquisition Proposal, (iv) enter into any contract or other agreement or understanding relating to an Acquisition Proposal, or (v) propose, authorize or commit to do any of the foregoing. The foregoing restrictions will not prohibit BG or Indaba from responding to an inquiry, proposal or offer solely to (a) notify the applicable person or entity of the existence of the foregoing and (b) refer the applicable person or entity to Benefitfocus with respect to such inquiry, proposal or offer.

Upon execution of the Support Agreements, each of BG and Indaba must, and must instruct its representatives to, immediately cease any solicitation, discussions, or negotiations with any person or entity (other than Voya, Merger Sub, or any of their respective designees) with respect to any inquiry, proposal or offer pending on the date of the Support Agreements that constitutes, or is intended to lead to, an Acquisition Proposal.

Each of BG and Indaba are required to promptly (and in any event within 24 hours following the time of receipt) advise Voya in writing in the event that it or any of its affiliates, any of its or their respective officers, directors or employees or, to the knowledge of BG or Indaba (as applicable), any of their representatives or their affiliates’ representatives receives any Acquisition Proposal, and in connection with such notice, provide to Voya the material terms and conditions of any such Acquisition Proposal, including the identity of the third party making such Acquisition Proposal and written copies of any related documentation.

Each Support Agreement will terminate automatically upon the first to occur of (i) the termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time; (iii) the termination of the Support Agreement by written notice from Voya to BG or Indaba, as applicable; (iv) the date of any amendments, modifications or waivers of any provision of the Merger Agreement that (a) reduces the amount of the Per Share Merger Consideration (including any change to the formula with respect thereto) or changes the form of the merger consideration payable or (b) modifies the non-solicitation covenants contained in the Merger Agreement in a manner that adversely affects BG or Indaba, as applicable, in any material respect; or (v) a Change of Recommendation.

The terms of the Support Agreements do not prevent, limit or otherwise restrict any director of the Company (including any director affiliated with BG or Indaba) from taking (or failing to take) any action in his or her capacity as a director of the Company, or in exercising his or her fiduciary duties as a director of the Company.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED

COMPENSATION PROPOSAL

(PROPOSAL 2)

Proposal Regarding Compensatory Arrangements for Certain Named Executive Officers

Pursuant to Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Benefitfocus is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to certain named executive officers of Benefitfocus in connection with the Merger, as disclosed in the section entitled “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors in the Merger—Golden Parachute Compensation” including the table, associated footnotes and narrative discussion on page 82 of this proxy statement. This proposal, commonly known as “say-on-golden parachutes,” is referred to in this proxy statement as the Named Executive Officer Merger-Related Compensation Proposal. The proposal gives Benefitfocus stockholders the opportunity to express their views on the compensatory arrangements of certain of Benefitfocus’s named executive officers. The various plans and arrangements pursuant to which these compensation payments may be made (other than the Company Retention RSUs) generally have previously formed part of Benefitfocus’s overall compensation program for its named executive officers and previously have been disclosed to stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements and/or on Forms 8-K.

Accordingly, as required by Section 14A of the Exchange Act and Rule 14a-21(c) thereunder, Benefitfocus is asking its stockholders to vote on the adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to certain of Benefitfocus’s named executive officers in connection with the Merger, as disclosed under “The Merger Proposal (Proposal 1)—Interests of Benefitfocus’s Executive Officers and Directors in the Merger—Golden Parachute Compensation” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

Vote Required and the Company Board of Directors Recommendation

The vote on the Named Executive Officer Merger-Related Compensation Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, you may vote to approve the Merger Proposal and vote not to approve the Named Executive Officer Merger-Related Compensation Proposal, and vice versa. Our stockholders should note that because the Named Executive Officer Merger-Related Compensation Proposal is not a condition to the completion of the Merger, and as it is only advisory in nature, it will not be binding on Benefitfocus, Voya or the Surviving Corporation. Accordingly, because Benefitfocus is contractually obligated to pay such Merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the Merger Proposal is approved, regardless of the outcome of the advisory, non-binding vote.

Approval of the Named Executive Officer Merger-Related Compensation Proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the voting power of the Common Stock and Preferred Stock, voting together as a single class (with each share of Preferred Stock voting on an as-converted basis), entitled to vote thereon that are present in person or represented by proxy at the Special Meeting. As a result, abstentions will have the same effect as a vote “AGAINST” the Named Executive Officer Merger-Related Compensation Proposal, but neither (i) a failure to vote by a stockholder of record nor (ii) a broker non-vote will have any effect on the outcome of the proposal, assuming that a quorum exists. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will have the same effect as a vote “FOR” the Named Executive Officer Merger-Related Compensation Proposal. For further information, see the sections entitled “The Special Meeting—Quorum,” “The Special Meeting—Required Vote,” and “The Special Meeting—Abstentions and Broker Non-Votes,” beginning on pages 35, 35 and 36, respectively, of this proxy statement.

The Board unanimously recommends that the Benefitfocus stockholders vote “FOR” the Named Executive Officer Merger-Related Compensation Proposal.

MARKET PRICES OF COMMON STOCK

Market Information

Our Common Stock trades on NASDAQ under the symbol “BNFT.” As of December 14, 2022, there were 34,478,535 shares of Common Stock outstanding. The following table shows the high and low closing sales price of Common Stock for the periods indicated, as reported on NASDAQ.

	Common Stock Price
	High	Low
FY 2022
Quarter ended December 31, 2022 (through December 14, 2022)	$10.42	$5.88
Quarter ended September 30, 2022	$8.51	$6.11
Quarter ended June 30, 2022	$12.59	$7.77
Quarter ended March 31, 2022	$12.75	$9.51
FY 2021
Quarter ended December 31, 2021	$11.39	$9.97
Quarter ended September 30, 2021	$14.17	$10.94
Quarter ended June 30, 2021	$14.91	$13.47
Quarter ended March 31, 2021	$17.24	$12.30
FY 2020
Quarter ended December 31, 2020	$14.71	$9.96
Quarter ended September 30, 2020	$12.70	$9.74
Quarter ended June 30, 2020	$14.91	$8.22
Quarter ended March 31, 2020	$20.99	$6.18

The closing sales price of Common Stock on NASDAQ on December 14, 2022, the latest practicable date before the printing of this proxy statement, was $10.42 per share. The closing trading price of Common Stock on NASDAQ on October 31, 2022, the last trading day prior to the date of the announcement of the Merger Agreement, was $7.05 per share, and the 30-day VWAP for 30-day period ended October 31, 2022 was $6.36 per share. You are urged to obtain current market quotations for our Common Stock on NASDAQ when considering whether to approve the Merger Proposal.

Holders

At the close of business on December 14, 2022, 34,478,535 shares of Common Stock were issued and outstanding, held by approximately 35 holders of record.

Dividends

We have not paid any cash dividends on our Common Stock during the periods presented. We do not intend to pay cash dividends to our common stockholders for the foreseeable future and intend to retain earnings, if any, for future operation and expansion of our business. Under the terms of the Merger Agreement, from the date of the Merger Agreement until the earlier of the Effective Time and any termination of the Merger Agreement in accordance with its terms, we may not declare or pay dividends to our common stockholders without Voya’s written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table and accompanying footnotes below show information regarding the beneficial ownership of our Common Stock and Preferred Stock as of December 14, 2022 by: (i) each person who is known by us to own beneficially more than 5% of Common Stock, (ii) each director (who was serving as a director as of that date), (iii) each person qualifying as a “named executive officer” under applicable SEC rules, and (iv) all current directors and executive officers as a group.

This information has been provided by each of the directors and executive officers at the request of Benefitfocus or derived from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Beneficial ownership of securities as shown below has been determined in accordance with applicable guidelines issued by the SEC and includes the possession, directly or indirectly, through any formal or informal arrangement, either individually or in a group, of voting power (which includes the power to vote, or to direct the voting of, such security) and/or investment power (which includes the power to dispose of, or to direct the disposition of, such security). As of December 14, 2022, 34,478,535 shares of Common Stock were outstanding.

Except as otherwise indicated and subject to applicable community property laws, each person or entity listed below has sole voting and investment power with respect to the shares listed. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Benefitfocus, Inc., 100 Benefitfocus Way, Charleston, South Carolina 29492.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
A. Lanham Napier(1)	5,370,781	13.5%
Stephen M. Swad(2)	286,602	*
Matthew Levin(3)	61,393	*
Alpana Wegner(4)	58,050	*
Douglas A. Dennerline	49,705	*
Coretha M. Rushing	10,786	*
J. Bradley Wilson	6,076	*
John Park	5,125	*
Alexander Lerner	—	*
Zeynep Young	—	*
All current directors and executive officers as a group (10 individuals)	5,848,517	14.7%
5% or Greater Stockholders:
BuildGroup, LLC(5)	5,333,334	13.4%
Indaba Capital Management, L.P.(6)	3,963,694	11.5%
Archon Capital Management LLC(7)	3,308,025	9.6%
Mason R. Holland, Jr.(8)	2,741,587	8.0%
The Vanguard Group, Inc.(9)	1,893,997	5.5%
BlackRock, Inc.(10)	1,880,409	5.5%

*	Less than 1%
(1)

Includes 5,333,334 shares of Common Stock issuable upon conversion of 1,777,778 shares of Preferred Stock held by BG. Mr. Napier is the Chief Executive Officer and a member of the board of directors of BG and is the Co-founder and Co-Chief Executive Officer and a member of the board of managers of its investment manager, BuildGroup Management, LLC, and therefore may be deemed to have a pecuniary interest in the shares of Preferred Stock held by BG.

(2)

Includes 170,879 shares of Common Stock held by the Stephen M. Swad Revocable Living Trust and 4,819 shares of Common Stock held upon the vesting of RSUs exercisable within 60 days after December 14, 2022.

(3)

Does not include the Company Retention RSUs granted in connection with the execution of the Merger Agreement (or the replacement Company Restricted Shares to be issued in connection with the Section 280G Mitigation Action (see page 81 of this proxy statement)), of which half will vest upon the Closing and the other half will vest on the date that is six months after the Closing, subject to continued service.

(4)

Includes 1,264 shares of Common Stock held upon the vesting of RSUs exercisable within 60 days after December 14, 2022. Does not include the Company Retention RSUs granted in connection with the execution of the Merger Agreement (or the replacement Company Restricted Shares to be issued in connection with the Section 280G Mitigation Action (see page 81 of this proxy statement)), of which half will vest upon the Closing and the other half will vest on the date that is six months after the Closing, subject to continued service.

(5)

Based solely on a Schedule 13D/A filed with the SEC on November 3, 2022 by BuildGroup Management, LLC. Includes 5,333,334 shares of Common Stock underlying 1,777,778 shares of Preferred Stock. The voting and dispositive power over the securities held by BG is exercisable by the investment committee thereof, of which Mr. Napier is one member. The address of BuildGroup Management, LLC is 3500 Jefferson Street, Suite 303, Austin, Texas 78731.

(6)

Based solely on a Schedule 13D/A filed with the SEC on November 3, 2022 by Indaba Capital Management, L.P., IC GP, as the general partner of Indaba Capital Management, L.P., and Derek C. Schrier, as Managing Member of IC GP (collectively, the “Indaba Reporting Persons”). The shares of Common Stock are directly held by Indaba Capital Fund, L.P. (the “Fund”) and beneficially owned by the Indaba Reporting Persons, who may be deemed to exercise voting and investment power over the shares of Common Stock. The Fund specifically disclaims beneficial ownership of the shares of Common Stock directly held by it by virtue of its inability to vote or dispose of such shares. The address of Indaba is One Letterman Drive, Building D, Suite DM700, San Francisco, California 94129.

(7)

Based solely on a Schedule 13G/A filed with the SEC on February 14, 2022 by Archon Capital Management LLC (“Archon Capital”), Constantinos Christofilis, and Strategos Fund, L.P. (“Strategos”). Strategos reported that it has shared voting power over 1,780,483 shares of Common Stock and shared dispositive power over 1,780,483 shares of Common Stock. Archon Capital, the general partner of Strategos and an investment asset manager, reported that it has shared voting power over 3,308,025 shares of Common Stock and shared dispositive power over 3,308,025 shares of Common Stock. Mr. Christofilis serves as the Managing Member of Archon Capital. Archon Capital, Strategos and Mr. Christofilis disclaim beneficial ownership over the shares of Common Stock except to the extent of their pecuniary interest therein. The address of Archon Capital is 1100 19th Avenue E, Seattle, Washington 98112.

(8)

Includes 2,649,099 shares of Common Stock held by the Holland Family Trust and five shares of Common Stock held by Mr. Holland as custodian for his minor son. Mr. Holland and his wife share voting and investment control over the shares of Common Stock held by the Holland Family Trust.

(9)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group, Inc. The Vanguard Group, Inc., an investment advisor, reported that it has shared voting power over 41,485 shares of Common Stock; sole dispositive power over 1,831,326 shares of Common Stock; and shared dispositive power over 62,671 shares of Common Stock. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(10)

Based solely on a Schedule 13G/A filed with the SEC on February 7, 2022 by BlackRock, Inc. BlackRock, Inc. reported that it has sole voting power over 1,818,860 shares of Common Stock and sole dispositive power over 1,880,409 shares of Common Stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of the material U.S. federal income tax consequences of the Merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Common Stock and Preferred Stock whose shares are converted into the right to receive cash in the Merger. This summary is based on the provisions of the Code, applicable United States Treasury regulations, judicial authority, administrative interpretations, and administrative rulings in effect as of the date of this proxy statement, all of which may change, possibly with retroactive effect. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the Merger.

This discussion addresses only the consequences of the exchange of stock held as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). It does not consider the effect of the Medicare tax on net investment income, the alternative minimum tax provisions of the Code or any applicable state, local or foreign income or non-income tax laws. In addition, this discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	a bank, insurance company, or other financial institution;

•	a tax-exempt organization;

•	a governmental agency or instrumentality;

•	a retirement plan, individual retirement account or other tax-deferred account;

•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (and any investor in such an entity or arrangement);

•	a real estate investment trust or regulated investment company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder of shares that exercises appraisal rights;

•	a foreign pension fund and its affiliates;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a U.S. expatriate; or

•	a holder that owns (or is treated as owning) shares of Voya.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Common Stock or Preferred Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding such shares and partners in such partnerships should consult their tax advisors as to their particular U.S. federal income tax consequences of the Merger to them.

Please consult your own tax advisor regarding the consequences of the Merger to you in light of your particular circumstances under the Code and the laws of any other taxing jurisdiction.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock or Preferred Stock that is:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of Common Stock or Preferred Stock that is not a U.S. holder.

U.S. Holders

The exchange of Common Stock or Preferred Stock for cash in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares are converted into the right to receive cash in the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of merger consideration received with respect to such shares under the Merger Agreement and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally equals the price the U.S. holder paid for such shares. Gain or loss is determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). If a U.S. holder acquired different blocks of shares at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of shares that it holds.

Gain or loss recognized by a U.S. holder in the Merger generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares for more than one year at the Effective Time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

A non-U.S. holder’s receipt of cash in exchange for shares of Common Stock and Preferred Stock pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

•

the gain, if any, on such shares is “effectively connected” with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•

the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of such shares for cash pursuant to the Merger and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a “branch profits tax” equal to 30% of its effectively connected earnings and profits (or such lower rate as may be specified by an applicable income tax treaty). An individual

non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a United States real property holding corporation for U.S. federal income tax purposes. However, even if we were to be a United States real property holding corporation, so long as our Common Stock is regularly traded on an established securities market, common stock held by a non-U.S. holder would be treated as a U.S. real property interest only if the non-U.S. holder actually or constructively held more than 5% of our Common Stock at any time during the shorter of the five-year period preceding the disposition or the non-U.S. holder’s holding period for shares of our Common Stock. If a non-U.S. holder holds Preferred Stock or acquired interests in the Company on more than one date, the holder should consult its own tax advisor regarding the application of these rules. If shares of our capital stock were to be treated as a U.S. real property interest with respect to a non-U.S. holder, any gain recognized by such non-U.S. holder with respect to such interest would be subject to U.S. federal income tax on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a “United States person” as defined under the Code.

Information Reporting and Backup Withholding

Information reporting and backup withholding (currently at a rate of 24%) may apply to payments made in connection with the Merger. Backup withholding will not apply, however, to a U.S. holder who (i) furnishes a correct taxpayer identification number, certifies that such holder is not subject to backup withholding on IRS Form W-9 (or appropriate successor form) included in the transmittal materials that such holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (ii) provides proof that such holder is otherwise exempt from backup withholding.

Information reporting and backup withholding generally will apply to payments made pursuant to the Merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker could be subject to information reporting in the same manner as dispositions within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Voya has actual knowledge, or reason to know, that a non-U.S. holder is a United States person.

Backup withholding is not an additional tax. A holder may request a refund of any amounts withheld under the backup withholding rules that exceed such holder’s income tax liability by timely filing a refund claim with the Internal Revenue Service.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX

CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is completed on the expected timeline, Benefitfocus will not hold a regular annual meeting in 2023. If, however, the Merger is not completed and Benefitfocus holds a regular annual meeting in 2023, in order to be considered for inclusion in the proxy statement and form of proxy relating to the 2023 annual meeting, stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must have been received by Benefitfocus no later than March 11, 2023 and otherwise comply with the requirements of Rule 14a-8.

Under SEC Rule 14a-8, in order for a stockholder proposal to be included in our proxy solicitation materials for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”), it must be delivered to our principal executive offices located at 100 Benefitfocus Way, Charleston, South Carolina 29492 by January 9, 2023; provided, however, that if the date of the 2023 Annual Meeting is more than 30 days before or after June 9, 2023, notice by the stockholder must be delivered to us a reasonable time before we begin to print and mail our proxy materials for the 2023 Annual Meeting. The submission of a stockholder proposal pursuant to Rule 14a-8 does not guarantee that it will be included in the Company’s proxy statement and form of proxy.

Our bylaws permit any stockholder of record to nominate directors or submit a stockholder proposal of other business. Any director nomination or stockholder proposal of other business intended to be presented for consideration at the 2023 Annual Meeting (but that will not be included in the Company’s proxy materials for such meeting pursuant to Rule 14a-8 of the Exchange Act), must be received by us in a timely manner and otherwise in accordance with our bylaws but not earlier than February 9, 2023 and not later than March 11, 2023; provided, however, that if the date of the 2023 Annual Meeting is more than 30 days before or 60 days after June 9, 2023, notice by the stockholder must be delivered to us not later than the 120th day prior to the 2023 Annual Meeting or the later of (i) the 90th day prior to the 2023 Annual Meeting or (ii) the 10th day following the first public announcement of the date of the 2023 Annual Meeting.

Except as required by applicable law, the Company will consider only proposals that are received by the Company within the applicable time frames set forth above, and that meet the applicable requirements of Delaware law and our bylaws.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC’s proxy rules permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. As such, Benefitfocus is sending only one copy of this proxy statement to stockholders who share the same last name and address, unless they have notified Benefitfocus that they want to continue receiving multiple copies.

If you received a household mailing and you would like to have additional copies of this proxy statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to Benefitfocus’s Corporate Secretary in writing at Benefitfocus, Inc., Attn: Corporate Secretary, 100 Benefitfocus Way, Charleston, South Carolina 29492, or call us at (843) 849-7476. You may also contact us in the same manner if you received multiple copies of this proxy statement and would prefer to receive a single copy of future mailings.

WHERE YOU CAN FIND MORE INFORMATION

Investors will be able to obtain free of charge this proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.benefitfocus.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, Benefitfocus’s website is not, and will not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits):

•	Benefitfocus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and filed on March 4, 2022, as amended by that certain Form 10-K/A filed on May 2, 2022;

•

Benefitfocus’s Quarterly Reports on Form 10-Q for the quarterly period ended on March 31, 2022 and filed on May 5, 2022, for the quarterly period ended on June 30, 2022 and filed on August 5, 2022, and for the quarterly period ended on September 30, 2022 and filed on November 9, 2022; and

•	Benefitfocus’s Current Reports on Form 8-K filed on November 3, 2022 (as amended by that certain Form 8-K/A filed on November 4, 2022), August 18, 2022, June 13, 2022, and April 5, 2022.

We also incorporate by reference into this proxy statement additional documents that Benefitfocus may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special Meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

The directors, executive officers and certain other members of management and employees of Benefitfocus may be deemed “participants” in the solicitation of proxies from Benefitfocus stockholders in favor of the proposed Merger. You can find information about Benefitfocus’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 4, 2022, as amended by that certain Form 10-K/A filed on May 2, 2022.

Any person to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this proxy statement or other information concerning us by written or telephonic request directed as indicated below. This includes information contained in documents filed with the SEC subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You may request a copy of documents incorporated by reference at no cost, by writing to our Corporate Secretary at Benefitfocus, Inc., Attn: Corporate Secretary, 100 Benefitfocus Way, Charleston, South Carolina 29492 or by calling (843) 849-7476.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT,

TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 19, 2022. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION VERSION

CONFIDENTIAL

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

entered into by and among

BENEFITFOCUS, INC.,

VOYA FINANCIAL, INC.

and

ORIGAMI SQUIRREL ACQUISITION CORP

Dated as of December 19, 2022

-i-

-ii-

-iii-

SCHEDULES

SCHEDULES

Company Disclosure Schedule

Parent Disclosure Schedule

-iv-

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 19, 2022, is entered into by and among Benefitfocus, Inc., a Delaware corporation (the “Company”), Voya Financial, Inc., a Delaware corporation (“Parent”), and Origami Squirrel Acquisition Corp, a Delaware corporation and Wholly Owned Subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, the Company, Parent and Merger Sub entered into an Agreement and Plan of Merger, dated as of November 1, 2022 (the “Original Merger Agreement”);

WHEREAS, the Company, Parent and Merger Sub now desire to amend and restate the Original Merger Agreement by entering into this Agreement on the terms and conditions set forth herein (it being understood that all references herein to “the date hereof” or “the date of this Agreement” refer to November 1, 2022);

WHEREAS, the Parties intend that, subject to the terms and conditions of this Agreement and the applicable provisions of the DGCL, Merger Sub shall merge with and into the Company (the “Merger”), with the Company surviving the Merger;

WHEREAS, the Company Board has (a) unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its stockholders (other than Excluded Shares that are not Dissenting Shares), (c) directed that this Agreement be submitted to the Company’s stockholders for their adoption and (d) resolved, subject to the terms and conditions of this Agreement, to recommend that the Company’s stockholders adopt this Agreement;

WHEREAS, the board of directors of Parent has (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement and (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, Parent;

WHEREAS, the board of directors of Merger Sub has (a) unanimously approved and declared advisable this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, Merger Sub and Parent (as Merger Sub’s sole stockholder), (c) directed that this Agreement be submitted to Parent (as Merger Sub’s sole stockholder) for its adoption and (d) resolved to recommend that Parent (as Merger Sub’s sole stockholder) adopt this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and material inducement to Parent’s willingness to enter into this Agreement, certain Company stockholders are entering into support agreements (each, a “Support Agreement,” and collectively, the “Support Agreements”), pursuant to which the Company stockholders party thereto, among other things, agree to vote their shares in favor of the Merger; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with this Agreement and the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions; Interpretation and Construction

1.1. Definitions. Unless otherwise specified in this Agreement and subject to Section 1.2 and Section 1.3, the following terms have the meanings set forth in this Section 1.1:

“Acquisition Proposal” means any proposal, offer, inquiry or indication of interest relating to or providing for (a) a merger, joint venture, partnership, license, consolidation, dissolution, liquidation, tender offer, share exchange, recapitalization, reorganization, spin-off, plan of arrangement, asset purchase, business combination, acquisition or any other similar transaction (or series of related transactions) involving the Company or any of its Subsidiaries by any Person or Group, (b) any sale, exchange, transfer or other disposition of any assets or businesses of the Company and its Subsidiaries by any Person, (c) any other transaction involving the Company having a similar effect to those described in clauses (a) or (b), or (d) any proposal, offer, inquiry or indication of interest with respect to any such direct or indirect acquisition contemplated by the foregoing clauses (a), (b) or (c) of this definition that in the case of each of the foregoing clauses (a), (b), (c) and (d), if consummated, would result in any Person or Group, directly or indirectly, becoming the beneficial owner of fifteen percent (15%) or more of the: (i) total voting power or any class of equity securities of the Company or any of its Subsidiaries; or (ii) consolidated net revenues, net income or total assets of the Company, in each case of the foregoing clauses (i) and (ii) of this definition, as of the date of such proposal, offer, inquiry or indication of interest, or acquisition, in each case other than any proposal, offer, inquiry or indication of interest made by or on behalf of Parent or any of its Subsidiaries.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term “control” and the correlative meanings of the terms “controlled by” and “under common control with,” as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise).

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” means, other than a Permitted Confidentiality Agreement, any agreement, letter of intent, memorandum of understanding, agreement in principle, term sheet, acquisition agreement, merger agreement, share purchase agreement or any other similar agreement, contract or document relating to or providing for, in a single transaction or series of transactions, any Acquisition Proposal.

“Antitrust Law” means all U.S. and non-U.S. antitrust, competition or other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition, including the Sherman Antitrust Act of 1890, the Clayton Act of 1914, the HSR Act and all U.S. and non-U.S. laws in respect of foreign direct investment.

“Applicable Date” means December 31, 2019.

“Bankruptcy and Equity Exception” means bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and general equity principles.

“Book-Entry Share” means each book-entry account formerly representing any non-certificated Eligible Common Shares.

“Business Day” means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which (a) banks in New York, New York are required or authorized by Law to close or (b) solely for purposes of determining the Closing Date, the Department of State of the State of Delaware is required or authorized by Law to close.

“Bylaws” has the meaning set forth in Section 3.2.

“Capped Call Confirmations” means (i) those certain Base Call Option Transaction confirmations, dated December 20, 2018, made available to Parent and (ii) the Additional Call Option Transaction confirmations, dated December 27, 2018, made available to Parent.

“Capped Call Transactions” means each of the capped call option transactions evidenced by the Capped Call Confirmations.

“Capitalization Time” means 5:00 p.m. (New York time) on October 31, 2022.

“Certificate” means each certificate formerly representing any Eligible Shares.

“Certificate of Designations” means the Certificate of Designations of the Preferred Shares, dated May 21, 2020.

“Certificate of Merger” means a certificate of merger relating to the Merger.

“Change of Recommendation” means any of the actions set forth in clauses (A) through (F) of Section 7.2(d)(i).

“Charter” has the meaning set forth in Section 3.1.

“Chosen Courts” means the Court of Chancery of the State of Delaware or, if such court finds it lacks subject matter jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Division); provided that, if subject matter jurisdiction over the matter that is the subject of the applicable Proceeding is vested exclusively in the U.S. federal courts, such Proceeding shall be heard in the U.S. District Court for the District of Delaware.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” means the date on which the Closing actually occurs.

“Code” means the Internal Revenue Code of 1986.

“Common Share” means any share of the Common Stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the Preamble.

“Company 401(k) Plan” means the Benefitfocus.com, Inc. 401(k) Profits Sharing Plan.

“Company Approvals” has the meaning set forth in Section 5.4(a).

“Company Behavioral Remedy” has the meaning set forth in Section 7.5(b)(iii).

“Company Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential obligation or liability is borne by, the Company or any of its Subsidiaries, including but not limited to ERISA Plans, employment, consulting, retirement, retention, severance, termination or “change of control”, deferred compensation, compensatory equity or equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Company Board” means the board of directors of the Company, and also includes any committee thereof to the extent such a committee, as of the applicable time (a) was or is authorized to exercise the powers and authority of the board of directors of the Company pursuant to the Company’s Organizational Documents and/or the DGCL, and (b) was or is exercising such powers and authority.

“Company Compensation Committee” means the compensation committee of the Company Board.

“Company Disclosure Schedule” has the meaning set forth in Article V.

“Company Divestiture Remedy” has the meaning set forth in Section 7.5(b)(iii).

“Company Employee” means any current or former employee (whether full- or part-time and, including any officer) of the Company or any of its Subsidiaries.

“Company Equity Awards” means, collectively, the Company Restricted Shares, Company Performance Restricted Shares, Company Options, Company RSUs and Company PSUs, including any Specified Awards.

“Company Equity Payments” has the meaning set forth in Section 4.3(f).

“Company ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Subsidiaries as a “single employer” within the meaning of Section 414 of the Code.

“Company Intellectual Property” has the meaning set forth in Section 5.18(c).

“Company Notes” has the meaning set forth in Section 4.5.

“Company Option” means any outstanding option to purchase Common Shares granted under the Stock Plans.

“Company Performance Restricted Share” means any outstanding restricted stock award granted under the Stock Plans with a performance period that has not ended prior to the Closing Date.

“Company PSU” means any outstanding performance stock unit granted under the Stock Plans other than a Company Time-Vesting PSU.

“Company Recommendation” has the meaning set forth in Section 5.3(b).

“Company Reports” means the reports, forms, proxy statements, prospectuses, registration statements and other statements, certifications and documents that are required to be or are otherwise filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act by the Company, including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto.

“Company Restricted Share” means any outstanding restricted stock award granted under the Stock Plans, including any Company Time-Vesting Performance Restricted Share and any Company Retention Restricted Share.

“Company Retention RSU” means any outstanding restricted stock unit granted under the Stock Plans on the date of this Agreement in connection with the transactions contemplated hereby.

“Company Retention Restricted Share” means any outstanding restricted stock award granted under the Stock Plans in replacement of a Company Retention RSU.

“Company RSU” means any outstanding restricted stock unit granted under the Stock Plans including, for the avoidance of doubt, the Company Retention RSUs and the Company Time-Vesting PSUs.

“Company Stockholders Meeting” means the meeting of stockholders of the Company to be held to consider the adoption of this Agreement.

“Company Time-Vesting PSU” means any outstanding performance stock unit granted under the Stock Plans which has been earned for the applicable performance period (which performance period has ended prior to the Closing Date) and which is only subject to time-based vesting as of the Closing Date.

“Company Time-Vesting Performance Restricted Share” means any outstanding restricted stock award granted under the Stock Plans which has been earned for the applicable performance period (which performance period has ended prior to the Closing Date) and which is only subject to time-based vesting as of the Closing Date

“Confidentiality Agreement” means the confidentiality agreement, entered into between the Company and Parent, dated August 12, 2022.

“Continuing Employees” means the employees of the Company and its Subsidiaries at the Effective Time who continue to remain employed with the Company or any of its Subsidiaries.

“Contract” means any legally binding contract, subcontract, purchase order, sales order, agreement, lease, license, sublicense, note, bond, mortgage, loan, indenture, settlement, arrangement or any other similar obligation (whether written or oral).

“Convertible Preferred Liquidation Amount” means, as calculated pursuant to Section 6(h) of the Certificate of Designations, an amount equal to the greater of (x) the sum of (1) 105% of the Initial Stated Value (as defined in the Certificate of Designations) of each Preferred Share at the Close of Business (as defined in the Certificate of Designations) on the Change of Control Redemption Date (as defined in the Certificate of Designations) in respect of the transactions contemplated hereby plus (2) the difference between the Stated Value (as defined in the Certificate of Designations) then in effect with respect to such Preferred Share and the Initial Stated Value, if any, plus (3) accumulated and unpaid Regular Dividends (as defined in the Certificate of Designations) on such Preferred Share from the immediately preceding Regular Dividend Payment Date (as defined in the Certificate of Designations) to, but excluding, such Change of Control Redemption Date (to the extent such accumulated and unpaid Regular Dividends are not included in the Stated Value set forth in subclause (2) above) and (y) the amount the holder of such Preferred Share would have received in respect of the number of Common Shares that would be issuable upon conversion of such Preferred Share (determined in accordance with Section 8 of the Certificate of Designations but without regard to Section 8(d)(ii) and Section 8(f) therein) assuming the Conversion Date (as defined in the Certificate of Designations) of such conversion occurs on the date of such payment.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof or related or associated epidemics, pandemics or disease outbreaks.

“Credit Agreement” means the Credit Agreement, dated as of August 17, 2022, among the Company, certain Affiliates of the Company party thereto, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent thereunder.

“Credit Agreement Payoff Amount” has the meaning set forth in Section 7.12.

“Data Protection Requirements” has the meaning set forth in Section 5.18(j).

“D&O Insurance” has the meaning set forth in Section 7.11(b).

“DGCL” means the General Corporation Law of the State of Delaware.

“Dissenting Shares” has the meaning set forth in the definition of “Dissenting Stockholders.”

“Dissenting Stockholders” means the holders of record of Common Shares or Preferred Shares issued and outstanding immediately prior to the Effective Time who did not vote in favor of the adoption of this Agreement, have validly demanded appraisal pursuant to Section 262 of the DGCL and have not effectively withdrawn or otherwise waived or lost such right to appraisal under Section 262 of the DGCL (such shares for which appraisal has been so validly demanded and the right thereto under Section 262 of the DGCL not effectively withdrawn or otherwise waived or lost, the “Dissenting Shares”).

“DTC” means The Depository Trust Company.

“Effective Time” has the meaning set forth in Section 2.2.

“Eligible Common Shares” means the Common Shares issued and outstanding immediately prior to the Effective Time other than any Company Restricted Shares, Company Performance Restricted Shares and, subject to the last sentence of Section 4.2(g), any Excluded Shares.

“Eligible Preferred Shares” means the Preferred Shares issued and outstanding immediately prior to the Effective Time other than, subject to the last sentence of Section 4.2(g), any Excluded Shares.

“Eligible Shares” means the Eligible Common Shares and the Eligible Preferred Shares.

“Encumbrance” means any pledge, lien, charge, option, hypothecation, mortgage, deed of trust, security interest, right of first refusal, right of first offer, preemptive right, community property interest, adverse right, prior assignment, license, sublicense or any other encumbrance of any kind or nature whatsoever (including any restriction on the right to vote or transfer) whether contingent or absolute.

“Environmental Law” means any Law relating to: (a) the protection, investigation, remediation or restoration of the environment, health, safety or natural resources; (b) the handling, labeling, management, recycling, generation, use, storage, treatment, transportation, presence, disposal, release or threatened release of any Hazardous Substance; or (c) any noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to Persons or property relating to any Hazardous Substance in effect on or prior to the date of this Agreement concerning the (i) protection of the environment or (ii) handling, use, storage, treatment, transportation, disposal, release or threatened release of any Hazardous Substance, but excluding any Law concerning products liability.

“Equity Award Exchange Ratio” means the quotient, rounded to four decimal places of (a) the Per Share Common Stock Merger Consideration, divided by (b) the VWAP of Parent Common Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Plans” means “employee benefit plans” within the meaning of Section 3(3) of ERISA.

“ESPP” means the Company’s 2016 Employee Stock Purchase Plan.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Fund” has the meaning set forth in Section 4.2(a)(i).

“Excluded Shares” means the (a) Common Shares owned by Parent, Merger Sub or any other Wholly Owned Subsidiary of Parent, the Company or any Wholly Owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (b) Dissenting Shares.

“Export Control Laws” has the meaning set forth in Section 5.5(e).

“Filed Contracts” has the meaning set forth in Section 5.12(a).

“Final Offering” has the meaning set forth in Section 4.3(f).

“GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board applicable as of the time of the relevant financial statements or accounting procedure or action referred to herein.

“Governmental Entity” means any U.S. or non-U.S. (including any supranational), federal, national, state or local governmental, quasi-governmental, regulatory or self-regulatory authority, enforcement authority, agency, commission, licensing authority, body or other entity or any subdivision or instrumentality thereof, including any public international organization, stock exchange or other self-regulatory organization, court, tribunal or arbitrator or any subdivision or instrumentality thereof, in each case of competent jurisdiction.

“Group” has the meaning set forth in Rule 13d-5 under the Exchange Act.

“Hazardous Substance” means (a) any substance, material or waste that is listed, defined, regulated, classified or otherwise characterized as “hazardous,” “toxic,” “radioactive,” “pollutant,” “contaminant” or terms of similar meaning or effect under any Environmental Law and (b) petroleum or its by-products, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), radon, mold, fungi and other substances, including related precursors and breakdown products.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

“Indemnified Parties” means, collectively, each present and former (determined as of the Effective Time for purposes of Section 7.10(a)) director or officer of the Company or any of its Subsidiaries (or other Persons performing similar functions), when serving in such capacity or in serving as a director, officer, member, trustee or fiduciary of another entity or enterprise, including a Company Benefit Plan, at the request or benefit of the Company or any of its Subsidiaries, together with such individual’s respective heirs, executors, trustees, fiduciaries or administrators, in each case when acting in such capacity.

“Indenture” means the Indenture, dated as of December 27, 2018, between the Company and U.S. Bank National Association, as trustee.

“Insurance Policies” means any fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers’ compensation and employer liability, directors, officers and fiduciaries policies and other liability insurance policies, including any reinsurance policies maintained by the Company or any of its Subsidiaries.

“Intellectual Property Rights” means all rights anywhere in the world in or to: (a) trademarks, service marks, corporate names, logos, trade dress, domain names and other indicia of source or origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals and extensions of the same; (b) patents and patent applications of any kind and patent rights, including registrations, provisionals, divisionals, revisions, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (c) trade secrets and other confidential or proprietary information (including know-how, inventions and invention disclosures (whether or not patented or patentable and whether or not reduced to practice), ideas, research in progress, methodologies, algorithms, technical information, proprietary business information, customer and supplier lists, customer and supplier records, data, databases, designs, improvements and techniques, in each case of the foregoing, that are confidential or proprietary) (collectively, “Trade Secrets”); (d) published and unpublished works of authorship, whether registered or unregistered (including all compilations, databases and computer programs, manuals and other documentation and all derivatives, translations, adaptations and combinations of the above), copyrights and other similar exploitation rights and moral rights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (e) rights in Software; and (f) any other intellectual property rights or proprietary rights.

“Intervening Event” means a Change with respect to the Company and its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, that (a) was not known or reasonably foreseeable (or if reasonably foreseeable, the effects of which were not reasonably foreseeable) by the Company Board as of the execution and delivery of this Agreement and (b) first becomes known to the Company Board after the execution and delivery of this Agreement and any time prior to the time the Requisite Company Vote is obtained; provided that none of the following changes shall constitute an Intervening Event: (i) an Acquisition Proposal, (ii) any changes, in and of itself, in the Company Common Stock price, trading volume of the Company, the market price or trading volume of Parent or the major stock indexes in the U.S. market, (iii) any changes, in and of itself, in the Company’s credit ratings, (iv) the Company meeting, failing to meet or exceeding any internal or public projections or forecasts or (v) any breach by the Company of this Agreement; provided that the underlying causes of any of the foregoing in clauses (ii), (iii) or (iv) may be considered and taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to occur.

“Insurance Law” means any Law relating to insurance, health maintenance organization or other similar managed care organization regulatory matters, including, without limitation, all Laws governing: (i) licensing, appointment and regulation of, and/or commissions, fees or other payments to, insurance producers, agents, brokers, third party administrators, independent adjusters or any other person or entity subject to the jurisdiction of any Insurance Regulator; (ii) premium handling and trust accounts; (iii) disclosure of and limitations on compensation arrangements with or by insurance producers, agents, brokers and third party administrators; (iv) rebating and other unfair trade practices; (v) advertising; (vi) referral and commission sharing arrangements; (vii) the federal Violent Crime Control and Law Enforcement Act of 1994, 18 U.S.C. §§ 1033 and 1034; (viii) the federal Anti-Kickback Statute (42 U.S.C. §1320a-7(b)); (xi) the Consolidated Appropriations Act of 2022; (x) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (xi) the Consolidated Omnibus Reconciliation Act of 1985, as amended; (xii) the Affordable Care Act; and (xiii) the Health Care Fraud Statute (18 U.S.C. § 1347).

“Insurance Regulator” means, with respect to any jurisdiction, the Governmental Entity(ies) charged with the supervision of insurance producers, agents, brokers, third party administrators, independent adjusters and other similar entities or persons requiring a License pursuant to applicable Insurance Laws in such jurisdiction, such as a state department of insurance, state department of health or the Centers for Medicare and Medicaid Services.

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means technology devices, computers, hardware, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines and all other information technology equipment, interfaces or related systems.

“Knowledge” or any similar phrase means (a) with respect to the Company, the knowledge, after reasonable inquiry, of the individuals listed in Section 1.1 of the Company Disclosure Schedule and (b) with respect to Parent and/or Merger Sub, the knowledge, after reasonable inquiry, of the individuals listed in Section 1.1 of the Parent Disclosure Schedule; provided, that, notwithstanding the foregoing, in each case of (a) and (b), such reasonable inquiry shall not require such individuals to conduct or obtain (or have conducted or obtained) any searches or analyses (including clearance or prior art searches), legal opinions (including freedom-to-operate opinions) or similar investigations regarding Intellectual Property Rights.

“Law” means any applicable provision of any federal, state, local or foreign law, statute, constitution, treaty, principle of common law, ordinance, code, standard, rule, regulation, directive, interpretive guidance, ruling or requirement issued, enacted, entered, enforced, adopted, promulgated or otherwise put into effect by or under the authority of any Governmental Entity, or any Order. For the avoidance of doubt, any reference to Law shall include all Insurance Laws and Privacy Laws.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

“Licenses” means all licenses, permits, certifications, approvals, registrations, consents, authorizations, accreditations, qualifications, franchises, variances and exemptions issued or granted by a Governmental Entity.

“Material Adverse Effect” means any event, change, development, circumstance, fact or effect (each, a “Change”) that, individually or in the aggregate, (i) has had, or would reasonably be expected to have, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries (taken as a whole) or (ii) would, or would reasonably be expected to, prevent the ability of the Company to consummate the Merger by the Outside Date; provided, however, that none of the following, either individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

(a) Changes that are the result of factors generally affecting the economy, credit, capital, securities or financial markets or political, regulatory or business conditions in the geographic markets in which the Company or any of its Subsidiaries operate or their products or services are sold;

(b) Changes that are the result of factors generally affecting the industries in which the Company or any of its Subsidiaries operate or in the geographic markets in which they operate or where their products and services are sold;

(c) Changes arising out of or resulting from the execution, announcement or performance of this Agreement or the transactions contemplated hereby (including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers and suppliers) or arising out of or result from the identity of Parent or any of its Subsidiaries (provided, that the exception in this clause (c) shall not apply to any representation or warranty set forth in Section 5.4);

(d) Changes in GAAP or in any applicable Law or Changes to the interpretation thereof;

(e) any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings; provided that any Change (not otherwise excluded under this definition) underlying such failure may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

(f) any Change resulting from acts of war (whether or not declared), civil disobedience, sabotage, terrorism, military or para-military actions, or the escalation of any of the foregoing (including cyberattacks), any weather event or natural disaster, or any epidemic, pandemic, outbreak of illness (including COVID-19) or other public health event, any Law providing for business closures, “sheltering-in-place,” curfews or other restrictions that relate to or arise out of an epidemic, pandemic, outbreak of illness (including COVID-19) or any material worsening of such conditions;

(g) any actions taken or omitted to be taken by the Company or any of its Subsidiaries as required by this Agreement (excluding any such actions required to be taken pursuant to Sections 7.1(a)(A) or (B)) or any actions taken or omitted to be taken by the Company or any of its Subsidiaries or its or their respective Representatives at Parent’s written request or with Parent’s written consent; provided that such consent was given following the date hereof;

(h) any Transaction Litigation; or

(i) a decline in and of itself in the market price or trading volume of the Common Shares on the NASDAQ; provided that any Change (not otherwise excluded under this definition) underlying such decline in market price or trading volume may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

provided, further, that, with respect to clauses (a), (b), (d) and (f) of this definition, any such Changes shall be taken into account in determining whether a “Material Adverse Effect” has occurred or would reasonably be expected to occur but only if and to the extent such Changes disproportionately affect the Company and its Subsidiaries (taken as a whole) relative to other companies of similar size operating in the geographic markets in which the Company or any of its Subsidiaries operate or their products and services are sold (in which case only the incremental disproportionate impact may be taken into account and then only to the extent otherwise permitted by this definition).

“Material Contract” has the meaning set forth in Section 5.12(c).

“Merger” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Preamble.

“Multiemployer Plans” means “multiemployer plans” as defined by Section 3(37) of ERISA.

“NASDAQ” means the Nasdaq Global Select Market.

“Non-Wholly Owned Subsidiary” has the meaning set forth in Section 5.2(d).

“Notice Period” has the meaning set forth in Section 7.2(d)(iii).

“Open Source Software” means any Software that is licensed, distributed or conveyed under an “open source software,” “free software” or “copyleft” license or under any other license listed at www.opensource.org (such licenses, “Open Source Licenses”), including Software licensed under the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, Microsoft Shared Source License, Common Public License, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL) or Apache License.

“Order” means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling, determination, charge, required undertaking, corrective action plan, decision or verdict, whether civil, criminal or administrative, in each case, that is imposed, entered, issued, made or rendered by any Governmental Entity.

“Ordinary Course of Business” means, with respect to any Person, the conduct by such Person in connection with the relevant business in accordance with such Person’s normal day-to-day customs, past practices and procedures.

“Organizational Documents” means (a) with respect to any Person that is a corporation, its certificate of incorporation and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation and limited liability company agreement, or comparable documents, (d) with respect to any Person that is a trust, its declaration of trust, or comparable documents and (e) with respect to any other Person that is not an individual, its comparable organizational documents.

“Outside Date” has the meaning set forth in Section 9.2(a).

“Parent” has the meaning set forth in the Preamble.

“Parent 401(k) Plan” has the meaning set forth in Section 7.10(d).

“Parent Approvals” has the meaning set forth in Section 6.4(a).

“Parent Behavioral Remedy” has the meaning set forth in Section 7.5(b)(iii).

“Parent Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, contract, arrangement or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential obligation or liability is borne by, Parent or any of its Subsidiaries or Affiliates, including, but not limited to, ERISA Plans, employment, consulting, retirement, severance, termination or “change of control” agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

“Parent Common Stock” means the shares of common stock of Parent, par value $0.01 per share.

“Parent Disclosure Schedule” has the meaning set forth in Article VI.

“Parent Divestiture Remedy” has the meaning set forth in Section 7.5(b)(iii).

“Parent Reports” means the reports, forms, proxy statements, prospectuses, registration statements and other statements, certifications and documents that are required to be or are otherwise filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act by Parent, including notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto.

“Parent Restricted Share” has the meaning set forth in Section 4.3(i).

“Parent RSU” has the meaning set forth in Section 4.3(c).

“Parties” has the meaning set forth in the Preamble.

“Paying Agent” means the paying agent selected by Parent prior to the Effective Time after reasonable consultation with the Company.

“Paying Agent Agreement” means the Contract pursuant to which Parent shall appoint the Paying Agent, which shall be in form and substance reasonably acceptable to the Company (such acceptance not to be unreasonably conditioned, withheld or delayed).

“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time.

“Payoff Letters” means, with respect to the Credit Agreement, one or more customary payoff letters that (i) specify the aggregate amount required to be paid to fully satisfy such indebtedness thereunder (including principal, interest, fees, expenses and other amounts payable under such indebtedness) that will be outstanding as of the Closing Date, other than customary contingent indemnities that survive the termination of such repaid indebtedness and (ii) provides for the release (other than in respect of customary contingent indemnities that survive the termination of such repaid indebtedness and customary requirements including debt reinstatement) of (A) any and all guarantees provided by the Company or any of its Subsidiaries of all such obligations thereunder and (B) any and all liens and other security interests in the properties and assets of the Company or any of its Subsidiaries securing all such obligations thereunder (subject, in each case, only to delivery of funds as arranged by Parent).

“Permitted Confidentiality Agreement” has the meaning set forth in Section 7.2(b)(i).

“Permitted Encumbrances” means: (a) Encumbrances for current Taxes or other governmental charges not yet due and payable or that the Person subject to such Taxes or other governmental charges is contesting in good faith by appropriate proceedings; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like Encumbrances arising or incurred in the Ordinary Course of Business relating to obligations as to which there is no default on the part of Company or any of its Subsidiaries, or the validity or amount of which is being contested in good faith by appropriate proceedings and which are not, individually or in the aggregate, material; (c) restrictions or exclusions that would be shown by a current title report or other similar report; (d) Encumbrances arising under or relating to applicable securities Laws; (e) with respect to the Company and its Subsidiaries, Encumbrances arising under or relating to this Agreement or any of the Organizational Documents of the Company or any of its Subsidiaries, respectively; (f) any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection; (g) any Encumbrances set forth in Section 1.1(g) of the Company Disclosure Schedule; (h) licenses and other rights or immunities with respect to Intellectual Property Rights; and (i) other Encumbrances that do not, individually or in the aggregate, materially impair the continued use, operation or value of the specific asset to which they relate or the conduct of the business of the Company and its Subsidiaries as currently conducted.

“Per Share Common Stock Merger Consideration” means $10.50 per Common Share in cash, without interest.

“Per Share Merger Consideration” has the meaning set forth in Section 4.1(d).

“Per Share Preferred Stock Merger Consideration” has the meaning set forth in Section 4.1(d).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

“Personal Information” means, with respect to any Person, any data or information (irrespective of the form or medium in which it exists (including paper, electronic and other forms)) that alone or in combination with other data or information identifies, is reasonably capable of being associated with or linked, directly or indirectly, to, such Person or any other data or information that constitutes “personal data,” “protected health information,” “personally identifiable information,” “personal information” or similar term under any applicable Laws.

“Preferred Share” means any share of the Series A Convertible Preferred Stock of the Company, par value $0.001 per share.

“Privacy Laws” means all applicable Laws relating to the Processing, privacy or security of Personal Information and all regulations or guidance issued thereunder, including any of the following to the extent applicable to the Company or any of its Subsidiaries: the Health Insurance Portability and Accountability Act of 1996, P.L. 104-191 as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, P.L. 115-5, and the implementing regulations promulgated pursuant thereto, including Transactions and Code Set Standards and the Privacy Rules and the Security Rules set forth at 45 C.F.R. Parts 160, 162 and 164 (“HIPAA”), the Gramm-Leach Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act and other state privacy Laws, state social security number protection Laws, state data breach notification Laws, state data security Laws and state health information privacy Laws, the Indian Information Technology Act, 2000, including The Information Technology (The Indian Computer Emergency Response Team and Manner of performing functions and duties) Rules, 2013 and Indian Computer Emergency Response Team (CERT-In) requirements of No. 20(3)/2022-CERT-In., and the Indian Information Technology (Reasonable Security Practices and Procedures and Sensitive Personal Data or Information) Rules, 2011, the European Union General Data Protection Regulation (EU) 2016/679 and its predecessor the European Union Directive 95/46/EC and the individual data protection Laws of European or other foreign nations.

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation by a Governmental Entity, review, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Process,” “Processing,” or “Processed” means any operation or set of operations which is performed upon Personal Information, by any means, such as collection, recording, organization, storage, adaptation or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, blocking, erasure or destruction.

“Proxy Statement” has the meaning set forth in Section 7.5(a)(i).

“Proxy Statement Clearance Date” has the meaning set forth in Section 7.5(a)(v).

“Registered” means registered with, issued by, renewed by or the subject of a pending application before any Governmental Entity.

“Representative” means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, attorney-in-fact, accountant or other advisor, agent or other representative of such Person, in each case acting in their capacity as such.

“Requisite Company Vote” means the adoption of this Agreement by the holders of a majority of the outstanding Common Shares and Preferred Shares (voting as a single class with the Common Shares, on an as-converted basis) entitled to vote on such matter at a stockholders’ meeting duly called and held for such purpose.

“Sanctions” has the meaning set forth in Section 5.5(d).

“Sanctioned Person” has the meaning set forth in Section 5.5(d).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933.

“Shares” means the Common Shares and Preferred Shares.

“Significant Subsidiary” means “significant subsidiary” as defined by Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Software” means all computer programs and applications, whether in source code, object code, executable code or human readable form and whether embodied in software, firmware or otherwise, including data and other files, application programming interfaces, architecture, records, schematics, computerized databases, software implementations of algorithms, software tool sets, compilers and software models and methodologies, and all related specifications and documentation, including system documentation, user manuals and training materials, all descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing and including any and all forms in which any of the foregoing is embodied.

“Solvent” means, with respect to any Person as of any date of determination, that (a) at fair valuations, the sum of such Person’s obligations and liabilities on a consolidated basis (including contingent obligations and liabilities) is less than the sum of such Person’s assets on a consolidated basis, (b) such Person will not have, on a consolidated basis, unreasonably small capital to conduct the businesses in which it is engaged or intends to be engaged and (c) such Person has not incurred and does not intend to incur, or reasonably believes that it will incur, debts, including contingent and other obligations or liabilities, beyond its ability to pay such debts as they become absolute and mature in the Ordinary Course of Business.

“Specified Award” means (i) that unvested number of Common Shares underlying each outstanding Company Equity Award (excluding any Company Options) granted in the Company’s 2019 or 2020 fiscal year to a Company Employee who remains a Company Employee as of immediately prior to the Effective Time, (ii) that unvested number of Common Shares underlying each outstanding Specified Company Retention Award and (iii) that unvested number of Common Shares underlying each outstanding Specified Company RSU. For the avoidance of doubt, with respect to any Company PSUs or Company Performance Restricted Shares that satisfy (i), (ii) or (iii) of the immediately preceding sentence, the number of Common Shares underlying such Company PSUs or Company Performance Restricted Shares will be the number of Common Shares earned for the applicable performance period pursuant to the terms of such Company PSU or Company Performance Restricted Share.

“Specified Company Retention Awards” means any Company Retention RSU or Company Retention Restricted Share that will vest upon the consummation of the Merger.

“Specified Company RSUs” means any Company RSUs granted pursuant to the Company’s Own It equity program as set forth on Section 4.3(b) of the Company Disclosure Schedule.

“Stock Plans” means, collectively, the Company’s Third Amended and Restated 2012 Stock Plan and the ESPP.

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of (a) the securities or ownership interests of such other Person having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions or (b) the equity or ownership interests of such other Person, in each case is directly or indirectly owned or controlled by such first Person and/or by one or more of its Subsidiaries.

“Superior Proposal” means an unsolicited and bona fide written proposal, offer, inquiry or indication of interest contemplated by the definition of “Acquisition Proposal” that if the transactions or series of related transactions contemplated thereby were consummated would result in a Person or Group, other than Parent or any of its Subsidiaries, becoming the beneficial owner of, directly or indirectly, more than 75% of the: (a) total voting power of the equity securities of the Company and its Subsidiaries (or of the surviving entity in a merger involving the Company or the resulting, direct or indirect, parent of the Company or such surviving entity); or (b) consolidated net revenues, net income or total assets of the Company, in each case of the foregoing clauses (a) and (b) of this definition, as of the date of such Acquisition Proposal that, in either case, the Company Board has determined in good faith, after consultation with outside legal counsel and its financial advisor, that if consummated, (1) would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by this Agreement, after taking into account any revisions to the terms and conditions of this Agreement made or proposed by Parent pursuant to Section 7.2(d)(iii)) and (2) would reasonably be likely to be consummated in accordance with the terms of such Acquisition Proposal, in each case taking into account the identity of the Person making the proposal, the legal, financial (including the financing terms and logistics), conditionality (including any due diligence or consent-related condition), regulatory, timing (time expected to be required to consummate such Acquisition Proposal) and other aspects of such Acquisition Proposal.

“Support Agreement” has the meaning set forth in the recitals.

“Surviving Corporation” has the meaning set forth in Section 2.3.

“Tail Period” means the six years from and after the Effective Time.

“Takeover Statute” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation.

“Tax Returns” means all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns and other documents and attachments thereto) relating to Taxes, including, for the avoidance of doubt, any amendments or supplements thereof, filed or supplied or required to be filed or supplied to any Taxing Authority.

“Taxes” means all income, profits, franchise, transfer, net income, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, ad valorem, occupancy and other taxes, duties or assessments in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, imposed by any Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any such taxes, duties and assessments (such a Governmental Entity, a “Taxing Authority”).

“Taxing Authority” has the meaning set forth in the definition of “Taxes.”

“Termination Fee” means an amount equal to $14,000,000.

“Trade Secrets” has the meaning set forth in the definition of “Intellectual Property Rights.”

“Transaction Litigation” has the meaning set forth in Section 7.15.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, recording, value added, registration and other similar Taxes and all conveyance fees, recording fees and other similar charges.

“Treasury Regulations” means regulations promulgated by the IRS under the Code.

“Vested Company Option” has the meaning set forth in Section 4.3(a).

“VWAP of Parent Stock” means the volume weighted average price of Parent Common Stock for a ten (10) day trading period, starting with the opening of trading on the eleventh (11th) trading day prior to the Closing Date to the closing of trading on the second to last trading day prior to the Closing Date, as reported by Bloomberg.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person of which all of the equity or ownership interests of such Subsidiary are directly or indirectly owned or controlled by such Person.

1.2. Other Terms. Each of the capitalized terms used in this Agreement and not defined in Section 1.1 has the meaning set forth where such term is first used or, if no meaning is set forth, the meaning required by the context in which such term is used.

1.3. Interpretation and Construction.

(a) The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(b) Unless otherwise specified in this Agreement or the context otherwise requires:

(i) all Preamble, Recital, Article, Section, clause, Exhibit and Schedule references used in this Agreement are to the preamble, recitals, articles, Sections, clauses, exhibits and schedules to this Agreement, and references to Schedules include the Company Disclosure Schedule and the Parent Disclosure Schedule;

(ii) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(iii) the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;

(iv) words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(v) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation;”

(vi) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not any particular provision of this Agreement;

(vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if;”

(viii) all accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP;

(ix) references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions;

(x) the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(xi) the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny;

(xii) references to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties shall be deemed satisfied if (A) such one or more Parties or Representatives thereof made such information or document available in any virtual data rooms established by or on behalf of the Company and accessible by Parent and its Representatives, in each case in connection with the transactions contemplated by this Agreement not later than prior to the execution and delivery of this Agreement, or (B) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC not later than prior to the date of this Agreement;

(xiii) when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified;

(xiv) all references to any (A) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity and (B) Law shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the date of this Agreement; and

(xv) all references to (A) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference and (B) this Agreement mean this Agreement (taking into account the provisions of Section 10.11(a)) as amended or otherwise modified from time to time in accordance with Section 10.5.

(c) The Company Disclosure Schedule and the Parent Disclosure Schedule may include items and information the disclosure of which is not required either in response to an express disclosure requirement of this Agreement or as an exception to one or more provisions set forth in this Agreement. Inclusion of any such items or information in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is “material” or that, individually or in the aggregate, it has had or would reasonably be expected to result in a Material Adverse Effect.

(d) The Parties have jointly negotiated and drafted this Agreement and if an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

Closing; Certificate of Merger and Effective Time; The Merger

2.1. Closing. The Closing shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 8:00 a.m. (New York time), or by electronic exchange of deliverables and release of signatures for the purpose of confirming the satisfaction or waiver, as the case may be, on the second (2nd) Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions) or at such other date, time and place (or by means of remote communication) as the Parties may agree in writing.

2.2. Certificate of Merger and Effective Time. As promptly as practicable following the Closing, but on the Closing Date, the Parties shall (a) cause the Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided in Section 251 of the DGCL and (b) make all other filings or recordings required under the DGCL in connection with such filing of the Certificate of Merger and the Merger, which shall become effective at the date and time when the Certificate of Merger has been executed and filed pursuant to clause (a) of this Section 2.2, or at such later date and time as may be agreed by the Parties in writing and specified in the Certificate of Merger so executed and filed (such date and time, as applicable, the “Effective Time”).

2.3. The Merger. Subject to the terms and conditions of this Agreement and pursuant to the applicable provisions of the DGCL, (a) at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the surviving corporation in the Merger (sometimes referred to as the “Surviving Corporation”) and, from and after the Effective Time, shall be a Wholly Owned Subsidiary of Parent and the separate corporate existence of the Company shall continue unaffected by the Merger, and (c) the Merger shall have such other applicable effects as set forth in this Agreement and in the applicable provisions of the DGCL.

2.4. Capitalization Certificate. Three (3) Business Days prior to the Closing, the Company shall deliver to Parent a certificate signed on behalf of the Company by an executive officer of the Company certifying as true (other than de minimis inaccuracies; it being understood that any inaccuracies resulting in fewer than 200,000 additional Common Shares (calculated on an as converted basis and as exercised basis) shall be deemed de minimis), as of the Business Day prior to such certificate due date, the number of (i) outstanding Common Shares, (ii) outstanding Preferred Shares, (iii) Common Shares underlying Company Options, (iv) Common Shares underlying the Company RSUs and (v) Common Shares underlying the Company PSUs.

ARTICLE III

Certificate of Incorporation, Bylaws, Directors and Officers of the Surviving Corporation

3.1. Certificate of Incorporation of the Surviving Corporation. The Parties shall take all actions necessary so that the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the “Charter”), until thereafter duly amended, restated or amended and restated as provided therein and/or by applicable Law.

3.2. Bylaws of the Surviving Corporation. The Parties shall take all actions necessary so that the bylaws of the Company in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”), until thereafter amended, restated or amended and restated as provided therein and/or by applicable Law.

3.3. Directors of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter, the Bylaws and/or applicable Law.

3.4. Officers of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until his or her or their successor has been duly elected or appointed and qualified or until his or her or their earlier death, resignation or removal pursuant to the Charter, the Bylaws and/or applicable Law.

ARTICLE IV

Effect of the Merger on Capital Stock; Delivery of Merger Consideration

4.1. Effect of the Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties, the holders of any capital stock of the Company or the sole stockholder of Merger Sub:

(a) Merger Consideration. Subject to Section 4.2(g), the Eligible Common Shares shall be automatically converted into the right to receive the Per Share Common Stock Merger Consideration and shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each holder of Eligible Common Shares represented by a Certificate or Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive the Per Share Common Stock Merger Consideration, payable pursuant to Section 4.2. Any Company Restricted Share or Company Performance Restricted Share shall not be subject to the treatment described in this Section 4.1(a) and instead will be treated in accordance with Section 4.3(i).

(b) Treatment of Excluded Shares. Each Excluded Share shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist, subject to any rights any Dissenting Stockholders may have pursuant to Section 4.2(g) with respect to any Excluded Shares that are Dissenting Shares.

(c) Merger Sub. Each share of common stock of Merger Sub, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, par value $0.001 per share, and shall constitute the only outstanding shares of capital stock of the Surviving Corporation as of immediately after the Effective Time.

(d) Preferred Stock. The Eligible Preferred Shares shall be automatically converted into the right to receive an amount of cash, without interest, equal to the Convertible Preferred Liquidation Amount (the “Per Share Preferred Stock Merger Consideration”, and together with the Per Share Common Stock Merger Consideration, the “Per Share Merger Consideration”) and shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each holder of Eligible Preferred Shares represented by a Certificate or Book-Entry Share shall cease to have any rights with respect thereto, except the right to receive the Per Share Preferred Stock Merger Consideration, payable pursuant to Section 4.2(b).

4.2. Delivery of Merger Consideration.

(a) Deposit of Per Share Common Stock Consideration and Company Equity Payments and Paying Agent.

(i) As promptly as practicable after the Effective Time, but on the Closing Date, Parent shall deposit, or cause to be deposited, with the Paying Agent an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of the Eligible Common Shares pursuant to Section 4.1(a) and the Company Equity Payments to be paid by the Paying Agent pursuant to Section 4.3 and all such other payments contemplated by Sections 4.1 and 4.3 (such cash, the “Exchange Fund”).

(ii) Pursuant to the Paying Agent Agreement the Paying Agent shall, among other things, (A) act as the paying agent for the payment and delivery of the Per Share Common Stock Merger Consideration pursuant to the terms and conditions of this Agreement and for the payment of the Company Equity Payments to be paid by the Paying Agent pursuant to Section 4.3 and (B) invest the Exchange Fund, if and as directed by Parent; provided, however, that any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a nationally recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level sufficient to make prompt payment and delivery of the aggregate Per Share Common Stock Merger Consideration as contemplated by Section 4.1 and the Company Equity Payments to be paid by the Paying Agent pursuant to Section 4.3, or, to the extent the Exchange Fund is not sufficient to make prompt payment and delivery of the aggregate Per Share Common Stock Merger Consideration in respect of any Dissenting Shares that become Eligible Common Shares pursuant to the last sentence of Section 4.2(g), Parent shall or shall cause the Surviving Corporation to promptly deposit or cause to be deposited such additional amounts in cash in immediately available funds with the Paying Agent for the Exchange Fund so as to ensure that the Exchange Fund is at all relevant times maintained at a level sufficient to make such cash payments. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 4.2(b) and Section 4.3 shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement.

(b) Payment of Per Share Preferred Stock Merger Consideration. At the Closing, Parent shall pay to the holders of Eligible Preferred Shares to the account or accounts designated by or on behalf of such holders no later than three (3) Business Days prior to the Closing Date by wire transfer of immediately available funds an amount equal to the Per Share Preferred Stock Merger Consideration pursuant to Section 4.1(d).

(c) Procedures for Surrender.

(i) As promptly as practicable after the Effective Time (but in no event later than three (3) Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Common Shares that are (A) Certificates or (B) Book-Entry Shares not held, directly or indirectly, through DTC notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to the Certificates or such Book-Entry Shares shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(f)) or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary “agent’s message” with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable (such materials to be in such form and have such other provisions as Parent and the Company may reasonably agree), and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(f)) or such Book-Entry Shares to the Paying Agent in exchange for the Per Share Common Stock Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to this Article IV.

(ii) With respect to Book-Entry Shares held, directly or indirectly, through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent shall transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Common Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Common Stock Merger Consideration to which the beneficial owners thereof are entitled to receive as a result of the Merger pursuant to this Article IV.

(iii) Upon surrender to the Paying Agent of Eligible Common Shares that (A) are Certificates, by physical surrender of such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(f)) together with the letter of transmittal, duly completed and executed, and such other documents as may be reasonably required by the Paying Agent, (B) are Book-Entry Shares not held through DTC, by book-receipt of an “agent’s message” by the Paying Agent in connection with the surrender of Book-Entry Shares (or such other reasonable evidence, if any, of surrender with respect to such Book-Entry Shares, as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), in each case of the foregoing clauses (A) and (B) of this 4.2(c)(iii), pursuant to such materials and instructions contemplated by Section 4.2(c)(i), and (C) are Book-Entry Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed by the Company, Parent, the Paying Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries pursuant to Section 4.2(a)(i), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders of Eligible Common Shares, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (1) the number of Eligible Common Shares represented by such Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(f)) or such Book-Entry Shares by (2) the Per Share Common Stock Merger Consideration, and each Certificate so surrendered shall forthwith be cancelled.

(iv) In the event of a transfer of ownership of any Certificate that is not registered in the stock transfer books or ledger of the Company or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued to such a transferee if the Certificate or Certificates is or are (as applicable) properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable Transfer Taxes have been paid or are not applicable, in each case, in form and substance, reasonably satisfactory to Parent and the Paying Agent. Payment of the Per Share Common Stock Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.

(v) For the avoidance of doubt, no interest shall be paid or accrued for the benefit of any holder of Eligible Common Shares on any amount payable upon the surrender of any Eligible Common Shares.

(d) Transfers. All Per Share Merger Consideration paid upon surrender of a Certificate or Book-Entry Share in accordance with the terms of this Article IV shall be deemed to have been paid in full satisfaction of all rights pertaining to such Eligible Shares formerly represented by such Certificates or Book-Entry Shares. From and after the Effective Time, the stock transfer books or ledger of the Company shall be closed and there shall be no transfers on the stock transfer books or ledger of the Company of the Eligible Shares. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share formerly representing an Eligible Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive as a result of the Merger pursuant to this Article IV.

(e) Termination of Exchange Fund.

(i) Any portion of the Exchange Fund (including any interest and other income resulting from any investments thereof (if any)) that remains unclaimed by the holders of Eligible Common Shares for 360 days from and after the Closing Date shall be delivered to Parent or the Surviving Corporation, as determined by Parent. Any holder of Eligible Common Shares who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 4.2 and any holder of Company Equity Awards who has not received the applicable Company Equity Payment to be paid by the Paying Agent pursuant to Section 4.3 shall thereafter look only to the Surviving Corporation as a general creditor thereof for such payments (after giving effect to any required Tax withholdings as provided in Section 4.2(g), Sections 4.3(a) through 4.3(g) and Section 4.3(i), as applicable) in respect thereof.

(ii) Notwithstanding anything to the contrary set forth in this Article IV, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Common Shares or Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in a form and substance reasonably acceptable to the Paying Agent, of such fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent and/or the Paying Agent pursuant to the Paying Agent Agreement or otherwise, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent and/or the Paying Agent pursuant to the Paying Agent Agreement or otherwise as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall, in exchange for such Certificate, issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 4.2(g)) equal to the product obtained by multiplying (i) the number of Eligible Common Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Common Stock Merger Consideration.

(g) Appraisal Rights. Subject to the last sentence of this Section 4.2(g), no Dissenting Stockholder shall be entitled to receive the applicable Per Share Merger Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder, but instead, each Dissenting Stockholder shall be entitled to receive only the payment provided by Section 262 of the DGCL with respect to the Dissenting Shares owned by such Dissenting Stockholder and it being understood and acknowledged that at the Effective Time, such Dissenting Shares shall no longer be outstanding, shall automatically be cancelled and shall cease to exist, and such Dissenting Stockholder shall cease to have any other rights with respect to such Dissenting Shares. The Company shall give Parent (i) reasonably prompt written notice of, and copies of, any written demands for appraisal received by the Company (or written threats thereof), any withdrawals of such demands and any other documents and instruments served pursuant to the DGCL and received by the Company in respect of any demand for appraisal under the DGCL and (ii) a reasonable opportunity to participate in and direct all negotiations and Proceedings with respect to any demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment or deposit with respect to any demands for appraisals, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree, authorize or commit to do any of the foregoing. If any Dissenting Stockholder shall have effectively withdrawn or otherwise waived or lost the right under Section 262 of the DGCL with respect to any Dissenting Shares, such Dissenting Shares shall be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive, without interest or duplication, the applicable Per Share Merger Consideration with respect to such Common Shares or Preferred Shares, as applicable, pursuant to this Article IV.

(h) Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent (and any of their respective Affiliates) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Common Shares, Preferred Shares or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any other applicable Tax Law. To the extent that amounts are so withheld, such withheld amounts (i) shall be timely remitted to the applicable Governmental Entity and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Common Shares, Preferred Shares or Company Equity Awards in respect of which such deduction and withholding was made. Parent or the Paying Agent, as the case may be, shall use commercially reasonable efforts to provide written notice to the Company of any anticipated deduction or withholding (excluding any withholding in respect of any amounts treated as compensation for Tax purposes) prior to making such deduction or withholding. The Parties hereby agree to take commercially reasonable efforts to cooperate to eliminate or reduce any such deduction or withholding.

4.3. Treatment of Equity Awards and ESPP.

(a) Company Options. At the Effective Time, each Company Option that is outstanding and vested immediately prior to the Effective Time (each a “Vested Company Option”) shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Vested Company Option award to receive, without interest, as promptly as reasonably practicable after the Effective Time an amount in cash equal to the product obtained by multiplying (i) the number of Common Shares subject to such Vested Company Option award immediately prior to the Effective Time by (ii) the excess, if any, of (A) the Per Share Common Stock Merger Consideration over (B) the exercise price per Common Share of such Vested Company Option, less applicable Taxes required to be withheld with respect to such payment. For the avoidance of doubt, any Vested Company Option which has an exercise price per Common Share that is greater than or equal to the Per Share Common Stock Merger Consideration shall be cancelled at the Effective Time for no consideration, payment or right to consideration or payment.

(b) Specified Award. At the Effective Time, each Company Equity Award that is (i) outstanding as of immediately prior to the Effective Time and (ii) a Specified Award shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Specified Award to receive, without interest, as promptly as reasonably practicable after the Effective Time an amount in cash, without interest, equal to the product obtained by multiplying (i) the number of Common Shares subject to such Specified Award immediately prior to the Effective Time by (ii) the Per Share Common Stock Merger Consideration, less applicable Taxes, if any, required to be withheld with respect to such payment.

(c) Company Restricted Stock Units. At the Effective Time, each Company RSU that is not a Specified Award and that is outstanding as of immediately prior to the Effective Time (including for the avoidance of doubt, any Company Retention RSUs that are not Specified Company Retention Awards and any Company Time-Vesting PSUs that are not Specified Awards), shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and shall be converted into a restricted stock unit award (a “Parent RSU”) covering a number of shares of Parent Common Stock (rounded down to the nearest whole number) determined by multiplying (i) the number of Common Shares subject to such Company RSU immediately prior to the Effective Time, by (ii) the Equity Award Exchange Ratio. Each Parent RSU shall otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Company RSU immediately prior to the Effective Time (but taking into account any changes thereto provided for in the applicable Stock Plan, in any award agreement or in such Company RSU by reason of this Agreement).

(d) Company Performance Share Units. At the Effective Time, each Company PSU that is not a Specified Award (which for the avoidance of doubt, does not include any Company Time-Vesting PSU), that is outstanding as of immediately prior to the Effective Time, shall automatically and without any required action on the part of the holder thereof, be assumed by Parent and shall be converted into a Parent RSU covering a number of shares of Parent Common Stock (rounded down to the nearest whole number) determined by multiplying (i) the number of Common Shares subject to such Company PSU immediately prior to the Effective Time (determined, with respect to each Company PSU, in the manner described in this Section 4.3(d) below), by (ii) the Equity Award Exchange Ratio. Each Parent RSU shall otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Company PSU immediately prior to the Effective Time (but taking into account any changes thereto provided for in the Stock Plan, in any award agreement or in such Company PSU by reason of this Agreement). For purposes of this Section 4.3(d), the number of Common Shares underlying each Company PSU shall be determined based on the target level of performance.

(e) Non-Employee Directors and Former Company Employees. Notwithstanding Section 4.3(c) or Section 4.3(d), at the Effective Time, each Company RSU and Company PSU held as of immediately prior to the Effective Time by a non-employee director or consultant of the Company or by any employee who is not a Continuing Employee shall, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Company Equity Award to receive, without interest, as promptly as reasonably practicable after the Effective Time an amount in cash, without interest, equal to the product obtained by multiplying (i) the number of Common Shares subject to such Company Equity Award immediately prior to the Effective Time by (ii) the Per Share Common Stock Merger Consideration, less applicable Taxes, if any, required to be withheld with respect to such payment. For purposes of this Section 4.3(e), the number of Common Shares underlying each Company PSU shall be determined based on the target level of performance.

(f) Company Equity Payments. As promptly as reasonably practicable after the Effective Time, the Surviving Corporation shall, through the payroll system of the Surviving Corporation, pay or cause to be paid to the holders of the Company Equity Awards, the amounts contemplated by Section 4.3(a), Section 4.3(b) and Section 4.3(e), (the “Company Equity Payments”); provided, however, that to the extent the holder of a Company Equity Award is not and was not at any time during the applicable vesting period a Company Employee, such amounts shall not be paid through the payroll system, but shall be paid by the Paying Agent pursuant to Section 4.2. Parent shall ensure that the Surviving Corporation shall have an amount in cash sufficient to pay all amounts required by the foregoing sentence.

(g) Employee Stock Purchase Plan. As promptly as practicable following the date of this Agreement (but in any event prior to the Effective Time), the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof and, if appropriate, amending the terms of the ESPP) that may be necessary or required under the ESPP and applicable Laws to ensure that, (A) except for the six-month offering period under the ESPP that commenced on July 1, 2022 (the “Final Offering”), no offering period shall be authorized or commenced on or after the date of this Agreement, (B) the Final Offering shall end on the Closing Date, (C) each ESPP participant’s accumulated contributions under the ESPP shall, as soon as practicable following the Closing and without interest, be returned to the participant through the payroll system of the Surviving Corporation and (D) the ESPP shall terminate in its entirety at the Effective Time and no further rights shall be granted or exercised under the ESPP thereafter.

(h) Company Actions. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take all actions (including obtaining participant consents) that are necessary to effectuate the treatment of Sections 4.3(a) through Section 4.3(e). The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation shall be required to deliver Common Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards or the ESPP.

(i) Company Restricted Shares and Company Performance Restricted Shares. At the Effective Time, each Company Restricted Share and Company Performance Restricted Share that is not a Specified Award and that is outstanding as of immediately prior to the Effective Time, shall, automatically and without any required action on the part of the holder thereof, be assumed by Parent and shall be converted into a restricted share award (each, a “Parent Restricted Share”) covering a number of shares of Parent Common Stock (rounded down to the nearest whole number) determined by multiplying (i) the number of Company Restricted Shares or Company Performance Restricted Shares outstanding immediately prior to the Effective Time, by (ii) the Equity Award Exchange Ratio. Each Parent Restricted Share shall otherwise continue to be governed by the same terms and conditions as were applicable to the corresponding Company Restricted Share and Company Performance Restricted Share immediately prior to the Effective Time (but taking into account any changes thereto provided for in the Stock Plan, in any award agreement or in such Company Restricted Share or Company Performance Restricted Share by reason of this Agreement). For purposes of this Section 4.3(i), the number of Company Performance Restricted Shares shall be determined based on the target level of performance. At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take all actions (including obtaining participant consents) that are necessary to effectuate the treatment described in this Section 4.3(i).

4.4. Adjustments to Prevent Dilution. Notwithstanding anything to the contrary set forth in this Agreement, if, from the execution and delivery of this Agreement to the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, the issued and outstanding Preferred Shares, Common Shares or securities convertible or exchangeable into or exercisable for Common Shares shall have been changed into a different number of Preferred Shares, Common Shares or securities (as the case may be) or a different class by reason of any reclassification, stock split, stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the applicable Per Share Merger Consideration (as applicable), and any other amounts payable pursuant to this Agreement shall be equitably adjusted to provide the holders of Preferred Shares or Common Shares (as the case may be) as well as Parent and Merger Sub the same economic effect as contemplated by this Agreement prior to such event, and such items, so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration; provided, however, that nothing in this Section 4.4 shall be construed to permit the Company or any other Person to take any action except to the extent consistent with, and not otherwise limited or prohibited by, the terms and conditions of this Agreement.

4.5. Treatment of the Company Notes. The 1.25% Convertible Senior Notes due 2023 of the Company (the “Company Notes”), issued pursuant to the Indenture, shall be treated as set forth in this Section 4.5 and in Section 7.13. In the event any holder of Company Notes elects to require that the Company repurchase for cash all or a portion of such holder’s Company Notes pursuant to Article 15 of the Indenture, the Parties agree that the Company shall not be required to consummate the repurchase of such Company Notes prior to the Closing.

ARTICLE V

Representations and Warranties of the Company

Except (a) as set forth in the Company Reports publicly filed or furnished on or after the Applicable Date and prior to the date of this Agreement to the extent that the relevance of any such disclosure event, item or occurrence in such Company Report to a matter covered by a representation or warranty set forth in Article V is reasonably apparent from the face of such disclosure, but excluding, in each case, disclosures set forth or referenced under the captions “Risk Factors,” “Forward-Looking Statements” or any similar section or (b) in the corresponding Sections of the confidential disclosure schedule delivered to Parent by the Company prior to or concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being agreed that for the purposes of the representations and warranties made by the Company in this Agreement, disclosure of any item in any Section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other Section to the extent the relevance of such item is reasonably apparent from the face of such disclosure), the Company hereby represents and warrants to Parent and Merger Sub that, as of the date hereof and as of the Closing Date:

5.1. Organization, Good Standing and Qualification.

(a) The Company and each of its Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization, except, with respect to the Company’s Subsidiaries, as would not be reasonably likely to be material to the Company and its Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) The Company has made available to Parent correct and complete copies of the Company’s and the Company’s Subsidiaries’ Organizational Documents that, in each case, are in full force and effect as of the date of this Agreement.

5.2. Capital Structure.

(a) The authorized capital stock of the Company consists of 95,000,000 Common Shares and 5,000,000 Preferred Shares. As of the Capitalization Time: (i) 34,400,502 Common Shares were issued and outstanding, (ii) no Common Shares were issued and held by the Company in its treasury, (iii) 1,777,778 Preferred Shares were issued and outstanding and no Preferred Shares were held by the Company in its treasury; (iv) $6,888,000 aggregate principal amount of Company Notes were issued and outstanding; and (v) no Common Shares were reserved for issuance other than (A) 3,522,799 Common Shares reserved for issuance pursuant to the Company’s Stock Plans, assuming maximum performance under outstanding Company Equity Awards, (B) 129,546 Common Shares reserved for issuance in respect of the Company Notes and (C) 5,333,334 Common Shares reserved for issuance in respect of the Preferred Shares. From the Capitalization Time until the time at which this Agreement is executed, no Common Shares or Preferred Shares or securities convertible into or exercisable for Common Shares or Preferred Shares (including for the avoidance of doubt Company Options, Company PSUs or Company RSUs) have been repurchased or redeemed or issued (other than with respect to the exercise, vesting or settlement of Company Equity Awards outstanding prior to the Capitalization Time and pursuant to the terms of the applicable Stock Plan in effect on the Capitalization Time).

(b) Except for the Preferred Shares and Company Notes, neither the Company nor any of its Subsidiaries have outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or convert into or exercise for securities having the right to vote) with the stockholders of the Company on any matter or with the equity holders of any of the Company’s Subsidiaries on any matter, respectively.

(c) Each Company Option (i) was granted in compliance with all applicable Laws and all the terms and conditions of the Stock Plan pursuant to which it was issued, and (ii) has an exercise price per Common Share equal to or greater than the fair market value of a Share on the date of such grant.

(d) Section 5.2(d) of the Company Disclosure Schedule sets forth, as of the date of this Agreement: (i) each of the Company’s Subsidiaries; (ii) whether or not each such Subsidiary is a Wholly Owned Subsidiary (any Subsidiary that is not a Wholly Owned Subsidiary, a “Non-Wholly Owned Subsidiary”); and (iii) for each Non-Wholly Owned Subsidiary, (A) the percentage of the Company’s ownership interest and the number and type of capital stock or other securities owned by the Company in each such Subsidiary, and (B) the percentage of such other Person or Persons’ ownership interest and the number and type of capital stock or other securities owned by such other Person or Persons in each such Subsidiary, and the name and jurisdiction of organization of such other Person or Persons.

(e) All of the outstanding shares of capital stock of the Company (including, for the avoidance of doubt, the Common Shares and the Preferred Shares) have been duly authorized and are validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance). Upon the issuance of any Common Shares in accordance with the terms of the Stock Plans in effect at the Capitalization

Time, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Encumbrance (other than any Permitted Encumbrance). Each of the outstanding shares of capital stock of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and, except for any shares of capital stock or other securities of any Non-Wholly Owned Subsidiaries owned by such Persons contemplated by Section 5.2(d)(iii)(B), owned by the Company or by a Wholly Owned Subsidiary of the Company, free and clear of any Encumbrance (other than any Permitted Encumbrance).

(f) Except as set forth in Section 5.2(a), Section 5.2(b), Section 5.2(c), Section 5.2(e) and the Company Notes, there are no preemptive, antidilutive or other outstanding rights, subscriptions, options, warrants, conversion rights, exchangeable rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue, transfer, exchange, register, redeem, acquire or sell any shares of capital stock, equity or voting interest or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person other than the Company a right to subscribe for, purchase or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(g) Except for the Support Agreements, there are no voting agreements, voting trusts, stockholders agreements, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of, restricting the transfer of, or providing for registration rights with respect to, the Company or any of its Subsidiaries.

5.3. Corporate Authority and Approval.

(a) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to obtaining the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception. The Requisite Company Vote is the only approval of the Shares or any class or series of securities of the Company necessary to approve or adopt this Agreement and the transactions contemplated by this Agreement.

(b) The Company Board has, at a duly convened and held meeting in compliance with the applicable provisions of the DGCL: (i) (A) approved this Agreement, the Support Agreements, the Merger and the transactions contemplated by this Agreement, (B) declared advisable this Agreement, the Merger and the transactions contemplated by this Agreement, (C) determined that this Agreement, the Support Agreements, the Merger and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and its stockholders, other than Common Shares owned by Parent, Merger Sub or any other Wholly Owned Subsidiary of Parent, the Company or any Wholly Owned Subsidiary of the Company, and in each case not held on behalf of third parties, and (D) resolved to recommend that the holders of Common Shares adopt this Agreement (the “Company Recommendation”) and such approval, declaration, determination and resolution was unanimous; and (ii) directed that this Agreement be submitted to the Company’s stockholders of Common Shares for their adoption. No further corporate action is required by the Company Board in order for the Company to approve this Agreement, the Merger, the Support Agreements or the transactions contemplated hereby or thereby.

5.4. Governmental Filings; No Violations.

(a) Other than the expirations of the statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) pursuant to the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by the NASDAQ,

(v) required to be made with the Texas Department of Insurance under Texas Insurance Code Section 4001.253, and (vi) under any Takeover Statutes and state securities and “blue sky” Laws (collectively, the “Company Approvals”), and assuming the accuracy of the representations and warranties set forth in Section 6.4(a), no expirations of any statutory waiting periods under applicable Antitrust Laws are required and no filings, notices, reports, consents, registrations, approvals, permits, orders, declarations, licenses or authorizations are required to be made by the Company or any of its Subsidiaries with, nor are any required to be made or obtained by the Company or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of and performance under this Agreement by the Company and the consummation of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) The execution and delivery of and performance under this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming the Requisite Company Vote is obtained, constitute or result in a breach or violation of or a contravention or conflict with or a default under the Organizational Documents of the Company or any of its Subsidiaries; (ii) assuming the Requisite Company Vote is obtained and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 5.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of or a contravention or conflict with any Law to which the Company or any of its Subsidiaries is subject; (iii) assuming the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 5.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, require any consent of or other action by any person under, constitute or result in a breach or violation of, or default under, or cause or permit a termination, cancellation, acceleration or other adverse change of any right or obligation pursuant to any provision of any Material Contract binding upon the Company or any of its Subsidiaries; or (iv) result in the creation or imposition of any Encumbrance, other than any Permitted Encumbrance, on any property or asset of the Company or any of its Subsidiaries pursuant to any Material Contract binding upon the Company or any of its Subsidiaries, except, in the case of clauses (ii), (iii) and (iv) of this Section 5.4(b), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.5. Compliance with Laws and Orders; Licenses.

(a) Compliance with Laws and Orders. Since the Applicable Date, (A) the Company and each of its Subsidiaries, and the activities of its directors, managers, officers, employees and, to the Knowledge of the Company, agents and independent contractors of the Company in their capacities as such, have been in compliance with all Laws or Orders applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or any of their business or operations and (B) neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from a Governmental Entity asserting (i) any actual or possible noncompliance with any applicable Law or any Order, or any failure to comply in any respect with any term or requirement of any Order, by the Company or any of its Subsidiaries that has not been cured and (ii) any actual or possible revocation, withdrawal, suspension cancellation, termination or modification of any Order, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Licenses. As of the date of this Agreement, the Company and each of its Subsidiaries, and the Company Employees have obtained, hold and are in compliance with all Licenses necessary to conduct their respective businesses as currently conducted and neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from a Governmental Entity asserting any non-compliance with any such Licenses by the Company, any of its Subsidiaries, or the Company Employees, that has not been cured, in each case, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Corruption. In the five year period prior to the date of this Agreement, neither the Company, its Subsidiaries, nor any director, officer or employee of the Company or its Subsidiaries has violated, conspired to violate, or aided and abetted the violation of the U.S. Foreign Corrupt Practices Act, any other applicable anti-bribery, anticorruption, political donations or campaign finance, or anti-money laundering Laws (collectively, the “Anticorruption Laws”).

(d) Sanctions. In the five year period prior to the date of this Agreement, its Subsidiaries, nor any director, officer or employee of the Company or its Subsidiaries is a Person with whom dealings are prohibited under the economic sanctions administered by the United States, His Majesty’s Treasury of the United Kingdom, the European Union or any of its member states, or the United Nations (“Sanctions”), whether as a result of the specific designation of that person or entity, its ownership or control, the jurisdiction in which it is located, organized, or resident, or otherwise (each, a “Sanctioned Person”). The Company and its Subsidiaries are currently in material compliance with, and at all times within the past five years have been in material compliance with, and have not engaged in any conduct sanctionable under, any applicable Sanctions.

(e) Export Controls. Since the Applicable Date, neither the Company nor its Subsidiaries has exported, reexported, or retransferred any article, item, component, software, technology, service or technical data or taken any other act in material violation of any export control laws, including any applicable export control Laws including the U.S. International Traffic in Arms Regulations and the U.S. Export Administration Regulations (collectively, the “Export Control Laws”).

(f) Investigations. There are not now, nor have there been within the past three years, any formal or informal proceedings, allegations, investigations, or inquiries pending, expected or, to the Knowledge of the Company, threatened against the Company or its Subsidiaries concerning violations or potential violations of, or conduct sanctionable under, any Sanctions, Anticorruption Laws or Export Controls Laws.

5.6. Insurance Regulatory Matters.

(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to the business operations of the Company and its Subsidiaries (taken as a whole), the Company and each of its Subsidiaries is duly licensed as a resident or non-resident insurance agent, broker, producer, or third-party administrator in each state in which licensure is required by applicable Insurance Laws. Except as would not, individually or in the aggregate, reasonably be expected to be material to the business operations of the Company and its Subsidiaries (taken as a whole), all designated/responsible producers and Company Employees that are required by applicable Insurance Laws to maintain any License with respect to the conduct of business for or on behalf of the Company and/or any of its Subsidiaries hold all such material Licenses required under applicable Insurance Laws and are in good standing with all applicable Governmental Entities with respect thereto. Since December 31, 2019, all applications required to have been filed for the renewal of any material License held or maintained by the Company, any of its Subsidiaries or any Company Employees have been duly filed on a timely basis with the appropriate Governmental Entities. Except as would not, individually or in the aggregate, reasonably be expected to be material to the business operations of the Company and its Subsidiaries (taken as a whole), the Company and each of its Subsidiaries has a valid and effective appointment to act as an agent, broker, or producer for each insurance company, health maintenance organization or other managed care organization for which such an appointment is required by applicable Insurance Laws.

(b) To the Knowledge of the Company, The manner in which the Company and its Subsidiaries is compensated by each insurance company, health maintenance organization or other managed care organization for which it places insurance business is in compliance with applicable Laws in all material respects. The Company and its Subsidiaries do not pay, split or share any insurance commissions to or with any Person that is required to be licensed as an insurance agent, broker or producer and, to the Knowledge of the Company, do not hold such required License. If any insurance commissions have resulted from an ERISA Plan, the Company and its Subsidiaries have not, to the Knowledge of the Company, used, or permitted use of such commissions for any purpose other than the exclusive benefit of the participants and beneficiaries of that ERISA Plan.

(c) As of the date of this Agreement the Company and its Subsidiaries have timely filed all material regulatory reports, Contracts, documents, schedules, statements, filings, submissions, forms, registrations, applications, data and other documents, together with any amendments required to be made with respect thereto, that the Company is required to file with any Governmental Entity, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the business operations of the Company and its Subsidiaries (taken as a whole). There has been no materially false or misleading information or material omission in any application, submission, report, notice, communication, information, or data submitted by the Company or its Subsidiaries to any Governmental Entity in violation, in any material respect, of any applicable Law. No material deficiencies or liabilities have been asserted by any Governmental Entity as of the date of this Agreement with respect to such filings. All material deficiencies or violations in such reports or documents for any prior year asserted by any Governmental Entity prior to the date hereof have been resolved to the reasonable satisfaction of the applicable Governmental Entity.

(d) The Company and its Subsidiaries have made available to Parent (i) copies in its possession of all material reports and registrations in effect and any supplements or amendments thereto filed since the Applicable Date by the Company or its Subsidiaries with any Insurance Regulator and (ii) copies of all written enforcement actions, consent decrees, examinations, investigations, administrative inquiries or audit reports of all Insurance Regulators or any other Governmental Entity with respect to the Company issued since the Applicable Date. As of the date hereof, the Company and its Subsidiaries are not subject to any pending material investigation, audit or examination by an Insurance Regulator, and since the Applicable Date, the Company or its Subsidiaries have not received notice of any such investigation, audit or examination.

(e) Neither the Company or its Subsidiaries nor, to the Knowledge of the Company, any of its directors, officers, agents or employees or any other authorized Person acting for or on behalf of the Company or its Subsidiaries (in their capacity as such), has made a voluntary disclosure relating to material non-compliance with any applicable Insurance Law to any Governmental Entity or is currently subject to any reporting obligations pursuant to any settlement agreement, deferred prosecution, consent decree or similar arrangement with any Governmental Entity.

(f) Neither the Company or any of its Subsidiaries, nor any of its directors, officers, employees, or, to the Knowledge of the Company, agents or third-party representatives acting for or on behalf thereof: (i) is or has been convicted of or charged with prosecution or currently is under investigation by a Governmental Entity for any material violation of an Insurance Law; (ii) is or has been convicted of, or is currently under investigation for, any violation of Law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation, or manufacture, storage, distribution or sale of controlled substances; (iii) is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any federal or state health care program, any federal, state, or local governmental procurement or non-procurement program, or any other federal or state government program or activity; (iv) has committed any violation of Law that is reasonably expected to serve as the basis for any such exclusion, suspension, debarment or other ineligibility; or (v) has engaged in any act or omission that could subject such Person to a civil monetary penalty or criminal penalty under Sections 1128A or 1128B of the Social Security Act or any similar Law.

(g) Since December 31, 2018, neither the Company or any of its Subsidiaries, nor any of its directors, officers, employees, or, to the Knowledge of the Company, agents or third-party representatives acting for or on behalf thereof, directly or indirectly, has received, paid or delivered any fee, commission or other sum of money or remuneration, however characterized, to any Governmental Entity that is in material violation of with any applicable Insurance Law. Without limiting the foregoing, since December 31, 2018, neither the Company or any of its Subsidiaries, nor any of its directors, officers, employees, or, to the Knowledge of the Company, agents or third-party representatives acting for or on behalf thereof, acting alone or together, has directly or indirectly made any illegal contribution, gift, bribe, rebate, payoff, commissions, promotional allowances, influence payment, kickback, or other payment or economic benefit to any Person, private or public, regardless of what form, whether in money, property, or services.

5.7. Company Reports.

(a) All Company Reports filed or furnished since the Applicable Date have been filed or furnished on a timely basis in all material respects. Each such Company Report, at the time of its filing or being furnished (or, if amended or supplemented, as of the date of the last such amendment or supplement, or, in the case of a Company Report that is a registration statement filed pursuant to the Securities Act or a proxy statement filed pursuant to the Exchange Act, on the date of effectiveness of such Company Report or date of the applicable meeting, respectively), complied, or if not yet filed or furnished, will have complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as applicable, including the rules and regulations promulgated thereunder. Each such Company Report has not contained and will not have contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, in each case when filed or furnished, or with respect to any proxy statement filed pursuant to the Exchange Act, on the date of the applicable meeting, except that any such Company Report that is a registration statement filed pursuant to the Securities Act, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading on the date of effectiveness of such Company Report that is such a registration statement. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act.

(b) The Common Shares constitute the only outstanding class of securities of the Company or any of its Subsidiaries registered under the Exchange Act. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file or furnish any form, statement, certification, report, schedule, proxy, registration or other document with, or make any other filing with, or furnish any other material to, the SEC.

(c) The Company has made available (including via EDGAR system) to Parent all material correspondence between the SEC, on the one hand, and the Company or its Subsidiaries, on the other hand, since the Applicable Date. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company Reports. To the Knowledge of the Company, as of the date hereof, (A) none of the Company Reports is the subject of ongoing SEC review or outstanding SEC comment and (B)  neither the SEC nor any other Governmental Entity is conducting any investigation or review of any Company Report.

5.8. Disclosure Controls and Procedures and Internal Control Over Financial Reporting.

(a) Since the Applicable Date, the Company has been in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The Company (with respect to itself and its consolidated Subsidiaries) has established and maintains disclosure controls and procedures required and as defined by Rule 13a-15 and 15d-15, as applicable, under the Exchange Act to ensure that information required to be disclosed by the Company is recorded and reported with the time periods specified in the SEC’s rules and forms, and all such information is communication to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents to allow timely decisions regarding required disclosure and to make certifications required by Rule 13a-15 and 15d-15 under the Exchange Act and pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(b) The Company maintains internal control over financial reporting required and as defined by Rule 13a-15 and 15d-15, as applicable, under the Exchange Act reasonably designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on its financial statements.

(c) Based on its most recent evaluation of its internal control over financial reporting that was presented and discussed by the Company Board prior to the date of this Agreement, neither the Company nor, to the Knowledge of the Company, its independent registered public accounting firm, has identified or been notified of (A) any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the internal controls and procedures of the Company that are reasonably likely to adversely affect the ability of the Company to record, process, summarize and report financial data or (B) any fraud or allegation of fraud, whether or not material, that involves (or involved) the management of the Company or other employees who have (or had) a significant role in the internal controls over financial reporting utilized by the Company.

(d) Since the Applicable Date until the date of this Agreement, neither the Company nor, to the Knowledge of the Company, any Representative of the Company has received any material complaint, allegation, assertion or claim regarding material deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls.

5.9. Financial Statements; No Undisclosed Liabilities.

(a) Financial Statements. Each of the consolidated balance sheets and consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit and cash flows included in or incorporated by reference into the Company Reports filed since the Applicable Date were prepared and fairly present in all material respects or, in the case of Company Reports filed after the date of this Agreement, will be prepared and fairly present in all material respects, in accordance with GAAP (except as may be noted therein) consistently applied during the period involved (as applicable), the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein, as applicable (subject, in the case of any unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect).

(b) No Undisclosed Liabilities.

(i) Except for obligations and liabilities (i) reflected or reserved against in the Company’s most recent consolidated balance sheet included in or incorporated by reference into the Company Reports, (ii) incurred in the Ordinary Course of Business since the date of such consolidated balance sheet, (iii) permitted in accordance with this Agreement or (iv) incurred pursuant to Contracts or Licenses binding on the Company or any of its Subsidiaries or pursuant to which their respective properties and assets are bound (other than those resulting from a breach of such Contract or License), there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not absolute, accrued, known, unknown, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances that would reasonably be expected to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, except as have not had, and would not, individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect.

(ii) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any

Contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity, on the other hand or any “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC) that would be required to be disclosed under Item 303 of Regulation S-K promulgated by the SEC).

5.10. Litigation.

(a) Section 5.10(a) of the Company Disclosure Schedule sets forth a correct and complete list of each lawsuit as of the date of this Agreement, with a potential amount in controversy estimated to equal or exceed $1,000,000 that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(b) As of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order and, to the Knowledge of the Company, there is no investigation by any Governmental Entity involving the Company or any Subsidiaries or any of their respective properties or assets, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

5.11. Absence of Certain Changes.

(a) Since December 31, 2021, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the Ordinary Course of Business.

(b) Since June 30, 2022 until the date of this Agreement, the Company has not taken any action which, if taken after the date hereof, would require the consent of Parent pursuant to clauses (i), (ii), (iii), (iv), (v), (ix), (xxii), (xxiii) or (xxiv) of Section 7.1(a)(C) (other than actions taken in the Ordinary Course of Business).

(c) Since December 31, 2021, there have not been any Changes that, individually or in the aggregate with such other Changes, have resulted in or would reasonably be expected to result in a Material Adverse Effect.

5.12. Material Contracts.

(a) Neither the Company nor any of its Subsidiaries is a party to any Contract required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, other than any such Contracts that are publicly filed in the Company Reports (the “Filed Contracts”).

(b) Except for this Agreement, Company Benefit Plans or Filed Contracts, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by, without duplication, any of the following Contracts:

(i) any Contract that is reasonably expected to require annual payments to or from the Company and its Subsidiaries of more than $3.5 million;

(ii) any loan, other extension of credit or indebtedness (including any other obligations of the Company or any of its Subsidiaries for borrowed money, whether current, short-term or long-term and whether secured or unsecured, or any financial guarantee) made by the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries has any obligations as guarantor, surety, co-signer, endorser or co-maker in respect of any obligation of any Person, or any capital maintenance, keep well or similar agreements or arrangements, in each case, with a principal amount in excess of $500,000, other than Contracts solely among the Company or any of its wholly owned Subsidiaries;

(iii) any Contract that is a mortgage, security agreement, capital lease, operating lease, sublease or similar agreement that creates or grants an Encumbrance on any property or assets that are material to the Company and its Subsidiaries, taken as a whole;

(iv) any Contract relating to any swap, forward, futures, warrant, option, cap, floor or collar financial contract, or any other interest-rate, commodity price, equity value or foreign currency protection contract or other hedging or derivative transaction involving revenues or expenses by the Company or any of its Subsidiaries of more than $500,000 in any twelve-month period;

(v) any Contract for any Leased Real Property providing for annual payments thereunder of $100,000 or more;

(vi) any Contract pursuant to which (i) any license or right is granted to any third Person under any material Company Intellectual Property, other than non-exclusive licenses granted in the Ordinary Course of Business, or (ii) any Person has granted any license or right under any Intellectual Property Rights to the Company or any of its Subsidiaries that is material to their respective businesses, other than (A) non-exclusive licenses for off-the-shelf software or information technology services that have been granted on standardized, generally available terms, and (B) Open Source Licenses;

(vii) any Contract pursuant to which any material Intellectual Property Rights were developed by or for the Company or any of its Subsidiaries (for clarity, excluding such Intellectual Property Rights developed by any Company Employee);

(viii) any Contract related to a collective bargaining arrangement or with a labor union, labor organization, works council or similar organization;

(ix) any Contract related to any settlement of any actual or threatened Proceeding with a value of greater than $1 million or that imposes ongoing material obligations on the Company or any of its Subsidiaries or any restrictions on the use, licensing or registration of any material Company Intellectual Property or that provides for any continuing injunctive or other non-monetary relief, in each case, other than confidentiality obligations;

(x) any partnership, limited liability company, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture material to the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries owns more than a 15% voting or economic interest, except for any such agreements or arrangements solely between the Company and its Wholly Owned Subsidiaries or solely among the Company’s Wholly Owned Subsidiaries;

(xi) any Contract relating to the acquisition or disposition of any capital stock or other securities, assets or business (whether by merger, sale of stock, sale of assets or otherwise), in each case, with a fair market value or purchase price in excess of $1 million in any individual transaction or $2 million in the aggregate and pursuant to which the Company or any of its Subsidiaries reasonably expects to be required to pay or receive any earn-out, deferred or other contingent payments or has material continuing obligations thereunder;

(xii) any Contract that contains a put, call, right of first refusal, right of first offer or similar right or obligation or any other obligation pursuant to which either the Company or any of its Subsidiaries would be required to purchase or sell, as applicable, any securities, capital stock or other interests, assets or business or involving revenues or expenses of the Company or any of its Subsidiaries with a value in excess of $1 million in any twelve-month period;

(xiii) any Contract that (A) purports to restrict the ability of the Company or any of its Subsidiaries from engaging in any business or competing in any business with any Person, (B) would require the disposition of a line of business of the Company or any of its Subsidiaries, (C) grants “most favored nation” status to any other Person or (D) contains an exclusivity provision that restricts the activities of the Company or any of its Subsidiaries;

(xiv) any Contract containing a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire assets or securities of the other party; or

(xv) any Contract providing services as a fiduciary, investment advisor or investment manager with respect to any ERISA Plan assets or any assets subject to Code Section 4975 or any similar Law related to governmental employee benefit plans.

(c) The Contracts described in clauses (i) through (xv) of Section 5.12(b) and Filed Contracts (including the Cooperation Agreement dated April 4, 2022, by and among the Company and Indaba Capital Management, L.P.) are “Material Contracts.” Section 5.12(d) of the Company Disclosure Schedule sets forth a correct and complete list of each Material Contract (other than Filed Contracts) as of the date of this Agreement. A correct and complete copy of each Material Contract has been made available to Parent.

(d) As of the date of this Agreement, (i) each Material Contract is in full force and effect, valid and binding on, and enforceable against, the Company and/or one or more of its Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, subject to the Bankruptcy and Equity Exception, (ii) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party thereto, has taken or failed to take any action that, with or without notice, lapse of time, or both, would or would reasonably be expected to (x) constitute a breach, violation or a default under any Material Contract or (y) give any Person the right to declare in default or exercise any remedy under any Material Contract (including the right to accelerate the maturity or any performance thereunder, or to cancel, terminate or modify any Material Contract) and (iii) neither the Company nor any of its Subsidiaries has received written notice from any party to a Material Contract of any intention to terminate (prior to the end of the term), to seek renegotiation of terms in a manner that is materially adverse to the Company or any of its Subsidiaries or to not renew, in each case, except in the case of each of clauses (i), (ii) and (iii) as have not had, or would not, individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect.

5.13. Employee Benefits.

(a) Section 5.13(a) of the Company Disclosure Schedule sets forth a correct and complete list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the Company Benefit Plan document, including, any amendments and any related trust agreements (and descriptions of all material terms of any such Company Benefit Plan that is not in writing), (ii) the most recently prepared audited financial statement and actuarial report (with accompanying schedules), (iii) the most recently received determination or opinion letter, if any, issued by the IRS and (iv) all material correspondence with any Governmental Entity received in the last year with respect thereto.

(b) (i) Each Company Benefit Plan (including any related trusts) has been established, maintained, operated, funded and administered in compliance in all material respects with its terms and applicable Laws, including ERISA and the Code, (ii) all contributions or other amounts payable by the Company or any of its Subsidiaries with respect to any Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP in all material respects, (iii) no Company Benefit Plan is under audit or is the subject of an audit or, to the Knowledge of the Company, investigation, by any Governmental Entity (and the Company has not received written notice of any such audit) nor, to the Knowledge of the Company is any such audit threatened or anticipated with respect to any Company Benefit Plan and (iii) as of the date of this Agreement, there are no Proceedings (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened by, on behalf of or against any Company Benefit Plan or any trust related thereto that would reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(c) Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or Tax exemption of any such Company Benefit Plan. Each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred to the Knowledge of the Company that would reasonably be expected to adversely affect the exempt status of any such trust. Neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably would be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code.

(d) Neither the Company nor any Company ERISA Affiliate has maintained, established, participated in or contributed to, or is or has been obligated to contribute to, or has otherwise incurred any obligation or liability (including any contingent liability) in the last six years under (i) an employee pension benefit plan, which is or has been subject to Section 412 of the Code or Title IV of ERISA, (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) any “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA) or (iv), any Multiemployer Plan.

(e) Neither the Company nor any Subsidiary has any obligation to provide (whether under a Company Benefit Plan or otherwise) health, accident, disability, life or other welfare or insurance benefits to any Company Employee or current or former service provider to the Company or any Subsidiary (or any spouse, beneficiary or dependent of the foregoing) beyond the termination of employment or other service of such Company Employee or service provider, other than health continuation coverage pursuant to Section 4980B of the Code or any similar state Law (“COBRA”), the full cost of which is borne by any Company Employee or current or former service provider to the Company or any Subsidiary (or any of their beneficiaries).

(f) None of the execution and delivery of or the performance under this Agreement or the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any Company Employee or other current or former service provider to the Company or its Subsidiaries to severance pay or any other payment or benefit or increase in severance pay, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits due to any Company Employee or current or former service provider to the Company or its Subsidiaries, (iii) result in any breach or violation of, or default under or limit the Company’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(g) Neither the Company nor any Subsidiary thereof has any obligation to provide, and no Company Benefit Plan or other agreement or arrangement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional Taxes incurred pursuant to Section 409A or Section 4999 of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(h) Section 5.13(h) of the Company Disclosure Schedule sets forth, with respect to the Stock Plans, as of the date of the Capitalization Time, (i) the aggregate number of Common Shares underlying outstanding Company RSUs, (ii) the aggregate number of Common Shares underlying outstanding Company PSUs, assuming target performance and (iii)  the aggregate number of Common Shares underlying outstanding Company Options.

5.14. Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization, and to the Knowledge of the Company, there are no activities or Proceedings by any individual or group of individuals, including representatives of any labor unions, labor organizations, works councils or similar organizations, to organize any employees of the Company or any of its Subsidiaries.

(b) As of the date of this Agreement and for the past three (3) years, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there is no and has not been any pending strike, lockout, slowdown, work stoppage, unfair labor practice or other labor dispute, or arbitration or grievance pending or, to the Knowledge of the Company, threatened and (ii) to the Knowledge of the Company, there have not been any organizing efforts by any union seeking to represent any Company Employees.

(c) Since December 31, 2019, the Company and each of its Subsidiaries has been and is in compliance in all material respects with all applicable Laws regarding labor, employment and employment practices, terms and conditions of employment, wages and hours (including, without limitation, classification of employees, discrimination, harassment and equitable pay practices), wrongful discharge, collective bargaining, fair labor standards, occupational safety and health.

(d) (i) There are no unfair labor practice charges pending before the National Labor Relations Board or any other Governmental Entity, nor any material grievances, complaints, claims or judicial or administrative proceedings, in each case, which are pending or, to the Knowledge of the Company, threatened in writing by or on behalf of any Company Employee, (ii) neither the Company nor any Subsidiary has received notice of any charge or complaint with respect to or relating to them pending before any Governmental Entity responsible for the prevention of unlawful employment practices, or notice of the intent of any Governmental Entity responsible for the enforcement of employment Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress and (iii) there are no Proceedings, pending or, to the Knowledge of the Company, threatened in writing against the Company or any Subsidiary brought by or on behalf of any applicant for employment, any Company Employee or any class of the foregoing, relating to any such Laws, or alleging breach of any express or implied contract of employment, wrongful or unfair termination of employment or any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

5.15. Environmental Matters. Except as disclosed in the environmental reports and documents made available to Parent: (i) the Company is in compliance with all Environmental Laws applicable to the operation of its business as currently conducted; (ii) the Company possesses, and, to the extent applicable, has timely filed applications to renew, all Licenses required under applicable Environmental Laws for the operation of the business as currently conducted; (iii) the Company has not received any written claim, notice or notification of violation or citation concerning any violation or alleged violation of any applicable Environmental Law; (iv) there are no Orders outstanding, or any Proceedings pending or threatened concerning compliance by the Company with any Environmental Law and (v) to the Knowledge of the Company, there has been no release of, or exposure to, any Hazardous Substance which would reasonably be expected to form the basis of any claim against the Company or any of its Subsidiaries, in each case for clauses (i) through (iv) except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.16. Tax Matters.

(a) The Company and each of its Subsidiaries (i) have in good faith prepared and duly and timely filed (taking into account any extension of time within which to file) all income and other material Tax Returns required to be filed by any of them with the appropriate Taxing Authority and all such filed Tax Returns are true, correct and complete in all material respects, (ii) have paid all material Taxes due and owing, whether or not shown as due on such Tax Returns, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes), (iv) have materially complied with all information reporting (and related withholding) and record retention requirements and (v) have not waived any statute of limitations with respect to material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (except for automatic extensions of time to file income Tax Returns obtained in the Ordinary Course of Business).

(b) No deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and there are no pending or, to the Knowledge of the Company, threatened Proceedings regarding any material Taxes of the Company and its Subsidiaries or the properties or assets of the Company and its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has been informed in writing by any Taxing Authority that such Taxing Authority believes that the Company or any of its Subsidiaries was required to file any material Tax Return that was not filed, which claim has not been resolved with such Taxing Authority.

(d) There are no Encumbrances for material Taxes (other than any Permitted Encumbrance) on any of the properties or assets of the Company or any of its Subsidiaries.

(e) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than (i) such an agreement or arrangement solely between or among the Company and any of its Wholly Owned Subsidiaries and (ii) customary commercial contracts entered into in the Ordinary Course of Business, the principal subject of which is not Taxes).

(f) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material obligation or liability for the Taxes of any person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, or by Contract (other than Contracts the principal subject of which is not Taxes).

(g) Neither the Company nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(i) At no time during the past five years has the Company been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

(j) Nothing in this Agreement (including the representations and warranties in this Section 5.16) shall be construed as providing a representation and warranty with respect to the existence, amount, expiration date or limitations on (or availability of) any Tax attribute of the Company or its Subsidiaries.

5.17. Real Property.

Section 5.17 of the Company Disclosure Schedule sets forth a correct and complete list of all Leased Real Property. Neither the Company nor any of its Subsidiaries owns any real property. With respect to the Leased Real Property, (i) each lease or sublease for such property to which the Company or any of its Subsidiaries is a party is valid, legally binding, enforceable and in full force and effect in accordance with its terms, subject to the Bankruptcy and Equity Exception, and (ii) no event has occurred which, with notice, lapse of time, or both, would constitute a breach or violation of, or default under, any such leases or subleases by the Company or any of its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, in each case except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.18. Intellectual Property; IT Assets.

(a) Section 5.18(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of all Registered Company Intellectual Property. All such Registered Company Intellectual Property are subsisting and unexpired, and to the Knowledge of the Company, the registered or issued items included therein are valid and enforceable.

(b) The Company and its Subsidiaries own or have sufficient rights to use all Intellectual Property Rights used in the conduct of their respective businesses as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Since the Applicable Date, (i) to the Knowledge of the Company, no third Person has infringed, misappropriated, or otherwise violated any Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries (the “Company Intellectual Property”), and (ii) neither the Company nor any of its Subsidiaries has sent any written notice to or asserted or threatened in writing any Proceeding or claim against any third Person alleging any such infringement, misappropriation or other violation, in each case of (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company or one of its Subsidiaries exclusively owns all of the material Company Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances), and no material Registered Company Intellectual Property is involved in any opposition, cancellation, interference, reissue, review or reexamination proceeding (other than ordinary course prosecution proceedings with respect to applications).

(d) (i) The conduct of the businesses of the Company or any of its Subsidiaries as now conducted and as has been conducted for the past six (6) years does not infringe, misappropriate or otherwise violate and has not infringed, misappropriated, or otherwise violated any Intellectual Property Rights of any third Person and (ii) neither the Company nor any of its Subsidiaries has been a party to any Proceeding or received any written claim (including in the form of “cease and desist” letters, indemnification claims or “invitation to license” letters) (A) alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property Rights of any third Person or (B) challenging the Company’s or any of its Subsidiaries’ ownership, use, scope, validity or enforceability, of any Company Intellectual Property, in each case of (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) The Company and its Subsidiaries have taken commercially reasonable steps to maintain and protect the confidentiality and secrecy of (i) all material Trade Secrets included in the Company Intellectual Property and (ii) all material Trade Secrets of third parties which were provided to the Company or any of its Subsidiaries under confidentiality obligations, and, to the Knowledge of the Company, there has been no unauthorized disclosure, misappropriation or loss of any such Trade Secrets.

(f) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) no Software source code owned by the Company or its Subsidiaries is in escrow or has otherwise been disclosed or delivered to any third Person (except for disclosures to employees, contractors or consultants under written agreements that prohibit use or disclosure except in the performance of services to the Company or applicable Subsidiary), and (ii) no third Person has any contractual right to receive such source code.

(g) Neither the Company nor any of its Subsidiaries has used Open Source Software in any manner that (i) requires the contribution, distribution, provision, disclosure or otherwise making available to any third Person of any source code of the Company’s or any of its Subsidiary’s proprietary Software, (ii) requires the distribution or licensing of any such proprietary Software for the purpose of making derivative works or (iii) imposes limitations on the right to require consideration or royalty payments from, or that restricts further distribution of, such proprietary Software, in each case of (i) through (iii), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. With respect to any Open Source Software that is used by the Company or any of its Subsidiaries, the Company and applicable Subsidiary are in compliance in all material respects with all applicable licenses with respect thereto.

(h) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no Software included in the Company Intellectual Property contains any computer virus, unauthorized disabling or erasing mechanism, worm, unauthorized software lock, drop dead device, Trojan horse, back door, trap door, time bomb, or any code or instruction that may be used to access, modify, delete, damage or disable any of the Company’s or its Subsidiaries’ Software products (or any Software therein) without the authorization of the end user.

(i) The IT Assets owned or used by the Company and its Subsidiaries are sufficient for the current needs of their businesses, and, since the Applicable Date, to the Knowledge of the Company, there has been no failure or other material substandard performance, violation, disruption, breach or unauthorized access to or unauthorized use of any such IT Assets in a manner that, individually or in the aggregate, has resulted in or is reasonably expected to result in a Material Adverse Effect. The Company and its Subsidiaries have taken commercially reasonable steps to maintain the continuous operation of and protect the integrity and security of such IT Assets, and all data, including Personal Information and Trade Secrets, Processed thereby or stored therein (including by implementing and monitoring compliance with administrative, technical and physical safeguards that conform in all material respects with all Data Protection Requirements).

(j) Since the Applicable Date, (i) there has been no rendering unavailable, breach, misuse, theft, unauthorized access to, or unauthorized use or other Processing of, any Personal Information that is Processed by the Company or any of its Subsidiaries, and (ii) the Company and its Subsidiaries have been in compliance with all Privacy Laws and all contractual obligations to which the Company or any of its Subsidiaries is bound, generally adopted applicable industry standards (including PCI DSS) and all published or binding notices and internal policies and procedures, in each case, with respect to privacy, data protection and cyber security (collectively, “Data Protection Requirements”), in each case of (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Since the Applicable Date, neither the Company nor its Subsidiaries has filed a claim for coverage relating to any data security or privacy matter covered under an insurance policy issued to, or on behalf of, the Company or a Subsidiary. Since the Applicable Date, the Company has not received any written notice or any written claim, complaint, audit request, order or notice of investigation of any alleged violation of any Data Protection Requirements, except with respect to any such violation that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect. The consummation of the transactions contemplated hereby does not violate any Data Protection Requirements, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Immediately following the Closing, the Company and its Subsidiaries will continue to have the right to use all Personal Information on substantially the same terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing Date..

5.19. Insurance. Each Insurance Policy is in full force and effect as of the date of this Agreement, subject to the Bankruptcy and Equity Exception, and, to the extent applicable, all premiums due with respect to all Insurance Policies have been paid, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (excluding with respect to the transactions contemplated by this Agreement), with or without notice, lapse of time or both, would constitute or result in a breach or violation of, or default under, any of the Insurance Policies or would permit or cause the termination thereof, in each case except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has made available to Parent correct and complete copies of the material Insurance Policies in effect as of the date of this Agreement.

5.20. Related Party Transactions. Since the Applicable Date, there have not been any transactions, arrangements or understandings that are required to be disclosed under Item 404 of Regulation S-K under the Securities Act that have not been disclosed in the Company Reports, including, for purposes of this Section 5.20, any transactions, arrangements or understandings with the Company or its Subsidiaries, on the one hand, and any former director, former officer or family member of any of the foregoing, on the other hand.

5.21. Takeover Statutes; No Rights Plan.

(a) Assuming the accuracy of the representations and warranties set forth in Section 6.6, the Company Board has taken action (if necessary) so that Parent will not be an “interested stockholder” or prohibited from entering into or consummating a “business combination” with the Company (in each case, as such term is defined in Section 203 of the DGCL) as a result of the execution and delivery of or the performance under this Agreement or the Support Agreements or the consummation of the transactions contemplated by this Agreement or the Support Agreements.

(b) There is no stockholder rights plan, “poison pill,” anti-takeover plan or other similar agreement or plan in effect to which the Company is a party or is otherwise bound.

5.22. Opinion of Financial Advisor. The Company Board has received the opinion of its financial advisor, Barclays Capital Inc., to the effect that, as of the date of such opinion and based upon and subject to the qualifications, assumptions and limitations set forth therein, from a financial point of view, the Per Share Common Stock Merger Consideration to be offered to the holders of the Common Shares (other than holders of Excluded Shares) in the transactions contemplated hereby is fair to such holders (it being agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

5.23. Brokers and Finders. Neither the Company, nor any of its Subsidiaries, nor any of their respective directors or employees (including any officers) has employed or retained any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that the Company has retained Barclays Capital Inc. as its financial advisor. The Company has heretofore delivered to Parent a true and complete copy of the Company’s engagement letter with Barclays Capital Inc., all agreements under which any fees or any expenses are payable to Barclays Capital Inc. in connection with the transactions contemplated by this Agreement and all indemnification and other agreements related to the engagement of Barclays Capital Inc.

5.24. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by the Company in this Article V, neither the Company nor any other Person makes any express or implied representation or warranty regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, and the Company expressly disclaims any other representations or warranties and each of Parent and Merger Sub acknowledge and agree that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of Parent, Merger Sub or any of their respective Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding the Company or any of its Subsidiaries or any of its or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or its or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, other than the express written representations and warranties expressly set forth in this Article V.

ARTICLE VI

Representations and Warranties of Parent and Merger Sub

Except (i) as set forth in the Parent Reports publicly filed or furnished on or after the Applicable Date and prior to the date of this Agreement to the extent that the relevance of any such disclosure event, item or occurrence in such Parent Report to a matter covered by a representation or warranty set forth in Article VI is reasonably apparent from the face of such disclosure, but excluding, in each case, disclosures set forth or referenced under the captions “Risk Factors,” “Forward-Looking Statements,” or any similar Section or (ii) in the corresponding Sections of the confidential disclosure schedule delivered to the Company by Parent prior to or concurrently with the execution and delivery of this Agreement (the “Parent Disclosure Schedule”) (it being agreed that for the purposes of the representations and warranties made by Parent or Merger Sub in this Agreement, disclosure of any item in any Section of the Parent Disclosure Schedule shall be deemed disclosure with respect to any other Section to the extent the relevance of such item is reasonably apparent from the face of such disclosure), Parent and Merger Sub each hereby represent and warrant to the Company that, as of the date hereof and as of the Closing Date:

6.1. Organization, Good Standing and Qualification.

(a) Parent and each of its Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization, except, with respect to Parent’s Subsidiaries, as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Parent and each of its Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its properties or assets or conduct of its business requires such qualification, in each case, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) Parent has made available (including via the EDGAR system) to the Company correct and complete copies of Parent’s and Merger Sub’s Organizational Documents that are in full force and effect as of the date of this Agreement.

6.2. Capitalization and Business of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock of Merger Sub, par value $0.01 per share. As of the date of this Agreement, all such shares were issued and outstanding. All of the outstanding shares of capital stock or other securities of Merger Sub have been duly authorized and are validly issued, fully paid and non-assessable and owned by Parent. Merger Sub has not conducted any business and has no properties, assets, obligations or liabilities of any nature, in each case other than those incident to its organization and pursuant to this Agreement and the transactions contemplated by this Agreement.

6.3. Corporate Authority. No vote of holders of capital stock or other securities of Parent is necessary to approve this Agreement and the transactions contemplated by this Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to adoption of this Agreement by Parent (as the sole stockholder of Merger Sub). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

6.4. Governmental Filings; No Violations.

(a) Other than the expirations of statutory waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) under the HSR Act, (ii) pursuant to the DGCL, (iii) required to be made with or obtained from the SEC, (iv) required to be made with or by the NASDAQ or New York Stock Exchange, (v) required to be made with the Texas Department of Insurance under Texas Insurance Code Section 4001.253,(vi) under any Takeover Statutes and state securities and “blue sky” Laws and (vii) set forth in Section 6.4(a)(v) of the Parent Disclosure Schedule (collectively, the “Parent Approvals”), and assuming the accuracy of the representations and warranties set forth in Section 5.4(a), no expirations of any statutory waiting periods under applicable Antitrust Laws are required and no filings, notices, reports, consents, registrations, approvals, permits, orders, declarations, licenses or authorizations are required to be made by Parent or any of its Subsidiaries with, nor are any required to be made or obtained by Parent or any of its Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of and performance under this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) The execution and delivery of and performance under this Agreement by Parent and Merger Sub do not, and the consummation of the transactions contemplated by this Agreement, will not: (i) assuming the satisfaction of the obligations contemplated by Section 7.4, constitute or result in a breach or violation of or a contravention or conflict with or default under the Organizational Documents of Parent or any of its Subsidiaries; (ii) assuming the satisfaction of the obligations contemplated by Section 7.4 and the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, constitute or result in a breach or violation of or a contravention or conflict with any Law to which Parent or any of its Subsidiaries is subject; (iii) assuming the statutory waiting periods, filings, notices, reports, consents, registrations, approvals, permits and authorizations contemplated by Section 6.4(a) expire, are made and/or obtained, as applicable, with or without notice, lapse of time or both, require any consent of or other action by any person under, constitute or result in a breach or violation of, or default under, or cause or permit a termination, cancellation, acceleration or other change of any right or obligation pursuant to any provision of any Contract binding upon Parent, Merger Sub or any of their Subsidiaries; or (iv) result in the creation or imposition of any Encumbrance, other than any Permitted Encumbrance, on any property or asset of Parent, Merger Sub or any of their Subsidiaries pursuant to any Contract binding upon Parent, Merger Sub or any of their Subsidiaries, except, in the case of clauses (ii),(iii) and (iv) of this Section 6.4(b), as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

6.5. Litigation.

(a) There are no Proceedings against Parent or any of its Subsidiaries pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or the Support Agreements.

(b) As of the date of this Agreement, neither Parent nor Merger Sub nor any of their respective Subsidiaries is a party to or subject to the provisions of any Order and, to the Knowledge of Parent or Merger Sub, as applicable, there is no investigation by any Governmental Entity involving Parent, Merger Sub or any of their respective properties or assets, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement or the Support Agreements.

6.6. Beneficial Ownership. None of Parent, Merger Sub or their respective Subsidiaries is or has been at any time commencing three (3) years prior to the date hereof through the date hereof an “interested stockholder” (as defined in Section 203 of the DGCL) with respect to the Company. Except for any Common Shares or Preferred Shares held or acquired solely for the purpose of passive investment, neither Parent nor any of its Subsidiaries “beneficially owns” or is the “beneficial owner” (as such terms are defined in Section 13(d)(3) of the Exchange Act) of any Common Shares or Preferred Shares.

6.7. Available Funds. Parent has, and as of the Closing will have, available to it, and will cause Merger Sub to have available to it, all funds sufficient to consummate the transactions contemplated by this Agreement, including the payment of the Credit Agreement Payoff Amount and any amounts that become payable in respect of the redemption of Company Notes. Parent and Merger Sub’s obligations hereunder are not subject to any conditions regarding its or any other Person’s ability to obtain financing for the transactions contemplated by this Agreement, the payment of all amounts required to be paid in connection therewith, including the Per Share Merger Consideration, Company Equity Payments, the Credit Agreement Payoff Amount and any amounts that become payable in respect of the redemption of Company Notes, or the payment of any related fees and expenses, and Parent and Merger Sub have or will have, prior to the Closing, all funds necessary to enable Parent or Merger Sub, as the case may be, to consummate the transactions contemplated by this Agreement, the payment of all amounts required to be paid in connection therewith, including the Per Share Merger Consideration, Company Equity Payments, the Credit Agreement Payoff Amount and any amounts that become payable in respect of the redemption of Company Notes, and the payment of all related fees and expenses.

6.8. Solvency. Each of Parent and Merger Sub is, and, after giving effect to the transactions contemplated by this Agreement, including the payment of all amounts required to be paid in connection therewith, including the Per Share Merger Consideration, Company Equity Payments, the Credit Agreement Payoff Amount and any amounts that become payable in respect of the redemption of Company Notes and the payment of any related fees and expenses, at and immediately after the Effective Time, will be, Solvent, and neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries or any other Person.

6.9. Brokers and Finders. Neither Parent, nor any of its Subsidiaries, nor any of their respective directors or employees (including any officers) has employed or retained any broker, finder or investment bank or has incurred or will incur any obligation or liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that Parent has retained Perella Weinberg Partners L.P. as its financial advisor, whose fees and expenses will be paid by Parent.

6.10. No Other Representations or Warranties; Non-Reliance. Except for the express written representations and warranties made by Parent and Merger Sub in this Article VI, neither Parent, Merger Sub nor any other Person makes any express or implied representation or warranty regarding Parent, Merger Sub or any of their Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, and Parent and Merger Sub expressly disclaim any other representations or warranties and the Company acknowledges and agrees that it has relied solely on the results of its and its Affiliates’ and their respective Representatives’ independent investigations, and none of the Company or any of its respective Affiliates or its or their respective Representatives has relied on and none are relying on any representations or warranties regarding Parent or Merger Sub or any of their Subsidiaries or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects or their respective Representatives in connection with this Agreement or the transactions contemplated by this Agreement, other than the express written representations and warranties expressly set forth in this Article VI.

ARTICLE VII

Covenants

7.1. Interim Operations.

(a) From and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, except (i) as otherwise required, contemplated or permitted by this Agreement or as required by a Governmental Entity or applicable Law, (ii) as set forth in Section 7.1(a) of the Company Disclosure Schedule or (iii) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the Company (A) shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to conduct their respective businesses in the Ordinary Course of Business in all material respects, (B) shall, and shall cause its Subsidiaries to, use commercially reasonable efforts to (x) maintain all existing relationships and goodwill with key customers, suppliers and other persons having material business relationships with the Company and its Subsidiaries and (y) keep available the services of the officers and key employees of the Company and its Subsidiaries, and (C) without limiting the generality of the foregoing, shall not, and shall cause its Subsidiaries not to:

(i) adopt or propose any change in its Organizational Documents;

(ii) merge or consolidate with any other Person, except for any such transactions solely among Wholly Owned Subsidiaries of the Company,

(iii) adopt or enter into a plan of restructuring, reorganizing, dissolving, recapitalizing, complete or partial liquidation or similar transaction;

(iv) enter into any agreements or arrangements imposing material changes or restrictions on its properties, assets, operations or businesses;

(v) acquire or agree to acquire by merger, consolidation, acquisition of stock, equity or assets or otherwise, any business, Person, division, properties or assets from any other Person, other than purchases or acquisitions of assets in the Ordinary Course of Business with a fair market value or purchase price not in excess of $1 million in any individual transaction or $2 million in the aggregate;

(vi) transfer, sell, lease, sublease, license, pledge, mortgage, assign, divest, cancel or otherwise dispose of, or incur, permit or suffer to exist the creation of any Encumbrance (other than any Permitted Encumbrance) upon any properties or assets (excluding Intellectual Property Rights) material to the Company, except in connection with (A) sales of obsolete assets or (B) sales, leases, licenses or other dispositions of assets, in each case with a fair market value (as reasonably determined by the Company) not in excess of $500,000 in any individual transaction or $1 million in the aggregate;

(vii) issue, deliver, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, Encumber or otherwise enter into any Contract or understanding with respect to the voting of or transfer any shares of capital stock of the Company or capital stock or other equity or equity-based interests of any of its Subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any such shares of capital stock, other equity interests or such convertible or exchangeable securities (other than (A) the delivery of any Common Shares upon (1) the conversion of either the Preferred Shares (including in respect of dividends accumulated on the Preferred Shares) in accordance with the terms of the Preferred Shares or (2) the conversion of the Company Notes in accordance with the Indenture and the exercise of the Capped Call Transactions in accordance with the Capped Call Confirmations (B) the issuance of Preferred Shares in connection with the payment of dividends on the Preferred Shares in accordance with the terms of the Preferred Shares or (B) the issuance of shares of such capital stock, other equity securities or convertible or exchangeable securities (1) by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company, (2) in respect of

Company Equity Awards outstanding as of the date of this Agreement in accordance with their terms and, as applicable, the Stock Plans in effect as of the Capitalization Time or (3) pursuant to the ESPP in accordance with its terms and subject to Section 4.3(g));

(viii) make any loans, advances, guarantees or capital contributions to or investments in any Person in excess of $200,000 in the aggregate (other than between the Company and any of its Wholly Owned Subsidiaries in the Ordinary Course of Business);

(ix) declare, set aside, establish a record date for accrue, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock or other equity interests (and for the avoidance of doubt, excluding the Company Notes) of the Company or its Subsidiaries, except for (A) dividends paid by any Wholly Owned Subsidiary to the Company or to any other Wholly Owned Subsidiary of the Company or (B) dividends payable to the holders of Preferred Shares, payable in cash or Preferred Shares, in accordance with the terms of the Preferred Shares;

(x) reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire (or offer to do any of the foregoing), directly or indirectly, any of its capital stock, other equity interests or securities convertible or exchangeable into or exercisable for any shares of its capital stock or other equity interests, other than (A) the withholding of Common Shares to satisfy the payment of the exercise price on the exercise of a Company Option or withholding Tax obligations upon the exercise, vesting or settlement of Company Equity Awards outstanding as of the date of this Agreement, in each case, in accordance with their terms and, as applicable, the Stock Plans as in effect as of the Capitalization Time and (B) pursuant to an exercise of the Capped Call Transactions in accordance with their terms;

(xi) incur or assume any indebtedness for borrowed money, guarantee any indebtedness for borrowed money or enter into a “keep well” or similar arrangement in respect of indebtedness for borrowed money except for any such indebtedness not to exceed $2.5 million individually or $5 million in the aggregate;

(xii) incur, make or authorize any payment of, or accrual or commitment for, capital expenditures, or any obligations or liabilities in connection therewith except as contemplated by or reasonably related to, and which shall not exceed 107.5% of the aggregate amounts set forth in, the Company’s capital budget set forth in Section 7.1(a)(xii) of the Company Disclosure Schedule;

(xiii) enter into, terminate or materially amend any Contract pursuant to which the Company or any of its Subsidiaries purchase from a third party service provider Software (“Third Party IT Contracts”) (other than in the Ordinary Course of Business with respect to any such Contract that involve aggregate annual payments of less than $300,000);

(xiv) enter into, terminate or materially amend, modify, supplement or waive any material right to enforce, relinquish, release, transfer or assign any material rights or claims under any Material Contract or any Contract that would have been a Material Contract had it been entered into prior to this Agreement, other than (A) in the Ordinary Course of Business (except for any Third Party IT Contracts) or (B) in respect of indebtedness or capital contributions, which shall be governed by Section 7.1(a)(xi) and Section 7.1(a)(viii), respectively;

(xv) amend any License contemplated by Section 5.5(b) in any material respect, or allow any such License to lapse, expire or terminate (except where the lapse, expiration or termination of any such License is with respect to a License that has become obsolete, redundant or no longer required by applicable Law);

(xvi) other than with respect to Transaction Litigation, any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL or any Tax claim, audit, assessment or dispute, which shall be governed by Section 7.15, Section 4.2(g) and Section 7.1(a)(xviii), respectively or any Proceeding in connection with, arising out of or otherwise related to a dispute among the Parties in connection with this Agreement, settle or compromise any Proceeding (or agree to settle or compromise) for an amount in excess of $1 million individually or $2 million in the aggregate after the date of this Agreement during any calendar year, net of any amount covered by insurance, indemnification or existing reserves established in accordance with GAAP, or on a basis that would result in the imposition of any Order that would materially restrict the future activity or conduct of the Company or any of its Subsidiaries or a finding or admission of a material violation of Law or material violation of the rights of any Person;

(xvii) make any changes with respect to accounting policies or procedures in any material respect, except as required by changes in GAAP;

(xviii) other than in the Ordinary Course of Business, (A) change or revoke any Tax election that is material to the Company and its Subsidiaries, taken as a whole, on any Tax Return filed on or after the date of this Agreement, except (i) as a result of, or in response to, any change in U.S. federal Tax laws or regulations or administrative guidance promulgated or issued thereunder, (ii) with consent by Parent (not to be unreasonably withheld, conditioned or delayed), (B) change an annual Tax accounting period, which change is material to the Company and its Subsidiaries, taken as a whole, (C) file any amended Tax Return with respect to an amount of Taxes that is material to the Company and its Subsidiaries, taken as a whole, (D) consent to any extension or waiver of the statute of limitations period applicable to any Taxes, Tax Returns or claims for Taxes that are, in each case, material to the Company and its Subsidiaries, taken as a whole, or (E) enter into any closing agreements with respect to an amount of Taxes that is material to the Company and its Subsidiaries, taken as a whole;

(xix) sell, grant any Encumbrance on (other than any Permitted Encumbrance), license, transfer or otherwise dispose of, cancel, abandon or otherwise allow to lapse or expire any material Company Intellectual Property, except for non-exclusive licenses or other rights or immunities granted in the Ordinary Course of Business;

(xx) except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement or as otherwise required by applicable Law, (A) increase the compensation or benefits payable to any Company Employee, (B) become a party to, establish, adopt, materially amend or otherwise modify or commence participation in any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it been entered into prior to this Agreement, (C) grant or commit to grant or increase the amount of, any new long-term incentive or equity-based awards, any severance or termination pay or retention or change in control bonuses, or amend or otherwise modify the terms of any such outstanding awards, entitlements or bonuses to any Company Employee, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan, (E) hire any natural person who if employed as of the date hereof would be a Company Employee or (F) terminate the employment of any Company Employee other than terminations for “cause”;

(xxi) become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

(xxii) adopt or implement any stockholder rights plan, “poison pill,” anti-takeover plan or other similar agreement or plan;

(xxiii) form any Subsidiary of the Company or any of its Subsidiaries;

(xxiv) enter into a new line of business or abandon or discontinue any existing line of business; or

(xxv) agree, authorize or commit to do any of the foregoing.

(b) From the date of this Agreement until the Closing, Parent shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire by merger, consolidation, tender offer, joint venture, share exchange, license, acquisition of stock, equity or assets or any other similar transaction (or series of related transactions) any Person (or any business, division, properties or assets of such Person) that is set forth on Schedule 7.1(b) of the Company Schedule.

(c) Company shall promptly notify Parent if Company (A) changes or revokes any Tax election on any Tax Return filed on or after the date of this Agreement, (B) changes an annual Tax accounting period, (C) files any amended Tax Return, (D) consents to any extension or waiver of the statute of limitations period applicable to any Taxes, Tax Returns or claims for Taxes or (E) enters into any closing agreements with respect to Taxes.

(d) Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct the Parent’s or its Subsidiaries’ operations prior to the Effective Time.

7.2. Acquisition Proposals; Change of Recommendation.

(a) No Solicitation. During the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, except as permitted by this Section 7.2, the Company shall not, and shall cause its Subsidiaries and its and their respective directors, executive officers or controlled Affiliates not to, and shall instruct any other Representatives and other employees of the Company or any of its Subsidiaries not to, directly or indirectly:

(i) initiate, solicit, cause, propose or knowingly encourage, assist or facilitate any inquiry, proposal or offer with respect to, or the making, submission or announcement of, any Acquisition Proposal or any inquiry, proposal or request for information that would reasonably be expected to lead to or result in, an Acquisition Proposal;

(ii) engage in, conduct, continue, knowingly facilitate, respond to or otherwise participate in any discussions or negotiations with respect to any Acquisition Proposal or any inquiry, proposal, offer or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal (in each case, other than to (A) request clarification of the terms of an Acquisition Proposal to the extent reasonably necessary or (B) notify the applicable Person or Group of the existence of the provisions of this Section 7.2);

(iii) provide or make available any non-public information or data concerning the Company or its Subsidiaries to any Person or Group or afford to any Person or Group access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries (other than Parent, Merger Sub or any of their respective designees), in any such case in connection with any Acquisition Proposal or any inquiry, proposal, offer or request for information that would reasonably be expected to lead to, or result in, an Acquisition Proposal;

(iv) recommend, authorize, approve, adopt, endorse, declare advisable (or make any public statement recommending, authorizing, approving, adopting, endorsing, declaring advisable) or enter into any Alternative Acquisition Agreement;

(v) approve any transaction, or any Person becoming an “interested stockholder,” under Section 203 of DGCL or approve any related transaction (other than with respect to this Agreement, the transactions contemplated hereby or Parent or its Affiliates);

(vi) grant any waiver, amendment or release under any standstill agreement or Takeover Statute (other than with respect to this Agreement, the transactions contemplated hereby or Parent or its Affiliates); it being understood that the automatic termination or release of any such standstill agreement arising out of or resulting from the execution of this Agreement or the consummation of the transactions contemplated hereby shall be deemed not a breach of this Section 7.2(a)(vi); or

(vii) resolve, agree, authorize or commit to do any of the foregoing.

(b) Exceptions to No Solicitation. Notwithstanding anything to the contrary set forth in this Agreement, but subject to the provisions of Section 7.2(c), prior to the time the Requisite Company Vote is obtained, in response to an unsolicited, bona fide written Acquisition Proposal that is made after the date of this Agreement and did not result from any breach of the Company’s obligations under this Section 7.2 (other than a breach that is both immaterial and unintentional), the Company may:

(i) provide non-public and other information and data concerning the Company and its Subsidiaries and access to the Company and its Subsidiaries’ properties, books and records in response to a request to the Person or Group who made such an Acquisition Proposal; provided that as promptly as practicable (but in any event within twenty-four (24) hours after the provision of such information or data) it makes available to Parent, to the extent applicable, correct and complete copies of any non-public information or data concerning the Company or its Subsidiaries or access that the Company provides to any such Person or Group that was not previously made available to Parent and prior to providing any such information or data, the Company and the Person or Group making such Acquisition Proposal shall have entered into a legally binding confidentiality agreement with terms that are not materially less restrictive to such Person or Group than the terms in the Confidentiality Agreement are on Parent (it being understood that such confidentiality agreement need not contain a standstill provision or otherwise prohibit the making or amending of an Acquisition Proposal if such Acquisition Proposal is made directly to the Company and not publicly disclosed) (any confidentiality agreement satisfying such criteria, a “Permitted Confidentiality Agreement”); provided, that if the Person making such Acquisition Proposal is a competitor of the Company or any of its Subsidiaries, the Company shall not provide any competitively sensitive non-public information to such Person in connection with any actions permitted by this Section 7.2(b) other than in accordance with “clean team” or other similar procedures reasonably designed to limit any material adverse effect on the Company or any of its Subsidiaries of the sharing of such information; and

(ii) engage or otherwise participate in any discussions or negotiations with any such Person or Group regarding such Acquisition Proposal;

provided that if, and only if, prior to taking any action described in clause (i) or this clause (ii) of this Section 7.2(b), the Company Board determines in good faith, after consultation with outside legal counsel, that based on the information then available, (A) and after consultation with its financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (B) the failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law; provided, further, that prior to engaging or otherwise participating in any such discussions or negotiations or furnishing any information to such Person or Group, the Company shall promptly provide Parent with written notice in accordance with Section 7.2(c).

(c) Notice of Acquisition Proposals. The Company shall promptly (but, in any event, within twenty-four (24) hours) give written notice to Parent if (i) any inquiries, proposals or offers with respect to an Acquisition Proposal or which would reasonably be expected to lead to an Acquisition Proposal are received by the Company, (ii) any non-public information or data concerning the Company or its Subsidiaries is requested in connection with any Acquisition Proposal, or (iii) any discussions or negotiations relating to an Acquisition Proposal are sought to be engaged in or continued, by, from or with the Company, its Subsidiaries or any of the Company’s or its Subsidiaries’ officers, directors and financial advisors, setting forth in such notice (1) the identity of such Person or Persons that comprise such Group making such Acquisition Proposal, (2) a summary of the material terms and conditions with respect to any such proposal or offer and, if in writing, a copy thereof, and (3) a summary of any such requests (as applicable) and thereafter shall keep Parent informed on a prompt basis of the status and material terms and conditions of any such Acquisition Proposals or amendments, modifications or supplements thereof and, if in writing, a copy thereof, and the status of any such discussions or negotiations. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality agreement subsequent to the date hereof that prohibits the Company from providing to Parent such material terms and conditions and other information.

(d) No Change of Recommendation or Alternative Acquisition Agreement.

(i) Except as permitted by Section 7.2(d)(iii) and subject to Section 7.2(e), the Company Board shall not:

(A) fail to include the Company Recommendation in the Proxy Statement;

(B) (i) withhold or withdraw (or publicly propose or resolve to withhold or withdraw) the Company Recommendation or (ii) change, qualify, amend or modify (or publicly propose or resolve to change, qualify, amend or modify) the Company Recommendation in a manner adverse to Parent or Merger Sub;

(C) approve, recommend, declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) any Acquisition Proposal or proposal reasonably expected to lead to an Acquisition Proposal or approve, recommend, declare advisable, enter into or propose to approve, recommend, declare advisable or enter into (publicly or otherwise) any Alternative Acquisition Agreement;

(D) within ten (10) Business Days following a written request by Parent following the date of any Acquisition Proposal or any material modification thereto is first published or sent, given or communicated to the shareholders of the Company, fail to publicly reaffirm the Company Recommendation; provided that if Parent requests in writing such reaffirmation at least five (5) Business Days prior to the Company Stockholders Meeting, by the date that is at least three (3) Business Days prior to the Company Stockholder Meeting (it being understood that the Company will have no obligation to make such reaffirmation on more than one occasion per Acquisition Proposal and one occasion per material modification thereto);

(E) fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after the commencement of such Acquisition Proposal; or

(F) agree, authorize or commit to do any of the foregoing (it being understood that any material revisions to any Acquisition Proposal or Alternative Acquisition Agreement shall be deemed to be a new Acquisition Proposal or Alternative Acquisition Agreement, respectively, for purposes of this Section 7.2(d)(i)).

(ii) Except as permitted by Section 7.2(d)(iii), and after compliance in with Section 7.2(d)(iii) (except for failures to comply which are both immaterial and unintentional) and Section 9.3(b), the Company Board shall not cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement or agree, authorize or commit to do so.

(iii) Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Requisite Company Vote is obtained, if the Company has complied with this Section 7.2 (except for failures to comply which are both immaterial and unintentional), the Company Board may: (A) effect a Change of Recommendation (1) if an (x) unsolicited, bona fide written Acquisition Proposal is received by the Company after the date of this Agreement that was made in compliance with this Section 7.2 (except for failures to comply which are both immaterial and unintentional), the Company Board determines in good faith (after consultation with outside legal counsel) that such Acquisition Proposal is bona fide and such Acquisition Proposal is not withdrawn prior to the Change of Recommendation or (y) Intervening Event has occurred and (2) the Company Board determines in good faith, after consultation with outside legal counsel, that based on the information then available and after consultation with its financial advisor, (x) a failure to effect a Change of Recommendation would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law and (y), in the case of an Acquisition Proposal contemplated by clause (A)(1)(x) of this Section 7.2(d)(iii), that such Acquisition Proposal constitutes a Superior Proposal; and/or (B) take action to terminate this Agreement pursuant to, and in accordance with, Section 9.3(b), to cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement with respect to an Acquisition Proposal that the Company Board determines in good faith that such Acquisition Proposal is bona fide and that such Acquisition Proposal constitutes a Superior Proposal (and the Company may enter into or cause a Subsidiary thereof to enter into such an Alternative Acquisition Agreement or agree, authorize or commit to do so); provided, however, that no Change of Recommendation or action to terminate the Agreement pursuant to Section 9.3(b) to enter into an Alternative Acquisition Agreement may be taken unless and until: (I) the Company has given Parent written notice at least four (4) Business Days in advance (the “Notice Period”), which notice shall set forth in writing that the Company Board intends to take such action and the basis therefor, and shall also include, (y) in the case of such an Acquisition Proposal, the information required by Section 7.2(c), specifying the identity of the Person or Group making such Superior Proposal, the material terms and conditions of such Superior Proposal and attaching the most current version of such agreement, and (z) in the case of an Intervening Event, a reasonable description of such Intervening Event; and (II) during the Notice Period, the Company shall, and shall instruct its legal and financial advisors to, negotiate in good faith with Parent and its Representatives throughout the Notice Period (to the extent Parent wishes to negotiate) to revise this Agreement such that the failure of the Company Board to effect a Change of Recommendation or to take such action to terminate the Agreement pursuant to Section 9.3(b) to enter into an Alternative Acquisition Agreement, as applicable, would no longer be reasonably likely to be inconsistent with the directors’ fiduciary duties under Applicable Law; and (III) at the end of the Notice Period, prior to taking action to effect a Change of Recommendation or to terminate the Agreement pursuant to Section 9.3(b) to enter into an Alternative Acquisition Agreement, the Company Board shall have taken into account any revisions to this Agreement committed to by Parent in writing and any other information offered by Parent in writing in the Notice Period, and shall have thereafter determined in good faith that, after consultation with outside legal counsel, that based on the information then available, and after consultation with its financial advisor, a failure to effect a Change of Recommendation continues to be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable Law, or that such Alternative Acquisition Agreement contemplated by clause (B) of this Section 7.2(d)(iii) continues to be an Alternative Acquisition Agreement with respect to a Superior Proposal, and as such the Agreement shall be terminated pursuant to Section 9.3(b), as the case may be (it being understood that (y) any material revisions to any Acquisition Proposal (including any increase in the consideration payable pursuant thereto in response to any adjustments to the terms and conditions of this Agreement made by Parent) shall be deemed to be a new Acquisition Proposal for purposes of Section 7.2(c) and this Section 7.2(d)(iii), including for purposes of the Notice Period, except that subsequent to the initial Notice Period, the Notice Period shall be reduced to two (2) Business Days).

(e) Certain Permitted Disclosure. Nothing set forth in this Agreement shall prohibit the Company from (i) complying with its disclosure obligations under applicable Law with regard to an Acquisition Proposal, including making any disclosure the Company Board has reasonably determined in good faith after consultation with outside legal counsel, that the failure to do so could be inconsistent with its fiduciary duties under applicable Law, or (ii) making any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act; provided, however that in no event will the Company effect a Change of Recommendation except in compliance Section 7.2(d)(iii).

(f) Existing Discussions. The Company shall, and shall cause its Subsidiaries and the Company’s directors, executive officers, or controlled Affiliates, and shall instruct its other Representatives to, (i) immediately cease any activities, solicitations, discussions and negotiations with any Person or Group conducted prior to execution and delivery of this Agreement with respect to an Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) promptly terminate access to any physical or electronic data room relating to the Company for such Acquisition Proposal or proposal that would reasonably be expected to lead to an Acquisition Proposal and (iii) promptly request the prompt return or destruction of any confidential information provided to any third party in connection with an Acquisition Proposal made in the six (6) months prior to the date of this Agreement (other than in respect of Parent and Merger Sub and this Agreement).

(g) Compliance by Subsidiaries and Representatives. The Company agrees that any violation of this Section 7.2 by any Subsidiary of the Company or any of the Company’s or its Subsidiaries’ respective Representatives shall be deemed a breach of this Section 7.2 by the Company.

7.3. Company Stockholders Meeting.

(a) The Company shall take, in accordance with applicable Law and its Organizational Documents, actions necessary to (i) duly call, give notice of, convene and hold the Company Stockholders Meeting as promptly as practicable (but in no event later than thirty-five (35) days) after the Proxy Statement Clearance Date and (ii) cause a vote upon the adoption of this Agreement to be taken thereat.

(b) The Company Stockholders Meeting shall not be postponed, recessed or adjourned by the Company without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed); provided that: the Company may postpone, recess or adjourn the Company Stockholders Meeting without such consent, (i) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient Common Shares and Preferred Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting or to obtain the Requisite Company Vote at the Company Stockholders Meeting or (ii) if (after consultation with outside legal counsel) it is necessary under applicable law to comply with the requirements made by the SEC or other applicable Law with respect to the Proxy Statement; provided that in no event will the Company postpone or adjourn the Company Stockholders Meeting without such consent (x) in the case of clause (i), by more than ten (10) days in connection with any one postponement, recess or adjournment; or (y) in the case of clause (ii), by more than ten (10) Business Days or such other amount of time reasonably agreed by the Company and Parent to be necessary to comply with applicable Law; provided, further, that in the case of clause (i) the Company shall, and shall instruct its proxy solicitor to use best efforts to, solicit as promptly as practicable the presence, in person or by proxy, of a quorum, but shall only be obligated to do so in the absence of the Change of Recommendation and until there are a sufficient number of Common Shares and Preferred Shares present or represented to obtain such a quorum, and in no event more than ten (10) days after the date originally scheduled for the Company Stockholders Meeting. The Company shall, at the instruction of Parent, postpone or adjourn the Company Stockholders Meeting if there are not sufficient votes in person or by proxy to secure the Requisite Company Vote to allow reasonable time (but in no event more than twenty (20) days) for the solicitation of proxies for the purpose of obtaining the Requisite Company Vote. The Company shall promptly advise Parent, at such times as Parent may reasonably request as to the aggregate tally of the proxies received by the Company in respect of the approval of this Agreement.

(c) The Company will establish a record date for the Company Stockholders Meeting as promptly as reasonably practicable after the Proxy Statement Clearance Date, subject to compliance with the DGCL, the Exchange Act or the rules or regulations of any national securities exchange. In no event will the Record Date be changed without Parent’s written consent (such consent not to be unreasonably withheld, conditioned or delayed) unless required by applicable Law. Without limiting the foregoing, the Company agrees its obligations pursuant to this Section 7.3(c) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal or any event constituting or that could constitute an Intervening Event.

(d) Unless the Company Board has made a Change of Recommendation as specifically permitted by Section 7.2 hereof, the Company Board shall recommend and continue to recommend such approval and shall use reasonable best efforts to solicit from its shareholders proxies and votes in favor of approval of this Agreement, and use commercially reasonable efforts to take all other actions necessary or advisable to secure the Requisite Company Vote.

7.4. Approval of Sole Stockholder of Merger Sub. Immediately following the execution and delivery of this Agreement, Parent shall, or shall cause the direct stockholder of Merger Sub to, execute and deliver, in accordance with applicable Law and Merger Sub’s Organizational Documents, a written consent adopting this Agreement.

7.5. Proxy Statement; Other Regulatory Matters.

(a) Proxy Statement.

(i) The Company, with the assistance of Parent as provided for in this Section 7.5(a) shall prepare and, assuming Parent has satisfied its obligations set forth in Section 7.8(a), (A) file with the SEC, as promptly as practicable after the date of this Agreement, but in any event within thirty (30) days after the date of this Agreement a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, the “Preliminary Proxy Statements” including, for the avoidance of doubt, any amendments or supplements thereto, and the definitive proxy statement related thereto, the “Proxy Statement”) and (B) in furtherance of and not in limitation of the foregoing clause (A), use its reasonable best efforts to file the Preliminary Proxy Statement prior to November 23, 2022; provided that the failure of the Company to file the Preliminary Proxy Statement prior to November 23, 2022 shall not constitute a breach of this Section 7.5(a)(i)(B) or a breach for purposes of Article IX or result in the failure of any of the Closing conditions set forth in Article VIII to be satisfied. Except under the circumstances expressly otherwise permitted under Section 7.2(d)(iii), the Proxy Statement shall include the Company Recommendation.

(ii) The Company shall, assuming Parent has satisfied its obligations set forth in Section 7.8(a), use reasonable best efforts to ensure that the Proxy Statement complies in all material respects with the provisions of the Exchange Act and none of the information supplied by it for inclusion or incorporation by reference in the Proxy Statement shall, at the date of mailing to stockholders of the Company, at the time of the Company Stockholders Meeting or of filing with the SEC (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company assumes no responsibility with respect to information supplied by or on behalf of Parent and Merger Sub or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement and Parent and Merger Sub assume no responsibility with respect to information supplied by or on behalf of the Company, its Subsidiaries or its or their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

(iii) If at any time prior to the Company Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Subsidiaries or its or their respective Representatives, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, so that either the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties (as the case may be) and after such notification the Company shall, as and to the extent required by applicable Law, promptly (A) prepare (with the assistance of Parent as provided for in this Section 7.5(a)) an amendment or supplement to the Proxy Statement and (B) thereafter, assuming Parent has satisfied its obligations set forth in Section 7.8(a), cause the Proxy Statement as so amended or supplemented to be filed with the SEC and to be disseminated to its stockholders.

(iv) Prior to filing, furnishing or disseminating the Proxy Statement (or any amendments or supplements thereto or documentation or communications related to the Company Stockholders Meeting) to the Stockholders of the Company or responding to comments of the SEC or its staff with respect thereto, the Company shall provide Parent and its outside legal counsel with a reasonable opportunity to review and comment on drafts of the Proxy Statement (or any amendments or supplements thereto or documentation or communications related to the Company Stockholders Meeting) and consider in good faith for inclusion in the Proxy Statement (or any amendments or supplements thereto or documentation or communications related to the Company Stockholders Meeting) (including with respect to any comment letters from the SEC) all comments reasonably proposed by Parent and its outside legal counsel; provided that the Company shall not have any such obligations with respect to any Proxy Statement or any other documents or communications relating to a Change of Recommendation made in accordance with Section 7.2. The Company agrees that all information relating to Parent and its Subsidiaries included in the Proxy Statement shall be in form and content satisfactory to Parent, acting reasonably.

(v) Without limiting the generality of the provisions of Section 7.6, the Company shall promptly notify Parent of the receipt of all comments from the SEC with respect to the Proxy Statement and of any request by the SEC for any amendment or supplement to the Proxy Statement or for additional material information and shall promptly provide Parent copies of all written correspondence between the Company and/or its Representatives and the SEC with respect to the Proxy Statement. The Company, with the assistance of Parent as provided for in this Section 7.5(a), shall, subject to the requirements of Section 7.5(a)(iv) and assuming Parent has satisfied its obligations set forth in Section 7.8(a), (A) use its reasonable best efforts to promptly provide responses to the SEC with respect to any comments received on the Proxy Statement by the SEC and any requests by the SEC for any amendment or supplement to the Proxy Statement or for additional information, and (B) use its reasonable best efforts to cause the definitive Proxy Statement to be mailed as promptly as practicable (but in no event later than ten (10) Business Days) after the date the SEC staff confirms that the SEC does not intend to review the preliminary Proxy Statement or advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement (the “Proxy Statement Clearance Date”).

(b) Other Regulatory Matters.

(i) In addition to and without limiting the rights and obligations set forth in Section 7.5(a), Section 7.6 and Section 7.7 and subject to the other terms and conditions of this Section 7.5(b), the Company and Parent shall cooperate with each other and use (and the Company shall cause its Subsidiaries and the Parent shall cause its Subsidiaries to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement and prior to the Outside Date, including preparing and delivering or submitting documentation, in consultation with the other, to (x) effect the expirations of all statutory waiting periods under applicable Antitrust Law, including under the HSR Act, and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement, as promptly as practicable after the date of this Agreement or the entry into any such timing agreements, respectively, (y) make with and obtain as promptly as practicable after the date of this Agreement from, any Governmental Entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by this Agreement, including the other Company Approvals and the other Parent Approvals.

(ii) Without limiting the generality of, and to the extent required in furtherance of the provisions of Section 7.5(b)(i), each of the Company and Parent, as applicable, shall (and the Company shall cause its Subsidiaries and the Parent shall cause its Subsidiaries to):

(A) prepare and file, with respect to the transactions contemplated by this Agreement, an appropriate filing of a Notification and Report Form pursuant to the HSR Act within 10 Business Days after the date of this Agreement;

(B) not, without the prior written consent of the other Party or Parties, as the case may be (which consent shall not be unreasonably conditioned, withheld or delayed), (1) cause any filing, delivery or submission contemplated by Section 7.5(b)(i) or Section 7.5(b)(ii)(A) applicable to it to be withdrawn, refiled, or redelivered or resubmitted for any reason, including to provide the applicable Governmental Entities with additional time to review any or all of the transactions contemplated by this Agreement, or (2) consent to any voluntary extension of any statutory waiting period or, if applicable, any contractual waiting period under any timing agreement with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity; provided, however, Parent has the right to “pull-and-refile” its HSR filing one (1) time pursuant to 16 C.F.R. 803.12 after consulting with Company in good faith; and

(C) provide or cause to be provided to each Governmental Entity any non-privileged or protected information and documents reasonably requested by any Governmental Entity or that are necessary or advisable to permit consummation of the transactions contemplated by this Agreement as promptly as practicable following any such request and subject to Section 7.8, each shall provide each other with copies of any such information and documents.

(iii) Without limiting the generality of, and to the extent required in furtherance of the provisions of Section 7.5(b)(i), Parent shall and shall cause its Subsidiaries to take all necessary or advisable steps to (1) avoid the entry of, and (2) resist, vacate, limit, reverse, suspend or prevent any actual, anticipated or threatened permanent, preliminary or temporary Order, in each case, as applicable, that becomes reasonably foreseeable to be entered, issued, made or rendered or is entered, issued, made or rendered, in the case of each of the foregoing clauses (1) and (2) of this Section 7.5(b)(iii)(A), that could reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, including, to (x) defend through litigation on the merits of any Proceeding seeking to prevent, delay or impair the consummation of the transactions contemplated by this Agreement (and, if applicable, the appeal thereof and the posting of a bond in connection therewith) and (y) proffer or agree to (I) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending such disposition, and promptly to effect the sale, lease, license, transfer, disposal, divestiture or other Encumbrance, and holding separate of, assets, operations, rights, product lines, licenses, businesses or interests therein of the Company or its Subsidiaries (a “Company Divestiture Remedy”) or Parent or its Subsidiaries (a “Parent Divestiture Remedy”); (II) limit or restrain the freedom of action with respect to the ability to retain or make changes in the assets, operations, rights, product lines, licenses, businesses or interests of the Company and its Subsidiaries (a “Company Behavioral Remedy”) or the Parent and its Subsidiaries (a “Parent Behavioral Remedy”) and in each case, the entry into agreements with, and submission to Orders of, the relevant Governmental Entity giving effect thereto prior to the Outside Date; provided, however, that no such actions shall be required unless the effectiveness of such action is contingent upon the occurrence of the Effective Time.

(iv) Notwithstanding the foregoing Section 7.5(b)(iii), none of Parent or any of its Subsidiaries shall be required to agree to:

(A) any Parent Divestiture Remedy if such Parent Divestiture Remedy, individually or taken together with all other Parent Divestiture Remedies and Company Divestiture Remedies undertaken or proposed to be undertaken by Parent and its Subsidiaries or Company and its Subsidiaries, respectively, would reasonably be likely to be material to the businesses of Parent and its Subsidiaries, taken as a whole;

(B) any Company Divestiture Remedy if such Company Divestiture Remedy, individually or taken together with all other Company Divestiture Remedies undertaken or proposed to be undertaken by Company and its Subsidiaries, would reasonably be likely to be material to the business of the Company and its Subsidiaries, taken as a whole;

(C) any Company Behavioral Remedy, if such Company Behavioral Remedy, individually or taken together with all other Company Behavioral Remedies and Parent Behavioral Remedies undertaken or proposed to be undertaken by the Company and its Subsidiaries or Parent and its Subsidiaries, respectively, would reasonably be likely to result in a material adverse effect on the Company and its Subsidiaries, taken as a whole; or

(D) any Parent Behavioral Remedy, if such Parent Behavioral Remedy, individually or taken together with all other Parent Behavioral Remedies and Company Behavioral Remedies undertaken or proposed to be undertaken by Parent and its Subsidiaries, or Company and its Subsidiaries, respectively would reasonably be likely to result in a material adverse effect on Parent and its Subsidiaries (but, with respect to this clause (D), measured on a scale relative to the size of the Company and its Subsidiaries, taken as a whole).

(v) The Company shall not, and shall cause its Subsidiaries not to, take any action contemplated by Section 7.5(b)(iii) or (iv) without the prior written consent of Parent.

(vi) Cooperation. Separate and apart from and without limiting or expanding the rights and obligations set forth in Section 7.5(a), Parent and the Company shall jointly direct all matters with any Governmental Entity consistent with their obligations hereunder; provided however, that if Parent and Company disagree on any matter, then Parent shall have the right to decide and direct the matter after consulting with Company and considering its views in good faith. Parent and the Company shall have the right to review in advance and shall consult with the other on and consider in good faith the views of the other in connection with, all the information relating to Parent or the Company, as the case may be, any of their respective Subsidiaries and any of its or their respective Representatives, that appears in any filing made with, or written materials delivered or submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement. The Company shall not permit any of its Subsidiaries or any of its or their respective Representatives, and Parent shall not permit any of its Subsidiaries or any of its or their respective Representatives, to participate in any discussions or meetings with any Governmental Entity in respect of any documentation to effect the expiration of any statutory waiting periods under applicable Antitrust Laws, including under the HSR Act, or any contractual waiting period under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement or make with or obtain from any Governmental Entity, as applicable, all filings, notices, reports, consents, registrations, approvals, permits and authorizations, in each case, necessary or advisable in order to consummate the transactions contemplated by this Agreement, including the other Company Approvals and the other Parent Approvals or any investigation or other inquiry by a Governmental Entity relating thereto unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate thereat.

7.6. Status and Notifications. Separate and apart from and without limiting or expanding the rights and obligations set forth in Section 7.5(a)(v) and Section 7.5(b)(vi), the Company and Parent each shall keep the other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement, including as promptly as practicable notifying the other of any substantive or material notices or communications received by Parent or the Company, as the case may be, or any of the Company’s respective Subsidiaries or Parent’s respective Subsidiaries, from any third party, including any Governmental Entity, with respect to such transactions and as promptly as practicable following such receipt furnishing the other with, if applicable, copies of notices or other communications (or where no such copies are available, a reasonably detailed written description thereof). Notwithstanding the foregoing, neither the Company’s nor Parent’s good faith failure to comply with this Section 7.6 shall provide the other Party with the right not to effect the transactions contemplated by this Agreement.

7.7. Third-Party Consents. The Company shall, and shall cause its Subsidiaries to, on a reasonably prompt basis following the written request of Parent, use their respective commercially reasonable efforts to give or obtain, as applicable, any notices, acknowledgments, waivers or consents from third parties to Material Contracts to which the Company or a Subsidiary thereof is a party to or bound that are required to be provided or obtained (as applicable) as a result of the transactions contemplated by this Agreement; provided that, in no event shall the Company or any of its Subsidiaries be required to make or agree to make any payments to any third party, concede or agree to concede anything of monetary or economic value, amend or otherwise modify any Contract to which it is a party to or bound or commence, defend or participate in any Proceeding, in each case in connection with such cooperation.

7.8. Information and Access.

(a) The Company and Parent each shall (and shall cause its Subsidiaries to, and shall instruct its and their respective Representatives to), upon the reasonable request by the other, furnish to the other, as promptly as practicable, with all information concerning itself, its Representatives and such other matters as may be necessary or advisable in connection with the Proxy Statement and any information or documentation to effect the expiration of all waiting periods under applicable Antitrust Laws and, if applicable, any contractual waiting periods under any timing agreements with a Governmental Entity applicable to the consummation of the transactions contemplated by this Agreement.

(b) In addition to and without limiting the rights and obligations set forth in Section 7.8(a), the Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice, afford Parent and its Representatives reasonable access, during normal business hours, during the period commencing with the execution and delivery of this Agreement and continuing until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, to the Company employees, properties, offices and other facilities, Contracts, books and records, in each case, solely for the purpose of effecting the Closing; provided, however: (i) neither the Company nor any of its Subsidiaries shall be required to provide such access information or documents to the extent doing so would, in the Company’s reasonable judgment or furnish such reasonably be expected to result in (A) a violation of applicable Law, (B) the disclosure of any trade secrets in a manner that would result in any such Trade Secrets no longer being protected as such under applicable Law following such disclosure, (C) the breach of any contractual obligations in any Contract with a third party, (D) waive the protection of any attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings or (E) result in the disclosure of any sensitive or personal information that would expose the Company or any of its Subsidiaries to the risk of liability; provided, further, that the Company and Parent shall cooperate to develop an alternative to providing such information so as to address such matters that are reasonably acceptable to Parent and the Company, and (ii) in no event shall the work papers of the Company’s and its Subsidiaries’ independent accountants and auditors be accessible to Parent or any of its Representative unless and until such accountants and auditors have provided a consent related thereto in form and substance reasonably acceptable to such auditors or independent accountants. All requests for such access or information made pursuant to this Section 7.8(b) shall be directed to the Persons set forth in Section 7.8(b) of the Company Disclosure Schedule, which Persons may be replaced by the Company at any time by providing written notice to Parent, and any access granted in connection with a request made pursuant to this Section 7.8(b) shall be supervised by such Persons and be conducted in such a manner so as not to unreasonably interfere with any of the businesses, properties or assets of the Company or any of its Subsidiaries. Notwithstanding the foregoing, (A) neither Parent nor any of its Subsidiaries shall conduct any environmental sampling in respect of the Leased Real Property without the prior written consent of the Company, which consent may be withheld in the Company’s sole and absolute discretion and (B) for so long as any applicable COVID-19 Measures are in effect, the Company may, and may cause its Subsidiaries to, use commercially reasonable efforts to provide access to Parent and its Representatives under this Section 7.8(b) through virtual or other remote means. Parent shall not communicate with the suppliers and customers of the Company or any of its Subsidiaries relating to this Agreement and the transactions contemplated hereby without first obtaining the prior written consent of the Company. The reasonableness of any request for such access or information or documents made pursuant to this Section 7.8(b) shall be determined by the Company acting reasonably.

(c) Without limiting the generality of the other provisions of this Section 7.8, the Company and Parent, as each deems advisable and necessary, after consultation with their respective outside legal counsel, may reasonably designate competitively sensitive information and documents, including those that relate to valuation of the Company as “Outside Counsel Only Information.” Such information and documents shall only be provided to the outside legal counsel of the Company or Parent (as the case may be), or subject to such other similar restrictions mutually agreed to by the Company and Parent, and subject to any amendment, supplement or other modification to the Confidentiality Agreement or additional confidentiality or joint defense agreement between or among the Parties; provided, however, that, subject to any applicable Laws relating to the exchange of information, the outside legal counsel receiving such information and documents may prepare one or more reports summarizing the results of any analysis of any such shared information and documents, and disclose such reports, other summaries or aggregated information derived from such shared information and documents to Representatives of such outside legal counsel’s client.

(d) To the extent that any of the information or documents furnished or otherwise made available pursuant to this Section 7.8 or otherwise in accordance with the terms and conditions of this Agreement or the Confidentiality Agreement constitutes information or documents that may be subject to an attorney-client privilege or protection (including attorney-client privilege, attorney work-product protections and confidentiality protections) or any other applicable privilege or protection concerning pending or threatened Proceedings, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material and information is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or information or its continued protection under such privileges and protections.

(e) No access or information provided to Parent, its Subsidiaries or any of its or their respective Representatives, whether pursuant to this Section 7.8 or otherwise, shall affect or be deemed to affect, modify or waive the representations and warranties of the Company set forth in this Agreement and, for the avoidance of doubt, all information and documents disclosed or otherwise made available pursuant to Section 7.5, Section 7.6, this Section 7.8 or otherwise in connection with this Agreement and the transactions contemplated by this Agreement shall be governed by the terms and conditions of the Confidentiality Agreement and subject to applicable Laws relating to the exchange or sharing of information and any restrictions or requirements imposed by any Governmental Entity.

7.9. Publicity. The initial press release by each of Parent and the Company with respect to the transactions contemplated by this Agreement shall be in a form reasonably acceptable to Parent and the Company, and each of Parent and the Company shall have a reasonable opportunity to review and comment upon such press release prior to the issuance of such press release. Thereafter, neither Parent or its Subsidiaries nor the Company or its Subsidiaries, as applicable, shall, without the consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed) issue or cause the publication of any press releases or otherwise make or issue public statements, disclosures or communications with respect to the transactions contemplated by this Agreement except (a) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange, interdealer quotation service or the NASDAQ, (b) with respect to any Change of Recommendation made in accordance Section 7.2(d)(iii), or (c) each of the Company (and Subsidiaries Representatives thereof) and Parent (and Affiliates and Representatives thereof) may make any public statements, disclosures or communications in response to inquiries from the press, analysts, investors, customers or suppliers or via industry conferences or analyst or investor conference calls, so long as such statements, disclosures or communications are not inconsistent in tone and substance with previous public statements, disclosures or communications jointly made or approved by the Company or any of its Subsidiaries and Parent or any of its Affiliates, or to the extent that they have been reviewed and previously approved by both the Company or any of its Subsidiaries and Parent or any of its Affiliates and would not reasonably be expected to require the other parties (Company or any of its Subsidiaries, on one hand, and Parent or any of its Affiliates, on the other hand) to make additional public disclosure.

7.10. Employee Benefits.

(a) Parent agrees that the Continuing Employees shall, during the period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time, be provided with (i) base salary or base wage that is no less favorable than the base salary or base wage provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (ii) target annual cash bonus opportunities and target annual long-term incentive opportunities that are no less favorable, in the aggregate, than the target annual cash bonus opportunities and target annual long-term incentive opportunities provided, in the aggregate, by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time, (iii) pension and welfare benefits, that are no less favorable in the aggregate than those provided by the Company and its Subsidiaries to such Continuing Employees immediately prior to the Effective Time and (iv) solely to the extent provided under the terms of each Continuing Employee’s existing employment agreement, offer letter or other written agreement with the Company and its Subsidiaries as of immediately prior to the Effective Time, severance benefits that are no less favorable than the severance benefits provided by the Company and its Subsidiaries to each such Continuing Employee immediately prior to the Effective Time and as set forth on Section 7.10(a) of the Company Disclosure Schedule.

(b) Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee’s employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable Parent Benefit Plan, as if such service had been performed with Parent, except for benefit accrual under defined benefit pension plans, for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

(c) Prior to the Effective Time, if requested by Parent in writing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall cause the Company 401(k) Plan to be terminated effective immediately prior to the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such Company 401(k) Plan has been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time.

(d) Prior to the Effective Time and thereafter (as applicable), the Company and Parent shall take all actions as may be required, including amendments to the Company 401(k) Plan and/or the tax-qualified defined contribution retirement plan designated by Parent (the “Parent 401(k) Plan”) to (i) permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in the form of cash, Parent Common Stock, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Company 401(k) Plan to the Parent 401(k) Plan, and (ii) have each Continuing Employee become a participant in the Parent 401(k) Plan on the Closing Date (giving effect to the service crediting provisions of Section 7.10(b)); it being agreed that there shall be no gap in participation in a tax-qualified defined contribution plan.

(d) Parent shall not communicate with the directors or the employees of the Company or any of its Subsidiaries relating to this Agreement and the transactions contemplated hereby, excluding communications (or portions thereof) that relate solely to compensation or benefit matters, including integration matters, that relate to compensation or benefit arrangements to be implemented by Parent or its Affiliates for the period following the Effective Time, without providing the Company a copy of the intended communication and obtaining the prior written consent of the Company.

(e) Nothing set forth in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Benefit Plan in accordance with their terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) without limiting the generality of Section 10.8, create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Continuing Employee by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which Parent, the Surviving Corporation or any of their Affiliates may maintain.

7.11. Indemnification; Directors’ and Officers’ Insurance.

(a) From and after the Effective Time, to the fullest extent permitted under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement, Parent shall cause (including by providing all necessary funding) the Surviving Corporation to (i) indemnify, defend and hold harmless the Indemnified Parties against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with, arising out of or otherwise related to any actual or alleged Proceeding, in connection with, arising out of or otherwise related to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, based in whole or in part, or arising in whole or in part out of the fact that he or she is or was a director or officer of the Company or any of its Subsidiaries, including in connection with (A) the transactions contemplated by this Agreement and (B) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party, and (ii) advance reasonable documented out-of- pocket expenses as incurred in connection therewith (upon receipt from such Indemnified Party of a request therefor, accompanied by invoices or other relevant documentation); provided that any Person to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication by the Chosen Courts that such Person is not entitled to such advanced expenses; provided, further, that any determination required to be made with respect to whether an Indemnified Party’s conduct complies with the standards set forth under applicable Law and the Company’s Organizational Documents in effect as of the date of this Agreement shall be made by independent legal counsel selected by the Surviving Corporation and acceptable to the Indemnified Party (such acceptance not to be unreasonably conditioned, withheld or delayed).

(b) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for “tail” insurance policies for the extension of (i) the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of the Tail Period with respect to any claim related to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated by this Agreement) from the Company’s D&O Insurance carrier as of the date of this Agreement or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company’s existing policies; provided, however, that in no event shall the premium amount for such policies exceed the amount set forth in Section 7.11(a) of the Company Disclosure Schedule; provided, further, that the Company shall give Parent a reasonable opportunity to participate in the selection of such “tail” insurance policy and the Company shall give reasonable and good faith consideration to any comments made by Parent with respect thereto. If the Company for any reason fails to obtain or Parent for any reason fails to cause to be obtained such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with the Company’s D&O Insurance carrier as of the date of this Agreement or with or one or more insurance carriers with the same or better credit rating as such carrier with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company’s existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company’s existing policies as of the date of this Agreement and from an insurance carrier with the same or better credit rating as the Company’s D&O Insurance carrier as of the date of this Agreement, in each case providing coverage with respect to any matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated by this Agreement); and provided, further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) During the Tail Period, without the prior written consent of the Indemnified Party, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all the obligations set forth in this Section 7.11(a).

(e) The provisions of this Section 7.11(a) are intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 7.11(a).

(f) The rights of the Indemnified Parties under this Section 7.11(a) are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release, waiver or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 7.10(a) is not prior to or in substitution of any such claims under such policies).

7.12. Treatment of Credit Agreement. The Company shall use commercially reasonable efforts to (i) deliver (or cause to be delivered) no less than five (5) Business Days prior to the Closing Date, drafts of Payoff Letters (including drafts of lien and guarantee releases, termination documentation and other instruments) in respect of any outstanding indebtedness under the Credit Agreement (which Payoff Letters may be conditioned upon the Closing to the extent permitted under the Credit Agreement) (such indebtedness, the “Credit Agreement Payoff Amount”) (other than any letter of credit outstanding under the Credit Agreement, which Parent and the Company agree shall remain outstanding, in which case such letters of credit shall be cash collateralized or backstopped or subject to other arrangements satisfactory to the issuer(s) of such letters of credit) and (ii) obtain (or cause to be obtained) executed Payoff Letters on the Closing Date. All UCC-3 termination statements, intellectual property security agreement terminations or other instruments necessary to be filed to evidence the release of security interests and liens created under the Credit Agreement shall, when filed or recorded, be sufficient to release any and all such security interests. Parent shall irrevocably pay off or cause to be paid off at or prior to the Effective Time the Credit Agreement Payoff Amount (subject, in the case of any letters of credit outstanding under the Credit Agreement, which Parent and the Company agree shall remain outstanding, to cash collateralization, termination, provision of backstop letters of credit or such other arrangements satisfactory to the issuer(s) of such letters of credit) and cooperate as may be reasonably requested by the Company to assist the Company in connection with its obligation under this Section 7.12.

7.13. Treatment of Company Notes and Capped Call Transactions.

(a) The Company shall use its reasonable best efforts to take actions reasonably requested by Parent that are required by the Indenture to be performed by the Company at or prior to the Effective Time as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including the giving of any notices that may be required and delivery to the trustee, holders or other applicable Person, as applicable, of any documents or instruments required to be delivered at or prior to the Effective Time to such trustee, holders or other applicable Person, in each case in connection with the execution and delivery of this Agreement, the transactions contemplated by this Agreement or as otherwise required by the Indenture. Notwithstanding the foregoing, the Company shall not be required to execute and deliver any document, certificate or instrument pursuant to this Section 7.13(a) (or cause any such document, certificate or instrument to be executed or delivered) that is not conditioned on the occurrence of the Effective Time.

(b) Prior to the Effective Time, the Company shall use commercially reasonable efforts to cooperate with Parent with respect to its efforts to enter into arrangements with the counterparties of the Capped Call Transactions to settle or terminate the Capped Call Transactions (which settlement or termination shall occur no earlier than the Effective Time) and the negotiation of any termination or settlement payment or valuation related thereto; provided that nothing in this Section 7.13(b) shall require the Company to (A) pay any fees, incur or reimburse any material costs or expenses, or make any payment in connection with any Capped Call Transaction prior to the occurrence of the Effective Time, (B) enter into or effect any settlement, termination, instrument or agreement, or agree to any settlement, termination or any other change or modification to any instrument or agreement, that is effective prior to the occurrence of the Effective Time or (C) refrain from delivering, or delay the delivery of, any notice required by the terms of the Capped Call Transactions. From and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, (A) the Company shall promptly provide Parent with all written notices or other documents received by it with respect to any determination, cancellation, termination, exercise, settlement, adjustment or computation under, or in connection with any discussions or negotiations in respect of, the Capped Call Transactions and (B) the Company shall take such actions as may be required by the terms of the applicable Capped Call Transactions in connection with the transactions contemplated by this Agreement, including the giving of any written notices or communication in connection with the Merger and/or any conversions and/or repurchases of the Convertible Notes or any adjustment under the Convertible Notes Indenture and shall use commercially reasonable efforts to provide Parent and its counsel reasonable time and opportunity to review any such written notice or communication prior to the dispatch or making thereof and shall give reasonable consideration to any comments provided by Parent and its counsel with respect thereto. From and after the execution and delivery of this Agreement until the earlier of the Effective Time and the termination of this Agreement and abandonment of the transactions contemplated by this Agreement pursuant to Article IX, the Company will not, without Parent’s prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, (A) exercise any right that it may have to terminate the Capped Call Transactions (other than any exercise or termination contemplated by the Capped Call Confirmations upon any conversion of Company Notes prior to the Effective Time) or (B) agree to any amendment, modification or waiver of, or adjustment under, the terms of the Capped Call Confirmations. For the avoidance of doubt, nothing contained in this Agreement shall prohibit the Company from settling upon conversion of the Company Notes in accordance with the terms of the Indenture and complying with the terms of the Capped Call Transactions in connection therewith and nothing in this Agreement shall require the Company to effect a termination or settlement of the Capped Call Transactions prior to the Effective Time.

7.14. Takeover Statutes. If any Takeover Statute is or may reasonably become or is or may reasonably be deemed applicable to the transactions contemplated by this Agreement, each of the Company, the Company Board, Parent and the Parent Board, respectively, shall to the extent permitted by applicable Law, use reasonable best efforts to grant such approvals and take such actions as are reasonably necessary or advisable so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any such Takeover Statutes on the transactions contemplated by this Agreement.

7.15. Transaction Litigation. In the event that any stockholder litigation related to this Agreement or the transactions contemplated by this Agreement is brought, or, to the Knowledge of the Company, threatened, against the Company or any Indemnified Party from and following the date of this Agreement and prior to the Effective Time (such litigation, other than any Proceeding in connection with, arising out of or otherwise related to a demand for appraisal under Section 262 of the DGCL, which shall be governed by Section 4.2(g), “Transaction Litigation”), the Company shall as promptly as practicable (a) notify Parent thereof and shall keep

Parent reasonably informed with respect to the status thereof, (b) give Parent an opportunity to participate in the defense and/or settlement (at Parent’s sole expense and subject to a customary joint defense agreement) of any Transaction Litigation, (c) timely consult with Parent with respect to the defense and/or settlement of any Transaction Litigation and (d) shall consider in good faith Parent’s advice and recommendations with respect to such Transaction Litigation. The Company shall not agree to settle or offer to settle any Transaction Litigation without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed, or conditioned).

7.16. Section 16 Matters. The Company and the Company Board (or duly formed committees thereof consisting of non-employee directors (as such term is defined for the purposes of Rule 16b-3 under the Exchange Act)) shall, prior to the Effective Time, take actions as may be necessary or advisable to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 under the Exchange Act.

7.17. Delisting and Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under applicable Law, including, for the avoidance of doubt, the rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of Common Shares from the NASDAQ and the deregistration of the Common Shares under the Exchange Act as promptly as practicable after the Effective Time. In connection therewith, Parent shall (a) assist in enabling the Company or NASDAQ to be in a position to promptly file and cause the Surviving Corporation or NASDAQ to file with the SEC a Form 25 on the Closing Date and (b) cause the Surviving Corporation to file a Form 15 on the first Business Day that is at least ten days after the date the Form 25 is filed.

ARTICLE VIII

Conditions to Effect the Closing

8.1. Conditions to Each Party’s Obligation to Effect the Closing. The respective obligations of each Party to effect the Merger is subject to the satisfaction or, to the extent permitted by applicable Law, waiver at or prior to the Effective Time of each of the following conditions:

(a) Company Stockholder Approval. The Requisite Company Vote shall have been obtained.

(b) HSR Approval. The statutory waiting period (and any extensions thereof) applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act and, if applicable, any contractual waiting periods under any timing agreements in connection therewith entered into in accordance with Section 7.5(b) shall have expired or been earlier terminated.

(c) No Legal Prohibition. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) that is in effect and prevents the consummation of the transactions contemplated by this Agreement.

8.2. Conditions to Parent’s and Merger Sub’s Obligation to Effect the Closing. The obligations of Parent and Merger Sub to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties set forth in: (i) the first sentence of Section 5.1(a) (Organization, Good Standing and Qualification), Section 5.3 (Corporate Authority

and Approval), Section 5.21 (Takeover Statues; No Rights Plan) and Section 5.23 (Brokers and Finders) that (A) are not qualified by the words “Material Adverse Effect” or “material” shall be true and correct in all material respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) and (B) are qualified by the words “Material Adverse Effect” or “material” shall be true and correct in all respects as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); (ii) Section 5.2(a) (Capital Structure) shall be true and correct in all respects as of the Capitalization Time, except for any de minimis inaccuracies (it being understood that any inaccuracies resulting in fewer than 200,000 additional Common Shares (calculated on an as converted basis and as exercised basis) shall be deemed de minimis); (iii) Section 5.11(c) (Absence of Certain Changes) shall be true and correct in all respects as of the Closing; and (iv) Article V (other than those set forth in the foregoing clauses (i), (ii) and (iii) of this Section 8.2(a)), without giving effect to any “materiality” or “Material Adverse Effect” qualifiers or qualifiers of similar import set forth therein, shall be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iv), for any failure of any such representation and warranty to be so true and correct that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect (with respect to clause (ii) of the definition of Material Adverse Effect, that is continuing).

(d) Company Closing Certificate. Parent shall have received a certificate duly executed on behalf of the Company by a duly authorized officer of the Company certifying that the conditions set forth Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

8.3. Conditions to the Company’s Obligation to Effect the Closing. The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in Article VI, without giving effect to any “materiality” qualifiers or qualifiers of similar import set forth therein, shall be true and correct as of the Closing as though made as of the Closing (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except for any failure of any such representations and warranties to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in the material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Parent and Merger Sub Closing Certificate. The Company shall have received a certificate duly executed on behalf of Parent and Merger Sub by a duly authorized officer of Parent and Merger Sub certifying that the conditions set forth in Section 8.3(a) and Section 8.3(b) have been satisfied.

ARTICLE IX

Termination

9.1. Termination by Mutual Written Consent. Subject to the other provisions of this Article IX, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained, by the mutual written consent of all of the Parties.

9.2. Termination by Either the Company or Parent. Subject to the other provisions of this Article IX and Section 10.7(b), this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by either the Company or Parent if:

(a) the transactions contemplated by this Agreement shall not have been consummated by 5:00 p.m. (New York time) on April 30, 2023 (the “Outside Date”), whether before or after the Requisite Company Vote has been obtained; provided, however, (i) that if the condition to Closing set forth in Section 8.1(b) has not been satisfied or, to the extent permitted by applicable Law, waived on or prior to the Outside Date but all other conditions to Closing set forth in Article VIII have been satisfied or, to the extent permitted by applicable Law, waived (except for those conditions that by their nature are to be satisfied at the Closing), the Outside Date may be extended by the Company or Parent to a time and date not beyond 5:00 p.m. (New York time) on June 30, 2023 by providing a written notice thereof to Parent, in the case of an extension by the Company, or to the Company in the case of an extension by Parent, in each case prior to 5:00 p.m. (New York time) on April 30, 2023 and such time and date, as so extended, shall be the “Outside Date”; provided further, that the right to terminate this Agreement pursuant to this Section 9.2(a) shall not be available to either the Company or Parent if it has breached in any material respect any covenant or agreement set forth in this Agreement and such breach shall have proximately caused, or primarily resulted in, the failure of Closing to have occurred on or prior to the Outside Date (including by resulting in a failure of any conditions to the Closing to not be satisfied);

(b) the Requisite Company Vote shall not have been obtained at the Company Stockholders Meeting or at any postponement, recess or adjournment thereof taken in accordance with this Agreement; or

(c) if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Law or Order after the date of this Agreement that is in effect and prevents the consummation of the transactions contemplated by this Agreement and such Law or Order shall have become final and non-appealable, whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 9.2(c) shall not be available to the Company or Parent if it has materially breached any covenant or agreement set forth in this Agreement and such breach shall have proximately caused the enactment, issuance, promulgation, enforcement or entry of any such Law or Order or the failure to have such Law or Order lifted, terminated or no longer in effect (it being understood that for the purposes of this Section 9.2(c) any such breach by Merger Sub shall be deemed such a breach by Parent).

9.3. Termination by the Company. Subject to the other provisions of this Article IX, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by the Company:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue or incorrect following the date of this Agreement, in either case such that the conditions in Section 8.3(a) or Section 8.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of written notice of such breach or failure by the Company to Parent and

Merger Sub specifying this Section 9.3(a) and describing such breach or failure in reasonable detail and (ii) three Business Days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 9.3(a) shall not be available to the Company if it has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the failure of the conditions set forth in Section 8.2(a) or Section 8.2(b); or

(b) at any time prior to the time the Requisite Company Vote is obtained subject to the Company’s compliance in all material respects with Section 7.2, in order for the (i) Company Board to cause or permit the Company or any of the Company’s Subsidiaries to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and/or (ii) Company to enter into or cause a Subsidiary thereof to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, in each case so long as prior thereto or substantially concurrently therewith the Company pays or causes to be paid to Parent by wire transfer of immediately available funds the Termination Fee required to be paid pursuant to and in accordance with Section 9.5 (it being understood that any purported termination of this Agreement pursuant to this Section 9.3(b) shall be null and void if the Company shall have not paid the Termination Fee pursuant to and in accordance with Section 9.5 prior to or substantially concurrently with such termination).

9.4. Termination by Parent. Subject to the other provisions of this Article IX, this Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time by Parent:

(a) if there has been a breach of any representation, warranty, covenant or agreement made by the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue or incorrect following the date of this Agreement, in either case such that the conditions in Section 8.2(a) or Section 8.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty (30) days after the giving of written notice of such breach or failure by Parent to the Company specifying this Section 9.4(a) and describing such breach or failure in reasonable detail and (ii) three Business Days prior to the Outside Date), whether before or after the Requisite Company Vote has been obtained; provided that the right to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to this Section 9.4(a) shall not be available to Parent if either Parent or Merger Sub has breached in any material respect any representation, warranty, covenant or agreement set forth in this Agreement and such breach shall have proximately caused the failure of the conditions set forth in Section 8.2(a) or Section 8.3(b); or

(b) at any time prior to the time the Requisite Company Vote is obtained, (i) if the Company Board shall have effected a Change of Recommendation or (ii) the Company or any of its Representatives knowingly and intentionally breaches any of its obligations under Section 7.2.

9.5. Notice of Termination; Effect of Termination and Abandonment.

(a) In the event the Company or Parent intends to terminate this Agreement and abandon the transactions contemplated by this Agreement pursuant to Section 9.2, Section 9.3 or Section 9.4, as applicable, the Company or Parent, as applicable, shall give written notice to the other Party or Parties (as the case may be) specifying the provision or provisions of this Agreement pursuant to which such termination and abandonment is intended to be effected.

(b) In the event this Agreement is terminated and the transactions contemplated by this Agreement are abandoned pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any Party (or any of its Affiliates or its or their respective Representatives); provided, however, that: (i) no such termination shall relieve any Party of any liability or damages to any other Party (A) resulting from any actual fraud or knowing and intentional breach of this Agreement or (B) as contemplated by Section 9.3(b), Section 9.5(c) and Section 9.5(d); and (ii) the provisions set forth in Section 9.3(b), this Section 9.5 and the second sentence of Section 10.1 shall survive any termination of this Agreement and any abandonment of the transactions contemplated by this Agreement. Nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 10.7 in lieu of terminating this Agreement pursuant to Article IX. As used in this Agreement, the phrase “knowing and intentional” means, with respect to any act or omission, the taking of a deliberate act, or omission, which act constitutes in and of itself a material breach, with the actual knowledge that the taking of, or failure to take, such act would cause or constitute or would reasonably be expected to cause or constitute a breach of this Agreement.

(c) In the event this Agreement is terminated and the transactions contemplated by this Agreement abandoned pursuant to this Article IX:

(i) by either the Company or Parent pursuant to Section 9.2(a) (but only if at such time of termination each of the conditions set forth in Section 8.1 are satisfied other than Section 8.1(a)) or Section 9.2(b) or by Parent pursuant to Section 9.4(a) and, in each case:

(A) any Person or Group shall have made an Acquisition Proposal to the Company or its stockholders generally after the date of this Agreement, which becomes publicly known or announced (and not publicly withdrawn), and

(B) within twelve (12) months after such termination, the Company enters into any Alternative Acquisition Agreement with respect to any Acquisition Proposal or consummates any Acquisition Proposal (with “fifty percent (50%)” being substituted in lieu of “fifteen percent (15%)” in each instance thereof in the definition of “Acquisition Proposal”) for purposes of this Section 9.5(c)(i)(B), then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds concurrently with the consummation of an Acquisition Proposal.

(ii) by Parent pursuant to Section 9.4(b)(i), then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds within two (2) Business Days following the date of such termination and abandonment;

(iii) by the Company pursuant to Section 9.3(b), then the Company shall pay or cause to be paid to Parent the Termination Fee by wire transfer of immediately available funds immediately prior to or concurrently with such termination; or

(d) The Parties acknowledge and agree that (i) in no event shall the Company be required to pay the Termination Fee on more than one occasion, (ii) the agreements set forth in this Section 9.5 and Section 9.3(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other Parties would not enter into this Agreement and (iii) notwithstanding anything to the contrary set forth in this Agreement, other than in the case of actual fraud or knowing and intentional breach of this Agreement by the Company and subject to Section 10.7, in the event that the Termination Fee becomes payable by, and is paid or caused to be paid by, the Company, such fee shall be Parent’s sole and exclusive remedy for monetary damages or other relief pursuant to this Agreement. Accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 9.5, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the fees set forth in this Section 9.5 or any portion of such fees, the Company shall pay to Parent its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented non-contingent attorneys’ fees) in connection with such suit, together with interest on the amount due pursuant to this Section 9.5 from the date such payment was required to be made until the date of payment at the annual rate of two percent (2%) plus the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment (or such lesser rate as is the maximum permitted by applicable Law).

ARTICLE X

Miscellaneous and General

10.1. Survival. Article I, this Article X, Section 5.24 (No Other Representations or Warranties; Non-Reliance), Section 6.10 (No Other Representations or Warranties; Non-Reliance), Section 7.10 (Employee Benefits) and Section 7.11 (Indemnification; Directors’ and Officers’ Insurance) and those other covenants and agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time. Article I, this Article X, Section 5.24 (No Other Representations or Warranties; Non-Reliance), Section 6.10 (No Other Representations or Warranties; Non-Reliance) and Section 9.5 (Notice of Termination; Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive any termination of this Agreement and any abandonment of the transactions contemplated by this Agreement. Except for any claim relating to any knowing and intentional breach of any covenant in this Agreement, all other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights in connection with, arising out of or otherwise related to any breach of such representations, warranties, covenants and agreements, shall not survive the Effective Time or, except as set forth in Article IX, the termination of this Agreement and abandonment of the transactions contemplated by this Agreement.

10.2. Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 10.2). Such communications must be sent to the respective Parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 10.2) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 10.2 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company:

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, South Carolina 29492

Attention: Telephone: Email:	Joel Collins, General Counsel & Chief Legal Officer [***] [***]

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Attention: Telephone: Email:	Melissa Sawyer Scott B. Crofton (212) 558-4000 sawyerm@sullcrom.com croftons@sullcrom.com if to Parent or Merger Sub:

Voya Financial, Inc.

230 Park Avenue

New York, NY 10169

Attention:	My Chi To – Chief Legal Officer Trevor Ogle – Chief Strategy, M&A and Corporate Transactions Officer
Telephone:	[***]
Email:	[***] [***]

with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Attention:	Glenn P. McGrory Charles W. Allen
Telephone:	(212) 225-2000
Email:	gmcgrory@cgsh.com callen@cgsh.com

10.3. Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense, except (a) as otherwise expressly provided herein and (b) that the filing fees and similar fees incurred with respect to the HSR Act and the Texas Department of Insurance under Texas Insurance Code Section 4001.253 and Parent Approvals shall be born exclusively by Parent.

10.4. Transfer Taxes. Except as otherwise provided in Section 4.2(b), all Transfer Taxes incurred in connection with the Merger shall be paid equally by (i) Parent and Merger Sub and (ii) the Company when due.

10.5. Amendment or Other Modification; Waiver.

(a) Subject to the provisions of applicable Law and the provisions of Section (a), at any time prior to the Effective Time, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Parties.

(b) The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party. Any Party may, to the extent permitted by applicable Law, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other Parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law except to the extent provided for otherwise in Section 9.5.

10.6. Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, subject to Section 10.1, its statutes of limitations, without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10.6(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) Each Party acknowledges and agrees that any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments or other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 10.6(c).

10.7. Specific Performance. (a) Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, except to the extent provided otherwise in Section 9.5, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 10.6(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law, except to the extent consistent with the provisions set forth in Section 9.5.

(b) To the extent any Party brings a Proceeding to enforce specifically the performance of the terms and provisions of this Agreement (other than a Proceeding to specifically enforce any provision that expressly survives termination of this Agreement) when expressly available to such Party pursuant to the terms and conditions of this Agreement, the Outside Date shall automatically be extended to (i) the twentieth Business Day following the resolution of such Proceeding, or (ii) such other time period established by the court presiding over such Proceeding.

10.8. Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder, including, without limiting the generality of Section 10.11(c), the right to rely upon the representations and warranties set forth in this Agreement, except that the Indemnified Parties pursuant to the provisions of Section 7.11(a) and each of their respective successors, legal representatives and permitted assigns shall be third party beneficiaries of Section 7.11(a).

10.9. Fulfillment of Obligations. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action. Any obligation of one Party to any other Party under this Agreement, which obligation is performed, satisfied or properly fulfilled by a Subsidiary of such Party, shall be deemed to have been performed, satisfied or fulfilled by such Party.

10.10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Except as may be required to satisfy the obligations contemplated by Section 7.11(a), no Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations, except as provided for in Section 10.9, and any attempted or purported assignment or delegation in violation of this Section 10.10 shall be null and void.

10.11. Entire Agreement.

(a) This Agreement (including the Exhibits and Schedules), the Company Disclosure Schedule, the Parent Disclosure Schedule, the Support Agreements and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

(b) In the event of (a) any inconsistency between the statements in the body of this Agreement, on the one hand, and any of the Exhibits and Schedules, the Company Disclosure Schedule and the Parent Disclosure Schedule (other than an exception expressly set forth in the Company Disclosure Schedule or the Parent Disclosure Schedule (as the case may be)), on the other hand, the statements in the body of this Agreement shall control or (b) any inconsistency between the statements in this Agreement, on the one hand, and the Confidentiality Agreement, on the other hand, the statements in this Agreement shall control.

(c) Each Party acknowledges the provisions set forth in Section 5.24 and Section 6.10 and, without limiting such provisions, additionally acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto.

10.12. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

10.13. Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by duly authorized officers of the Parties as of the date first written above.

BENEFITFOCUS, INC.

By:	/s/ Matthew Levin
Name: Matthew Levin
Title: President and Chief Executive Officer

VOYA FINANCIAL, INC.

By:	/s/ Trevor Ogle
Name: Trevor Ogle
Title: Executive Vice President, Chief Strategy, M&A, and Corporate Transactions Officer

ORIGAMI SQUIRREL ACQUISITION CORP

By:	/s/ Trevor Ogle
Name: Trevor Ogle
Title: Executive Vice President, Chief Strategy, M&A and Corporate Transactions Officer

Annex B

Execution Version

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of November 1, 2022 (this “Agreement”), among Voya Financial, Inc., a Delaware corporation (“Parent”), Origami Squirrel Acquisition Corp, a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), Benefitfocus, Inc., a Delaware corporation, a Delaware corporation (“Company”) and BuildGroup, LLC, a Delaware limited liability company (the “Stockholder”). Parent, Merger Sub, Company and the Stockholder are each sometimes referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Common Shares, Preferred Shares (the Common Shares together with the Preferred Shares, the “Shares”), Company Options and Company RSUs (such record and beneficial ownership, to “Own”, be the “Owner” of or be “Owned” by), if any, in each case set forth on Schedule A (all such Shares, Company Options and Company RSUs set forth on Schedule A next to the Stockholder’s name, together with any Shares, Company Options, Company RSUs or any other securities of the Company that are issued to or otherwise directly or indirectly acquired by the Stockholder prior to the valid termination of this Agreement in accordance with Section 5.1, including, for the avoidance of doubt, any Shares as to which the Stockholder acquires beneficial ownership after the date hereof and prior to the Effective Time, including any Shares acquired by purchase, stock dividend, distribution, stock split, split-up, merger, consolidation, reorganization, recapitalization, combination or similar transaction or issued upon the exercise of any options, warrants, the conversion of any convertible securities, pursuant to the settlement of any restricted stock, or otherwise, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, but only if amended in accordance with the terms thereof and hereof and excluding any Prohibited Amendment (as defined below), as applicable, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Stockholder, with respect to the Subject Shares, and the Company have agreed to enter into this Agreement; and

WHEREAS, the Company Board has, prior to the execution of the Agreement, unanimously approved the Merger Agreement, the Merger and this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, Company and the Stockholder hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Agreement to Vote.

(a) Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the Company’s stockholders, however called, including any adjournment or postponement thereof, the Stockholder shall, in each case to the fullest extent that the Stockholder’s Subject Shares are entitled to vote thereon to vote (or cause to be voted) all of its Subject Shares, (A) adopt the Merger Agreement, and approve any actions related thereto as and when such Merger Agreement or such other actions are submitted for the consideration and vote of the Company’s stockholders, (B) against any Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and (C) against any other action, agreement or transaction involving the Company that is intended to, or that would be reasonably likely to prevent, impede, or, in any material respect, interfere with or delay the transactions contemplated by the Merger Agreement, including against any action, agreement or transaction that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement or (y) any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied. The Stockholder shall retain at all times the right to vote the Stockholder’s Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally. In addition, nothing in this Agreement shall limit the right of any Stockholder to vote any such Subject Shares in connection with the election of directors.

(b) The Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. In furtherance of the agreements herein, the Stockholder hereby irrevocably grants to, and appoints, Parent and any person or persons designated in writing by Parent, and each of them individually, the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all its Subject Shares, or grant a consent or approval in respect of such Shares, or execute and deliver a proxy to vote such Shares, on the matters and in the manner specified in Section 1.1(a) (but not on any other matters).

(c) The Stockholder hereby affirms that the irrevocable proxy set forth in Section 1.1(b) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL until such time as this Agreement shall have been terminated in accordance with Section 5.1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent and Merger Sub, that:

Section 2.1. Organization; Authorization; Binding Agreement. The Stockholder is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Stockholder has the requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution and delivery of this Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution, and delivery hereof by each of Parent and Merger Sub, constitutes a legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity.

Section 2.2. Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) if the Stockholder is an entity, violate, contravene, or conflict with or result in any breach of any provision of the Organizational Documents of the Stockholder, (b) require any Licenses of, action by, or filing with or notification to, any Governmental Entity on the part of the Stockholder, except for such Licenses, actions, filings or notifications reasonably required in compliance with applicable securities laws (including, without limitation, filings required under, and compliance with other applicable requirements of, the Exchange Act) (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in any breach or violation of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment, or acceleration under any of the terms, conditions or provisions of, any Contract to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance on the Subject Shares (other than one created by Parent or Merger Sub), or (e) violate any Law or order applicable to the Stockholder or by which any of its assets are bound, except as would not, in the case of each of clauses (c), (d), and (e), reasonably be expected to have, individually or in the aggregate, an adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

Section 2.3. Ownership of Subject Shares; Total Shares. As of the date hereof, the Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1) at all times during the term of this Agreement will be, the Owner of all of the Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Encumbrances, except for any such Encumbrances that may be imposed pursuant to (a) this Agreement, (b) any applicable restrictions on transfer under the Securities Act or any state securities law and (c) any Encumbrances that may exist under that certain Cooperation Agreement, effective as of April 4, 2022, by and between the Stockholder and the Company (clauses (a) through (c) collectively, “Permitted Stockholder Encumbrances”). Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares (as set forth on Schedule A opposite such Stockholder’s name) are the only equity interests in the Company Owned by such Stockholder and its Affiliates as of the date hereof. As of the date hereof, other than the Subject Shares, neither the Stockholder nor any of its Affiliates Owns any Shares, Company Options, Company RSUs or any other interests in options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.

Section 2.4. Voting Power. Subject to this Agreement, the Stockholder has full voting power (or the power to effect the full voting power), full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares, except the proxy granted to Parent or its designee(s) under Section 1.1(b).

Section 2.5. Reliance and Merger Agreement. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery, and performance of this Agreement. The Stockholder has reviewed and understands the terms of this Agreement and the Merger Agreement, and has had the opportunity to consult with its counsel in connection with this Agreement.

Section 2.6. Absence of Litigation. With respect to the Stockholder, as of the date hereof, there are no Proceedings pending against, or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including any Subject Shares) before or by any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, an adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Stockholder that:

Section 3.1. Organization and Qualification. Each of Parent and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

Section 3.2. Authority for this Agreement. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Parent and Merger Sub have been duly and validly authorized by all necessary corporate action of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution, and delivery hereof by the Stockholder, constitutes a legal, valid, and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity. The consummation of the Merger and the other transactions contemplated by the Merger Agreement are within the corporate power and authority of Parent and Merger Sub, and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.1:

Section 4.1. No Transfer; No Inconsistent Arrangements. Except as provided hereunder, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.1, the Stockholder shall not, directly or indirectly, , (a) create or permit to exist any Encumbrances on any of the Subject Shares, other than for any Permitted Stockholder Encumbrances, (b) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract, option or other arrangement or understanding with respect to any Transfer of the Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney, or other authorization or consent in or with respect to any of the Subject Shares, (e) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Shares or (f) take any other action that in any way would be reasonably expected to restrict, limit, impede, delay or interfere with the performance of such Stockholder’s obligations hereunder. The Company will not recognize, facilitate or give effect to any transfer in violation of this Section 4.1. The Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. If any involuntary Transfer of any of the Subject Shares in the Company occurs (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, includes any and all transferees and subsequent transferees of the initial transferee) will take and hold such Subject Shares subject to all of the restrictions, liabilities, and rights under this Agreement, which will continue in full force and effect until valid termination of this Agreement in accordance with Section 5.1. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a Group for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Stockholder may make Transfers of its Subject Shares to (x) if the Stockholder is an entity, any controlled Affiliate, Subsidiary, partner, or member of the Stockholder or, if the

Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, or (y) if the Stockholder is a natural person, solely for estate or tax planning purposes (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder, (B) any trust, the trustees of which include only the Persons named in clause (A) and the beneficiaries of which include only the Persons named in clause (A), (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clauses (A), (B) or (C); provided, however, that in any such case, as a condition to the effectiveness of such Transfer, (1) each Person to which any of such Shares are Transferred has executed and delivered to the Company, Parent and Merger Sub a counterpart to this Agreement pursuant to which such Person is bound by all of the terms and provisions of this Agreement, and (2) this Agreement becomes the legal, valid, and binding agreement of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity.

Section 4.2. No Exercise of Appraisal Rights. The Stockholder (a) knowingly, intentionally, voluntarily, unconditionally, and irrevocably forever waives and agrees not to exercise any appraisal rights or dissenters’ rights (“Appraisal Rights”) in respect of the Subject Shares that may arise in connection with the Merger; (b) knowingly, voluntarily, intentionally, unconditionally, and irrevocably forever waives the right to receive notice, in accordance with Section 262 of the DGCL, of any right to seek Appraisal Rights for the Subject Shares in connection with the Merger; and (c) covenants and agrees not to commence, prosecute, assign, transfer, or cause to be commenced any Proceeding to seek (or file any petition related to) any such Appraisal Rights in respect of the Subject Shares in connection with the Merger.

Section 4.3. Documentation and Information. The Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of the Company and Parent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable Law, including, without limitation, applicable filings with the SEC (provided, that the Stockholder shall provide reasonable prior written notice of any such disclosure to the Company and Parent and such notice shall include a copy of any such disclosure). The Stockholder consents to and hereby authorizes the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub (as the case may be) reasonably determines to be necessary in connection with the Merger, and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, and the nature of the Stockholder’s commitments and obligations under this Agreement and such other information pertaining to this Agreement or the Merger that the Company and Parent (as the case may be) reasonably determines is required to be disclosed by Law, and the Stockholder acknowledges that the Company, Parent and Merger Sub may, in their respective sole discretion, file this Agreement or a form hereof with the SEC or any other applicable Governmental Entity. The Stockholder agrees to promptly provide the Company and Parent with any information that either of the foregoing may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company and Parent if it becomes aware of any required corrections with respect to any information regarding this Agreement supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.4. Adjustments, etc.

(a) In the event of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Subject Shares, the terms of this Agreement will be equitably adjusted, including to apply to any resulting securities.

(b) The Stockholder agrees, while this Agreement is in effect, to notify the Company and Parent promptly in writing of the number of any additional Common Shares or Preferred Shares, any additional options or rights to purchase Common Shares, Preferred Shares or other voting capital stock of the Company and any other securities convertible into or exercisable or exchangeable for Common Shares or other voting capital stock or securities of the Company acquired by the Stockholder or any of its Affiliates, if any, after the date hereof.

Section 4.5. No Solicitation.

(a) The Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall instruct its Representatives not to, directly or indirectly: (a) solicit, initiate propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (c) participate or engage in discussions or negotiations with any third Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of an Acquisition Proposal, (d) enter into any Contract or other agreement or understanding (written or oral, binding or non-binding, preliminary or definitive) relating to an Acquisition Proposal or (e) propose, authorize or commit to do any of the foregoing; provided, that the foregoing restrictions shall not prohibit the Stockholder from responding to an inquiry, proposal or offer solely to (x) notify the applicable Person or Group of the existence of the provisions of this Section 4.5 and (y) refer the applicable Person or Group to the Company with respect to such inquiry, proposal or offer. The Stockholder shall, and shall instruct its Representatives to, immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any inquiry, proposal or offer pending on the date hereof that constitutes, or is intended to lead to, an Acquisition Proposal.

(b) From and after the execution and delivery of this Agreement, the Stockholder shall promptly (and in any event within twenty-four (24) hours following the time of receipt) advise Parent in writing in the event that it or any of its Affiliates, any of its or its Affiliates’ officers, directors or employees or, to the Stockholder’s knowledge, any of its or its Affiliates’ Representatives receives any Acquisition Proposal, and in connection with such notice, provide to Parent the material terms and conditions (including the identity of the third Party making any such Acquisition Proposal, copies of any documentation, including copies of any related financing commitments and fee letters, and a written summary of any oral proposals) of any such Acquisition Proposal.

Section 4.6. Waiver of Certain Actions. The Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, its Subsidiaries, Parent, Merger Sub or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any duty of the Company Board or the Company’s officers in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, but excluding any such claim brought by a Stockholder pursuant to the terms hereof.

Section 4.7. Payoff Letter; Termination. The Stockholder shall (i) deliver (or cause to be delivered) to Parent no less than seven (7) Business Days prior to the Closing Date, a draft of a customary payoff and release letter in form and substance reasonably satisfactory to Parent (a “Preferred Payoff Letter”) in respect of the Per Share Preferred Stock Merger Consideration payable to the Stockholder arising out of its ownership of the Preferred Shares pursuant to the Certificate of Designation and as a result of the consummation of the transactions contemplated by the Merger Agreement (which Preferred Payoff Letter may be conditioned upon the Closing) (such amount, the “Preferred Payoff Amount”) that provides for the release and termination, upon payment of the Preferred Payoff Amount, of any and all rights of the Stockholder in respect of or otherwise relating to (x) the Preferred Shares and (y) the Company, including under the Preferred Stock Purchase Agreement dated May 22, 2020 between the Company and Stockholder and the Registration Rights Agreement dated June 4, 2020 between the Company and Stockholder, each of which, Stockholder and the Company agree shall be terminated and of no further force upon payment of the Preferred Payoff Amount and (ii) obtain (or cause to be obtained) an executed Preferred Payoff Letter on the Closing Date. Parent shall irrevocably pay off or cause to be paid off the Preferred Payoff Amount pursuant to Section 4.2(b) of the Merger Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1. Termination. This Agreement will terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by written notice from Parent to the Stockholder, (d) the date of any Prohibited Amendment, or (e) a Change of Recommendation. Upon the valid termination of this Agreement in accordance with this Section 5.1, no Party will have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.1 shall relieve any Party of any liability or damages to any other Party resulting from any actual fraud or knowing and intentional breach of this Agreement prior to termination hereof and (y) the provisions of this ARTICLE V will survive any termination of this Agreement. A “Prohibited Amendment” means any one or more amendments, modifications or waivers of any provision of the Merger Agreement that (i) reduces the amount of the Per Share Merger Consideration (including any change to the formula with respect thereto) or changes the form of the merger consideration payable or (ii) modifies Section 7.2 of the Merger Agreement in a manner that adversely affects the Stockholder in any material respect.

Section 5.2. Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 5.2). Such communications must be sent to the respective Parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 5.2) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 5.2 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company:

Benefitfocus, Inc.
100 Benefitfocus Way Charleston, South Carolina 29492
Attention:	Joel Collins, General Counsel & Chief Legal Officer
Telephone:	[***]
Email:	[***]

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street New York, New York 10004
Attention:	Melissa Sawyer Scott B. Crofton
Telephone:	(212) 558-4000
Email:	sawyerm@sullcrom.com croftons@sullcrom.com

if to Parent or Merger Sub:

Voya Financial, Inc.
230 Park Avenue New York, NY 10169
Attention:	My Chi To – Chief Legal Officer Trevor Ogle – Chief Strategy, M&A and Corporate Transactions Officer
Telephone:	[***]
Email:	[***] [***]

with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza New York, New York 10006
Attention:	Glenn P. McGrory Charles W. Allen
Telephone:	(212) 225-2000
Email:	gmcgrory@cgsh.com callen@cgsh.com

if to Stockholder:

BuildGroup LLC
3500 Jefferson St., Suite 303 Austin, Texas 78731
Attention:	Lanham Napier
Telephone:	[***]
Email:	[***]

with a copy to (which shall not constitute notice):

Shearman & Sterling LLP
1460 El Camino Real, 2nd Floor Menlo Park, CA 94025
Attention:	Christopher M. Forrester
Telephone:	(650) 838 3772
Email:	Chris.Forrester@shearman.com

Section 5.3. Expenses. Whether or not the transactions contemplated by this Agreement and the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense, except as otherwise provided herein and therein; provided, that the Company agrees to reimburse the Stockholder for its reasonable and documented out-of-pocket legal expenses incurred in connection with the preparation and negotiation of this Agreement in an amount not to exceed $75,000 in the aggregate, such reimbursement to be conditioned upon and payable immediately following the consummation of the Merger.

Section 5.4. Amendment or Other Modification. Waiver.

(a) Subject to the provisions of applicable Law, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Parties.

(b) The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party. Any Party may, to the extent permitted by applicable Law, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other Parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 5.5 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, subject to Section 5.1, its statutes of limitations, without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 5.5(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) Each Party acknowledges and agrees that any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments or other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 5.5(c).

Section 5.6 Specific Performance.

(a) Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, except to the extent provided otherwise in Section 5.1, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 5.5(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

Section 5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations and any attempted or purported assignment or delegation in violation of this Section 5.7 shall be null and void.

Section 5.8 Entire Agreement.

(a) This Agreement (together with Schedule A and the other documents, certificates, and instruments referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

(b) In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and any other documents, certificates, and instruments referred to herein, on the other hand, the statements in the body of this Agreement shall control.

(c) Each Party acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto.

Section 5.9. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 5.10. Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

Section 5.11 Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder.

Section 5.12. Construction.

(a) The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(b) Unless otherwise specified in this Agreement or the context otherwise requires:

(i) when a reference is made in this Agreement to a Section or Schedule, that reference is to a Section or Schedule to this Agreement, as applicable;

(ii) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(iii) the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;

(iv) words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(v) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”;

(vi) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not any particular provision of this Agreement;

(vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(viii) all accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP;

(ix) whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity”;

(x) references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions;

(xi) the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(xii) the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny;

(xiii) references to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties such obligation shall be deemed satisfied if (A) such one or more Parties or Representatives thereof made such information or document available in any virtual data rooms established by or on behalf of the Company or otherwise to such other Party or Parties or its or their Representatives, in each case in connection with the transactions contemplated by this Agreement prior to the execution and delivery of this Agreement, or (B) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC prior to the date of this Agreement;

(xiv) when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified;

(xv) all references to any (A) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity and (B) Law shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the date of this Agreement; and

(xvi) all references to (A) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference and (B) this Agreement mean this Agreement (taking into account the provisions of Section 5.8(a)) as amended or otherwise modified from time to time in accordance with Section 5.4.

Section 5.13. Further Assurances. The Stockholder shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, to perform its obligations under this Agreement.

Section 5.14. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as an Owner of Subject Shares, and not, if applicable, in the Stockholder’s capacity as director, officer, or employee of the Company, as applicable. Notwithstanding anything to the contrary in this Agreement, nothing herein will in any way prevent, limit or otherwise restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

Section 5.15. No Agreement Until Executed. This Agreement will not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed and delivered by all Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.

VOYA FINANCIAL, INC.

By:	/s/ Trevor Ogle
Name:	Trevor Ogle
Title:	Executive Vice President,
Chief Strategy, M&A, and Corporate Transactions Officer

ORIGAMI SQUIRREL ACQUISITION CORP

By:	/s/ Trevor Ogle
Name:	Trevor Ogle
Title:	Executive Vice President

Signature Page to Support Agreement

IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.

BENEFITFOCUS, INC.

By:	/s/ Matthew Levin
Name:	Matthew Levin
Title:	President and Chief Executive Officer

Signature Page to Support Agreement

IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.

BUILDGROUP LLC

By:	BuildGroup Management, LLC, its investment manager

By:	/s/ A. Lanham Napier
Name:	A. Lanham Napier
Title:	Chief Executive Officer

Signature Page to Support Agreement

SCHEDULE A

Preferred Shares:	1,777,778

Schedule A

Annex C

Execution Version

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of November 1, 2022 (this “Agreement”), among Voya Financial, Inc., a Delaware corporation (“Parent”), Origami Squirrel Acquisition Corp, a Delaware corporation and an indirect wholly owned Subsidiary of Parent (“Merger Sub”), Benefitfocus, Inc., a Delaware corporation, a Delaware corporation (“Company”) and Indaba Capital Management, L.P. (the “Stockholder”). Parent, Merger Sub, Company and the Stockholder are each sometimes referred to herein as a “Party” and collectively, as the “Parties.” Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Common Shares, Preferred Shares (the Common Shares together with the Preferred Shares, the “Shares”), Company Options and Company RSUs (such record and beneficial ownership, to “Own”, be the “Owner” of or be “Owned” by), if any, in each case set forth on Schedule A (all such Shares, Company Options and Company RSUs set forth on Schedule A next to the Stockholder’s name, together with any Shares, Company Options, Company RSUs or any other securities of the Company that are issued to or otherwise directly or indirectly acquired by the Stockholder prior to the valid termination of this Agreement in accordance with Section 5.1, including, for the avoidance of doubt, any Shares as to which the Stockholder acquires beneficial ownership after the date hereof and prior to the Effective Time, including any Shares acquired by purchase, stock dividend, distribution, stock split, split-up, merger, consolidation, reorganization, recapitalization, combination or similar transaction or issued upon the exercise of any options, warrants, the conversion of any convertible securities, pursuant to the settlement of any restricted stock, or otherwise, being referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution hereof, Parent, Merger Sub and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time, but only if amended in accordance with the terms thereof and hereof and excluding any Prohibited Amendment (as defined below), as applicable, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a Wholly Owned Subsidiary of Parent on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, the Stockholder, with respect to the Subject Shares, and the Company have agreed to enter into this Agreement; and

WHEREAS, the Company Board has, prior to the execution of the Agreement, unanimously approved the Merger Agreement, the Merger and this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub, Company and the Stockholder hereby agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Agreement to Vote.

(a) Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the Company’s stockholders, however called, including any adjournment or postponement thereof, the Stockholder shall, in each case to the fullest extent that the Stockholder’s Subject Shares are entitled to vote thereon to vote (or cause to be voted) all of its Subject Shares, (A) adopt the Merger Agreement, and approve any actions related thereto as and when such Merger Agreement or such other actions are submitted for the consideration and vote of the Company’s stockholders, (B) against any Acquisition Proposal, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or in competition or inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and (C) against any other action, agreement or transaction involving the Company that is intended to, or that would be reasonably likely to prevent, impede, or, in any material respect, interfere with or delay the transactions contemplated by the Merger Agreement, including against any action, agreement or transaction that would reasonably be expected to result in (x) a breach of or failure to perform any representation, warranty, covenant or agreement of the Company under the Merger Agreement or (y) any of the conditions set forth in Article VIII of the Merger Agreement not being satisfied. The Stockholder shall retain at all times the right to vote the Stockholder’s Subject Shares in the Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally. In addition, nothing in this Agreement shall limit the right of any Stockholder to vote any such Subject Shares in connection with the election of directors.

(b) The Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. In furtherance of the agreements herein, the Stockholder hereby irrevocably grants to, and appoints, Parent and any person or persons designated in writing by Parent, and each of them individually, the Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote all its Subject Shares, or grant a consent or approval in respect of such Shares, or execute and deliver a proxy to vote such Shares, on the matters and in the manner specified in Section 1.1(a) (but not on any other matters).

(c) The Stockholder hereby affirms that the irrevocable proxy set forth in Section 1.1(b) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL until such time as this Agreement shall have been terminated in accordance with Section 5.1.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to Parent and Merger Sub, that:

Section 2.1. Organization; Authorization; Binding Agreement. The Stockholder is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated. The Stockholder has the requisite legal capacity, right and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution and delivery of this Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution, and delivery hereof by each of Parent and Merger Sub, constitutes a legal, valid, and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity.

Section 2.2. Non-Contravention. Neither the execution and delivery of this Agreement by the Stockholder nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any provisions herein will (a) if the Stockholder is an entity, violate, contravene, or conflict with or result in any breach of any provision of the Organizational Documents of the Stockholder, (b) require any Licenses of, action by, or filing with or notification to, any Governmental Entity on the part of the Stockholder, except for such Licenses, actions, filings or notifications reasonably required in compliance with applicable securities laws (including, without limitation, filings required under, and compliance with other applicable requirements of, the Exchange Act) (c) violate, conflict with, or result in a breach of any provisions of, or require any consent, waiver or approval or result in any breach or violation of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to any right of termination, cancellation, amendment, or acceleration under any of the terms, conditions or provisions of, any Contract to which the Stockholder is a party or by which the Stockholder or any of its assets may be bound, (d) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any Encumbrance on the Subject Shares (other than one created by Parent or Merger Sub), or (e) violate any Law or order applicable to the Stockholder or by which any of its assets are bound, except as would not, in the case of each of clauses (c), (d), and (e), reasonably be expected to have, individually or in the aggregate, an adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement. No trust of which the Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

Section 2.3. Ownership of Subject Shares; Total Shares. As of the date hereof, the Stockholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 4.1) at all times during the term of this Agreement will be, the Owner of all of the Subject Shares and has good and marketable title to all such Subject Shares free and clear of any Encumbrances, except for any such Encumbrances that may be imposed pursuant to (a) this Agreement, (b) any agreement entered into after the date of this Agreement by the Stockholder or any of its Affiliates for any loan, advance or extension of credit or the pledge, hypothecation or other granting of a security interest in the Subject Shares to one or more banks or financial institutions as collateral or security for any such loan, advance or extension of credit entered into in the ordinary course; provided, however, that prior to the Stockholder granting a bank or financial institution an Encumbrance in the Subject Shares for any loan, advance or extension of credit, in any such case, as a condition to the effectiveness of the granting of such Encumbrance, each Person to which any of such Encumbrance is granted over the Subject Shares has executed and delivered to the Parent a counterpart to this Agreement pursuant to which such Person is bound by all of the terms and provisions of Stockholder under this Agreement, (c) any applicable restrictions on transfer under the Securities Act or any state securities law and (d) any Encumbrances that may exist under that certain Cooperation Agreement, effective as of April 4, 2022, by and between the Stockholder and the Company (the “Cooperation Agreement”) (clauses (a) through (d) collectively, “Permitted Stockholder Encumbrances”). Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition), the Subject Shares (as set forth on Schedule A opposite such Stockholder’s name) are the only equity interests in the Company Owned by such Stockholder and its Affiliates as of the date hereof. As of the date hereof, other than the Subject Shares, neither the Stockholder nor any of its Affiliates Owns any Shares, Company Options, Company RSUs or any other interests in options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company.

Section 2.4. Voting Power. Subject to this Agreement and the Cooperation Agreement, the Stockholder has full voting power (or the power to effect the full voting power), full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust, or other agreement or arrangement with respect to the voting of such Subject Shares, except the proxy granted to Parent or its designee(s) under Section 1.1(b) and as otherwise set forth in the Cooperation Agreement.

Section 2.5. Reliance and Merger Agreement. The Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery, and performance of this Agreement. The Stockholder has reviewed and understands the terms of this Agreement and the Merger Agreement, and has had the opportunity to consult with its counsel in connection with this Agreement.

Section 2.6. Absence of Litigation. With respect to the Stockholder, as of the date hereof, there are no Proceedings pending against, or, to the knowledge of the Stockholder, threatened in writing against the Stockholder or any of the Stockholder’s properties or assets (including any Subject Shares) before or by any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, an adverse effect on the Stockholder’s ability to timely perform its obligations under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Stockholder that:

Section 3.1. Organization and Qualification. Each of Parent and Merger Sub is duly organized and validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

Section 3.2. Authority for this Agreement. Each of Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Parent and Merger Sub have been duly and validly authorized by all necessary corporate action of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution, and delivery hereof by the Stockholder, constitutes a legal, valid, and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity. The consummation of the Merger and the other transactions contemplated by the Merger Agreement are within the corporate power and authority of Parent and Merger Sub, and have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub.

ARTICLE IV

ADDITIONAL COVENANTS OF THE STOCKHOLDER

The Stockholder hereby covenants and agrees that until the valid termination of this Agreement in accordance with Section 5.1:

Section 4.1. No Transfer; No Inconsistent Arrangements. Except as provided hereunder, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.1, the Stockholder shall not, directly or indirectly, other than for any Permitted Stockholder Encumbrances, (a) create or permit to exist any Encumbrances on any of the Subject Shares, (b) transfer, sell (including short sell), assign, gift, hedge, pledge, grant a participation interest in, hypothecate or otherwise dispose of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), any of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract, option or other arrangement or understanding with respect to any Transfer of the Subject Shares or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney, or other authorization or consent in or with respect to any of the Subject Shares, (e) deposit or permit the deposit of any of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to any of the Subject Shares or (f) take any other action that in any way would be reasonably expected to restrict, limit, impede, delay or interfere with the performance of such Stockholder’s obligations hereunder. The Company will not recognize, facilitate or give effect to any transfer in violation of this Section 4.1. The Stockholder hereby authorizes Parent to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement. If any involuntary Transfer of any of the Subject Shares in the Company occurs (including, but not limited to, a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, includes any and all transferees and subsequent transferees of the initial transferee) will take and hold such Subject Shares subject to all of the restrictions, liabilities, and rights under this Agreement, which will continue in full force and effect until valid termination of this Agreement in accordance with Section 5.1. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a Group for the purpose of taking any actions inconsistent with the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Stockholder may make Transfers of its Subject Shares to (x) if the Stockholder is an entity, any controlled Affiliate, Subsidiary, partner, or member of the Stockholder or, if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, or (y) if the Stockholder is a natural person, solely for estate or tax planning purposes (A) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder, (B) any trust, the trustees of which include only the Persons named in clause (A) and the beneficiaries of which include only the Persons named in clause (A), (C) any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which include only the Persons named in clauses (A), (B) or (C); provided, however, that in any such case, as a condition to the effectiveness of such Transfer, (1) each Person to which any of such Shares are Transferred has executed and delivered to the Company, Parent and Merger Sub a counterpart to this Agreement pursuant to which such Person is bound by all of the terms and provisions of this Agreement, and (2) this Agreement becomes the legal, valid, and binding agreement of such Person, enforceable against such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable laws affecting creditors’ rights generally and to general principles of equity.

Section 4.2. No Exercise of Appraisal Rights. The Stockholder (a) knowingly, intentionally, voluntarily, unconditionally, and irrevocably forever waives and agrees not to exercise any appraisal rights or dissenters’ rights (“Appraisal Rights”) in respect of the Subject Shares that may arise in connection with the Merger; (b) knowingly, voluntarily, intentionally, unconditionally, and irrevocably forever waives the right to receive notice, in accordance with Section 262 of the DGCL, of any right to seek Appraisal Rights for the Subject Shares in connection with the Merger; and (c) covenants and agrees not to commence, prosecute, assign, transfer, or cause to be commenced any Proceeding to seek (or file any petition related to) any such Appraisal Rights in respect of the Subject Shares in connection with the Merger.

Section 4.3. Documentation and Information. The Stockholder shall not make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of the Company and Parent (such consent not to be unreasonably withheld or delayed), except as may be required by applicable Law, including, without limitation, applicable filings with the SEC (provided, that the Stockholder shall provide reasonable prior written notice of any such disclosure to the Company and Parent and such notice shall include a copy of any such disclosure). The Stockholder consents to and hereby authorizes the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company, Parent or Merger Sub (as the case may be) reasonably determines to be necessary in connection with the Merger, and any transactions contemplated by the Merger Agreement, the Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement, and the nature of the Stockholder’s commitments and obligations under this Agreement and such other information pertaining to this Agreement or the Merger that the Company and Parent (as the case may be) reasonably determines is required to be disclosed by Law, and the Stockholder acknowledges that the Company, Parent and Merger Sub may, in their respective sole discretion, file this Agreement or a form hereof with the SEC or any other applicable Governmental Entity. The Stockholder agrees to promptly provide the Company and Parent with any information that either of the foregoing may reasonably require for the preparation of any such disclosure documents, and such Stockholder agrees to promptly notify the Company and Parent if it becomes aware of any required corrections with respect to any information regarding this Agreement supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

Section 4.4. Adjustments, etc.

(a) In the event of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Subject Shares, the terms of this Agreement will be equitably adjusted, including to apply to any resulting securities.

(b) The Stockholder agrees, while this Agreement is in effect, to notify the Company and Parent promptly in writing of the number of any additional Common Shares or Preferred Shares, any additional options or rights to purchase Common Shares, Preferred Shares or other voting capital stock of the Company and any other securities convertible into or exercisable or exchangeable for Common Shares or other voting capital stock or securities of the Company acquired by the Stockholder or any of its Affiliates, if any, after the date hereof.

Section 4.5. No Solicitation.

(a) The Stockholder, solely in its capacity as a stockholder of the Company, shall not, and shall instruct its Representatives not to, directly or indirectly: (a) solicit, initiate propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, (c) participate or engage in discussions or negotiations with any third Person or Group with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of an Acquisition Proposal, (d) enter into any Contract or other agreement or understanding (written or oral, binding or non-binding, preliminary or definitive) relating to an Acquisition Proposal or (e) propose, authorize or commit to do any of the foregoing; provided, that the foregoing restrictions shall not prohibit the Stockholder from responding to an inquiry, proposal or offer solely to (x) notify the applicable Person or Group of the existence of the provisions of this Section 4.5 and (y) refer the applicable Person or Group to the Company with respect to such inquiry, proposal or offer. The Stockholder shall, and shall instruct its Representatives to, immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any inquiry, proposal or offer pending on the date hereof that constitutes, or is intended to lead to, an Acquisition Proposal.

(b) From and after the execution and delivery of this Agreement, the Stockholder shall promptly (and in any event within twenty-four (24) hours following the time of receipt) advise Parent in writing in the event that it or any of its Affiliates, any of its or its Affiliates’ officers, directors or employees or, to the Stockholder’s knowledge, any of its or its Affiliates’ Representatives receives any Acquisition Proposal, and in connection with such notice, provide to Parent the material terms and conditions (including the identity of the third Party making any such Acquisition Proposal, copies of any documentation, including copies of any related financing commitments and fee letters, and a written summary of any oral proposals) of any such Acquisition Proposal.

Section 4.6. Waiver of Certain Actions. The Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company, its Subsidiaries, Parent, Merger Sub or any of their respective successors, directors or officers relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger or the other transactions contemplated by the Merger Agreement, including any such claim (a) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (b) alleging a breach of any duty of the Company Board or the Company’s officers in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby, but excluding any such claim brought by a Stockholder pursuant to the terms hereof.

Section 4.7 Company Acknowledgement; Cooperation Agreement. The Company acknowledges and agrees that it has approved this Agreement and the Stockholder’s voting and other obligations to Parent and Merger Sub herein and hereby waives Stockholder’s obligations under the Cooperation Agreement, including without limitation under Section 4(a)(iv), solely to the extent necessary to permit Stockholder to enter into and comply with the terms of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1. Termination. This Agreement will terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) the termination of this Agreement by written notice from Parent to the Stockholder, (d) the date of any Prohibited Amendment, or (e) a Change of Recommendation. Upon the valid termination of this Agreement in accordance with this Section 5.1, no Party will have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 5.1 shall relieve any Party of any liability or damages to any other Party resulting from any actual fraud or knowing and intentional breach of this Agreement prior to termination hereof and (y) the provisions of this ARTICLE V will survive any termination of this Agreement. A “Prohibited Amendment” means any one or more amendments, modifications or waivers of any provision of the Merger Agreement that (i) reduces the amount of the Per Share Merger Consideration (including any change to the formula with respect thereto) or changes the form of the merger consideration payable or (ii) modifies Section 7.2 of the Merger Agreement in a manner that adversely affects the Stockholder in any material respect.

Section 5.2. Notices. All notices and other communications given or made hereunder by one or more Parties to one or more of the other Parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if received prior to 5:00 p.m. (New York time) if (a) served by personal delivery or by a nationally recognized overnight courier service upon the Party or Parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided that any email transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one Business Day after such email by dispatch pursuant to one of the methods described in the foregoing clauses (a) and (b) of this Section 5.2). Such communications must be sent to the respective Parties at the following street addresses or email addresses (or at such street address or email address previously made available or at such other street address or email address for a Party as shall be specified for such purpose in a notice given in accordance with this Section 5.2) (it being understood that rejection or other refusal to accept or the inability to deliver because of changed street address or email address of which no notice was given in accordance with this Section 5.2 shall be deemed to be receipt of such communication as of the date of such rejection, refusal or inability to deliver):

if to the Company:

Benefitfocus, Inc.
100 Benefitfocus Way Charleston, South Carolina 29492
Attention:	Joel Collins, General Counsel & Chief Legal Officer
Telphone:	[***]
Email:	[***]

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP
125 Broad Street New York, New York 10004
Attention:	Melissa Sawyer Scott B. Crofton
Telephone:	(212) 558-4000
Email:	sawyerm@sullcrom.com croftons@sullcrom.com

if to Parent or Merger Sub:

Voya Financial, Inc.
230 Park Avenue New York, NY 10169
Attention:	My Chi To – Chief Legal Officer Trevor Ogle – Chief Strategy, M&A and Corporate Transactions Officer
Telephone:	[***]
Email:	[***] [***]

with a copy to (which shall not constitute notice):

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza New York, New York 10006
Attention:	Glenn P. McGrory Charles W. Allen
Telephone:	(212) 225-2000
Email:	gmcgrory@cgsh.com callen@cgsh.com

if to Stockholder:

Indaba Capital Management, L.P. c/o Indaba Capital Management L.P.
One Letterman Drive Building D, Suite DM700 San Francisco, CA 94129
Attention:	Derek C. Schrier
Email:	[***]

with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP 1325 Avenue of the Americas New York, NY 10019
Attention:	Steve Wolosky Elizabeth Gonzalez-Sussman
Email:	swolosky@olshanlaw.com egonzalez@olshanlaw.com

Section 5.3. Expenses. Whether or not the transactions contemplated by this Agreement and the Merger Agreement are consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement including all costs, fees and expenses of its Representatives, shall be paid by the Party incurring such cost, fee or expense, except as otherwise provided herein and therein; provided, that the Company agrees to reimburse the Stockholder for its reasonable and documented out-of-pocket legal expenses incurred in connection with the preparation and negotiation of this Agreement in an amount not to exceed $75,000 in the aggregate, such reimbursement to be conditioned upon and payable immediately following the consummation of the Merger.

Section 5.4. Amendment or Other Modification. Waiver.

(a) Subject to the provisions of applicable Law, this Agreement may be amended or otherwise modified only by a written instrument duly executed and delivered by the Parties.

(b) The conditions to each of the respective Parties’ obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party. Any Party may, to the extent permitted by applicable Law, waive any provision of this Agreement in whole or in part (including by extending the time for the performance of any of the obligations or other acts of the other Parties); provided, however, that any such waiver shall only be effective if made in a written instrument duly executed and delivered by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 5.5 Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

(a) This Agreement and all Proceedings against any other Party in connection with, arising out of or otherwise relating to this Agreement, shall be interpreted, construed, governed by, and enforced in accordance with, the Laws of the state of Delaware, including, subject to Section 5.1, its statutes of limitations, without regard to the conflicts of laws provisions, rules or principles thereof (or any other jurisdiction) to the extent that such provisions, rules or principles would direct a matter to another jurisdiction.

(b) Each of the Parties agrees that: (i) it shall bring any Proceeding against any other Party in connection with, arising out of or otherwise relating to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) irrevocably waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 5.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 5.5(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

(c) Each Party acknowledges and agrees that any Proceeding against any other Party which may be connected with, arise out of or otherwise relate to this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement is expected to involve complicated and difficult issues, and therefore each Party irrevocably and unconditionally waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any such Proceeding. Each Party hereby acknowledges and certifies that (i) no Representative of the other Parties has represented, expressly or otherwise, that such other Parties would not, in the event of any Proceeding, seek to enforce the foregoing waiver, (ii) it understands and has considered the implications of this waiver, (iii) it makes this waiver voluntarily and (iv) it has been induced to enter into this Agreement, the instruments or other documents delivered pursuant to this Agreement and the transactions contemplated by this Agreement by, among other things, the mutual waivers, acknowledgments and certifications set forth in this Section 5.5(c).

Section 5.6 Specific Performance.

(a) Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage would be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, except to the extent provided otherwise in Section 5.1, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 5.5(b), without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

Section 5.7. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. No Party may assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law, by transfer or otherwise, without the prior written consent of the other Parties not seeking to assign this Agreement, any right to damages for breach of this Agreement or any of its rights or interests or delegate any of its obligations and any attempted or purported assignment or delegation in violation of this Section 5.7 shall be null and void.

Section 5.8 Entire Agreement.

(a) This Agreement (together with Schedule A and the other documents, certificates, and instruments referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersedes all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

(b) In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and any other documents, certificates, and instruments referred to herein, on the other hand, the statements in the body of this Agreement shall control.

(c) Each Party acknowledges and agrees that, except for the express representations and warranties set forth in this Agreement (i) no Party has made or is making any other representations, warranties, statements, information or inducements, (ii) no Party has relied on or is relying on any other representations, warranties, statements, information or inducements and (iii) each Party hereby disclaims reliance on any other representations, warranties, statements, information or inducements, oral or written, express or implied, or as to the accuracy or completeness of any statements or other information, made by, or made available by, itself or any of its Representatives, in each case with respect to, or in connection with, the negotiation, execution or delivery of this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement and notwithstanding the distribution, disclosure or other delivery to the other or the other’s Representatives of any documentation or other information with respect to any one or more of the foregoing, and waives any claims or causes of action relating thereto.

Section 5.9. Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties, each acting reasonably and in good faith shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 5.10. Counterparts; Effectiveness. This Agreement (a) may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement and (b) shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties. An executed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of this Agreement.

Section 5.11 Third-Party Beneficiaries. The Parties hereby agree that their respective representations, warranties, covenants and agreements set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any other Person any rights or remedies, express or implied, hereunder.

Section 5.12. Construction.

(a) The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

(b) Unless otherwise specified in this Agreement or the context otherwise requires:

(i) when a reference is made in this Agreement to a Section or Schedule, that reference is to a Section or Schedule to this Agreement, as applicable;

(ii) if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

(iii) the terms defined in the singular shall have a comparable meaning when used in the plural and vice versa;

(iv) words importing the masculine gender shall include the feminine and neutral genders and vice versa;

(v) whenever the words “includes” or “including” are used, they shall be deemed to be followed by the words “without limitation”;

(vi) the words “hereto,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms shall refer to this Agreement as a whole and not any particular provision of this Agreement;

(vii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if”;

(viii) all accounting terms not expressly defined in this Agreement shall have the meanings given to them under GAAP;

(ix) whenever the word “transfer” is used, it shall be deemed to be followed by the words “including, if applicable, pursuant to the division of a limited liability company, limited partnership or other entity”;

(x) references to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions;

(xi) the rule known as the ejusdem generis rule shall not apply, and accordingly, general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(xii) the term “dollars” and the symbol “$” mean U.S. Dollars and all amounts in this Agreement shall be paid in U.S. Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than U.S. Dollars, to the extent applicable, the U.S. Dollar equivalent for such costs, fees and expenses shall be determined by converting such other currency to U.S. Dollars at the foreign exchange rates published in the Wall Street Journal or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time such amount, cost, fee or expense is incurred, and if the resulting conversion yields a number that extends beyond two decimal points, rounded to the nearest penny;

(xiii) references to information or documents having been “made available” (or words of similar import) by or on behalf of one or more Parties to another Party or Parties such obligation shall be deemed satisfied if (A) such one or more Parties or Representatives thereof made such information or document available in any virtual data rooms established by or on behalf of the Company or otherwise to such other Party or Parties or its or their Representatives, in each case in connection with the transactions contemplated by this Agreement prior to the execution and delivery of this Agreement, or (B) such information or document is publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC prior to the date of this Agreement;

(xiv) when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded and if the last day of the period is a non-Business Day, the period in question shall end on the next Business Day or if any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day and references to a number of days shall refer to calendar days unless Business Days are specified;

(xv) all references to any (A) statute include the rules and regulations promulgated thereunder and all applicable, guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Entity and (B) Law shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the date of this Agreement; and

(xvi) all references to (A) any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein by reference and (B) this Agreement mean this Agreement (taking into account the provisions of Section 5.8(a)) as amended or otherwise modified from time to time in accordance with Section 5.4.

Section 5.13. Further Assurances. The Stockholder shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws, to perform its obligations under this Agreement.

Section 5.14. Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as an Owner of Subject Shares, and not, if applicable, in the Stockholder’s capacity as director, officer, or employee of the Company, as applicable. Notwithstanding anything to the contrary in this Agreement, nothing herein will in any way prevent, limit or otherwise restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

Section 5.15. No Agreement Until Executed. This Agreement will not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed and delivered by all Parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.

VOYA FINANCIAL, INC.

By:	/s/ Trevor Ogle
Name:	Trevor Ogle
Title:	Executive Vice President,
Chief Strategy, M&A, and
Corporate Transactions Officer

ORIGAMI SQUIRREL ACQUISITION CORP

By:	/s/ Trevor Ogle
Name:	Trevor Ogle
Title:	Executive Vice President

Signature Page to Support Agreement

IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.

BENEFITFOCUS, INC.

By:	/s/ Matthew Levin
Name:	Matthew Levin
Title:	President and Chief Executive Officer

Signature Page to Support Agreement

IN WITNESS WHEREOF, each of Parent, Merger Sub, Company and the Stockholder has caused this Agreement to be executed as of the date first written above.

Indaba Capital Management, L.P.

By:	/s/ Alex Lerner
Name:	Alex Lerner
Title:	Partner

Signature Page to Support Agreement

SCHEDULE A

Common Shares:	3,963,694
Company RSUs:	38,616

Schedule A

Annex D

745 Seventh Avenue New York, NY 10019 United States

CONFIDENTIAL

November 2, 2022

Board of Directors

Benefitfocus, Inc.

100 Benefitfocus Way

Charleston, South Carolina 29492

Members of the Board of Directors:

We understand that Benefitfocus, Inc. (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with Voya Financial, Inc. (“Parent”) and Origami Squirrel Acquisition Corp, a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which (i) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”); (ii) each share of common stock, par value $0.001 per share (the “Common Shares”), of the Company issued and outstanding immediately prior to the effective time of the Merger (other than Common Shares that are Excluded Shares (as defined in the Agreement (as defined below)) will be automatically converted into the right to receive an amount in cash equal to $10.50 per share, without interest (“Common Stock Merger Consideration”), and shall cease to be outstanding, shall automatically be cancelled and shall cease to exist; (iii) each share of preferred stock, par value $0.001 per share (the “Preferred Shares”), of the Company issued and outstanding immediately prior to the effective time of the Merger (other than Preferred Shares that are Excluded Shares) will be automatically converted into the right to receive the Per Share Preferred Stock Merger Consideration specified in the Agreement, and shall cease to be outstanding, shall automatically be cancelled and shall cease to exist; and (iv) concurrently with the execution and delivery of the Agreement, certain stockholders of the Company will enter into support agreements pursuant to which such stockholders will, among other things, agree to vote their shares in favor of the Merger. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger, dated as of November 1, 2022, by and among Parent, Merger Sub and the Company (the “Agreement”). The summary of the Proposed Transaction set forth above is qualified in its entirety by the terms of the Agreement.

We have been requested by the Board of Directors of the Company to render our opinion with respect to the fairness, from a financial point of view, to the holders of the Common Shares (other than holders of Excluded Shares) of the Common Stock Merger Consideration to be offered to such holders in the Proposed Transaction. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction or the likelihood of consummation of the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any consideration received in the Proposed Transaction by the holders of any other class of securities of the Company (including the Preferred Shares) or any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration to be offered to the holders of the Common Shares in the Proposed Transaction. Our opinion does not address the relative merits of the Proposed Transaction as compared to any other transaction or business strategy in which the Company might engage.

In arriving at our opinion, we reviewed and analyzed: (1) the Agreement and the specific terms of the Proposed Transaction; (2) publicly available information concerning the Company that we believe to be relevant to our analysis, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022; (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company (the “Management Projections”), including net operating loss projections of the Company prepared by management of the Company (the “Company NOL Projections”); (4) a trading history of the Company’s common stock from January 1, 2022 to October 31, 2022; (5) a comparison of the historical financial results and present financial condition of the Company with those of other companies that we deemed relevant; (6) a comparison of the financial terms of the Proposed Transaction with the financial terms of certain other transactions that we deemed relevant; and (7) the results of our efforts to solicit indications of interest from third parties with respect to a sale of the Company. In addition, we have had discussions with the management of the Company concerning its business, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information) and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Management Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections. With respect to the Company NOL Projections, at the instruction of the Company, we have assumed that the amounts of the Company NOL Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgements of the management of the Company as to the future utilization of net operating losses by the Company. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter.

We have assumed the accuracy of the representations and warranties contained in the Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Common Stock Merger Consideration to be offered to the holders of the Common Shares (other than holders of Excluded Shares) in the Proposed Transaction is fair to such holders.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive fees for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking services for the Company and Parent in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services.

In addition, we and our affiliates in the past have provided, currently are providing, or in the future may provide, investment banking services to Indaba Capital Management, LP (“Indaba”) and BuildGroup LLC (“BuildGroup”), each an affiliate of the Company, and certain of their respective affiliates and portfolio companies and have received or in the future may receive customary fees for rendering such services, including (i) having acted or acting as financial advisor to Indaba and BuildGroup and certain of their respective portfolio companies and affiliates in connection with certain mergers and acquisition transactions; (ii) having acted or acting as arranger, bookrunner and/or lender for Indaba and BuildGroup and certain of their respective portfolio companies and affiliates in connection with corporate finance transactions, including providing financing for various acquisition transactions; and (iii) having acted or acting as underwriter, initial purchaser and/or placement agent for various equity and debt offerings undertaken by Indaba and BuildGroup and certain of their respective portfolio companies and affiliates.

Barclays Capital Inc., its subsidiaries and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company, Parent, Indaba and BuildGroup and their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Directors of the Company and is rendered to the Board of Directors in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,
/s/ Barclays Capital Inc.
BARCLAYS CAPITAL INC.

BENEFITFOCUS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on January 19, 2023, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on January 19, 2023, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D94379-S58542	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

BENEFITFOCUS, INC.

The Board of Directors recommends you vote “FOR” Proposal 1 and “FOR” Proposal 2:				For	Against	Abstain

1.  To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 1, 2022, as amended and restated by the Amended and Restated Agreement and Plan of Merger on December 19, 2022 (as may be further amended or modified from time to time in accordance with its terms, the “Merger Agreement”), by and among Benefitfocus, Inc. (“Benefitfocus”), Voya Financial, Inc. (“Voya”) and Origami Squirrel Acquisition Corp (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Benefitfocus (such merger, the “Merger” and such proposal, the “Merger Proposal”) and Benefitfocus will survive the Merger as a wholly owned subsidiary of Voya.

				☐	☐	☐

2.  To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Benefitfocus to certain of its named executive officers that is based on or otherwise relates to the Merger (the “Named Executive Officer Merger-Related Compensation Proposal”).

				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly be brought before the Special Meeting, or any adjournments or postponements thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s) in items 1 and 2 above. If this card contains no specific voting instructions, the shares will be voted FOR Proposal 1 and FOR Proposal 2.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer

Signature [PLEASE SIGN WITHIN BOX] Date			Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of

Stockholders to be held on January 20, 2023:

The Notice and Proxy Statement is available at www.proxyvote.com.

D94380-S58542

BENEFITFOCUS, INC.

This Proxy is Solicited By the Board of Directors

for the Special Meeting of Stockholders to be held on

January 20, 2023 at 10:00 a.m. (Eastern Time) at

Benefitfocus, Inc.’s Offices

located at 215 Benefitfocus Way, Charleston, South Carolina 29429

The undersigned hereby appoints Matthew Levin and Joel Collins, and either of them individually, as proxies with full power of substitution, with all the powers the undersigned would possess if personally present, to vote all of the shares of Common Stock and Preferred Stock of Benefitfocus, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) and any adjournments or postponements thereof, as directed on the reverse side.

The Board of Directors recommends a vote “FOR” approval of the proposal to adopt the Merger Agreement in Proposal 1, and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Benefitfocus to certain of its named executive officers that is based on or otherwise relates to the Merger in Proposal 2. Shares represented by this proxy will be so voted unless otherwise indicated, in which case they will be voted as marked. If no direction is given, such shares will be voted “FOR” Proposals 1 and 2.

Unless voting electronically or by phone, please mark, sign, date, and return this proxy card promptly. To attend the Special Meeting and vote in person, please see “Questions and Answers About the Special Meeting and the Merger” in the accompany Proxy Statement.

(Continued and to be signed on reverse side)